Exhibit 10.2

EXECUTION VERSION

ARBOR PRIVATE LABEL DEPOSITOR, LLC,

as Depositor

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

as Master Servicer

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

as Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Certificate Administrator

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

POOLING AND SERVICING AGREEMENT

Dated as of

June 1, 2021

Arbor Multifamily Mortgage Securities Trust 2021-MF2

Multifamily Mortgage Pass-Through Certificates

Series 2021-MF2

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

Section 1.01	Defined Terms	4
Section 1.02	Certain Calculations	94

	ARTICLE II

	CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans	95
Section 2.02	Acceptance by Trustee	101
Section 2.03	Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties	105
Section 2.04	Execution of Certificates; Issuance of Lower-Tier Regular Interests	113

	ARTICLE III

	ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01	The Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans, the Serviced Companion Loans and REO Properties	114
Section 3.02	Collection of Mortgage Loan Payments	121
Section 3.03	Collection of Taxes, Assessments and Similar Items; Servicing Accounts	126
Section 3.04	The Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account	130
Section 3.05	Permitted Withdrawals from the Collection Account, the Distribution Accounts and the Companion Distribution Account	136
Section 3.06	Investment of Funds in the Collection Account and the REO Account	147
Section 3.07	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	149
Section 3.08	Enforcement of Due-on-Sale Clauses; Assumption Agreements	154
Section 3.09	Realization Upon Defaulted Loans and Companion Loans	157

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EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class A-5 Certificate
Exhibit A-6	Form of Class A-SB Certificate
Exhibit A-7	Form of Class X-A Certificate
Exhibit A-8	Form of Class X-B Certificate
Exhibit A-9	Form of Class X-D Certificate
Exhibit A-10	Form of Class A-S Certificate
Exhibit A-11	Form of Class B Certificate
Exhibit A-12	Form of Class C Certificate
Exhibit A-13	Form of Class D Certificate
Exhibit A-14	Form of Class E Certificate
Exhibit A-15	Form of Class F-RR Certificate
Exhibit A-16	Form of Class R Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Investment Representation Letter
Exhibit D-1	Form of Transferee Affidavit
Exhibit D-2	Form of Transferor Letter
Exhibit D-3	Form of Transferee Certificate for Transfers of Risk Retention Certificates
Exhibit D-4	Form of Transferor Certificate for Transfers of Risk Retention Certificates
Exhibit E	Form of Request for Release
Exhibit F-1	Form of ERISA Representation Letter regarding ERISA Restricted Certificates
Exhibit F-2	Form of ERISA Representation Letter regarding Class R Certificates
Exhibit G	Form of Distribution Date Statement
Exhibit H	Form of Omnibus Assignment
Exhibit I	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate during Restricted Period
Exhibit J	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit K	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate during Restricted Period
Exhibit L	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit M	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Book-Entry Certificate
Exhibit N	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Book-Entry Certificate
Exhibit O	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Book-Entry Certificate
Exhibit P-1A	Form of Investor Certification for Non-Borrower Party and/or the Risk Retention Consultation Party

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Exhibit P-1B	Form of Investor Certification for Borrower Party
Exhibit P-2	Form of Certification for NRSROs
Exhibit P-3	Online Market Data Provider Certification
Exhibit Q	Custodian Certification/Exception Report
Exhibit R	Form of Power of Attorney – Master Servicer and Special Servicer
Exhibit S	Initial Companion Holders
Exhibit T	Form of Notice Relating to the Non-Serviced Mortgage Loans
Exhibit U	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
Exhibit V	Form of Confidentiality Agreement
Exhibit W	[Reserved]
Exhibit X	Initial Sub-Servicers
Exhibit Y	Servicing Function Participants
Exhibit Z	[Reserved]
Exhibit AA	CREFC® Payment Information
Exhibit BB	Certificate Administrator Receipt of the Risk Retention Certificates
Exhibit CC	Form of Certification of the Risk Retention Consultation Party
Exhibit DD	Additional Form 10-D Disclosure
Exhibit EE	Additional Form 10-K Disclosure
Exhibit FF	Form 8-K Disclosure Information
Exhibit GG	Additional Disclosure Notification
Exhibit HH	Form of Annual Compliance Statement
Exhibit II	Form of Report on Assessment of Compliance with Servicing Criteria
Exhibit JJ	Form of Certification to be Provided to Depositor by Servicer
Exhibit KK	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit LL	Form of Certification to be Provided to Depositor by Certificate Administrator
Exhibit MM	Form of Certification to be Provided to Depositor by Trustee
Exhibit NN	Applicable Servicing Criteria

SCHEDULES

Schedule 1	Class A-SB Planned Principal Balance Schedule
Schedule 2	Mortgage Loans With “Performance”, “Earn-Out” or “Holdback” Escrows or Reserves Exceeding 10% of the Initial Principal Balance

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This Pooling and Servicing Agreement is dated and effective as of June 1, 2021, between Arbor Private Label Depositor, LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, and Wells Fargo Bank, National Association, as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell multifamily mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes (each, a “Class”), which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder, the primary assets of which will be a pool of multifamily mortgage loans.  As provided herein, the Certificate Administrator shall elect or shall cause an election to be made to treat designated portions of the Trust for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, and each a “Trust REMIC” as described herein).

The Depositor intends to sell the Certificates through the Placement Agent.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Mortgage Loans and will issue the Class LA1, Class LA2, Class LA3, Class LA4, Class LA5, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE and Class LF-RR Uncertificated Interests (the “Lower-Tier Regular Interests”), which will evidence the “regular interests” in the Lower-Tier REMIC created hereunder. The Lower-Tier REMIC will also issue the uncertificated Class LR Interest, which is the sole Class of “residual interests” in the Lower-Tier REMIC and is represented by the Class R Certificates.

The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Lower-Tier Regular Interests and the Class LR Interest:

Class Designation	Interest Rate	Original Lower-Tier Principal Amount
Class LA1	(1)	$7,503,000
Class LA2	(1)	$17,917,000
Class LA3	(1)	$15,506,000
Class LA4	(1)	$120,000,000
Class LA5	(1)	$131,943,000
Class LASB	(1)	$22,054,000
Class LAS	(1)	$23,619,000
Class LB	(1)	$20,807,000
Class LC	(1)	$24,744,000
Class LD	(1)	$15,184,000
Class LE	(1)	$12,372,000
Class LF-RR	(1)	$38,241,000
Class LR	None(2)	None

(1)	The interest rate for each Class of Lower-Tier Regular Interests on any Distribution Date will be the Weighted Average Net Mortgage Rate for such Distribution Date.
(2)

The Class LR Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Funds remaining in the Lower-Tier REMIC Distribution Account after distributing the Lower-Tier Distribution Amount will be deemed distributed to the Class LR Interest and shall be payable to the Holders of the Class R Certificates.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificates, each representing (a) in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E Certificates, a single class of regular interests in the Upper-Tier REMIC and (b) in the case of the Class F-RR Certificates, two classes of regular interests in the Upper-Tier REMIC, one of which will correspond to the principal entitlements of such Class and interest calculated at the corresponding Pass-Through Rate and the other which will be an interest only class corresponding to the Additional Interest Distribution Amount.

The Upper-Tier REMIC also will issue the uncertificated Class UR Interest, which is the sole Class of “residual interests” in the Upper-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates.

THE CERTIFICATES

The following table (and related paragraphs) sets forth the designation, the pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (the “Original Certificate Balance”) or Notional Amount (the “Original Notional Amount”), as applicable, for each Class of Certificates:

Corresponding Certificates(1)	Approx. Initial Pass- Through Rate		Original Certificate Balance or Notional Amount
Class A-1 Certificates	0.8988%		$7,503,000
Class A-2 Certificates	2.0232%		$17,917,000
Class A-3 Certificates	1.8823%		$15,506,000
Class A-4 Certificates	2.2515%		$120,000,000
Class A-5 Certificates	2.5133%		$131,943,000
Class A-SB Certificates	2.2446%		$22,054,000
Class X-A Certificates	1.1167	%(2)	$338,542,000(3)
Class X-B Certificates	0.7471	%(2)	$45,551,000(3)
Class X-D Certificates	0.9662	%(2)	$27,556,000(3)
Class A-S Certificates	2.7004%		$23,619,000
Class B Certificates	2.5601%		$20,807,000
Class C Certificates	2.8085%		$24,744,000
Class D Certificates	2.0000%		$15,184,000
Class E Certificates	2.0000%		$12,372,000
Class F-RR Certificates	3.4421	%(4)	$38,241,000
Class R Certificates	None(5)		N/A

(1)

In addition to interest accrued at the applicable Pass-Through Rate on the related Certificate Balance for such Class for such Distribution Date, the Class F-RR Certificates will be entitled to receive an Additional Interest Distribution Amount for each Distribution Date.

(2)

The Pass-Through Rate for the Class X-A Certificates will be calculated in accordance with the definition of “Class X-A Pass-Through Rate”. The Pass-Through Rate for the Class X-B Certificates will be calculated in accordance with the definition of “Class X-B Pass-Through Rate”. The Pass-Through Rate for the Class X-D Certificates will be calculated in accordance with the definition of “Class X-D Pass-Through Rate”.

(3)

None of the Class X-A, Class X-B or Class X-D Certificates will have a Certificate Balance; rather, such Classes will accrue interest as provided herein on the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount, respectively.

(4)

The effective rate for the Class F-RR Certificates with respect to the initial distribution date, including both the applicable Pass-Through Rate and the Additional Interest Distribution Amount, is approximately 3.7851%.

(5)

The Class R Certificates will not have a Certificate Balance or a Notional Amount, and will not bear interest or be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Funds remaining in the Upper-Tier REMIC Distribution Account after all required distributions under this Agreement have been made to each Class of Regular Certificates will be deemed distributed to the Class UR Interest and shall be payable to the Holders of the Class R Certificates.

As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $449,890,000.

The Century Summerfield Pari Passu Companion Loan (a “Companion Loan”) is not part of the Trust Fund, but is secured by the applicable Mortgage that secures the related Mortgage Loan that is part of the Trust Fund. As and to the extent provided herein, any Companion Loan (other than any Non-Serviced Companion Loan) will be serviced and administered in accordance with this Agreement. Amounts attributable to any Companion Loan will not be part of the Trust Fund, and (except to the extent that such amounts are payable or reimbursable to any party to this Agreement) will be owned by the related Companion Holders.

The Century Summerfield Whole Loan consists of the Century Summerfield Mortgage Loan and the Century Summerfield Pari Passu Companion Loan. The Century Summerfield Mortgage Loan and Century Summerfield Pari Passu Companion Loan are pari passu with each other. The Century Summerfield Mortgage Loan is part of the Trust Fund. The Century Summerfield Pari Passu Companion Loan is not part of the Trust Fund. The Century Summerfield Mortgage Loan and the Century Summerfield Pari Passu Companion Loan will be serviced and administered in accordance with this Agreement and the Century Summerfield Intercreditor Agreement.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01Defined Terms. Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

“15Ga-1 Notice”: As defined in Section 2.02(g).

“17g-5 Information Provider”: The Certificate Administrator.

“17g-5 Information Provider’s Website”: The 17g-5 Information Provider’s Internet website, which shall initially be located within the Certificate Administrator’s Website (initially “www.ctslink.com”), under the “NRSRO” tab on the page relating to this transaction.

“30/360 Mortgage Loans”: The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

“AB Intercreditor Agreement”: Any Intercreditor Agreement by and among the holder of an AB Subordinate Companion Loan and the holder of the related Mortgage Loan, relating to the relative rights of such holders of the related AB Whole Loan, as the same may be further amended in accordance with the terms thereof. For the avoidance of doubt, there is no AB Intercreditor Agreement related to the Trust.

“AB Modified Loan”: Any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Trust or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“AB Mortgage Loan”: A senior “A note” that is part of an AB Whole Loan and which is a Mortgage Loan that is part of the Trust Fund. For the avoidance of doubt, there is no AB Mortgage Loan in the Trust Fund.

“AB Mortgaged Property”: The Mortgaged Property that secures the related AB Whole Loan. For the avoidance of doubt, there is no AB Mortgaged Property related to the Trust.

“AB Subordinate Companion Loan”: With respect to any AB Whole Loan, the related companion loan evidenced by the related promissory note made by the related Mortgagor(s) and secured by the Mortgage on the related AB Mortgaged Property, which is not included in the Trust and which is subordinate in right of payment to the related AB Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the related Intercreditor Agreement. For the avoidance of doubt, there is no AB Subordinate Companion Loan related to the Trust.

“AB Whole Loan”: A Whole Loan that consists of such Mortgage Loan, Pari Passu Companion Loan(s) (if any) and one or more related AB Subordinate Companion Loan(s). For the avoidance of doubt, there is no AB Whole Loan related to the Trust.

“Accelerated Mezzanine Loan Lender”: A mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or a holder of a preferred equity interest under a mortgage loan that has exercised its remedies under the operating agreement to remove and replace the manager of the borrower.

“Acceptable Insurance Default”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case as to which default the Master Servicer

(with respect to any Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) may forbear taking any enforcement action, provided that the Master Servicer (with respect to any Non-Specially Serviced Loans) or the Special Servicer (with respect to any Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The Special Servicer (at the expense of the Trust Fund) shall be entitled to rely on insurance consultants in making the determinations described above.

“Act”: The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Loans”: The Mortgage Loans, to the extent indicated as such in the Mortgage Loan Schedule.

“Additional Exclusions”: Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001.

“Additional Interest Distribution Amount”: For any Distribution Date and each of the Class F-RR Certificates means an amount distributable to the holders of such Class equal to the sum of the product of (A) 33% and (B) the amount of interest accrued during the related Interest Accrual Period at a per annum rate equal to the weighted average of the Excess Strip Rates for the Class D and Class E Certificates (weighted on the basis of the Certificate Balances of such Classes, in each case outstanding immediately prior to such Distribution Date) on the aggregate of the Certificate Balances of the Class D and Class E Certificates (in each case outstanding immediately prior to such Distribution Date).

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer or the Mortgage Loan Seller that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer, who services 10% or more of the Mortgage Loans.

“Administrative Cost Rate”: As of any date of determination and with respect to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (which fee rate accounts for the Trustee Fee) and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of each Non-Serviced Mortgage Loan, the related Non-Serviced Primary Servicing Fee Rate.

“Advance”: Any P&I Advance or Servicing Advance.

“Adverse REMIC Event”: As defined in Section 10.01(f).

“Affected Party”: As defined in Section 7.01(b).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Applicable Laws”: As defined in Section 8.15.

“Applicable Servicing Criteria”: With respect to the Master Servicer, the Special Servicer or any Servicing Function Participant, the Servicing Criteria applicable to it, as set forth on Exhibit NN. For clarification purposes, multiple parties can have responsibility for the same Applicable Servicing Criteria and with respect to a Servicing Function Participant engaged by the Master Servicer or the Special Servicer, the term “Applicable Servicing Criteria” may refer to a portion of the Applicable Servicing Criteria applicable to the Master Servicer or the Special Servicer, as the case may be.

“Applicable State and Local Tax Law”: For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Certificate Administrator by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”: An appraisal prepared by an appraiser who is licensed or certified to prepare appraisals in the state where the Mortgaged Property is located, as appropriate; provided that each appraiser will be required to represent in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

“Appraisal Reduction Amount”: For any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan, or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Master Servicer, as of the first Determination Date that is at least ten (10) Business Days following the date on which the Master Servicer receives from the Special Servicer the related Appraisal or the valuation described below, equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals obtained by the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan, as the case may be, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan or Serviced Whole Loan, as the case may be, with an outstanding principal balance less than $2,000,000, minus, with respect to any

Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant, (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan or Serviced Whole Loan, as applicable, as of the date of calculation and (C) all Insurance and Condemnation Proceeds that constitute collateral for the related Mortgage Loan or Serviced Whole Loan over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan or Serviced Whole Loan, as the case may be, at a per annum rate equal to its Mortgage Rate (and, with respect to any AB Whole Loan, any accrued and unpaid interest on the related AB Subordinate Companion Loan, as applicable), (B) all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan, as applicable, not reimbursed from proceeds of such Mortgage Loan or Serviced Whole Loan, as applicable, and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan or Serviced Whole Loan, as applicable, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan, as the case may be (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer’s obligation to order and obtain such Appraisal or perform such valuation, if the Special Servicer has not obtained an Appraisal or performed such valuation, as applicable, referred to above within sixty (60) days of the Appraisal Reduction Event, the Appraisal Reduction Amount shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, until such time as such appraisal or valuation referred to above is received by the Special Servicer and the Appraisal Reduction Amount is calculated by the Master Servicer as of the first Determination Date that is at least ten (10) Business Days following the date the Master Servicer receives from the Special Servicer such Appraisal or valuation and receipt of information in the Special Servicer’s possession requested by the Master Servicer from the Special Servicer reasonably necessary to calculate the Appraisal Reduction Amount. Within sixty (60) days after the Appraisal Reduction Event, the Special Servicer shall order and use reasonable efforts to receive an Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance); provided, further, however, that in no event shall the Special Servicer be required to order any such Appraisal prior to the conclusion of such sixty (60) day period, as applicable, and in each case, the related Appraisal shall be promptly delivered in electronic format by the Special Servicer to the Master Servicer, the Certificate Administrator and the Trustee. In addition, the Special Servicer shall provide (via electronic delivery) the Master Servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to their definitions using reasonable efforts to deliver such information within five (5) Business Days of the Master Servicer’s reasonable request. The Special Servicer will not calculate Appraisal Reduction Amounts.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust or as otherwise set forth in Section 4.05(d).

Any Appraisal Reduction Amount in respect of a Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA.

“Appraisal Reduction Event”: With respect to any Mortgage Loan (other than a Non Serviced Mortgage Loan), Serviced Companion Loan and Serviced Whole Loan, the earliest of (i) one hundred twenty (120) days after an uncured delinquency (without regard to the application of any Grace Period), other than any uncured delinquency in respect of a Balloon Payment and other than any uncured delinquency that is subject to a COVID-19 Forbearance Agreement (for so long as the borrower is complying with the terms of such COVID-19 Forbearance Agreement), occurs in respect of such Mortgage Loan or related Companion Loan, as applicable, (ii) the date on which a reduction in the amount of Periodic Payments on such Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of such Mortgage Loan or Companion Loan, as applicable, (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan or Companion Loan, as applicable, by the Special Servicer, (iii) thirty (30) days after the date on which a receiver has been appointed for the Mortgaged Property, (iv) thirty (30) days after the date on which a Mortgagor or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time), (v) sixty (60) days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) a payment default has occurred with respect to the related Balloon Payment; provided, however, if (A) the related Mortgagor is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the payment default, who will be required to promptly deliver a copy to the Special Servicer), (B) the related Mortgagor continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) an Appraisal Reduction Event will not occur until sixty (60) days beyond the related Maturity Date, unless extended by the Special Servicer in accordance with the Mortgage Loan documents or this Agreement; and provided, further, if the related Mortgagor has delivered to the Master Servicer, who will be required to promptly deliver a copy to the Special Servicer, on or before the sixtieth (60th) day after the related Maturity Date, a refinancing commitment reasonably acceptable to the Special Servicer, and the Mortgagor continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related Maturity Date (or extended Maturity Date) and (2) the termination of the refinancing commitment, and (vii) immediately after such Mortgage Loan or related Companion Loan, as applicable, becomes an REO Loan; provided that the thirty (30) day period referenced in clauses (iii) and (iv) shall not apply if the related Mortgage Loan is a Specially Serviced Loan; provided, further, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Subordinate Certificates have been reduced to zero. The Special Servicer shall notify the Master Servicer, or the Master Servicer shall notify the Special Servicer, as applicable, promptly upon such Person having notice or knowledge of the occurrence of any of the foregoing events. The obligation to obtain an Appraisal following the occurrence of an Appraisal Reduction Event shall be subject to the provisions of Section 4.05 hereof.

“Appraised Value”: With respect to any Mortgaged Property (other than a Non-Serviced Mortgaged Property), the appraised value thereof as determined by the most recent Appraisal of the Mortgaged Property securing the related Mortgage Loan, Serviced Whole Loan or AB Whole Loan, as applicable, and with respect to a Non-Serviced Mortgaged Property, the appraised value allocable thereto, as determined pursuant to the applicable Non-Serviced PSA.

“Arbor Private Label”: Arbor Private Label, LLC, a Delaware limited liability company.

“Arbor Sub-Servicer” means Arbor Multifamily Lending, LLC, a Delaware limited liability company.

“Arbor Sub-Servicing Agreement” means the Sub-Servicing Agreement, dated as of the date hereof, between the Master Servicer and the Arbor Sub-Servicer, as such agreement may be amended from time to time.

“Asset Status Report”: As defined in Section 3.21(d).

“Assignment” and “Assignments”: Each as defined in Section 2.01(c).

“Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assignment of Mortgage”: An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.

“Assumed Scheduled Payment”: For any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its Balloon Payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan), an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of such Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of such Mortgage Loan, in connection with a default or bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of such Mortgage Loan or REO Loan (excluding, for purposes of determining P&I Advances, the portion allocable to any related Companion Loan) at the applicable Mortgage Rate (net of interest at the

Servicing Fee Rate and net of any applicable interest at the Non-Serviced Primary Servicing Fee Rate).

“Authenticating Agent”: The Certificate Administrator or any agent of the Certificate Administrator appointed to act as Authenticating Agent pursuant to Section 5.02(a).

“Available Funds”: With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the Trust pursuant to the related Non-Serviced PSA and/or the related Non-Serviced Intercreditor Agreement) (including the portion of Loss of Value Payments deposited into the Collection Account pursuant to Section 3.05(g) of this Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the Master Servicer pursuant to Section 3.19(a)) on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the Companion Holders), as of the close of business on the related Master Servicer Remittance Date, exclusive of (without duplication):

(i)all Periodic Payments paid by the Mortgagors of a Mortgage Loan that are due on a Due Date following the end of the related Collection Period, excluding interest relating to payments prior to, but due after, the Cut-off Date;

(ii)all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)(A) all amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xviii), inclusive, and (xxi) of Section 3.05(a); (B) all amounts payable or reimbursable to any Person from the Lower-Tier REMIC Distribution Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.05(b); and (C) any Net Investment Earnings contained therein;

(iv)with respect to the Actual/360 Loans and any Distribution Date relating to each Interest Accrual Period occurring in (1) each February or (2) any January in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), an amount equal to one (1) day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due

Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts;

(v)[Reserved];

(vi)all Prepayment Premiums and Yield Maintenance Charges allocable to the Mortgage Loans;

(vii)all amounts deposited in the Collection Account in error; and

(viii)any Penalty Charges allocable to the Mortgage Loans;

(ix)solely with respect to the Distribution Date occurring in July 2021, amounts on deposit in the Lower-Tier REMIC Distribution Account as a result of the Closing Date Deposit Amount;

(b)if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

(c)the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans and the Distribution Date (net of any related Certificate Administrator Fee actually payable with respect to the Mortgage Loans for which such P&I Advances are made) pursuant to Section 4.03 or Section 7.05;

(d)with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts remitted to the Lower-Tier REMIC Distribution Account pursuant to Section 3.23(b); and

(e)the Gain-on-Sale Remittance Amount for such Distribution Date.

Notwithstanding the investment of funds held in the Collection Account pursuant to Section 3.06, for purposes of calculating the Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Mortgage Loan”: Any Mortgage Loan or Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule for such Mortgage Loan or Companion Loan extending beyond its Maturity Date.

“Balloon Payment”: With respect to any Balloon Mortgage Loan, as of any date of determination, the Periodic Payment payable on the Maturity Date of such Balloon Mortgage Loan.

“Bankruptcy Code”: The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Base Interest Fraction”: As defined in Section 4.01(e).

“Book-Entry Certificate”: Any Certificate registered in the name of the Depository or its nominee.

“Borrower Party”: A borrower, a Mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate”: With respect to a borrower, a Mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other Person controlling or controlled by or under common control with such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other Person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, Mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Breach”: With respect to any Mortgage Loan, a breach of any representation or warranty with respect to such Mortgage Loan set forth in Section 6(c) of the Mortgage Loan Purchase Agreement.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Minnesota, New York, Kansas, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either the Master Servicer or the Special Servicer or the Corporate Trust Offices of either the Certificate Administrator or the Trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

“Century Summerfield Intercreditor Agreement”: That certain Co-Lender Agreement, dated as of June 25, 2021 by and among the holder of the Century Summerfield Pari Passu Companion Loan and the holder of the Century Summerfield Mortgage Loan, related to the relative rights of such holders of the Century Summerfield Whole Loan, as the same may be further amended in accordance with the terms thereof.

“Century Summerfield Mortgage Loan”: With respect to the Century Summerfield Whole Loan, the Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule), which is designated as promissory note A-1 and is pari passu in right of payment with the Century Summerfield Pari Passu Companion Loan to the extent set forth in the Century Summerfield Intercreditor Agreement.

“Century Summerfield Mortgaged Property”: The Mortgaged Property which secures the Century Summerfield Whole Loan.

“Century Summerfield Pari Passu Companion Loan”: With respect to the Century Summerfield Whole Loan, the Companion Loan, evidenced by the related promissory note A-2 made by the related Mortgagor(s) and secured by the Mortgage on the Century Summerfield Mortgaged Property, which is not included in the Trust and which is pari passu in right of payment to the Century Summerfield Mortgage Loan to the extent set forth in the related Mortgage Loan documents and as provided in the Century Summerfield Intercreditor Agreement.

“Century Summerfield Whole Loan”: The Century Summerfield Mortgage Loan, together with the Century Summerfield Pari Passu Companion Loan, each of which is secured by the same Mortgage on the Century Summerfield Mortgaged Property. References herein to the Century Summerfield Whole Loan shall be construed to refer to the aggregate indebtedness under the Century Summerfield Mortgage Loan and the Century Summerfield Pari Passu Companion Loan.

“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”: Any one of the Depositor’s Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

“Certificate Administrator”: Wells Fargo Bank, National Association, in its capacity as certificate administrator, or if any successor certificate administrator is appointed thereto pursuant to Section 5.08 or any successor certificate administrator appointed hereunder. Wells Fargo Bank, National Association will perform its duties as certificate administrator hereunder through its Corporate Trust Services division (including, as applicable, any agents or affiliates utilized thereby).

“Certificate Administrator Fee”: The fee to be paid to the Certificate Administrator as compensation for the Certificate Administrator’s activities under this Agreement; provided that the Certificate Administrator Fee includes the Trustee Fee, and the Certificate Administrator shall pay the Trustee Fee to the Trustee.

“Certificate Administrator Fee Rate”: The Certificate Administrator Fee shall be equal to the product of the rate equal to 0.01323% per annum and the Stated Principal Balance of the related Mortgage Loan (calculated in the same manner as interest is calculated on the related Mortgage Loan) or REO Loan (including any Non-Serviced Mortgage Loan, but not the portion of an REO Loan related to any Companion Loan) as of the preceding Distribution Date. The Certificate Administrator Fee includes the Trustee Fee.

“Certificate Administrator’s Website”: The Certificate Administrator’s Internet website, which shall initially be located at www.ctslink.com.

“Certificate Balance”: With respect to any Class of Principal Balance Certificates, (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Principal Balance Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

“Certificate Factor”: With respect to any Class of Certificates (other than the Class R Certificates), as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance or Notional Amount, and the denominator of which is the related Original Certificate Balance.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.03(a).

“Certificateholder” or “Holder”: The Person in whose name a Certificate (including the Classes of Retained Certificates) is registered in the Certificate Register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, the Depositor, the Mortgage Loan Seller, a Borrower Party or any Sub-Servicer (as applicable) or Affiliate of any of such Persons shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions shall not apply in the case of the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, the Depositor, the Mortgage Loan Seller or any Affiliate of any of such Persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities hereunder or waive a Servicer Termination Event; provided, further, that so long as there is no Servicer Termination Event with respect to the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further, that such restrictions shall not apply to any Affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, or the Certificate Administrator, as applicable. The Trustee and the Certificate Administrator shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register. The Trustee shall be the Holder of the Lower-Tier Regular Interests for the benefit of the Certificateholders.

“Certificateholder Quorum”: The Holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

“Class”: With respect to any Certificates or Lower-Tier Regular Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation, each designated Lower-Tier Regular Interest.

“Class A Certificate”: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificate.

“Class A-1 Certificate”: A Certificate designated as “Class A-1” on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-1 Pass-Through Rate”: With respect to any Distribution Date, 0.8988%.

“Class A-2 Certificate”: A Certificate designated as “Class A-2” on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-2 Pass-Through Rate”: With respect to any Distribution Date, 2.0232%.

“Class A-3 Certificate”: A Certificate designated as “Class A-3” on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-3 Pass-Through Rate”: With respect to any Distribution Date, 1.8823%.

“Class A-4 Certificate”: A Certificate designated as “Class A-4” on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-4 Pass-Through Rate”: With respect to any Distribution Date, 2.2515%.

“Class A-5 Certificate”: A Certificate designated as “Class A-5” on the face thereof, in the form of Exhibit A-5 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-5 Pass-Through Rate”: With respect to any Distribution Date, 2.5133%.

“Class A-S Certificate”: A Certificate designated as “Class A-S” on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-S Pass-Through Rate”: With respect to any Distribution Date, 2.7004%.

“Class A-SB Certificate”: A Certificate designated as “Class A-SB” on the face thereof, in the form of Exhibit A-6 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-SB Pass-Through Rate”: With respect to any Distribution Date, 2.2446%.

“Class A-SB Planned Principal Balance”: With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule 1 hereto relating to the Class A-SB Certificates.

“Class B Certificate”: A Certificate designated as “Class B” on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class B Pass-Through Rate”: With respect to any Distribution Date, 2.5601%.

“Class C Certificate”: A Certificate designated as “Class C” on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class C Pass-Through Rate”: With respect to any Distribution Date, 2.8085%.

“Class D Certificate”: A Certificate designated as “Class D” on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class D Pass-Through Rate”: With respect to any Distribution Date, 2.0000%.

“Class E Certificate”: A Certificate designated as “Class E” on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class E Pass-Through Rate”: With respect to any Distribution Date, 2.0000%.

“Class F-RR Certificate”: A Certificate designated as “Class F-RR” on the face thereof, in the form of Exhibit A-15 hereto, and evidencing two “regular interests” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class F-RR Pass-Through Rate”: With respect to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate. In addition to the Class F-RR Pass-Through Rate, the Class F-RR Certificates will be entitled to receive the Additional Interest Distribution Amount for such Distribution Date.

“Class LA1 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA2 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA3 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA4 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA5 Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LAS Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LASB Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LB Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LC Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LD Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LE Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original

Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LF-RR Uncertificated Interest”: An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LR Interest”: The uncertificated residual interest in the Lower-Tier REMIC, represented by the Class R Certificates.

“Class R Certificate”: A Certificate designated as “Class R” on the face thereof in the form of Exhibit A-16 hereto, and evidencing the sole class of “residual interest” in each Trust REMIC for purposes of the REMIC Provisions.

“Class UR Interest”: The uncertificated residual interest in the Upper-Tier REMIC, represented by the Class R Certificates.

“Class X Certificates”: The Class X-A, Class X-B and Class X-D Certificates, as the context may require.

“Class X-A Certificate”: A Certificate designated as “Class X-A” on the face thereof, in the form of Exhibit A-7 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-A Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class A Certificates.

“Class X-A Pass-Through Rate”: The Pass-Through Rate for Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-B Certificate”: A Certificate designated as “Class X-B” on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-B Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class B and Class C Certificates.

“Class X-B Pass-Through Rate”: The Pass-Through Rate for Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Class X-D Certificate”: A Certificate designated as “Class X-D” on the face thereof, in the form of Exhibit A-9 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class X-D Notional Amount”: As of any date of determination, the aggregate of the Certificate Balances of the Class D and Class E Certificates.

“Class X-D Pass-Through Rate”: The Pass-Through Rate for Class X-D Certificates for any Distribution Date will be a per annum rate equal to 67% of the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date shall be the rate set forth in the Preliminary Statement hereto.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be DTC.

“Clearstream”: Clearstream Banking, société anonyme or any successor thereto.

“Closing Date”: June 25, 2021.

“Closing Date Deposit Amount”: An initial deposit made by the Depositor on the Closing Date equal to $17,595.17 in respect of Mortgage Loans with an initial Due Date after July 2021.

“CMBS”: Commercial mortgage-backed securities.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

“Collateral Deficiency Amount” With respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Mortgagor at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Special Servicer and the Certificate Administrator shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collection Account”: A segregated custodial account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee for the benefit of the Certificateholders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, Collection Account”. Any such account or accounts shall be an Eligible Account. Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate or pari passu, as applicable, to the related Serviced Mortgage Loan to the extent set forth in the related Intercreditor Agreement, the subaccount described in the second paragraph of Section 3.04(b) that is part of the Collection Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to such Companion Loan and shall not be an asset of the Trust or any Trust REMIC formed hereunder.

“Collection Period”: With respect to any Distribution Date and any Mortgage Loan or Companion Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan or Companion Loan occurring in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Companion Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a Business Day, any Periodic Payments received with respect to the Mortgage Loans or Companion Loan relating to such Collection Period on the Business Day immediately following such day shall be deemed to have been received during such Collection Period and not during any other Collection Period.

“Commission”: The Securities and Exchange Commission.

“Companion Distribution Account”: With respect to any Serviced Companion Loan, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Companion Paying Agent, for the benefit of the Companion Holders of the Companion Loans, relating to the Arbor Multifamily Mortgage Securities Trust 2021-MF2, Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2”. The Companion Distribution Account shall not be an asset of the Trust or any Trust REMIC, but instead shall be held by the Companion Paying Agent on behalf of the Companion Holders. Any such account shall be an Eligible Account. Notwithstanding the foregoing, if the Master Servicer and the Companion Paying Agent are the same entity, the Companion Distribution Account may be the subaccount referenced in the second paragraph of Section 3.04(b).

“Companion Holders”: Each of the holders of record of any Companion Loan.

“Companion Loan(s)”: As defined in the Preliminary Statement.

“Companion Paying Agent”: With respect to the Serviced Companion Loans, if any, the Master Servicer in its role as Companion Paying Agent appointed pursuant to Section 3.26.

“Companion Register”: The register maintained by the Companion Paying Agent pursuant to Section 3.27.

“Compensating Interest Payments”: An amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loans (in each case other than any Specially Serviced Loan or any Mortgage Loan, or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date and (ii) the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for such Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which Servicing Fees are being paid for such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Serviced Whole Loan is serviced hereunder, the related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the Master Servicer for such Collection Period received by the Master Servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative. However, if a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related Mortgagor to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (V) any Non-Serviced Mortgage Loan, (W) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (X) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such Principal Prepayment in accordance with the Servicing Standard, (Y) at the request or with the consent of the Special Servicer or (Z) in connection with the payment of any Insurance and Condemnation Proceeds), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan, otherwise described in clause (i) above in connection with such Prohibited Prepayments.

For the avoidance of doubt, Compensating Interest Payments with respect to each Serviced Whole Loan shall be allocated among the related Mortgage Loan and related Serviced Pari Passu Companion Loan(s), pro rata, in accordance with their respective principal balances.

“Conveyed Property”: As defined in Section 2.01(a).

“Corporate Trust Office”: The principal corporate trust office of the Trustee and the Certificate Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) with respect to Certificate transfers and surrenders, at Wells Fargo Bank, National Association, 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55415, Attention: Certificate Transfer Services (CMBS) AMMST 2021-MF2 and (ii) for all other purposes, to the Trustee, at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: Corporate Trust Services (CMBS), Arbor Multifamily Mortgage Securities Trust 2021-MF2.

“Corrected Loan”: Any Specially Serviced Loan (A) that (a) with respect to the circumstances described in clauses (i), (ii) and (iii) of the definition of Servicing Transfer Event, the related Mortgagor thereunder has brought such Mortgage Loan or Companion Loan current and thereafter made three (3) consecutive full and timely Periodic Payments, including pursuant to any workout of such Mortgage Loan or Serviced Companion Loan, when (b) with respect to the circumstances described in clauses (iv), (v), (vi), (vii), (ix) and (x) of the definition of Servicing Transfer Event, such circumstances cease to exist in the good faith judgment of the Special Servicer, or when (c) with respect to the circumstances described in clause (viii) of the definition of Servicing Transfer Event, such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer, and (B) (provided that at that time no other Servicing Transfer Event exists that would cause such Mortgage Loan or Companion Loan to continue to be characterized as a Specially Serviced Loan) the servicing of which the Special Servicer has returned to the Master Servicer pursuant to Section 3.21(a).

“COVID-19 Emergency”: The national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1621 et seq.).

“COVID-19 Forbearance Agreement”: An agreement entered into pursuant to Section 3.20(k) as a result of the COVID-19 Emergency relating to the temporary suspension, waiver or reduction of payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents.

“COVID-19 Transfer Event”: As defined in clause (xi) of the definition of “Servicing Transfer Event”.

“CREFC®”: The Commercial Real Estate Finance Council®, or any successor organization reasonably acceptable to the Certificate Administrator, the Master Servicer and the Special Servicer.

“CREFC® Advance Recovery Report”: The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Amount Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Amount Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Delinquent Loan Status Report”: The monthly report in the “Delinquent Loan Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification/Forbearance and

Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee shall be deemed payable by the Master Servicer from the Lower-Tier REMIC.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Mortgage Loan and REO Loan, a rate equal to 0.00050% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available and effective from time to time on the CREFC® Website.

“CREFC® Investor Reporting Package”: The collection of reports specified by the CREFC® from time to time as the “CREFC® Investor Reporting Package.” As of the Closing Date, the CREFC® Investor Reporting Package contains seven electronic files ((1) CREFC® Loan Setup File, (2) CREFC® Loan Periodic Update File, (3) CREFC® Property File, (4) CREFC® Bond Level File, (5) CREFC® Collateral Summary File, (6) CREFC® Financial File and (7) CREFC® Special Servicer Loan File) and nine surveillance reports ((1) CREFC® Servicer Watch List, (2) CREFC® Delinquent Loan Status Report, (3) CREFC® REO Status Report, (4) CREFC® Comparative Financial Status Report, (5) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (6) CREFC® Operating Statement Analysis Report, (7) CREFC® NOI Adjustment Worksheet, (8) CREFC® Loan Level Reserve/LOC Report and (9) with respect to Mortgage Loans that have a Companion Loan, the CREFC® Total Loan Report). In addition, the CREFC® Investor Reporting Package shall include the CREFC® Advance Recovery Report. In addition, the CREFC® Investor Reporting Package shall include the following nine templates: (1) CREFC® Appraisal Reduction Amount Template, (2) CREFC® Servicer Realized Loss Template, (3) CREFC® Reconciliation of Funds Template, (4) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (5) CREFC® Historical Liquidation Loss Template, (6) CREFC® Interest Shortfall Reconciliation Template, (7) CREFC® Loan Modification Report, (8) CREFC® Loan Liquidation Report and (9) CREFC® REO Liquidation Report. The CREFC® Investor Reporting Package shall be substantially in the form of, and containing the information called for in, the downloadable forms of the “CREFC® IRP” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CREFC® for commercial mortgage backed securities transactions generally. For the purposes of the production of the CREFC® Comparative Financial Status Report by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller or by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

“CREFC® License Agreement”: The License Agreement, in the form set forth on the website of CREFC® on the Closing Date, relating to the use of the CREFC® trademarks and trade names.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report in the “CREFC® Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The data file in the “CREFC® Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Setup File”: The data file in the “CREFC® Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Operating Statement Analysis Report”: The report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: The data file in the “CREFC® Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report” available and effective from time to time on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: The monthly report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available and effective from time to time on the CREFC® Website.

“CREFC® Servicer Watch List”: A monthly report, as of each Determination Date, including and identifying each Non-Specially Serviced Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Loan File”: The data file in the “CREFC® Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Total Loan Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Total Loan Report” available as of the Closing Date on the CREFC® Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be adopted by the CREFC® for commercial mortgage-backed securities transactions and is reasonably acceptable to the Master Servicer.

“CREFC® Website”: The CREFC® Website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“Cross-Over Date”: The Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to such Certificates.

“Crossed Mortgage Loan Group”: With respect to (i) any Mortgage Loan that consists of more than one commercial mortgage loan, the underlying group of loans that are cross-collateralized and cross-defaulted with each other and (ii) any two or more individual Mortgage Loans that are cross-collateralized and cross-defaulted with each other, such cross-collateralized and cross-defaulted Mortgage Loans. For the avoidance of doubt, there is no Crossed Mortgage Loan Group in the Trust Fund.

“Crossed Underlying Loan”: With respect to any Crossed Mortgage Loan Group, a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans within such Crossed Mortgage Loan Group. For the avoidance of doubt, there is no Crossed Underlying Loan in the Trust Fund.

“Crossed Underlying Loan Repurchase Criteria”: With respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the weighted average Debt Service Coverage Ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the greater of (a) the weighted average Debt Service Coverage Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), for the four most recently reported calendar quarters preceding the repurchase or substitution, and (b) 1.25x, (ii) the weighted average LTV Ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller shall not be greater than the least of (a) the weighted average LTV Ratio for the entire such

Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller, (b) the weighted average LTV Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), as of the Cut-off Date and (c) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee and the Certificate Administrator with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan shall not cause an Adverse REMIC Event to occur and (iv) the Mortgage Loan Seller causes the affected Crossed Underlying Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust).

“Custodial Exception Report”: As defined in Section 2.02(b).

“Custodian”: A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of either of them. The Certificate Administrator shall be the initial Custodian. Wells Fargo Bank, National Association will perform its duties as Custodian hereunder through its Document Custody division (including, as applicable, any agents or affiliates utilized thereby).

“Cut-off Date”: With respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in June 2021, or with respect to any Mortgage Loan that has its first Due Date in July 2021, the date that would have otherwise been the related Due Date in June 2021.

“Cut-off Date Balance”: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan, as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

“DBRS Morningstar”: DBRS, Inc., and its successors in interest. If neither DBRS Morningstar nor any successor remains in existence, “DBRS Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of DBRS Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan, for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Periodic Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that with respect to the Mortgage Loans identified on Annex A-1 to the Offering Circular as paying interest only for a specified period of time set forth in the related Mortgage Loan documents and then paying principal and interest, the related Periodic Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default Interest”: With respect to any Mortgage Loan or Companion Loan, all interest accrued in respect of such Mortgage Loan or Companion Loan during such Collection Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan or Companion Loan outstanding from time to time.

“Defaulted Loan”: A Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or delinquent in respect of its Balloon Payment, if any; provided that in respect of a Balloon Payment, such period shall be sixty (60) days if the related Mortgagor has provided the Master Servicer or the Special Servicer prior to the related Maturity Date with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer (and the party receiving such commitment shall promptly forward a copy of such commitment or application to the Master Servicer or the Special Servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any Grace Period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. For the avoidance of doubt, a defaulted Companion Loan does not constitute a “Defaulted Loan”.

“Defeasance Accounts”: As defined in Section 3.20(h).

“Defect”: As defined in Section 2.02(f).

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than an Initial Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article XII of this Agreement that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

“Deficient Valuation”: With respect to any Mortgage Loan or Serviced Whole Loan, as applicable, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of such Mortgage Loan or Serviced Whole Loan which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificate”: Any Certificate in definitive, fully registered form without interest coupons. Initially, the Class R Certificates and any Certificate issued pursuant to Sections 5.02(c) and (d) shall be Definitive Certificates.

“Delinquent Loan”: A Mortgage Loan that is delinquent at least sixty (60) days in respect of its Periodic Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any Grace Period.

“Denomination”: With respect to any Certificate or any beneficial interest in a Certificate the amount (i) (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participant, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) in an authorized denomination, as set forth in Section 5.01(a).

“Depositor”: Arbor Private Label Depositor, LLC, a Delaware limited liability company or its successor in interest.

“Depository”: DTC, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a Business Day, then the next Business Day).

“Directly Operate”: With respect to any REO Property (except with respect to a Non-Serviced Mortgaged Property), the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust or on behalf of a Companion Holder or the performance of any construction work on the REO Property other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, or rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation or remuneration to which the Special Servicer is entitled pursuant to Section 3.11 of this Agreement.

“Disclosure Parties”: As defined in Section 3.15(f).

“Discount Rate”: As defined in Section 4.01(e).

“Disqualified Non-U.S. Tax Person”: With respect to the Class R Certificates, any Non-U.S. Tax Person or its agent other than (a) a Non-U.S. Tax Person that holds the Class R Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (b) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificates will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) any other Person so designated by the Trustee or the Certificate Administrator based upon an Opinion of Counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms

“United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Accounts”: Collectively, the Upper-Tier REMIC Distribution Account and the Lower-Tier REMIC Distribution Account (and in each case any subaccount thereof), all of which may be subaccounts of a single Eligible Account.

“Distribution Date”: The fourth (4th) Business Day following each Determination Date, beginning in July 2021. The initial Distribution Date shall be July 16, 2021.

“Distribution Date Statement”: As defined in Section 4.02(a).

“DTC”: The Depository Trust Company, a New York corporation.

“Due Date”: With respect to (i) any Mortgage Loan or Companion Loan, as applicable, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment thereon is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan, as applicable, after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due.

“Eligible Account”: Any of the following: (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee or the Certificate Administrator), (A) the long-term unsecured debt obligations of which are rated at least “A+” by Fitch, if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations of which have a short-term rating of not less than “F1” from Fitch, if the deposits are to be held in such account for less than thirty (30) days and (B) the long-term unsecured debt obligations of which are rated at least “A” by DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation), if the deposits are to be held in such account for thirty (30) days or more, and the short-term debt obligations of which have a short-term rating of not less than “R-1(middle)” from DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation), if the deposits are to be held in such account for less than thirty (30) days; (ii) an account or accounts maintained with Wells Fargo Bank, National Association so long as Wells Fargo Bank, National Association’s long-term unsecured debt rating shall be at least “A” from Fitch (if the deposits are to be held in the account for more than thirty (30) days) and “A” from DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation) or Wells Fargo Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least “F2” from Fitch (if the deposits are to be held in the account for thirty (30) days or less) and “R-1 (middle)” from DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS

Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation); (iii) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long-term unsecured debt or deposit rating shall be at least (A) “A” by Fitch and (B) “A” from DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation) (if the deposits are to be held in the account for more than thirty (30) days) or PNC Bank, National Association’s short-term deposit or short-term unsecured debt rating shall be at least (A) “F2” by Fitch and (B) “R-1 (middle)” from DBRS Morningstar (if then rated by DBRS Morningstar, or if not rated by DBRS Morningstar, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch) or such other rating confirmed in a Rating Agency Confirmation) (if the deposits are to be held in the account for thirty (30) days or less); (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iii) above, with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account, which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer; (v) any other account or accounts not listed in clauses (i) – (iii) above with respect to which a Rating Agency Confirmation has been obtained from each and every Rating Agency and a confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), which account may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer; or (vi) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that has a long-term unsecured debt rating of at least “A2” from Moody’s (if the deposits are to be held in the account for more than thirty (30) days) or a short-term unsecured debt rating of at least “P-1” from Moody’s (if the deposits are to be held in the account for thirty (30) days or less) and that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. § 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Eligible Borrower”: A borrower that has (a) demonstrated that it is experiencing a financial hardship due directly to the COVID-19 Emergency by providing (i) a hardship certification, executed under oath by an authorized officer of such borrower, certifying how the Mortgaged Property has been impacted by the COVID-19 Emergency, which letter shall include information documenting the decline in collections, a summary of tenants who have indicated they will not be able to pay rent or have broken leases, and details on specific employment sectors that have impacted the tenant base, (ii) a delinquency report or collections documentation demonstrating lack of adequate cash flow, (iii) a current rent roll, (iv) the most recent financial statement and (v) other information as may be required to demonstrate the hardship and (b) represented that (i) its Mortgage Loan was current as of the Due Date in the month prior to the

Cut-off Date for the securitization, and (ii) the borrower has no knowledge, after due inquiry, of any facts or circumstances affecting, or expected to affect, the Mortgaged Property that would (X) materially impair its ability to successfully operate its Mortgaged Property or make all required debt service payments (including deferred payments with interest thereon), or (Y) otherwise cause a default on any of the borrower’s other loan obligations, in each case other than as a result of the COVID-19 Emergency.

“Environmental Assessment”: An “environmental site assessment” as such term is defined in, and meeting the criteria of, the American Society of Testing Materials Standard Section E 1527-00, or any successor thereto.

“Environmental Indemnity Agreement”: With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor’s obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan”: As defined in Section 5.03(r).

“ERISA Restricted Certificate”: Any Certificate (other than a Class R Certificate) that does not meet the requirements of Prohibited Transaction Exemption 2002-19, as amended by Prohibited Transaction Exemption 2013-08 (as such exemption may be amended from time to time) as of the date of the acquisition of such Certificate by a Plan. As of the Closing Date, the Class F-RR Certificates are ERISA Restricted Certificates.

“Escrow Payment”: Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

“EU Securitization Regulation”: Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardized securitization, as amended, varied or substituted from time to time.

“EU/UK Risk Retention Requirements”: The requirement in each of the EU/UK Securitization Regulations that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% determined in accordance with Article 6 of the applicable EU/UK Securitization Regulation.

“EU/UK Securitization Regulation”: EU Securitization Regulation and the UK Securitization Regulation.

“Euroclear”: The Euroclear System or any successor thereto.

“EU/UK Hedging Covenant”: The undertaking in paragraph (b) of Article 3 of the EU/UK Risk Retention Letter.

“EU/UK Risk Retention Letter”: The EU/UK Risk Retention Letter, dated the Closing Date, of Arbor Realty SR, Inc., ARSR Alpine, LLC and Arbor Private Label, LLC to the Depositor, the Trustee, the Certificate Administrator, and the Placement Agent.

“EU/UK Transfer Restriction Period”: The period from the Closing Date until the date on which the EU/UK Risk Retention Requirements have each been effectively repealed or officially determined by the relevant competent regulatory authority(ies) to be no longer applicable to this securitization.

“Excess Modification Fee Amount”: With respect to either the Master Servicer or the Special Servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior eighteen (18) months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Excess Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the Mortgagor but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related Mortgagor or otherwise. With respect to each of the Master Servicer and the Special Servicer, the Excess Modification Fees collected and earned by such Person from the related Mortgagor (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related Mortgagor within the prior eighteen (18) months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan, as applicable.

“Excess Prepayment Interest Shortfall”: The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to the Non-Serviced Mortgage Loans to the extent received from the related Non-Serviced Master Servicer.

“Excess Strip Rate” for any Distribution Date for each of the Class D and Class E Certificates, respectively, will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the Mortgage Loans for the related Distribution Date over (b) the pass-through rate of such Class for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

“Excluded Loan”: With respect to the Risk Retention Consultation Party or the Holder of the majority of the Risk Retention Certificates, any Mortgage Loan or Whole Loan if, as of any date of determination, the Risk Retention Consultation Party or the Holder of the majority of the Risk Retention Certificates is a Borrower Party. As of the Closing Date, the Century Summerfield Mortgage Loan is an Excluded Loan.

“Excluded Special Servicer”: With respect to any Excluded Special Servicer Loan, a replacement special servicer that is not a Borrower Party with respect to such Excluded Special Servicer Loan and satisfies all of the eligibility requirements applicable to the Special Servicer set forth in Section 7.01(g)(i). As of the Closing Date, there is no Excluded Special Servicer related to the Trust.

“Excluded Special Servicer Information”: With respect to any Excluded Special Servicer Loan, any information solely related to such Excluded Special Servicer Loan and/or the related Mortgaged Properties, which shall include the Asset Status Reports, and any Officer’s Certificates delivered by the Master Servicer or the applicable Excluded Special Servicer supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, or such other information and reports designated as Excluded Special Servicer Information by the applicable Excluded Special Servicer or the Master Servicer, as applicable, other than such information with respect to such Excluded Special Servicer Loan(s) that is aggregated with information of other Mortgage Loans at a pool level. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any Excluded Special Servicer Loan) shall not be considered “Excluded Special Servicer Information”.

“Excluded Special Servicer Loan”: Any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which, as of any date of determination, the Special Servicer has obtained knowledge that it has become a Borrower Party. As of the Closing Date, there are no Excluded Special Servicer Loans related to the Trust.

“Extended Cure Period”: As defined in Section 2.03(b).

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: A reasonable determination by the Special Servicer, with respect to any Defaulted Loan (and, if applicable, any defaulted Companion Loan), Corrected Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by (i) the Mortgage Loan Seller pursuant to Section 6 of the

Mortgage Loan Purchase Agreement, (ii) the Special Servicer or other person pursuant to Section 3.18(b), any Companion Holder, any mezzanine lender or the Mortgage Loan Seller pursuant to Section 3.18 or (iii) the Master Servicer, Special Servicer, or the Holders of the Class R Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer’s judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

“Fitch”: Fitch Ratings, Inc., and its successors in interest. If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Freddie Mac”: Federal Home Loan Mortgage Corporation or any successor thereto.

“Gain-on-Sale Entitlement Amount”: For each Distribution Date, the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

“Gain-on-Sale Proceeds”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the excess of (i) Liquidation Proceeds net of any related Liquidation Expenses (or the portion of such net Liquidation Proceeds payable to the related Mortgage Loan pursuant to the related Intercreditor Agreement) over (ii) the greater of the Purchase Price for such Mortgage Loan on the date on which Liquidation Proceeds were received and the amount that would have been received if a payment in full of principal and all other outstanding amounts had been paid with respect to such Mortgage Loan (including any amounts allocated as a Yield Maintenance Charge, prepayment premium, recovery of any late payment charges and default interest or recovery of any assumption fees or Modification Fees).

“Gain-on-Sale Remittance Amount”: For each Distribution Date, the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

“Gain-on-Sale Reserve Account”: A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Certificate Administrator, pursuant to Section 3.04(e) on behalf of the Trustee for the benefit of the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate

Administrator, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, Gain-on-Sale Reserve Account”. Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

“Grace Period”: The number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Risk Retention Consultation Party, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)) and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Risk Retention Consultation Party, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)) or any Affiliate thereof and (iii) is not connected with the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Risk Retention Consultation Party, the Companion Holders (insofar as the relevant matter involves a Whole Loan (whether alone or together with one or more other Mortgage Loans)) or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Risk Retention Consultation Party, the Companion Holders or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Risk Retention Consultation Party, the Companion Holders or any Affiliate thereof, as the case may be, so long as such ownership constitutes less than 1% of the total assets of such Person.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the

Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer, any Companion Holder or the Trust, delivered to the Trustee, any Companion Holder, the Certificate Administrator and the Special Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee, the Certificate Administrator and the Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Certificate Administrator, the Master Servicer or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Cure Period”: As defined in Section 2.03(b).

“Initial Sub-Servicer”: With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement. As of the Closing Date, each entity listed on Exhibit X is an Initial Sub-Servicer.

“Initial Sub-Servicing Agreement”: The Arbor Sub-Servicing Agreement and any other Sub-Servicing Agreement in effect as of the Closing Date.

“Inquiry” and “Inquiries”: As each is defined in Section 4.07(a).

“Institutional Accredited Investor”: An institutional investor which is an “accredited investor” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) of Regulation D under the Act or any entity in which all of the equity owners come within such paragraphs.

“Insurance and Condemnation Proceeds”: All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard (and in the case of any Mortgage Loan with a related Companion Loan, to the extent any portion of such proceeds are received by the Master Servicer or Certificate Administrator in connection with such Mortgage Loan, pursuant to the allocations set forth in the related Intercreditor Agreement) and the REMIC Provisions.

“Insurance Policy”: With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

“Intercreditor Agreement”: The Century Summerfield Intercreditor Agreement and any intercreditor agreement entered into in connection with the issuance to the direct or indirect equity holders in the Mortgagor of any existing mezzanine indebtedness or any future mezzanine indebtedness permitted under the related Mortgage Loan documents.

“Interest Accrual Amount”: With respect to any Distribution Date and any Class of Regular Certificates, is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class of Certificates on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest and Additional Interest Distribution Amount for each Interest Accrual Period will be made on a 30/360 basis.

“Interest Accrual Period”: For each Distribution Date, the calendar month prior to the month in which that Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to (A) the sum of (i) the Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date, (ii) the Interest Shortfall, if any, with respect to such Class of Certificates for such Distribution Date, and (iii) in the case of the Class F-RR Certificates, the Additional Interest Distribution Amount for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class of Certificates on such Distribution Date.

For purposes of clause (B) above, the Excess Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to each Class of Regular Certificates in an amount equal to the product of (i) the amount of such Excess Prepayment Interest Shortfall and (ii) a fraction, the numerator of which is the Interest Accrual Amount for such Class for such Distribution Date and the denominator of which is the aggregate Interest Accrual Amounts for all Classes of Regular Certificates for such Distribution Date.

“Interest Reserve Account”: The trust account or subaccount of the Distribution Account created and maintained by the Certificate Administrator pursuant to Section 3.04(b) initially in the name of “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, Interest Reserve Account”, into which the amounts set forth in Section 3.23 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

“Interest Shortfall”: With respect to any Distribution Date for any Class of Regular Certificates, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such

Class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the Weighted Average Net Mortgage Rate for such Distribution Date.

“Interested Person”: As of the date of any determination, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any Independent Contractor engaged by the Special Servicer, any holder of a related mezzanine loan, or any known Affiliate of any of the preceding entities. With respect to a Whole Loan if it is a Defaulted Loan, the Depositor, the Master Servicer, the Special Servicer (or any Independent Contractor engaged by such Special Servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Investment Account”: As defined in Section 3.06(a).

“Investment Representation Letter”: As defined in Section 5.03(e), a form of which is attached hereto as Exhibit C.

“Investor Certification”: A certificate (which may be in electronic form) substantially in the form of Exhibit P-1A and Exhibit P-1B to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website (which may be a click-through confirmation), representing (i) that such Person executing the certificate is a Certificateholder, the Risk Retention Consultation Party, a Certificate Owner, a prospective purchaser of a Certificate or a Companion Holder (or any investment advisor or manager of the foregoing), (ii) that either (a) such Person is the Risk Retention Consultation Party or is a Person who is not a Borrower Party, in which case such Person shall have access to all the reports and information made available to Certificateholders via the Certificate Administrator’s Website hereunder, or (b) such Person is a Borrower Party in which case such Person shall only receive access to the Distribution Date Statements prepared by the Certificate Administrator, (iii) that such Person has received a copy of the final Offering Circular (except in the case of a certification by a Companion Holder) and (iv) such Person agrees to keep any Privileged Information confidential and will not violate any securities laws.

“Investor Q&A Forum”: As defined in Section 4.07(a).

“Investor Registry”: As defined in Section 4.07(b).

“Late Collections”: With respect to any Mortgage Loan, Whole Loan or Companion Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan, Whole Loan or Companion Loan, as applicable (without regard to any acceleration of amounts due thereunder by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or

otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan, Whole Loan or Companion Loan, as applicable (without regard to any acceleration of amounts due under the predecessor Mortgage Loan, Whole Loan or Companion Loan, as applicable, by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered. The term “Late Collections” shall specifically exclude Penalty Charges. With respect to any Whole Loan, as used in this Agreement, Late Collections shall refer to such portion of Late Collections to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Liquidation Event”: With respect to any Mortgage Loan or with respect to any REO Property (and the related REO Loan), any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Special Servicer, or by any Companion Holder, any mezzanine lender or the Mortgage Loan Seller (as applicable) pursuant to Section 3.18 (and the related Intercreditor Agreement or the Mortgage Loan Purchase Agreement, as applicable); (v) such Mortgage Loan is purchased by the Special Servicer, the Master Servicer or the Holders of the Class R Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan is sold by the Special Servicer pursuant to the terms of this Agreement.

“Liquidation Expenses”: All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgaged Property) pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”: A fee payable to the Special Servicer (A) with respect to each Specially Serviced Loan or REO Property (except with respect to a Non-Serviced Mortgage Loan) as to which the Special Servicer receives (i) a full, partial or discounted payoff from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan (including the related Companion Loan, if applicable), or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full, partial or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan or REO Property, as the case may be, and (B) with respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the Special Servicer is enforcing the mortgage loan seller’s obligations under the mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the Special Servicer (in each case, under the related Other Pooling and Servicing Agreement)) as to which the Special Servicer obtains any payment or Loss of Value Payment from the mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan, equal to the product of the Liquidation Fee Rate and the related payment or Loss of Value Payment (exclusive of default interest); provided, however, that any such fee payable with respect to the Serviced Companion Loan shall be payable solely from proceeds on such Serviced Companion Loan; provided, however, that no Liquidation Fee shall be payable with respect to (a) the purchase of any Specially Serviced Loan by the Special Servicer or any Affiliate thereof, (b) any event described in clause (iv) and (vii) of the definition of “Liquidation Proceeds” (or any substitution in lieu of a repurchase) so long as such repurchase, substitution or Loss of Value Payment occurs prior to the termination of the Extended Cure Period, (c) any event described in clauses (v) and (vi) of the definition of “Liquidation Proceeds”, as long as, with respect to a purchase pursuant to clause (vi) of the definition of “Liquidation Proceeds”, a purchase occurs within ninety (90) days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during that period prior to such Mortgage Loan becoming a Corrected Loan pursuant to the related Intercreditor Agreement, (d) with respect to a Serviced Companion Loan, (x) a repurchase of such Serviced Companion Loan by the Mortgage Loan Seller for a breach of a representation or warranty or for a defective or deficient mortgage loan documentation under an Other Pooling and Servicing Agreement within the time period (or extension thereof) provided for such repurchase of such repurchase occurs prior to the termination of the extended resolution period provided therein or (y) a purchase of such Serviced Companion Loan by any applicable party to the Other Pooling and Servicing Agreement pursuant to a clean-up call or similar liquidation of the Other Securitization, or (e) if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan solely because of a Servicing Transfer Event described in clause (i) or (ii) of the definition of “Servicing Transfer Event”, Liquidation Proceeds are received within ninety (90) days following the related Maturity Date as a result of such Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (but, in the event that a Liquidation Fee is not payable due to the application of any of clauses (a) through (e) above, the Special Servicer may still collect and retain a Liquidation Fee and similar fees from the related Mortgagor to the extent provided for in, or not prohibited by, the related loan documents); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the related Mortgage Loan and any related Companion Loan, as applicable, or REO Property and received by the Special Servicer as compensation within the prior twelve (12) months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. No Liquidation Fee shall be payable in connection with a Loss of Value Payment by the Mortgage Loan Seller, if the Mortgage Loan Seller makes such Loss of Value Payment within ninety (90) days of receipt of notice of a breach (and giving effect to an extension period of ninety (90) days).

“Liquidation Fee Rate”: A rate equal to the lesser of (i) 1.00% with respect to any Specially Serviced Loan and REO Property; provided that if such rate would result in an aggregate Liquidation Fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate Liquidation Fee equal to $25,000 and (ii) such lower rate that would result in a Liquidation Fee of $1,000,000.

“Liquidation Proceeds”: Cash amounts received by or paid to the Master Servicer or the Special Servicer in connection with: (i) the liquidation (including a payment in full) of a

Mortgaged Property or other collateral constituting security for a Defaulted Loan or defaulted Companion Loan, if applicable, through a trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) any sale of (A) a Specially Serviced Loan pursuant to Section 3.18(a) or (B) any REO Property pursuant to Section 3.18(b); (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Special Servicer, the Master Servicer or the Holders of the Class R Certificates pursuant to Section 9.01; (vi) the purchase of a Mortgage Loan or an REO Property by (a) the applicable Subordinate Companion Holder or (b) the related mezzanine lender pursuant to Section 3.18 and the related Intercreditor Agreement; or (vii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.05(g) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the Mortgage Loan Seller). With respect to any Whole Loan, as used in this Agreement, Liquidation Proceeds shall refer to such portion of Liquidation Proceeds to the extent allocable to the related Mortgage Loan or related Companion Loan, as applicable, pursuant to the terms of the related Intercreditor Agreement.

“Loss of Value Payment”: As defined in Section 2.03(b) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.04(i) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of any Trust REMIC.

“Lower-Tier Distribution Amount”: As defined in Section 4.01(c).

“Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and as set forth in Section 4.01(c)).

“Lower-Tier Regular Interests”: Any of the Class LA1, Class LA2, Class LA3, Class LA4, Class LA5, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE and Class LF-RR Uncertificated Interests.

“Lower-Tier REMIC”: One of two separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans and the proceeds thereof, any REO Property with respect thereto (or an allocable portion thereof, in the case of any Serviced

Mortgage Loan), or the Trust’s beneficial interest in the REO Property with respect to a Non-Serviced Whole Loan, such amounts as shall from time to time be held in the Collection Account (other than with respect to any Companion Loan), the related portion of the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Lower-Tier REMIC Distribution Account, and all other properties included in the Trust Fund that are not in the Upper-Tier REMIC, except for the Loss of Value Reserve Fund.

“Lower-Tier REMIC Distribution Account”: The segregated account, accounts or sub-accounts created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, Lower-Tier REMIC Distribution Account”. Any such account, accounts or sub-accounts shall be an Eligible Account.

“LTV Ratio”: With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan, as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Any of the following actions:

(i)any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days;

(iii)any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the Trust pursuant to Article IX hereof) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with this Agreement, in each case for less than the applicable Purchase Price;

(iv)other than with respect to Non-Specially Serviced Loans, any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Material located at a Mortgaged Property or an REO Property;

(v)any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required, permitted or otherwise provided for pursuant to the specific terms of the related Mortgage Loan documents;

(vi)any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt that may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)other than with respect to Non-Specially Serviced Loans, consent to actions and releases related to condemnation of any material parcels of a Mortgaged Property or of any material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(viii)other than with respect to Non-Specially Serviced Loans, any determination of an Acceptable Insurance Default;

(ix)other than with respect to Non-Specially Serviced Loans, any property management company changes;

(x)other than with respect to Non-Specially Serviced Loans, releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves with respect to certain Mortgage Loans identified on Schedule 2 hereto, other than those required pursuant to the specific terms of the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion; provided that, for the avoidance of doubt, the foregoing performance escrows (or reserves) or earn-out escrows (or reserves) do not include any upfront or on-going tenant improvement/leasing commission escrows;

(xi)any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xiii)any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any action to enforce rights with respect to the

Mortgage Loan thereunder (other than with respect to an amendment splitting any Pari Passu Companion Loan or any Subordinate Companion Loan);

(xiv)agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)other than with respect to Non-Specially Serviced Loans, approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(xvi)determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease and grant approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving (1) any leasing activities that involve a ground lease and (2) other than with respect to Non-Specially Serviced Loans, any leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; and

(xvii)any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

“Master Servicer”: With respect to each of the Mortgage Loans, Midland Loan Services, a Division of PNC Bank, National Association, and its successors in interest and assigns, or any successor appointed as allowed herein.

“Master Servicer Remittance Date”: The Business Day immediately preceding each Distribution Date.

“Material Defect”: With respect to any Mortgage Loan, a Defect in any Mortgage File or a Breach, which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein or causes such Mortgage Loan to be other than a Qualified Mortgage.

“Material Document Defect”: With respect to any Mortgage Loan, any document defect that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders, or any of them, in the affected Mortgage Loan, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates.

“Maturity Date”: With respect to any Mortgage Loan, Whole Loan or Companion Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Whole Loan or Companion Loan by reason of default thereunder or (ii) any Grace Period permitted by the related Mortgage Note.

“Merger Notice”: As defined in Section 6.03(b).

“Modification Fees”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

“Moody’s”: Moody’s Investors Service, Inc., and its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”: With respect to any Mortgage Loan or Companion Loan, the mortgage(s), deed(s) of trust or other instrument(s) securing the related Mortgage Note and creating a first mortgage lien on the fee and/or leasehold interest in the related Mortgaged Property.

“Mortgage File”: With respect to each Mortgage Loan or Companion Loan, if applicable, but subject to Section 2.01, collectively the following documents:

(i)the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to “Pay to the order of Wells Fargo Bank, National Association, as Trustee for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, without recourse, representation or warranty” or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the Trustee);

(ii)the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (or copies thereof from the applicable recording office if (to the knowledge of the Mortgage Loan Seller or its third-party vendor, as certified by such party to the Custodian in writing) it is not the practice of such office to provide certified copies, provided that the Custodian may conclusively rely on any such certification by such Mortgage Loan Seller or third-party vendor and shall not be required to investigate whether any recording office cannot provide a certified copy);

(iii)an original Assignment of Mortgage, in complete and recordable form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available, if the Mortgage or an assignment thereof has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to “Wells Fargo Bank, National Association, as trustee for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2” or in blank and, in the case of any Serviced Whole Loan, in its capacity as “Lead Securitization Note Holder” or similar capacity under the related Intercreditor Agreement on behalf of the related Serviced Companion Noteholders;

(iv)the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the Mortgage Loan Seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan (which may be electronically issued), or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)any filed copies (bearing evidence of filing) or evidence of filing of any UCC Financing Statements, related amendments and continuation statements in the possession of the Mortgage Loan Seller;

(x)an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller in the relevant jurisdiction (or, if the Mortgage Loan Seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)the original or copies of any loan agreement, escrow agreement, Security Agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)[Reserved];

(xvi)the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)the original or a copy of any related mezzanine intercreditor agreement;

(xviii)the original or a copy of all related environmental insurance policies; and

(xix)a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date (the “Mortgage Loan Checklist”);

provided, however, that (a) whenever the term “Mortgage File” is used to refer to documents held by the Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) to the extent that this Agreement refers to a “Mortgage File” for a Companion Loan, such “Mortgage File” shall be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), (d) with respect to any Mortgage Loan that has a Serviced Companion Loan, the execution and/or recordation of any assignment of Mortgage, any separate assignment of Assignment of Leases and any assignment of any UCC Financing Statement in the name of the Trustee shall not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (i) the Trustee shall hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (ii) any efforts undertaken by the Trustee, the Master Servicer, or the Special Servicer on its behalf to enforce or obtain the benefits of such instrument shall be construed to be so undertaken by Trustee, the Master Servicer or the Special Servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively, (e) in connection with any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Mortgage Loan Seller of copies of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan, with respect to which the original shall be required) including a copy of the Mortgage securing the applicable Mortgage Loan and any assignments or other transfer documents referred to in clauses (iii), (v), (vi), (vii), (ix) and (x) above as being in favor of the Trustee shall instead be in favor of the applicable Non-Serviced Trustee and need only be in such form as was delivered to the applicable Non-Serviced Trustee or a custodian on its behalf, and (f) in connection with any (A) Non-Serviced Mortgage Loan, any and all document delivery requirements as regards the related Mortgage File (or any portion thereof) set forth herein or in the Mortgage Loan Purchase Agreement will also be satisfied by the delivery, in compliance with the terms of the related Non-Serviced PSA, by the Mortgage Loan Seller of the documents specified above (other than the Mortgage Note and intervening endorsements evidencing such Mortgage Loan) to the custodian under the related Non-Serviced PSA (in such form as was delivered to the custodian under the related Non-Serviced PSA) and (B) Servicing Shift Mortgage Loan, the foregoing documents shall be delivered to the Custodian by the Mortgage Loan Seller on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) shall be transferred to the custodian pursuant to Section 2.01(i).

“Mortgage Loan”: Each of the mortgage loans (other than the Crossed Underlying Loans of a Crossed Mortgage Loan Group, it being understood that for the purposes of this Agreement each Crossed Mortgage Loan Group shall be treated as one Mortgage Loan) transferred and assigned to the Trustee pursuant to Section 2.01 and to be held by the Trust. As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. The term “Mortgage Loan” shall, as of any date of determination, include any Qualified Substitute Mortgage Loan that has replaced a Mortgage Loan pursuant to Section 2.03 and exclude any such replaced Mortgage Loan.

“Mortgage Loan Checklist”: A list related to each Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

“Mortgage Loan Purchase Agreement”: The agreement between the Depositor and the Mortgage Loan Seller, relating to the transfer of all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans.

“Mortgage Loan Schedule”: The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan so transferred:

(i)the loan identification number (as specified in Annex A-1 to the Offering Circular);

(ii)the Mortgagor’s name;

(iii)the street address (including city, state, county and zip code) and name of the related Mortgaged Property;

(iv)the Mortgage Rate in effect at origination;

(v)the Net Mortgage Rate in effect at the Cut-off Date;

(vi)the original principal balance;

(vii)the Cut-off Date Balance;

(viii)the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

(ix)the original and remaining amortization terms;

(x)the amount of the Periodic Payment due on the first Due Date following the Cut-off Date;

(xi)the applicable Servicing Fee Rate;

(xii)whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Loan;

(xiii)whether such Mortgage Loan is secured by the related Mortgagor’s interest in a ground lease;

(xiv)identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

(xv)the originator of the related Mortgage Loan and the Mortgage Loan Seller;

(xvi)whether the related Mortgage Loan has a guarantor;

(xvii)whether the related Mortgage Loan is secured by a letter of credit;

(xviii)amount of any reserve or escrowed funds that were deposited at origination and any ongoing periodic deposit requirements;

(xix)number of grace days;

(xx)whether a cash management agreement or lock-box agreement is in place;

(xxi)the general property type of the related Mortgaged Property;

(xxii)whether the related Mortgage Loan permits defeasance; and

(xxiii)the number of units, rooms, beds, pads or square feet with respect to each Mortgaged Property.

Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Mortgage Loan Seller”: Arbor Private Label.

“Mortgage Note”: The original executed note(s) evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, as the case may be, together with any rider, addendum or amendment thereto.

“Mortgage Rate”: With respect to: (i) any Mortgage Loan (including any Non-Serviced Mortgage Loan) or related Serviced Pari Passu Companion Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan or related Serviced Pari Passu Companion Loan from time to time in accordance with the related Mortgage Note and applicable law; or (ii) any Mortgage Loan or related Serviced Pari Passu Companion Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.

“Mortgaged Property”: The real property subject to the lien of a Mortgage.

“Mortgagor”: The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

“Net Investment Earnings”: With respect to the Collection Accounts, the Servicing Accounts or the REO Account or Companion Distribution Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

“Net Investment Loss”: With respect to the Collection Account, the Servicing Accounts or the REO Account or Companion Distribution Account for any period from any Distribution Date to the immediately succeeding Master Servicer Remittance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

“Net Mortgage Rate”: With respect to each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of an REO Loan related to any Companion Loan) as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that for any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates and the Weighted Average Net Mortgage Rate, the Net Mortgage Rate of such Mortgage Loan or for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that, with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be determined exclusive of any Withheld Amounts, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld in the immediately preceding January and February, if applicable; provided, further, that with respect to each Mortgage Loan for which the Closing Date Deposit Amount was made, the Closing Date Deposit Amount shall be included in determining the Mortgage Rate relating to the initial Distribution Date. With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loan had remained outstanding.

“Net Operating Income”: With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by the CREFC®.

“New Lease”: Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”: As defined in Section 5.02(c).

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than an portion of an REO Loan related to a Companion Loan) which, in the reasonable judgment of the Master Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option (with respect to any Specially Serviced Loan), make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, the Master Servicer shall deliver to the master servicer and, to the extent required under the related Intercreditor Agreement, special servicer under any Other Pooling and Servicing Agreement, and, with respect to a Non-Serviced Mortgage Loan, the Master Servicer shall deliver to the related Non-Serviced Master Servicer under the Non-Serviced PSA), the Certificate Administrator, the Trustee and the 17g-5 Information Provider notice of such determination. Any such determination shall be conclusive and binding upon the Master Servicer and the Trustee, provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any P&I Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such P&I Advance is or would be a Nonrecoverable P&I Advance, such decision shall remain with the Master Servicer or Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the Master Servicer and the Trustee shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance. With respect to any Non-Serviced Whole Loan, if any Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in connection with a securitization of the related Non-Serviced Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be a Nonrecoverable P&I Advance, such determination shall not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to the related Non-Serviced Mortgage Loan, if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that any P&I Advance with respect to a related Non-Serviced Mortgage Loan, if made, would be a Nonrecoverable P&I Advance, such determination shall not be binding on the related Non-Serviced Master Servicer and related Non-Serviced Trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise). In making such recoverability determination, the Master Servicer, Special Servicer or Trustee, as applicable, shall be entitled (a) to consider (among other things) (i) the obligations of the

Mortgagor under the terms of the related Mortgage Loan or Companion Loan(s), as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries, (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer or the Trustee, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, shall be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such recovery, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain at the expense of the Trust any reasonably required analysis, Appraisals or market value estimates or other information for making a recoverability determination (and, upon the reasonable request by the Trustee, Master Servicer or Special Servicer, as applicable, the Master Servicer and the Special Servicer shall deliver any relevant Appraisals or market value estimates in its possession to the requesting party for such purpose). Absent bad faith, the Master Servicer’s, Special Servicer’s or the Trustee’s determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either the Special Servicer or the Master Servicer to the other and to the Trustee, the Certificate Administrator (and, in the case of a Serviced Mortgage Loan, any Other Servicer) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator (and, in the case of a Serviced Mortgage Loan, any Other Servicer).

The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or the related Mortgaged Property). The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s determination that a P&I Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable. In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), Whole Loan or REO Property which, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan, Whole Loan or REO Property. In making such recoverability determination, such Person shall be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, shall be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the reimbursement of which, at the time of such consideration, is being deferred or delayed by the Master Servicer, the Special Servicer or the Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain, promptly upon request, from the Special Servicer at the expense of the Trust any reasonably required analysis, Appraisals or market value estimates or other information for making a recoverability determination (and, upon the reasonable request by the Trustee, Master Servicer or Special Servicer, as applicable, the Master Servicer and the Special Servicer shall deliver any relevant Appraisals or market value estimates in its possession to the requesting party for such purpose). Absent bad faith, the Master Servicer’s, Special Servicer’s or the Trustee’s determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that a Nonrecoverable Servicing Advance has been made or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Certificate Administrator (and in the case of a Serviced Mortgage Loan, any Other Servicer and Other Trustee) and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Certificate Administrator (and in the case of a Serviced Mortgage Loan, any Other Servicer); provided, however, that the Special Servicer may, at its option (with respect to any Specially Serviced Loan) make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer (and with respect to a Serviced Mortgage Loan, the Master Servicer shall deliver to the applicable master servicer under the related Other Pooling and Servicing Agreement, and with respect to a Non-Serviced Mortgage Loan, the Master Servicer shall deliver to the related Non-Serviced Master), the Certificate Administrator, the Trustee and the 17g-5 Information Provider notice of such determination. Any such determination shall be conclusive and binding upon the Master Servicer and the Trustee, provided, however, that the Special Servicer shall have no such obligation to make an affirmative determination that any Servicing Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such Servicing Advance is or would be a Nonrecoverable Servicing Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable. If the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance. The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal with respect to the related Mortgage Loan, Serviced Companion Loan or related Mortgaged Property). The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations. The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable. Notwithstanding anything herein to the contrary, if the Special Servicer requests that the Master Servicer make a Servicing Advance, the Master Servicer may conclusively rely on such request as evidence that such advance is not a Nonrecoverable Servicing Advance; provided, however, the Special Servicer shall not be entitled to make such a request more frequently than once per calendar month with respect to Servicing Advances other than emergency advances (although such request may relate to more than one Servicing Advance). In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan. The determination as to the recoverability of any Servicing Advance previously made or proposed to be made in respect of a Non-Serviced Whole Loan shall be made by the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee, as the case may be, pursuant to the related Non-Serviced PSA.

“Non-Serviced Asset Representations Reviewer”: The “Asset Representations Reviewer” under a Non-Serviced PSA.

“Non-Serviced Certificate Administrator”: The “Certificate Administrator” under a Non-Serviced PSA.

“Non-Serviced Companion Loan”: For the avoidance of doubt, there is no Non-Serviced Companion Loan related to the Trust.

“Non-Serviced Custodian”: Any custodian under a Non-Serviced PSA.

“Non-Serviced Depositor”: The “Depositor” under a Non-Serviced PSA.

“Non-Serviced Gain-on-Sale Proceeds”: Any “gain-on-sale proceeds” received in respect of a Non-Serviced Mortgage Loan pursuant to the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement”: For the avoidance of doubt, there is no Non-Serviced Intercreditor Agreement related to the Trust.

“Non-Serviced Master Servicer”: The “Master Servicer” under a Non-Serviced PSA.

“Non-Serviced Mortgage Loan”: For the avoidance of doubt, there is no Non-Serviced Mortgage Loan in the Trust Fund.

“Non-Serviced Mortgaged Property”: For the avoidance of doubt, there is no Non-Serviced Mortgaged Property related to the Trust.

“Non-Serviced Primary Servicing Fee Rate”: For the avoidance of doubt, there is no Non-Serviced Primary Servicing Fee Rate related to the Trust.

“Non-Serviced PSA”: For the avoidance of doubt, there is no Non-Serviced PSA related to the Trust.

“Non-Serviced Special Servicer”: The “Special Servicer” under a Non-Serviced PSA.

“Non-Serviced Trust”: The “Trust” formed under a Non-Serviced PSA.

“Non-Serviced Trustee”: The “Trustee” under a Non-Serviced PSA.

“Non-Serviced Whole Loan”: For the avoidance of doubt, there is no Non-Serviced Whole Loan related to the Trust.

“Non-Specially Serviced Loan”: Any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is not a Specially Serviced Loan.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f).

“Non-U.S. Tax Person”: Any person other than a U.S. Tax Person.

“Notional Amount”: In the case of the Class X-A Certificates, the Class X-A Notional Amount; in the case of the Class X-B Certificates, the Class X-B Notional Amount; and in the case of the Class X-D Certificates, the Class X-D Notional Amount.

“NRSRO”: Any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, including the Rating Agencies.

“NRSRO Certification”: A certification (a) substantially in the form of Exhibit P-2 executed by a NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s Website, in either case in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 of the Exchange Act, that such NRSRO has access to the Depositor’s 17g-5 website and that such NRSRO will keep such information confidential, except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the 17g-5 Information Provider’s Website.

“OCC”: Office of the Comptroller of the Currency.

“Offering Circular”: The offering circular dated June 10, 2021.

“Officer’s Certificate”: A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or any Additional Servicer, as the case may be, or a Responsible Officer of the Trustee or Certificate Administrator, as the case may be.

“Offshore Transaction”: Any “offshore transaction” as defined in Rule 902(h) of Regulation S.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC, (b) compliance with the REMIC Provisions, or (c) the resignation of the Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.05, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer and the Special Servicer.

“Original Certificate Balance”: With respect to any Class of Principal Balance Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Lower-Tier Principal Amount”: With respect to any Class of Lower-Tier Regular Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Notional Amount”: With respect to the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount, the applicable initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

“Other Asset Representations Reviewer”: Any other asset representations reviewer under an Other Pooling and Servicing Agreement.

“Other Depositor”: Any depositor under an Other Pooling and Servicing Agreement.

“Other Exchange Act Reporting Party”: With respect to any Other Securitization that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D and Form 10-K with respect to such Other Securitization, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization that is not subject to the reporting requirements of the Exchange Act and for the purposes of Sections 12.07, 12.08, 12.09 and 12.16 only, the trustee, certificate administrator, master servicer, special servicer, operating advisor or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Pooling and Servicing Agreement”: Any trust and servicing agreement or pooling and servicing agreement, as applicable, that creates a trust whose assets include any Serviced Companion Loan.

“Other Securitization”: Any commercial mortgage securitization to which a Companion Loan (other than a Non-Serviced Companion Loan) is deposited.

“Other Servicer”: Any master servicer or special servicer, as applicable, under an Other Pooling and Servicing Agreement. With respect to the delivery of any notices, reports or other information required to be delivered pursuant to this Agreement by any party hereto to an Other Servicer, “Other Servicer” shall mean the master servicer under the applicable Other Pooling and Servicing Agreement and, only to the extent required by or contemplated by the related Intercreditor Agreement, the special servicer under the applicable Other Pooling and Servicing Agreement.

“Other Trustee”: Any trustee under an Other Pooling and Servicing Agreement.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Loan (but not any related Companion Loan), any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

“P&I Advance Determination Date”: With respect to any Distribution Date, the close of business on the related Determination Date.

“Pass-Through Rate”: Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-SB Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F-RR Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate or the Class X-D Pass-Through Rate, as the case may be.

“PCAOB”: The Public Company Accounting Oversight Board.

“Penalty Charges”: With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loan (or any successor REO Loan), any amounts actually collected thereon (or, in the case of a Serviced Companion Loan (or any successor REO Loan thereto) that is part of a Serviced Whole Loan, actually collected on such Serviced Whole Loan and allocated and paid on such Serviced Companion Loan (or any successor REO Loan) in accordance with the related Intercreditor Agreement) that represent late payment charges or Default Interest, other than a Prepayment Premium or a Yield Maintenance Charge.

“Percentage Interest”: As to any Certificate (other than the Class R Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than the Class R Certificates), the percentage interest is equal to the Denomination as of the Closing Date of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Class R Certificate, the percentage interest is set forth on the face thereof.

“Periodic Payment”: With respect to any Mortgage Loan or the related Companion Loan(s), the scheduled monthly payment of principal and/or interest on such

Mortgage Loan or Companion Loan(s), including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan or Companion Loan(s) may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan(s) by reason of default thereunder.

“Permitted Investments”: Any one or more of the following obligations or securities (including obligations or securities of the Certificate Administrator, or managed by the Certificate Administrator or any Affiliate of the Certificate Administrator, if otherwise qualifying hereunder), regardless of whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

(i)direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate (or, insofar as there is then outstanding any class of Serviced Companion Loan Securities that are then rated by such rating agency, such class of securities) as evidenced in writing;

(ii)time deposits, unsecured certificates of deposit, or bankers’ acceptances that mature in one (1) year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities (A) in the case of such investments with maturities of thirty (30) days or less, the short-term debt obligations of which are rated at least “F1” by Fitch or the long-term debt obligations of which are rated at least “A” by Fitch, (B) in the case of such investments with maturities of three (3) months or less, but more than thirty (30) days, the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-” by Fitch, (C) in the case of such investments with maturities of six (6) months or less, but more than three (3) months, the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated at least “AA-” by Fitch, (D) in the case of such investments with maturities of more than six (6) months, the short-term obligations of which are rated at least “F1+” by Fitch and the long-term obligations of which are rated at least “AA-” by Fitch, (E) for maturities of less than three (3) months, a short term rating of “R-1 (middle)”

by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch)) and (F) for maturities greater than three (3) months, a long-term rating of “AAA” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch));

(iii)repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, (A) if it has a term of three months or less, (1) the short-term obligations of which are rated in the highest short-term debt rating category of Fitch and (2) a short-term rating of which are rated “R-1 (middle)” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch)), (B) if it has a term of more than three months and not in excess of six months, the short-term obligations of which are rated in the highest short-term rating category by each Rating Agency and the long-term obligations of which are rated at least “AAA” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which include Fitch)) and (C) if it has a term of more than six months, the short-term obligations of which are rated in the highest short-term rating category by each Rating Agency and the long-term obligations of which are rated at least “AAA” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch)) (or, in the case of any such Rating Agency as set forth in clauses (A) through (C) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency); provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

(v)commercial paper (including both non-interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and (A) which is rated in the highest rating category of Fitch, and (B)(1) for maturities of less than three (3) months, a short-term rating of “R-1 (middle)” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch)) and (2) for maturities greater than three (3) months, a long-term rating of “AAA” by DBRS Morningstar (if then rated by DBRS Morningstar and, if not so rated, an equivalent rating (or higher) by two other NRSROs (which may include Fitch));

(vi)money market funds which seek to maintain a constant net asset value per share, rated in the highest rating categories of Fitch and DBRS Morningstar (if so rated by each such Rating Agency (and if not rated by any such Rating Agency, an equivalent rating (or higher) by at least two (2) NRSROs (which may include Fitch or DBRS Morningstar)), which may include the investments referred to in clause (i) hereof if so qualified that (a) have substantially all of their assets invested continuously in the types of investments referred to in clause (i) above and (b) have net assets of not less than $5,000,000,000;

(vii)any other demand, money market or time deposit, obligation, security or investment, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, obligation, security or investment and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); and

(viii)any other demand, money market or time deposit, obligation, security or investment not listed in clauses (i) – (vi) above with respect to which a Rating Agency Confirmation has been obtained from each and every Rating Agency;

provided, however, that each Permitted Investment qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code, and that (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by any Trust REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any Trust REMIC. Permitted Investments may not be purchased at a price in excess of par and may not be interest-only securities.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, title agency fees, property condition report fees, insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with this Agreement.

“Permitted Transferee”: Any Person or any agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an Ownership Interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Tax Person, (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Placement Agent”: J.P. Morgan Securities LLC.

“Plan”: As defined in Section 5.03(n).

“Pre-close Information”: As defined in Section 3.15(c).

“Prepayment Assumption”: A “constant prepayment rate” of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes.

“Prepayment Interest Excess”: For any Distribution Date and with respect to any Mortgage Loan or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees), to the extent collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan or Serviced Whole Loan, as applicable, and (y) the Certificate Administrator Fee Rate, on the amount of such Principal Prepayment from such Due Date to, but not including, the date of such prepayment (or any later date through which interest accrues). Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest

Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

“Prepayment Interest Shortfall”: For any Distribution Date and with respect to any Mortgage Loan or Serviced Whole Loan that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, after the related Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest (net of the related Servicing Fees), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan or Serviced Whole Loan, as applicable and (y) the Certificate Administrator Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan or Serviced Whole Loan, as applicable, and ending on such following Due Date. With respect to any AB Whole Loan, any Prepayment Interest Shortfall for any Distribution Date shall be allocated first to the related AB Subordinate Companion Loan and then to the related Mortgage Loan.

“Prepayment Premium”: With respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Primary Collateral”: With respect to any Crossed Underlying Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Underlying Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Underlying Loan.

“Primary Servicing Fee”: The monthly fee payable by the Master Servicer solely from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time.

“Principal Balance Certificates”: Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificates.

“Principal Distribution Amount”: With respect to any Distribution Date and the Principal Balance Certificates, an amount equal to the sum of the following amounts: (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date as a result of such prepayment.

“Principal Shortfall”: For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount. The Principal Shortfall for the initial Distribution Date will be zero.

“Privileged Information”: Any (i) correspondence between the Risk Retention Consultation Party and the Special Servicer related to any Specially Serviced Loan (other than with respect to any Excluded Loan) or the exercise of the Risk Retention Consultation Party’s consultation rights under this Agreement, (ii) strategically sensitive information (including, without limitation, information contained within any Asset Status Report) that the Special Servicer has reasonably determined could compromise the Trust’s position in any ongoing or future negotiations with the related Mortgagor or other interested party and that is labeled or otherwise identified as Privileged Information by the Special Servicer and (iii) information subject to attorney-client privilege. The Master Servicer and the Special Servicer shall be entitled to rely on any identification of materials as “attorney-client privileged” without liability for any such reliance hereunder.

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Placement Agent, the Mortgage Loan Seller, the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, any Companion Holder who provides an Investor Certification, any Person (including the Risk Retention Consultation Party) who provides the Certificate Administrator with an Investor Certification and any NRSRO (including any Rating Agency) that provides the Certificate Administrator with an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s Website; provided, however, that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or the Special Servicer) be entitled to receive any information other than the Distribution Date Statement. In determining whether any Person is an Additional Servicer, the Certificate Administrator may rely on a certification by the Master Servicer, the Special Servicer or the Mortgage Loan Seller, as the case may be.

Notwithstanding anything to the contrary in this Agreement, if the Special Servicer obtains knowledge that it has become a Borrower Party, the Special Servicer shall nevertheless be a Privileged Person; provided that the Special Servicer (i) shall not directly or indirectly provide any information related to any Excluded Special Servicer Loan to (A) the related Borrower Party, (B) any of the Special Servicer’s employees or personnel or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above; and provided, further, that nothing in this Agreement shall be construed as an obligation of the Master Servicer or the Certificate Administrator to restrict the Special Servicer’s access to any information on the Master Servicer’s Internet website or the Certificate Administrator’s Website and in no case shall the Master Servicer or the Certificate Administrator be held liable if the Special Servicer accesses any Excluded Special Servicer Information relating to the Excluded Special Servicer Loans. Notwithstanding any provision to the contrary herein, neither the Master Servicer nor the Certificate Administrator shall have any obligation to restrict access by the Special Servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

“Prohibited Prepayment”: As defined in the definition of Compensating Interest Payments.

“PTCE”: Prohibited Transaction Class Exemption.

“Purchase Price”: With respect to any Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final paragraph of this definition, any related Companion Loan) to be purchased pursuant to (A) Section 6 of the Mortgage Loan Purchase Agreement by the Mortgage Loan Seller, (B) Section 3.18 or (C) Section 9.01, a price, without duplication, equal to:

(i)the outstanding principal balance of such Mortgage Loan (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph of this definition, the related Companion Loan(s))) as of the date of purchase; plus

(ii)all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan(s))), at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents Default Interest), to, but not including, the Due Date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase; plus

(iii)all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional Trust Fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph of this definition, the related Companion Loan(s))); plus

(iv)if such Mortgage Loan (or related REO Loan) is being repurchased or substituted by the Mortgage Loan Seller, pursuant to Section 6 of the Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator or the Trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional Trust Fund expenses relating to such Mortgage Loan (or related REO Loan); plus

(v)Liquidation Fees, if any, payable with respect to such Mortgage Loan (or related REO Loan (including for such purpose, to the extent required pursuant to the final paragraph hereof, the related Companion Loan(s))) (which will not include any Liquidation Fees if such repurchase occurs prior to the expiration of the Extended Cure Period).

Solely with respect to any Serviced Whole Loan to be sold pursuant to Section 3.18(a)(iii), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan(s), as applicable. With respect to any REO

Property to be sold pursuant to Section 3.18(b), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan (including any related Companion Loan). With respect to any sale pursuant to Section 3.18(a)(ii) or Section 3.18(e) or for purposes of calculating any Gain-on-Sale Proceeds, the “Purchase Price” shall be allocated between the related Mortgage Loan and Companion Loan(s), as applicable, in accordance with, and shall be equal to the amount provided pursuant to, the provisions of the related Intercreditor Agreement. Notwithstanding the foregoing, with respect to any repurchase pursuant to the provisions cited in subclause (A) and subclause (C) at the beginning of this definition, the “Purchase Price” shall not include any amounts payable in respect of any related Companion Loan.

“Qualified Institutional Buyer”: A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Insurer”: (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least: (a) “A(low)” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two other nationally recognized insurance rating organizations (which may include Fitch)) or (b) “A” by Fitch (or, if not rated by Fitch, at least “A” or an equivalent rating as “A” by one other nationally recognized insurance rating organization (which may include DBRS Morningstar)) and (ii) with respect to the fidelity bond and errors and omissions insurance policy required to be maintained pursuant to Section 3.07(c), except as otherwise permitted by Section 3.07(c), an insurance company that has a claims paying ability (or the obligations which are guaranteed or backed by a company having such claims paying ability) with at least one of the following ratings: (a) “A3” by Moody’s, (b) “A-” by S&P, (c) “A-” by Fitch, (d) “A-:X” by A.M. Best Company, Inc. or (e) “A(low)” by DBRS Morningstar, or, in the case of clauses (i) or (ii), any other insurer acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation.

“Qualified Mortgage”: A “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

“Qualified Replacement Special Servicer”: A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) currently has a special servicer rating of at least “CSS3” from Fitch and (iii) is currently acting as a special servicer in a transaction rated by DBRS Morningstar and has not been publicly cited by DBRS Morningstar as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

“Qualified Substitute Mortgage Loan”: A substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a removed Mortgage Loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan); (iii) have the same Due Date as and Grace Period no longer than that of the removed Mortgage Loan; (iv) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360 day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the removed Mortgage Loan; (vi) have a then-current loan-to-value ratio equal to or less than the lesser of the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current debt service coverage ratio at least equal to the greater of the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization period that extends to a date that is after the date two (2) years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the removed Mortgage Loan; (xiii) not be substituted for a removed Mortgage Loan unless the Trustee and the Certificate Administrator have received Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the Mortgage Loan Seller); (xiv) prohibit defeasance within two (2) years of the Closing Date; (xv) not be substituted for a removed Mortgage Loan if it would result in an Adverse REMIC Event or the imposition of tax other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvi) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xvii) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a removed Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xvii); provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, further, that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Primary Servicing Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the Weighted Average Net Mortgage Rate) of any Class of Principal Balance Certificates having a Certificate Balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the Mortgage Loan Seller shall certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and the Certificate Administrator.

“RAC No-Response Scenario”: As defined in Section 3.25(a).

“RAC Requesting Party”: As defined in Section 3.25(a).

“Rated Final Distribution Date”: As to each Class of Certificates, the Distribution Date in June 2054.

“Rating Agency”: Each of Fitch and DBRS Morningstar or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, and specific ratings of Fitch and DBRS Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter.

“Rating Agency Inquiry”: As defined in Section 4.07(c).

“Rating Agency Q&A Forum and Document Request Tool”: As defined in Section 4.07(c).

“Realized Loss”: As defined in Section 4.04(a).

“Record Date”: With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Regular Certificates”: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificates.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation D”: Regulation D under the Act.

“Regulation S”: Regulation S under the Act.

“Regulation S Book-Entry Certificates”: The Certificates sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S and represented by one or more Book Entry Certificates deposited with the Certificate Administrator as custodian for the Depository.

“Reimbursement Rate”: The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which per annum rate shall equal the Prime Rate, compounded annually.

“Related Certificates” and “Related Lower-Tier Regular Interests”: For each of the following Classes of Certificates, the related Class of Lower-Tier Regular Interests; and for each of the following Classes of Lower-Tier Regular Interests, the related Class of Certificates set forth below:

Related Certificates	Related Lower-Tier Regular Interest
Class A-1 Certificates	Class LA1 Uncertificated Interest
Class A-2 Certificates	Class LA2 Uncertificated Interest
Class A-3 Certificates	Class LA3 Uncertificated Interest
Class A-4 Certificates	Class LA4 Uncertificated Interest
Class A-5 Certificates	Class LA5 Uncertificated Interest
Class A-SB Certificates	Class LASB Uncertificated Interest
Class A-S Certificates	Class LAS Uncertificated Interest
Class B Certificates	Class LB Uncertificated Interest
Class C Certificates	Class LC Uncertificated Interest
Class D Certificates	Class LD Uncertificated Interest
Class E Certificates	Class LE Uncertificated Interest
Class F-RR Certificates	Class LF-RR Uncertificated Interest

“Relevant Distribution Date” means with respect to any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization holding a Companion Loan, the “Distribution Date” (or analogous concept) under the related Other Pooling and Servicing Agreement.

“REMIC”: A “real estate mortgage investment conduit” as defined in Section 860D of the Code (or any successor thereto).

“REMIC Administrator”: The Certificate Administrator or any REMIC administrator appointed pursuant to Section 10.04.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings or announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee for the benefit of the Certificateholders and with respect to any Serviced Whole Loan, for the benefit of the related Serviced Companion Noteholder, which shall initially be entitled “Midland Loan Services, a Division of PNC Bank, National Association, or the applicable successor special servicer, as Special Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, REO Account”. Any such account or accounts shall be an Eligible Account.

“REO Acquisition”: The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

“REO Disposition”: The sale or other disposition of the REO Property pursuant to Section 3.18.

“REO Extension”: As defined in Section 3.16(a).

“REO Loan”: Each of the Mortgage Loans (and, with respect to any Serviced Whole Loan, the related Companion Loan(s), as applicable), deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the applicable portion of the related REO Property (or beneficial interest therein, in the case of a Non-Serviced Mortgage Loan) remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan or Companion Loan, if applicable, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or Companion Loan, if applicable). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in respect of the predecessor Mortgage Loan or Companion Loan, if applicable, as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in respect of an REO Loan. In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the related Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount” shall be deemed outstanding until recovered. Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to the related Serviced Pari Passu Companion Loan(s) will be available for amounts due to the Certificateholders or to reimburse the Trust, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan, in accordance with Section 3.05(a) or with respect to the Serviced AB Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

“REO Property”: A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders (and the related Companion Holder, subject to the related Intercreditor Agreement, with respect to a Mortgaged Property securing a Serviced Whole Loan) to the extent set forth herein and the Trustee (as holder of the Lower-Tier Regular Interests) (and also including, if applicable, the Trust’s beneficial interest in a Non-Serviced Mortgaged Property acquired by the applicable Non-Serviced Special Servicer on behalf of, and in the name of, the applicable Non-Serviced Trustee or a nominee thereof for the benefit of the certificateholders under the applicable Non-Serviced Trust) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan. References herein to the Special Servicer acquiring, maintaining, managing, inspecting, insuring, selling or reporting or to Appraisal Reduction Amounts and Final Recovery Determinations with respect to an “REO Property”, shall not include the Trust’s beneficial interest in a Non-Serviced Mortgaged Property. For the avoidance of doubt, REO Property, to the extent allocable to a Companion Loan, shall not be an asset of the Trust Fund or any Trust REMIC.

“REO Revenues”: All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

“Reporting Servicer”: The Master Servicer, the Special Servicer or any Servicing Function Participant engaged by such parties, as the case may be.

“Repurchase Request”: As defined in Section 2.02(g).

“Request for Release”: A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group with direct responsibility for the administration of this Agreement and, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Placement Agent and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Defeasance Rights and Obligations”: Any of the rights and obligations of the Mortgage Loan Seller defined in Section 3.18(g).

“Retained Fee Rate”: An amount equal to 0.0025% per annum with respect to each Mortgage Loan.

“Retained Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Risk Retention Certificates in proportions equal to their respective Percentage Interests.

“Retaining Party”: Any Holder of a Risk Retention Certificate and any successor Holder of such Risk Retention Certificate. The initial Retaining Party is expected to be Arbor Realty SR, Inc., a Maryland corporation.

“Retaining Sponsor”: Arbor Private Label.

“Retention Covenant”: The undertaking in paragraph (a) of Article 3 of the EU/UK Risk Retention Letter.

“Review Package”: A Rating Agency Confirmation request and any supporting documentation delivered therewith.

“Risk Retention Certificate”: Individually and collectively, the Class F-RR Certificates.

“Risk Retention Consultation Party”: The Risk Retention Consultation Party shall be the party selected by the Holders of more than 50% of the Risk Retention Certificates (by Certificate Balance, as determined by the Certificate Registrar) from time to time. The initial Risk Retention Consultation Party shall be Arbor Private Label.

“Risk Retention Consultation Termination Event”: At any date at which no Class of Risk Retention Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class; provided that a Risk Retention Consultation Termination Event shall not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Risk Retention Certificates have been reduced to zero.

“Risk Retention Rule”: The final rule that was promulgated to implement the credit risk retention requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; pages 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Book-Entry Certificate”: With respect to the Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

“S&P”: S&P Global Ratings, and its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: With respect to an Other Securitization, the certification required to be filed together with such Other Securitization’s Exchange Act report on Form 10-K pursuant to Rule 13a-14 and Rule 15d-14 of the Exchange Act.

“Scheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of the following: (a) all Periodic Payments (excluding Balloon Payments) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Collection Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a Grace Period ending after the related Determination Date, the related Due Date or last day of such Grace Period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a Grace Period ending after the related Determination Date, the related Due Date or last day of such Grace Period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above.

“Securities Act”: The Securities Act of 1933, as it may be amended from time to time.

“Security Agreement”: With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

“Senior Certificate”: Any Class A Certificate (other than the Class A-S Certificates) or Class X Certificate.

“Serviced AB Whole Loan”: For the avoidance of doubt, there is no Serviced AB Whole Loan related to the Trust.

“Serviced AB Subordinate Companion Loan”: For the avoidance of doubt, there is no Serviced AB Subordinate Companion Loan related to the Trust.

“Serviced Companion Loan”: The Century Summerfield Pari Passu Companion Loan.

“Serviced Companion Loan Securities”: Any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan.

“Serviced Companion Noteholder”: The holder of the Century Summerfield Pari Passu Companion Loan.

“Serviced Mortgage Loan”: The Century Summerfield Mortgage Loan.

“Serviced Pari Passu Companion Loan”: The Century Summerfield Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan”: The Century Summerfield Mortgage Loan.

“Serviced Pari Passu Whole Loan”: The Century Summerfield Whole Loan.

“Serviced REO Loan”: Any REO Loan that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced REO Property”: Any REO Property that is serviced by the Special Servicer pursuant to this Agreement.

“Serviced Whole Loan”: The Century Summerfield Whole Loan.

“Serviced Whole Loan Remittance Date”: With respect to any Serviced Companion Loan, (x) prior to contribution of such Serviced Companion Loan to an Other Securitization, a date as set forth in the related Intercreditor Agreement (or if no such date is specified, the Master Servicer Remittance Date) and (y) following contribution of such Serviced Companion Loan to an Other Securitization, the earlier of (A) Master Servicer Remittance Date or (B) the Business Day immediately succeeding the “determination date” set forth in the related Other Pooling and Servicing Agreement, or such earlier date as required by the related Intercreditor Agreement; provided, however, that, unless otherwise required under the related Intercreditor Agreement, no remittance is required to be made until two (2) Business Days after receipt of properly identified and available funds constituting the related Periodic Payment with respect to the related Serviced Whole Loan.

“Servicer Termination Event”: One or more of the events described in Section 7.01(a).

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, Certificate Administrator, or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (and in the case of a Serviced Mortgage Loan, the related Serviced Companion Loan(s)), other than a Non-Serviced Mortgage Loan, in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, in the case of each of such clause (a) and clause (b), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) – (vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”. Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. None of the Master Servicer, the Special Servicer or the Trustee shall make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related Intercreditor Agreement or this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit NN hereto.

“Servicing Fee”: With respect to each Mortgage Loan (including any Non-Serviced Mortgage Loan), Serviced Companion Loan and any REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

“Servicing Fee Rate”: With respect to each Mortgage Loan (excluding any Non-Serviced Mortgage Loan) and REO Loan, a per annum rate equal to 0.205000%, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan or REO Loan in the same manner in which interest is calculated in respect of such loans. With respect to the Century Summerfield Pari Passu Companion Loan, the “Servicing Fee Rate” shall be a per annum rate equal to 0.200000%.

“Servicing File”: A photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the Mortgage Loan Seller, with respect to a Mortgage Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the Mortgage Loan Seller, to the Master Servicer: (i) a copy of any engineering reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between the Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor’s certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the related Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of the related Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of all environmental reports that were received by the Mortgage Loan Seller relating to the relevant Mortgaged Property.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, that is performing activities that address the Servicing Criteria, unless (i) such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Section 12.08 and Section 12.09 or (ii) the Depositor reasonably determines that a Master Servicer or the Special Servicer may, for the purposes of the Exchange Act reporting requirements pursuant to applicable Commission guidance, take responsibility for the assessment of compliance with the Servicing Criteria of such Person. The Servicing Function Participants as of the Closing Date are listed on Exhibit Y hereto. Exhibit Y shall be updated and provided to the Depositor and the Certificate Administrator in accordance with Section 12.08(c).

“Servicing Officer”: Any officer and/or employee of the Master Servicer, the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or Serviced Companion Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, the Special Servicer or any Additional Servicer to the Certificate Administrator, the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

“Servicing Shift Lead Note”: With respect to any Servicing Shift Whole Loan, as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Servicing Shift Whole Loan including any amendments or modifications, or any renewal or substitution notes, as of such date, the sale of which to the related Non-Serviced Trust will cause servicing to shift from this Agreement to the related Non-Serviced PSA pursuant to the terms of the related Intercreditor Agreement for such Servicing Shift Whole Loan. For the avoidance of doubt, there is no Servicing Shift Lead Note related to the Trust.

“Servicing Shift Mortgage Loan” With respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the Trust Fund that will be serviced under this Agreement as of the Closing Date, but the servicing of which is expected to shift to the pooling and servicing agreement entered into in connection with the securitization of the related Servicing Shift Lead Note on and after the date of such securitization. For the avoidance of doubt, there is no Servicing Shift Mortgage Loan in the Trust Fund.

“Servicing Shift Securitization Date”: With respect to any Servicing Shift Whole Loan, the date on which the related Servicing Shift Lead Note is included in a related Non-Serviced Trust, provided that such holder of a Servicing Shift Lead Note provides each of the parties to this Agreement (in each case only to the extent such party will not also be a party to the related Non-Serviced PSA) with notice in accordance with the terms of the related Intercreditor Agreement that such Servicing Shift Lead Note is to be included in such Non-Serviced Trust which notice shall include contact information for the related Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Certificate Administrator and the Non-Serviced Trustee.

“Servicing Shift Whole Loan”: Any Whole Loan serviced under this Agreement as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the Trust Fund and one or more Pari Passu Companion Loans not included in the Trust Fund, but the servicing of which is expected to shift to the pooling and servicing agreement entered into in connection with the securitization of the related Servicing Shift Lead Note on and after the date of such securitization. For the avoidance of doubt, there is no Servicing Shift Whole Loan related to the Trust.

“Servicing Standard”: As defined in Section 3.01(a).

“Servicing Transfer Event”: With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Companion Loan, the occurrence of any of the following events:

(i)with respect to a Mortgage Loan or Companion Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original

Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan or Companion Loan has been extended as provided herein, a payment default shall have occurred at such extended Maturity Date; or

(ii)with respect to each Mortgage Loan or Companion Loan that is a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided that if (A) the related Mortgagor has provided prior to the related Maturity Date a fully executed term sheet or refinancing commitment or a signed purchase and sale agreement for a refinancing of the related Mortgage Loan or sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the Master Servicer from an acceptable lender or purchaser reasonably satisfactory to the Master Servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within one hundred and twenty (120) days after the date on which such Balloon Payment will become due (and the Master Servicer shall promptly forward such documentation to the Special Servicer), (B) the related Mortgagor continues to make its Assumed Scheduled Payment and (C) no other Servicing Transfer Event shall have occurred with respect to such Mortgage Loan or Serviced Companion Loan, a Servicing Transfer Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related Maturity Date and (2) the date on which such documentation expires; or

(iii)any Periodic Payment (other than a Balloon Payment) is more than sixty (60) days delinquent (unless, in the case of a Mortgage Loan with mezzanine debt, prior to such Periodic Payment becoming more than sixty (60) days delinquent the holders of the related Companion Loan(s) or the holders of related mezzanine debt, as applicable, cure such delinquency, subject to the terms and provisions of the related Intercreditor Agreement); or

(iv)with the consent of the Risk Retention Consultation Party, the Master Servicer makes a judgment that a payment default is imminent or reasonably foreseeable and is not likely to be cured by the related Mortgagor within sixty (60) days; or

(v)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within sixty (60) days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within sixty (60) days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan (and any related Companion Loan, as applicable), shall no longer be a Specially Serviced Loan (and no Special Servicing Fees,

Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed to the Trust Fund by the Special Servicer); or

(vi)the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(vii)the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(viii)with the consent of the Risk Retention Consultation Party, a default of which the Master Servicer has notice (other than a failure by such Mortgagor to pay principal or interest) and which the Master Servicer determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interests of the related Serviced Companion Noteholder), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as applicable), if applicable, has occurred and remained unremedied for the applicable Grace Period specified in the related Mortgage Loan or related Companion Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no Grace Period is specified for those defaults which are capable of cure, sixty (60) days); or

(ix)the Master Servicer or Special Servicer has received notice of the foreclosure of any lien other than the Mortgage on the related Mortgaged Property and such lien remains uncured for the time period specified in the related Mortgage Loan documents; or

(x)with the consent of the Risk Retention Consultation Party, the Master Servicer determines that (a) a default (other than as described in clause (iv) above) under a Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan and related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to any Serviced Whole Loan, the interests of the related Serviced Companion Noteholder), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as applicable), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for thirty (30) days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan, as applicable; or

(xi)with the consent of the Risk Retention Consultation Party, the Master Servicer has received notice of a borrower’s request for a forbearance related to the COVID-19 Emergency and has determined that such borrower is an Eligible Borrower (such Servicing Transfer Event, a “COVID-19 Transfer Event”);

provided that any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is cross-collateralized with a Specially Serviced Loan shall be a Specially Serviced Loan so long as such Mortgage Loan is cross-collateralized with a Specially Serviced Loan. If any Serviced Companion Loan becomes a Specially Serviced Loan, the related Serviced Mortgage Loan shall also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, the related Serviced Companion Loan shall also become a Specially Serviced Loan. With respect to a Non-Serviced Mortgage Loan, the occurrence of a “Servicing Transfer Event” shall be as defined in the related Non-Serviced PSA.

Notwithstanding the foregoing, the Special Servicer may elect to deliver a written notice to the Master Servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of imminent default under clause (iv) or (x) above. Upon receipt of any such written notice, the Master Servicer shall deliver an Officer’s Certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (iv) or (x) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year), the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date on which financial statements for such calendar quarter are required to be delivered to the related lender under the Mortgage Loan documents. The parties to this Agreement acknowledge that that in the event the Mortgaged Property securing a Companion Loan is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) with respect to an Other Securitization that includes such Companion Loan, the date on which quarterly financial statements are required to be delivered to the related lender under the Mortgage Loan documents is, with respect to net operating income information, twenty (20) days following the end of each fiscal quarter, subject to the terms of the related loan agreement.

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.03(n).

“Sole Certificateholder”: Any Certificate Owner, or Certificate Owners acting in unanimity, of a Book-Entry Certificate or a Holder of a Definitive Certificate holding 100% of the then-outstanding Class F-RR Certificates; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been retired.

“Special Notice”: As defined in Section 5.06(b)(i).

“Special Servicer”: With respect to (i) each of the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and the Serviced Companion Loans, Midland Loan Services, a Division of PNC Bank, National Association and its successors in interest and assigns, or any successor special servicer appointed as herein provided and (ii) any Excluded Special Servicer Loan, if any, the related Excluded Special Servicer appointed pursuant to Section 7.01(g), as applicable and as the context may require. For the avoidance of doubt, all references to the obligations or liabilities of the “Special Servicer” in this Agreement shall mean the applicable special servicer as provided herein.

“Special Servicing Fee”: With respect to each Specially Serviced Loan and REO Loan (other than a Non-Serviced Mortgage Loan), the fee payable to the Special Servicer pursuant to Section 3.11(b).

“Special Servicing Fee Rate”: With respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis, 0.25000% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, in the same manner as interest is calculated on the Specially Serviced Loans.

“Specially Serviced Loan”: As defined in Section 3.01(a).

“Startup Day”: The day designated as such in Section 10.01(b).

“Stated Principal Balance”: With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the unpaid principal balance as of the Cut-off Date of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, as of the date it is added to the trust) after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received) minus (y) the sum of:

(i)the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the Master Servicer;

(ii)all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

(iii)the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

(iv)any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or a modification of such Mortgage Loan pursuant to the terms and provisions of this Agreement that occurred prior to the end of the Collection Period for the most recent Distribution Date.

With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

(i)the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

A Mortgage Loan or an REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan shall be the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s) on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, an Additional Servicer or a Sub-Servicer.

“Subordinate Certificate”: Any Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificate.

“Subordinate Companion Holder”: The holder of any of the AB Subordinate Companion Loans.

“Sub-Servicer”: Any Person that services Mortgage Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

“Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more removed Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan(s) being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan(s).

“Surviving Entity”: As defined in Section 6.03(b).

“Tax Returns”: The federal income tax returns on (i) Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC due to its respective classification as a REMIC under the REMIC Provisions and (ii) Internal Revenue Service Form 1041 or Internal Revenue Service Form 1099, as applicable, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

“Temporary Regulation S Book-Entry Certificate”: As defined in Section 5.02(a).

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferable Servicing Interest”: The amount by which the Servicing Fee otherwise payable to the Master Servicer hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate, which is subject to reduction by the Trustee pursuant to Section 3.11(a) of this Agreement.

“Transfer Restriction Period”: The period from the Closing Date to the earliest of (A) the date that is the latest of (i) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33.0% of the aggregate Cut-off Date Balance of the Mortgage Loans; (ii) the date on which the aggregate outstanding principal balance of the Principal Balance Certificates has been reduced to 33.0% of the aggregate outstanding principal balance of the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with §246.7(b)(8)(i) of the Risk Retention Rule.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferee Affidavit”: As defined in Section 5.03(o)(ii).

“Transferor”: Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Transferor Letter”: As defined in Section 5.03(o)(ii).

“Trust”: The trust created hereby and to be administered hereunder. The Trust shall be named: “Arbor Multifamily Mortgage Securities Trust 2021-MF2”.

“Trust Fund”: The corpus of the Trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (including any Qualified Substitute Mortgage Loan replacing a removed Mortgage Loan), together with the Mortgage Files relating thereto (subject to, in the case of a Serviced Whole Loan, the interests of the related Serviced Companion Noteholder in the related Mortgage File); (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust’s interest therein) or the Trust’s beneficial interest in the Mortgaged Property securing a Non-Serviced Whole Loan acquired under the related Non-Serviced PSA; (iv) all revenues received in respect of any REO Property (to the extent of the Trust’s interest therein); (v) the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof (to the extent of the Trust’s interest therein); (vi) any Assignment of Leases and any Security Agreements (to the extent of the Trust’s interest therein); (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any related Mortgage Loans (to the extent of the Trust’s interest therein); (viii) all assets deposited in the Loss of Value Reserve Fund and the Servicing Accounts (to the extent of the Trust’s interest therein), amounts on deposit in the Collection Account (to the extent of the Trust’s interest therein), the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account (to the extent of the Trust’s interest in such Gain-on-Sale Reserve Account) and any REO Account (to the extent of the Trust’s interest in such REO Account), including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements (to the extent of the Trust’s interest therein); (x) the rights and remedies of the Depositor under each Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Lower-Tier Regular Interests; (xii) the Closing Date Deposit Amount and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the lock-box accounts, cash collateral accounts, escrow accounts and any reserve accounts, to the extent such interest belongs to the related Mortgagor). For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be an asset of the Trust.

“Trust REMIC”: as defined in the Preliminary Statement.

“Trustee”: Wells Fargo Bank, National Association, or its successor in interest, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided. Wells Fargo Bank, National Association will perform its duties as trustee hereunder through its Corporate Trust Services division (including, as applicable, any agents or affiliates utilized thereby).

“Trustee Fee”: The fee to be paid to the Trustee as compensation for the Trustee’s activities under this Agreement, which fee is included as part of the Certificate Administrator Fee. No portion of the Trustee Fee shall be calculated by reference to any Companion Loan or the Stated Principal Balance of any Companion Loan. The Trustee Fee shall be paid as a portion of the Certificate Administrator Fee.

“UCC”: The Uniform Commercial Code, as enacted in each applicable state.

“UCC Financing Statement”: A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

“UK Securitization Regulation”: Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitization in the form in effect on 31 December 2020 which forms part of UK domestic law by virtue of the EUWA, as amended by the Securitization (Amendment) (EU Exit) Regulations 2019 of the United Kingdom and as amended, varied or substituted from time to time as a matter of UK law.

“Uninsured Cause”: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

“United States Securities Person”: Any “U.S. person” as defined in Rule 902(k) of Regulation S.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the related Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, the aggregate of the following: (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Trust incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loan and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

“Upper-Tier REMIC”: One of the two separate REMICs comprising the Trust, the assets of which consist of the Lower-Tier Regular Interests, and such amounts as shall from time to time be held in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”: The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Certificate Administrator (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Certificate Administrator, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2, Upper-Tier REMIC Distribution Account”. Any such account or accounts shall be an Eligible Account.

“U.S. Dollars” or “$”: Lawful money of the United States of America.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 2% in the case of the Class X Certificates (allocated pro rata, based upon their respective Notional Amounts as of the date of determination) and (ii) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d), taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.05(a) hereof) of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d), taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Certificates pursuant to Section 4.05(a) hereof) of the Principal Balance

Certificates, each determined as of the Distribution Date immediately preceding such time. None of the Class R Certificates shall be entitled to any Voting Rights.

“Weighted Average Net Mortgage Rate”: With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loans) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable Grace Period).

“Whole Loan”: The Century Summerfield Whole Loan.

“Withheld Amounts”: As defined in Section 3.23(a).

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Periodic Payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which Mortgage Loan becomes a Corrected Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the related Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Loan in accordance with Section 3.11(c).

“Workout Fee Rate”: With respect to each Corrected Loan, a fee of 1.00% of each collection (other than Penalty Charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Periodic Payments, (ii) Balloon Payments, (iii) Principal Prepayments and (iv) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Loan for so long as it remains a Corrected Loan.

“XML”: Extensible Markup Language.

“Yield Maintenance Charge”: With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

“YM Group”: YM Group A, YM Group B or YM Group D, as applicable.

“YM Group A”: Collectively, the Class A Certificates and the Class X-A Certificates.

“YM Group B”: Collectively, the Class B Certificates, the Class C Certificates and the Class X-B Certificates.

“YM Group D”: Collectively, the Class X-D Certificates, the Class D Certificates, the Class E Certificates and the Class F-RR Certificates.

Section 1.02Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

(i)All calculations of interest (other than as provided in the related Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(ii)Any Mortgage Loan or Companion Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Special Servicer; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

(iii)Any reference to the Certificate Balance of any Class of Principal Balance Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Principal Balance Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) and (c), (b) any Realized Losses allocated to such Class of Principal Balance Certificates on that Distribution Date pursuant to Section 4.04, and (c) any recoveries on the related Mortgage Loans of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Principal Distribution Amount, which recoveries are allocated to such Class of Principal Balance Certificates, and added to the Certificate Balance pursuant to Section 4.04(a).

(iv)Unless otherwise specifically provided for herein, all net present value calculations and determinations made with respect to a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made, in the event the Mortgage Loan documents are silent, using a discount rate (a) for principal and interest payments on a Mortgage Loan or Serviced Companion Loan, as applicable, or sale of a Defaulted Loan, by the Special Servicer, the highest of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the related Mortgagor on similar non-defaulted debt of such Mortgagor as of such date of determination, (y) the Mortgage Rate on the applicable Mortgage Loan or

Serviced Companion Loan, as applicable, based on its outstanding principal balance and (z) the yield on 10-year U.S. treasuries as of such date of determination, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property.

(v)Any reference to “expense of the trust” or “additional trust fund expense” or words of similar import shall be construed to mean, for any Serviced Mortgage Loan, an expense that shall be applied in accordance with the related Intercreditor Agreement or, if no application is specified in the related Intercreditor Agreement, then, to the extent such Intercreditor Agreement refers to this Agreement for the application of trust fund expenses or such Intercreditor Agreement does not prohibit the following application of trust fund expenses (i) with respect to any Serviced Pari Passu Whole Loan, pro rata and pari passu, to the Trust and the related Serviced Pari Passu Companion Loan(s) in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) or (ii) with respect to the Serviced AB Whole Loan, first, to the related AB Subordinate Companion Loan and then, pro rata and pari passu, by the Trust and the related Serviced Pari Passu Companion Loan (if any), in accordance with the respective Stated Principal Balances of the related Mortgage Loan and Serviced Pari Passu Companion Loan.

[End of Article I]

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01Conveyance of Mortgage Loans. (a)  The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests) all the right, title and interest of the Depositor, whether now owned or existing or hereafter acquired or arising, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5 (excluding Section 5(d), 5(g) and 5(h)), 6(a) (excluding clauses (viii) and (xii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of the Mortgage Loan Purchase Agreement, (iii) the Intercreditor Agreements, and (iv) all other assets included or to be included in the Trust Fund (collectively, the “Conveyed Property”). Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (in each case, other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date; and (ii) prepayments of principal collected on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5 (excluding Section 5(d), 5(g) and 5(h)), 6(a) (excluding clauses (viii) and (xii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of the Mortgage Loan Purchase Agreement, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the

Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

(b)In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller to the extent provided in the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian (or with respect to letters of credit, the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the Master Servicer (except, in the case of Serviced Mortgage Loans, for letters of credit). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied upon the Mortgage Loan Seller’s delivery of a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee and the Trust. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vii), and (ix) of the definition of “Mortgage File” (or, if applicable, a copy thereof) with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered, or will be delivered within ten (10) Business Days of the Closing Date, for filing or recordation, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted or to be submitted for filing or recording) is delivered to the Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder’s office or the applicable title insurance company, in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File”, to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Custodian within one hundred-eighty (180) days of the Closing Date (or within such longer period, not to exceed eighteen (18) months, after the Closing Date as the Custodian shall consent to as long as the Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy). If the Mortgage Loan Seller is required to, but cannot, deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vii), and (ix) (or, if applicable, a copy thereof) of the definition of “Mortgage File,” with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument

(with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File” by the appropriate county recorder’s office or the applicable title insurance company to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the Closing Date. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b). If, on the Closing Date as to any Mortgage Loan, subject to the next sentence, the Mortgage Loan Seller is required to, but cannot, deliver (in complete and recordable form or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v) (to the extent not already assigned pursuant to clause (iii)), clause (x) (to the extent not already assigned pursuant to clause (iii)) or clause (ix) of the definition of “Mortgage File” solely because of the unavailability of filing or recording information as to any existing document or instrument, the Mortgage Loan Seller may provisionally satisfy the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan (in fully complete and recordable form or form suitable for filing or recording, if applicable) are delivered to the Custodian within one hundred-eighty (180) days after the Closing Date (or within such longer period, not to exceed eighteen (18) months, which the Custodian shall consent to so long as the Mortgage Loan Seller is, as certified in writing to the Trustee and the Custodian no less often than every ninety (90) days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office the applicable filing or recording information as to the related document or instrument); and provided, further, that in the case of a Non-Serviced Mortgage Loan, the delivery of any such assignments shall be subject to clause (e) of the final proviso to the definition of “Mortgage File” herein. If, in accordance with the Mortgage Loan Purchase Agreement and consistent with Section 2.01(c) of this Agreement, as to any Mortgage Loan, the Mortgage Loan Seller or its agent is responsible for recording or filing, as applicable, any one of the assignments in favor of the Trustee referred to in clause (iii), clause (v) (to the extent not already assigned pursuant to clause (iii)) or clause (ix) of the definition of “Mortgage File”, the Mortgage Loan Seller may provisionally satisfy the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) with respect to such assignment by delivering to the Custodian with respect to such Mortgage Loan on the Closing Date a copy of such assignment in the form sent for recording or filing or (except for recording or filing information not yet available) to be sent for recording or filing; provided that an original or copy of such assignment (with evidence of recording or filing, as applicable, indicated thereon) shall be delivered to the Custodian as contemplated by Section 2.01(c) of this Agreement. Notwithstanding anything herein to the contrary, with respect to letters of credit referred to in clause (xii) of the definition of “Mortgage File” and relating to a Serviced Mortgage Loan, the Mortgage Loan Seller shall deliver the original to the Master Servicer (which letter of credit shall be titled in the name of, or assigned to, “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, for the benefit of beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2”, and a copy to the Custodian or, if such original has been submitted by the Mortgage Loan Seller to the issuing bank to effect a reissuance, assignment or amendment of such letter of credit (changing the beneficiary thereof to the Master Servicer (in care of the Trustee, as titled above) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents) and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an officer’s certificate of the Mortgage Loan Seller certifying that such document has been delivered to the issuing bank for reissuance or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Custodian on the Closing Date. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Custodian within thirty (30) days of the Closing Date. If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

(c)Pursuant to each Mortgage Loan Purchase Agreement, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments” and, individually, “Assignment”) relating to the Mortgage Loans conveyed by it under the Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office. On the Closing Date, the Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans as provided in Section 2.01(b). Except under the circumstances provided for in the last sentence of this subsection (c) and except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller will itself, or a third party at the Mortgage Loan Seller’s expense will, promptly (and in any event within one hundred twenty (120) days after the later of the Closing Date and the Mortgage Loan Seller’s actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each Assignment. Each such Assignment submitted for recording shall reflect that it (or a file copy thereof in the case of a UCC Assignment) should be returned by the public recording office to the Custodian or its designee following recording or filing (or to the Mortgage Loan Seller or its agent who will then be responsible for delivery of the same to the Custodian or its designee). Any such Assignment received by the Custodian shall be promptly included in the related Mortgage File and be deemed a part thereof, and any such Assignment received by the Mortgage Loan Seller or its agent shall be required to be delivered to the Custodian to be included as part of the related Mortgage File within thirty (30) days after receipt. If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about one hundred-eighty (180) days after the Closing Date, the Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Mortgage Loan Seller or its designee shall, at the expense of the Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If, by the first anniversary of the Closing Date, the Custodian has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the Mortgage Loan Seller who may then pursue such confirmation itself or request that the Custodian pursue such confirmation at the Mortgage Loan Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Custodian, the Custodian, at the expense of the Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File. In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Custodian or the Mortgage Loan Seller, as applicable, shall promptly inform the other and the Custodian shall provide the Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment. The Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Custodian, fail to appear of record and must be resubmitted.  Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of “Mortgage File,” or to file any UCC-3 to the Trustee referred to in clause (ix) of the definition of “Mortgage File,” in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee’s interest in the related Mortgage Loan, against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

(d)All documents and records in the Depositor’s or the Mortgage Loan Seller’s possession relating to the Mortgage Loans (including, in each case, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the Mortgage Loan Seller’s internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications that are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the Mortgage Loan Seller to the Master Servicer within five (5) Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Lower-Tier Regular Interests) and, if applicable, on behalf of the related Companion Holder.  Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

(e)In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver to the Trustee and the Master Servicer, on or before two (2) Business Days after the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f)The Depositor shall use its reasonable best efforts to require that, promptly after the Closing Date, but in all events within three (3) Business Days after the Closing Date, the Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans transferred by the Mortgage Loan Seller, whether such accounts are held in the name of the Mortgage Loan Seller or any other name, to be transferred to the Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

(g)[Reserved].

(h)[Reserved].

(i)Notwithstanding anything to the contrary contained in this Section 2.01 or in Section 2.02, in connection with a Servicing Shift Whole Loan, (1) instruments of assignment to the Trustee may be in blank and need not be recorded pursuant to this Agreement (other than the endorsements to the Note(s) evidencing the related Servicing Shift Mortgage Loan) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Loan prior to such Servicing Shift Securitization Date, in which case assignments and recordations shall be effected in accordance with this Section 2.01 until the occurrence, if any, of such Servicing Shift Securitization Date, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earlier of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Non-Serviced PSA, (ii) 180 days following the Closing Date, and (iii) such Servicing Shift Whole Loan becoming a Specially Serviced Loan prior to such Servicing Shift Securitization Date in which case such amendment shall be effected in accordance with the terms of this Section 2.01, and (3) on and following such Servicing Shift Securitization Date, the Person selling the related Servicing Shift Lead Note to the related Non-Serviced Depositor, at its own expense, shall be (a) entitled to direct in writing, which may be conclusively relied upon by the Custodian, the Custodian to deliver the originals of all the Mortgage Loan documents relating to such Servicing Shift Whole Loan in its possession (other than the original Note(s) evidencing such Servicing Shift Mortgage Loan) to the related Non-Serviced Trustee or the related Non-Serviced Custodian, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Custodian of photocopies of Mortgage Loan documents related to such Servicing Shift Whole Loan so delivered to such Non-Serviced Trustee or such Non-Serviced Custodian, (c) entitled to cause the completion (or, in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of the related Other Trustee or related Non-Serviced

Custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payments, reserve funds and items specified in clauses (x) and (xii) of the definition of “Mortgage File” for such Servicing Shift Whole Loan to the related Other Servicer.

Section 2.02Acceptance by Trustee. (a)  The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of “Mortgage File” with respect to each Mortgage Loan and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Seller that constitute the Mortgage Files in the name of the Trust for the benefit of all present and future Certificateholders, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Serviced Whole Loan, for any present or future Companion Holder (and for the benefit of the Trustee as holder of the Lower-Tier Regular Interests), as applicable. If the Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, the Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Section 2.01 and of this Section 2.02.

(b)Within sixty (60) days of the Closing Date, the Custodian shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files and, promptly following such review (but in no event later than sixty (60) days after the Closing Date), the Custodian shall, in the form attached as Exhibit Q, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Mortgage Loan Seller (as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) that, except as specifically identified in any exception report annexed to such writing (the “Custodial Exception Report”), (i) subject to the final proviso of the definition of “Mortgage File” herein and Section 2.01 hereof, all documents specified in clauses (i) through (v), (viii), (ix), (xi), (xii) and (xiii) (or, with respect to clause (xii), a copy of such letter of credit and the required Officer’s Certificate), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by the Custodian and appear regular on their face and appear to be executed and to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct. With respect to each Mortgage Loan listed on the Custodial Exception Report, the Custodian shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Custodian and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder’s office).

(c)The Custodian shall review the Mortgage Loan documents received subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Custodian shall, in the form attached as Exhibit Q, certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Mortgage Loan Seller (as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any related Mortgage Loan as to which a Liquidation Event has occurred) or any related Mortgage Loan specifically identified in any exception report annexed to such writing) that, (i) subject to the final proviso of the definition of “Mortgage File” herein and Section 2.01 hereof, all documents specified in clauses (i) through (v), (viii), (ix), (xi), (xii) and (xiii), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by the Custodian and appear regular on their face and appear to be executed and relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

(d)Notwithstanding anything contained in this Section 2.02 and Section 2.03(b) to the contrary, in the case of a Material Defect in any of the documents specified in clauses (ii) through (v), (vii), (viii) and (ix) in the definition of “Mortgage File”, which Material Defect results solely from a delay in the return of the related documents from the applicable filing or recording office and gives rise to a repurchase or substitution obligation on the part of the Mortgage Loan Seller with respect to the subject Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement and the Special Servicer may, in accordance with the Servicing Standard permit the Mortgage Loan Seller in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Master Servicer an amount, to be held in trust in a segregated Eligible Account (which may be a sub-account of the Collection Account), equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the Mortgage Loan Seller may deliver to the Master Servicer a letter of credit in such amount, with a copy to the Custodian). Such funds or letter of credit, as applicable, shall be held by the Master Servicer (i) until the date on which the Custodian determines and notifies the Master Servicer that such Material Defect has been cured or the related Mortgage Loan is no longer part of the Trust Fund, at which time the Master Servicer shall return such funds (or letter of credit) to the Mortgage Loan Seller, or (ii) until same are applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) as set forth below in this Section 2.02(d) in the event of a repurchase or substitution by the Mortgage Loan Seller. Notwithstanding the two immediately preceding sentences, if the Master Servicer or the Special Servicer certifies to the Trustee, the Certificate Administrator and the Custodian that it has determined in the exercise of its reasonable judgment that the document with respect to which such Material Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the related Mortgage Loan or for any immediate significant servicing obligation, the Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with, and to the extent required by, the terms and conditions of

Section 2.03(b) and Section 6 of the Mortgage Loan Purchase Agreement; provided, however, that the Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer’s certificate setting forth what actions the Mortgage Loan Seller is pursuing in connection with such recovery. In the event of a repurchase or substitution, upon the date of such repurchase or substitution, and in the event that the Mortgage Loan Seller has delivered a letter of credit to the Master Servicer in accordance with this Section 2.02(d), the Master Servicer shall, to the extent necessary, draw on the letter of credit and deposit the proceeds of such draw, into the Collection Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds that exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b). All such funds deposited in the Collection Account shall be invested in Permitted Investments, at the direction and for the benefit of the Mortgage Loan Seller. Such funds shall be treated as an “outside reserve fund” under the REMIC Provisions, which, together with any reimbursement from the Lower-Tier REMIC, is beneficially owned by the Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto.

(e)It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii) and (xii) through (xviii) of the definition of “Mortgage File” exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, duly authorized, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (viii) of the definition of the “Mortgage File”, whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding. Further, with respect to the UCC Financing Statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing), or if the Custodian has received notice that a particular UCC Financing Statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC Financing Statement filing for each Mortgaged Property (or with respect to any Mortgage Loan) that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC Financing Statement filing). The assignments of the UCC Financing Statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC Financing Statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then-current laws.

(f)If, in the process of reviewing the Mortgage Files or at any time thereafter, the Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed, (2) subject to the timing requirements of Sections 2.01(b) and 2.01(c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a “Defect” in the related Mortgage File), the Custodian shall promptly so notify the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator, the Mortgage Loan Seller (and in no event later than ninety (90) days after the Closing Date and every calendar quarter thereafter until all Defects are corrected) by providing a Custodial Exception Report setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Custodian and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder’s office or filing office).

Pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will be required to effect (at the expense of the Mortgage Loan Seller) the assignment and recordation of its respective Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

(g)If the Master Servicer or the Special Servicer (i) receives a request from any Person for the Mortgage Loan Seller to repurchase a Mortgage Loan because of an alleged Defect or Breach (a “Repurchase Request”) (the Master Servicer or the Special Servicer, as applicable, to the extent it receives such Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request or any rejection of a Repurchase Request (or such Repurchase Request is forwarded to the Master Servicer or Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice (which may be by electronic format so long as a “backup” hard copy of such notice is also delivered on or prior to the next Business Day) of such Repurchase Request or withdrawal or rejection of a Repurchase Request (each, a “15Ga-1 Notice”) to the Mortgage Loan Seller (other than in the case of a rejection by the Mortgage Loan Seller) and the Depositor, in each case within ten (10) Business Days from such Repurchase Request Recipient’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Request is received by the Repurchase Request Recipient or the date any withdrawal of the Repurchase Request is received by the Repurchase Request Recipient, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. The Mortgage Loan Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.02(g) is so provided only to assist the Mortgage Loan Seller and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.02(g) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Administrator or the Custodian receives a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, and include the following statement in the related correspondence: “This is a ‘Repurchase Request’ under Section 2.02 of the Pooling and Servicing Agreement relating to the Arbor Multifamily Mortgage Securities Trust 2021-MF2, Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2 requiring action by you as the ‘Repurchase Request Recipient’ thereunder.” Upon receipt of such Repurchase Request by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.02(g) with respect to such Repurchase Request. In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

If the Depositor, the Trustee, the Certificate Administrator or the Custodian receives notice or has knowledge of a withdrawal or a rejection of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Master Servicer or the Special Servicer, then such party shall give notice of such withdrawal or rejection to the Master Servicer or the Special Servicer, as applicable. Any such notice received by the Trustee, the Certificate Administrator or the Custodian shall also be provided to the Depositor and, in the case of a withdrawal notice, to the Mortgage Loan Seller.

In the event that a Mortgage Loan is repurchased or replaced pursuant to Section 2.03 of this Agreement, the Master Servicer (with respect to Non-Specially Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans) shall promptly notify the Depositor of such repurchase or replacement.

Section 2.03Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties. (a)  The Depositor hereby represents and warrants that:

(i)The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

(ii)Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of formation or the operating agreement of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

(iv)There is no action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

(v)The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust, and the Mortgage Loans have been validly transferred to the Trust.

(b)After its receipt of a Repurchase Request, the Master Servicer (if the related Mortgage Loan is a Non-Specially Serviced Loan) or the Special Servicer (if the related Mortgage Loan is a Specially Serviced Loan), as applicable, shall request in writing that the Mortgage Loan Seller, not later than ninety (90) days following the earlier of (i) the Mortgage Loan Seller’s discovery of any Material Defect, (ii) the Mortgage Loan Seller’s receipt of notice of any Material Defect from any party to this Agreement or (iii) in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, the earlier of (x) the discovery of any Material Defect by any party to this Agreement or (y) receipt of a notice of any Material Defect by the Mortgage Loan Seller (such 90-day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at the Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to this Agreement, (B) repurchase the affected Mortgage Loan or REO

Loan (excluding any related Serviced Companion Loan, if applicable), at the applicable Purchase Price and in conformity with the Mortgage Loan Purchase Agreement and this Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with the Mortgage Loan Purchase Agreement and this Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of “Mortgage File” by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)) and provided, further, that with respect to such Extended Cure Period the Mortgage Loan Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Master Servicer and the Special Servicer, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a Qualified Mortgage shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Mortgage Loan Seller are to be remitted by wire transfer to the Master Servicer for deposit into the Collection Account.

If the Mortgage Loan Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan, makes a cash payment pursuant to an agreement or a settlement between the Mortgage Loan Seller and the Master Servicer (in the case of Non-Specially Serviced Loans) or the Special Servicer (in the case of Specially Serviced Loans) on behalf of the Trust (each such payment, a “Loss of Value Payment”) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05(g) of this Agreement. The Special Servicer shall determine the amount of any applicable Loss of Value Payment. In connection with any such determination with respect to any Non-Specially Serviced Loan, the Master Servicer shall promptly provide the Special Servicer, but in any event within the time frame and in the manner provided in Section 3.21, with the Servicing File and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan(s), either in the Master Servicer’s possession or otherwise reasonably available to the Master Servicer, and reasonably requested by the Special Servicer to the extent set forth in Section 3.21 in order to permit the Special Servicer to calculate the Loss of Value Payment as set forth in this Section 2.03(b). The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Mortgage Loan Seller and the Master Servicer or the Special Servicer, as applicable, on behalf of the Trust, provided that (i) prior to any such agreement or settlement, nothing in this paragraph shall preclude the Mortgage Loan Seller or the Master Servicer or the Special Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and timing set forth in the Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan); (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment.

With respect to any Non-Serviced Mortgage Loan, if a Material Document Defect under, as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan, and if the Mortgage Loan Seller (or other responsibly party) repurchases the Non-Serviced Companion Loan from the related Non-Serviced Trust, then the Mortgage Loan Seller shall promptly repurchase such Non-Serviced Mortgage Loan at the applicable Purchase Price; provided, however, that the foregoing shall not apply to any Material Document Defect related to the promissory note for the related Non-Serviced Companion Loan.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Mortgage Loan Seller may cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Mortgage Loan Seller. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Periodic Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer (or by the Special Servicer to the Master Servicer who shall then remit such funds) to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. Notwithstanding anything contained in this Agreement or the Mortgage Loan Purchase Agreement, no delay in the discovery of a Material Defect shall relieve the Mortgage Loan Seller of its obligation to repurchase if it is otherwise required to do so under the Mortgage Loan Purchase Agreement and/or this Article II unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by a party to the Mortgage Loan Purchase Agreement, or this Agreement, to provide prompt notice as required by the terms of the Mortgage Loan Purchase Agreement, or this Agreement, after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a Qualified Mortgage, and (iv) such delay or failure to provide notice precludes the Mortgage Loan Seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

Pursuant to each Mortgage Loan Purchase Agreement, if there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(c)Subject to the Mortgage Loan Seller’s right to cure as contemplated above in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c), any of the following shall cause a document in the Mortgage File to be deemed to have a “Defect” that constitutes a Material Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate from the Mortgage Loan Seller stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by clause (viii) of the definition of “Mortgage File”; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate from the Mortgage Loan Seller stating that the original intervening assignments were sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit (except as permitted under Section 2.01(b)); or (f) with respect to any related leasehold Mortgage Loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in subclauses (a) through (f) of this Section 2.03(c)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation; provided, further, that no Defect relating to any Non-Serviced Mortgage Loan previously described in subclauses (b) through (f) of this Section 2.03(c) shall be considered to materially and adversely affect the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the Mortgage Loan Seller, after receipt of notice of such Defect, fails to produce a copy of the document with respect to which the Defect exists within a reasonable period after receiving such notice or otherwise establish that the original or copy, as applicable, of such document has been delivered, in compliance with the terms of the related Non-Serviced PSA, to the custodian under the related Non-Serviced PSA. Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender’s title insurance policy, as provided in clause (viii) of the definition of “Mortgage File” herein, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Custodian not later than eighteen (18) months following the Closing Date. Notwithstanding the foregoing, to the extent the Mortgage Loan Seller has otherwise complied with its document delivery requirements under this Agreement and the Mortgage Loan Purchase Agreement, in the event that the Custodian has acknowledged receipt pursuant to Section 2.02 above of a document that is part of the Mortgage File or the Mortgage Loan Seller can otherwise prove delivery of the document, and the Custodian subsequently loses a document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against the Mortgage Loan Seller pursuant to Section 6(e) of the Mortgage Loan Purchase Agreement and/or this Section 2.03 and the Custodian shall be liable for any such loss to the extent provided for in Section 8.01 hereof.

(d)In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer (other than attorney-client communications that are privileged communications), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner as provided in Section 6 of the Mortgage Loan Purchase Agreement and, if applicable, the definition of “Mortgage File” herein, so as to vest in the Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted Mortgage Loan (including property acquired in respect thereof and proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

(e)Section 6(e) of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, the Master Servicer or the Special Servicer with respect to any Material Defect.

(f)The Master Servicer or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests), enforce the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in such form, to such extent and at such time as the Master Servicer or Special Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). Any costs incurred by the Master Servicer or the Special Servicer with respect to the enforcement of the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement shall, to the extent not recovered from the Mortgage Loan Seller, be deemed to be Servicing Advances to the extent not otherwise provided for herein. The Master Servicer or the Special Servicer, as applicable, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery, if any, of costs, expenses or attorneys’ fees against the Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Collection Account. Any costs, expenses or attorneys’ fees related to a repurchase of a Companion Loan shall be paid pursuant to the related Intercreditor Agreement or pursuant to the documents related to an Other Securitization, if applicable.

(g)If the Mortgage Loan Seller incurs any expense in connection with the curing of a Breach that constitutes a Material Defect, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, the Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust under the Mortgage Loan to recover the amount of such expenses from the related Mortgagor; provided, however, that the Mortgage Loan Seller’s rights pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trustee, the Certificate Administrator, the Trust, the Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan including, without limitation, the rights to recover unreimbursed

Advances, accrued and unpaid interest on Advances at the Reimbursement Rate, fees owed to the Special Servicer, and unpaid or unreimbursed expenses of the Trustee, the Certificate Administrator, the Trust, the Master Servicer or the Special Servicer allocable to such Mortgage Loan. The Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for the Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer’s and/or the Special Servicer’s collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan that would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standard.

(h)If (i) any Crossed Underlying Loan is required to be repurchased or substituted for in the manner described in this Section 2.03 and (ii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Underlying Loan(s) in the related Crossed Mortgage Loan Group as provided in Section 2.03(b) unless such other Crossed Underlying Loans satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated among the related Crossed Underlying Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this Section 2.03(h) and Section 2.03(i), all other terms of the related Mortgage Loans shall remain in full force and effect without any modification thereof.

(i)Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Underlying Loans, the Depositor may cause the Mortgage Loan Seller to repurchase only that Crossed Underlying Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the Mortgage Loan Purchase Agreement, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the Mortgage Loan Seller obtains an Opinion of Counsel (at the Mortgage Loan Seller’s expense) to the effect that the contemplated action will not cause an Adverse REMIC Event and (iii) in connection with such partial release, the Mortgage Loan

Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

(j)With respect to any Crossed Underlying Loan, to the extent that the Mortgage Loan Seller is required to repurchase or substitute for such Crossed Underlying Loan in the manner prescribed in Section 2.03(h) while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, the Mortgage Loan Seller and the Master Servicer or, with respect to a Specially Serviced Loan, the Special Servicer, on behalf of the Trustee, as assignee of the Depositor, will, as set forth in the Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

Section 2.04Execution of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Section 2.01 and 2.02, the delivery to the Custodian of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC. Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans and the other assets comprising the Lower-Tier REMIC, receipt of which is hereby acknowledged, (i) the Trustee acknowledges the issuance of the Lower-Tier Regular Interests and the Class LR Interest to the Depositor; (ii) the Trustee acknowledges the contribution by the Depositor of the Lower-Tier Regular Interests to the Upper-Tier REMIC; and (iii) immediately thereafter, in exchange for the Lower-Tier Regular Interests, the Trustee acknowledges that it has caused the Certificate Administrator to issue the Class UR Interest and has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC (and, in the case of the Class R Certificates, the Class LR Interest and the Class UR Interest).

[End of Article II]

ARTICLE III

ADMINISTRATION AND
SERVICING OF THE TRUST FUND

Section 3.01The Master Servicer to Act as Master Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans, the Serviced Companion Loans and REO Properties. (a) Each of the Master Servicer and Special Servicer shall diligently service and administer the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) it is obligated to service in accordance with applicable law, this Agreement and the Mortgage Loan documents on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and, in the case of the Serviced Companion Loans, the Companion Holders and the Trustee (as holder of the Lower-Tier Regular Interests), as a collective whole, taking into account the subordinate or pari passu nature of such Companion Loans, as applicable (as determined by the Master Servicer or Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement (and, with respect to each Serviced Whole Loan or any Mortgage Loan with related mezzanine debt, the related Intercreditor Agreement) and the terms of the respective Mortgage Loans and, if applicable, the related Companion Loan(s), taking into account the subordinate or pari passu nature of the Companion Loan(s), as applicable. With respect to each Serviced Whole Loan, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall control; provided that in no event shall the Master Servicer or the Special Servicer, as the case may be, take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or the REMIC Provisions. To the extent consistent with the foregoing, the Master Servicer and the Special Servicer shall service the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, maximization of recovery of principal and interest on a net present value basis on such Mortgage Loans and any related Serviced Companion Loans, and the best interests of the Trust and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and in the case of any Whole Loan, the best interests of the Trust, the Certificateholders and any related Companion Holder (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the subordinate or pari passu nature of the related Companion Loan(s), as applicable), as determined by the Master Servicer or the Special

Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from: (i) any relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, the Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate, Companion Loan, mezzanine loan, or subordinate debt relating to a Mortgage Loan by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the obligation, if any, of the Master Servicer to make Advances; (iv) the right of the Master Servicer’s or the Special Servicer’s, as the case may be, or any of its Affiliates to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of (a) any Non-Serviced Mortgage Loan and any Non-Serviced Companion Loan or (b) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by this Agreement or held by the Trust by the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates; (vi) any debt that the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, has extended to any Mortgagor or an Affiliate of any Mortgagor (including, without limitation, any mezzanine financing); (vii) any option to purchase any Mortgage Loan or the related Companion Loan(s) the Master Servicer or the Special Servicer, as the case may be, or any of its Affiliates, may have; and (viii) any obligation of the Master Servicer or the Special Servicer, or any of their respective Affiliates, to repurchase or substitute for a Mortgage Loan as the Mortgage Loan Seller (if the Master Servicer or the Special Servicer or one of their respective Affiliates is the Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

The Master Servicer and the Special Servicer shall act in accordance with the Servicing Standard with respect to any action required to be taken regarding the Non-Serviced Mortgage Loans pursuant to their obligations under this Agreement.

Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans as to which a Servicing Transfer Event has occurred and is continuing (each, a “Specially Serviced Loan”) and (ii) any REO Properties (other than the Non-Serviced Mortgaged Properties); provided that the Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. For the avoidance of doubt, the Special Servicer shall have no obligation to service and administer any Non-Specially Serviced Loan. The Master Servicer, in its capacity as Master Servicer, shall not have any responsibility for the performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this

Agreement. The Special Servicer, in its capacity as Special Servicer, shall not have any responsibility for the performance by the Master Servicer, in its capacity as Master Servicer, of its duties under this Agreement. Each Mortgage Loan or any related Serviced Companion Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer any Non-Specially Serviced Loan or related Serviced Companion Loan. The Special Servicer shall make the property inspections, use its reasonable efforts to collect the financial statements, budgets, operating statements and rent rolls and forward to the Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12. Such contact shall be coordinated through and with the cooperation of the Master Servicer. No provision herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or any related Serviced Companion Loan or be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicer or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon). Any provision in this Agreement for any Advance by the Master Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans or any related Serviced Companion Loans. No provision hereof shall be construed to impose liability on the Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

(b)Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, any related Serviced Companion Loans and any related Intercreditor Agreement, if applicable, and applicable law, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, in the case of the Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name (or in the name of the Trustee and, if applicable, the related Serviced Companion Noteholder), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders (and, with respect to a Serviced Companion Loan, the related Serviced Companion Noteholder) and the Trustee or any of them, with respect to each Mortgage Loan and any related Serviced Companion Loan, it is obligated to service under this Agreement: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, and shall, from time to time, execute and/or deliver such financing statements, continuation statements and other documents or instruments as necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments; and (iv) any or all complaints or other pleadings to initiate and/or to terminate any action, suit or proceeding on behalf of the Trust (in their representative capacities (except as set forth below in this paragraph). The Master Servicer (with respect to Non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall provide to the Mortgagor related to such Mortgage Loans that it is servicing any reports required to be provided to them pursuant to the related Mortgage Loan documents. Subject to Section 3.10, the Trustee shall upon request, furnish, or cause to be furnished, to the Master Servicer or the Special Servicer any powers of attorney in the form of Exhibit R attached hereto (or such other form as mutually agreed to by the Trustee and the Master Servicer or the Special Servicer, as applicable) and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held responsible or liable for any acts of the Master Servicer or the Special Servicer, or for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity (unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or Special Servicer’s, as applicable, representative capacity)) or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

(c)To the extent the Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) to exercise its discretion with respect to any action which requires Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall require the costs of such Rating Agency Confirmation to be borne by the related Mortgagor. To the extent the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) require the Mortgagor to bear the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor. To the extent that the terms of the related Mortgage Loan documents or Companion Loan documents (including any related Intercreditor Agreement) are silent as to who bears the costs of any Rating Agency Confirmation or confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), the Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses. The Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket other than as a Servicing Advance.

(d)The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)The Master Servicer shall, to the extent permitted by the related Mortgage Loan documents or any related Companion Loan documents, and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

(f)Within sixty (60) days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof by the Master Servicer and (ii) the Closing Date, (x) the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer (in care of the Trustee, as titled in Section 2.01(b)) for the benefit of the Certificateholders and any related Companion Holders shall be the beneficiary under each such letter of credit and (y) the Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Trust is the leasehold mortgagee, that any notices of default under such Ground Lease that are required to be delivered to the leasehold mortgagee pursuant to the terms of such Ground Lease shall be delivered to the Master Servicer (who shall forward such notices to the Special Servicer) and that the Master Servicer or the Special Servicer shall service the related Mortgage Loan for the benefit of the Certificateholders. If a letter of credit is required to be drawn upon earlier than the date the Mortgage Loan Seller has notified the provider of such letter of credit pursuant to clause (x) of the immediately preceding sentence, the Mortgage Loan Seller shall cooperate with the reasonable requests of the Master Servicer or Special Servicer in connection with making a draw under such letter of credit. If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to or assignment of the related letter of credit, then the Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the Mortgage Loan Purchase Agreement. If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Master Servicer shall give the Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and the Mortgage Loan Seller shall pay such costs and expenses as and to the extent required under the Mortgage Loan Purchase

Agreement. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor. Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of the Mortgage Loan Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

(g)Notwithstanding anything herein to the contrary, in no event shall the Master Servicer (or the Trustee, as applicable) make an Advance with respect to any Companion Loan to the extent the related Serviced Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

(h)Servicing and administration of each Serviced Companion Loan shall continue hereunder and in accordance with the related Intercreditor Agreement for so long as the corresponding Serviced Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as is contemplated by the related Intercreditor Agreement and as any amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto, or payable to the related Companion Holder, in accordance with the related Intercreditor Agreement remain due and owing.

(i)The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan or Serviced Whole Loan, that is subject to or becomes subject to an Intercreditor Agreement in the future, it shall, subject to Section 3.21, use commercially reasonable efforts to enforce, on behalf of the Trust, subject to the Servicing Standard and to the extent the Special Servicer determines such action is in the best interests of the Trust, all rights conveyed to the Trustee pursuant to any such Intercreditor Agreement. The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid as a Trust Fund expense or, subject to the terms of the applicable Intercreditor Agreement, with respect to any Serviced Pari Passu Whole Loan, pro rata and pari passu, by the Trust and the related Serviced Pari Passu Companion Loan(s), in accordance with the respective Stated Principal Balances of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) or with respect to any Serviced AB Whole Loan, first, by the related AB Subordinate Companion Loan and then, pro rata and pari passu, by the Trust and the related Serviced Pari Passu Companion Loan (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s).

(j)Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, to the extent required under the related Intercreditor Agreement, the servicing and administration of a Serviced Whole Loan shall continue hereunder (but not with respect to making Advances) even if the related Serviced Mortgage Loan is no longer part of the Trust Fund, until such time as a separate servicing agreement is entered into in accordance with the related Intercreditor Agreement (it being acknowledged that neither the Master Servicer nor the Special Servicer shall be obligated under a separate agreement to which it is not a party); provided that, other than pursuant to Section 6.04 (and, with respect to Section 6.04, solely with respect to claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with a legal claim or action resulting from an action or inaction taken or not taken while the related Serviced Mortgage Loan was part of the Trust Fund), no costs, expenses, losses or fees accruing with respect to such Serviced Whole Loan on and after the date the related Serviced Mortgage

Loan is no longer part of the Trust Fund shall be payable out of the Trust Fund and the Master Servicer shall have no obligation to make any Advance on or after the date such Serviced Mortgage Loan ceases to be part of the Trust Fund; provided, further, however, that if, in the case of any Serviced Whole Loan, the related Serviced Companion Loans continue to be included in Other Securitizations, then for so long as a separate servicing agreement (pursuant to the related Intercreditor Agreement) has not been entered into, the Master Servicer shall inform the related Other Servicer of any need to make Servicing Advances with respect to a Serviced Whole Loan within three (3) Business Days of determining that such an Advance is necessary or being notified that such an Advance is necessary, or in the case of a Servicing Advance that needs to be made on an emergency or urgent basis, within one (1) Business Day. With respect to Servicing Advances made by any Other Servicer as contemplated in the second proviso to the preceding sentence, the Master Servicer shall, from collections on the related Serviced Whole Loan (but never out of general collections on the Mortgage Loans and REO Properties) received by the Master Servicer, reimburse the Other Servicer for such Servicing Advances in the same manner and on the same level of priority as if such Servicing Advances had been made by the Master Servicer hereunder.

(k)Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to a Non-Serviced Mortgage Loan are limited by and subject to the terms of the related Non-Serviced Intercreditor Agreement and the rights of the related Non-Serviced Master Servicer and Non-Serviced Special Servicer with respect thereto under the related Non-Serviced PSA. The Master Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standards to enforce the rights of the Trustee (as holder of a Non-Serviced Mortgage Loan) under the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA.

(l)The parties hereto acknowledge that each Non-Serviced Mortgage Loan is subject to the terms and conditions of the related Non-Serviced Intercreditor Agreement and further acknowledge that, pursuant to the related Non-Serviced Intercreditor Agreement, (i) the related Non-Serviced Mortgage Loan is to be serviced and administered by the related Non-Serviced Master Servicer and Non-Serviced Special Servicer in accordance with the related Non-Serviced PSA, and (ii) in the event that (A) the related Non-Serviced Companion Loan is no longer part of the Trust Fund created by the related Non-Serviced PSA and (B) the related Non-Serviced Mortgage Loan is included in the Trust Fund, then, as set forth in the related Non-Serviced Intercreditor Agreement, the related Non-Serviced Whole Loan shall continue to be serviced in accordance with the related Non-Serviced PSA, until such time as a new servicing agreement has been agreed to by the parties to the related Non-Serviced Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then-current ratings of any Class of Certificates then outstanding.

(m)Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to a Serviced Whole Loan are limited by, and subject to, the terms of the related Intercreditor Agreement. The Master Servicer (or, if a Serviced Whole Loan becomes a Specially Serviced Loan, the Special Servicer) shall use reasonable efforts consistent with the Servicing Standard to obtain the benefits of the rights of the Trust (as holder of the related Serviced Mortgage Loan) under the related Intercreditor Agreement. In the event of any conflict between this Agreement and the related Intercreditor Agreement, the provisions of the related Intercreditor Agreement shall control.

(n)In connection with the securitization of any of the Serviced Pari Passu Companion Loans, each of the Master Servicer, the Special Servicer (if such Serviced Companion Loan is a Specially Serviced Loan) and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

Section 3.02Collection of Mortgage Loan Payments. (a)  Each of the Master Servicer and the Special Servicer shall make reasonable efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans and the Companion Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard); provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan that it is obligated to service hereunder three (3) times during any period of twenty-four (24) consecutive months with respect to any Mortgage Loan or Serviced Companion Loan; provided that the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan or Companion Loan one additional time in such 24-month period so long as with respect to any of the foregoing waivers, no Advance or additional expense of the Trust has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan or Companion Loan. Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made, subject to the Servicing Standard.

(b)(i)  All amounts collected by or on behalf of the Trust in respect of a Mortgage Loan shall be applied to amounts due and owing under the Mortgage Loan documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan documents; provided, however, that absent express provisions in the related Mortgage Loan documents (including any related Intercreditor Agreement), all amounts collected by or on behalf of the Trust in respect of a Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds or Insurance and Condemnation Proceeds under the Mortgage Loan (in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) shall be applied in the following order of priority:

first, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to such Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the Trust;

second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on such Mortgage Loan (as described in the first proviso in the definition of Principal Distribution Amount);

third, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

fourth, to the extent not previously allocated pursuant to clause first or second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause fifth on earlier dates);

sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; and

twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan, as applicable, exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by the REMIC Provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan become REO Loans, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan shall be subject to application as described above.

(ii)Collections by or on behalf of the Trust in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) shall be applied in the following order of priority:

first, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the Trust with respect to such Mortgage Loan;

second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

third, to the extent not previously so allocated pursuant to clause first or second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause fifth below or clause fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

fourth, to the extent not previously allocated pursuant to clause first or second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause fifth or clause fifth of the prior paragraph on earlier dates);

sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal;

provided that if a Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan comprising a Non-Serviced Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan shall be subject to the terms of the related Non-Serviced Intercreditor Agreement and Non-Serviced PSA, in that order; provided, further, that with respect to each Mortgage Loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan shall be allocated first pursuant to the terms of the related Intercreditor Agreement and then, any amounts allocated to the related Serviced Mortgage Loan shall be subject to application as described above.

(iii)Notwithstanding clauses (i) and (ii) above, such provisions shall not be deemed to affect the priority of distributions of payments pursuant to the provisions of this Agreement. To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or Companion Loan(s), as applicable, in accordance with Section 3.02(b)(ii) above.

(c)To the extent consistent with the terms of the Mortgage Loans (and, with respect to each Serviced Whole Loan, the related Serviced Companion Loan(s), as applicable, and the related Intercreditor Agreement) and applicable law, the Master Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan or Companion Loan(s) as if such Insurance and Condemnation Proceeds were received on the Due Date immediately succeeding the month in which Insurance and Condemnation Proceeds were received and otherwise in accordance with Section 3.02(b)(ii) above.

(d)[Reserved].

(e)With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan or Serviced Companion Loan(s), unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or court order.

(f)Promptly following the Closing Date and, with respect to any Servicing Shift Mortgage Loan, promptly following receipt of notice of the related Servicing Shift

Securitization Date, in the case of any Non-Serviced Whole Loan, the Certificate Administrator shall send written notice (in the form attached hereto as Exhibit T) to the related Non-Serviced Master Servicer (with a copy to any other applicable party set forth on the schedule of addresses to Exhibit T) stating that, as of such date, the Trustee is the holder of the related Non-Serviced Mortgage Loan and directing such Non-Serviced Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Non-Serviced Mortgage Loan under the related Non-Serviced Intercreditor Agreement and the related Non-Serviced PSA. The Master Servicer shall, within two (2) Business Days of receipt of available and properly identified funds, deposit into the Collection Account all amounts received with respect to the related Non-Serviced Mortgage Loan, the related Non-Serviced Mortgaged Property or any related REO Property.

Section 3.03Collection of Taxes, Assessments and Similar Items; Servicing Accounts. (a)  The Master Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents and, if applicable, the Companion Loan documents. Any Servicing Account related to a Serviced Whole Loan shall be held for the benefit of the Certificateholders and the related Serviced Companion Noteholder collectively, but this shall not be construed to modify respective interests of either noteholder therein as set forth in the related Intercreditor Agreement. Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents and Companion Loan documents, as applicable, or in Permitted Investments in accordance with the provisions of Section 3.06. Servicing Accounts shall be Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Master Servicer, if applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan or Companion Loan as described below or, if not so required, to the Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan or Companion Loan, apply amounts to the indebtedness under the applicable Mortgage Loan or Companion Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan or Companion Loan; provided, however, that in no event shall the Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account. If allowed by the related Mortgage Loan documents and applicable law, the Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

(b)The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other

Mortgage Loans (other than a Non-Serviced Mortgage Loan), and each Serviced Companion Loan, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans (other than any REO Loan succeeding a Non-Serviced Mortgage Loan), and the Master Servicer, in the case of all other Mortgage Loans (other than a Non-Serviced Mortgage Loan) and each Serviced Companion Loan, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Companion Loan(s). Other than with respect to any Non-Serviced Mortgage Loan, the Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the related Serviced Companion Loan(s), as applicable, and the Servicing Standard. To the extent that a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans or Companion Loans, as applicable, that it is responsible for servicing hereunder, shall use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

(c)In accordance with the Servicing Standard and for each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and each Serviced Whole Loan, as applicable, the Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such advance until the later of (i) five (5) Business Days after the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, has received confirmation that such item has not been paid and (ii) the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Master Servicer and the Trustee no less than five (5) Business Days’ written (facsimile or electronic) notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Loan or REO Property; provided, however, that only two (2) Business Days’ written

(facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. The Special Servicer shall have no obligation to make any Servicing Advances; provided that in an urgent or emergency situation requiring the making of a Servicing Advance, the Special Servicer may make a Servicing Advance in its sole discretion. The Special Servicer shall deliver to the Master Servicer a request for reimbursement for such Servicing Advance, along with all information and documentation in the Special Servicer’s possession regarding the subject Servicing Advance as the Master Servicer may reasonably request, and the Master Servicer shall be obligated, out of such Master Servicer’s own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer pursuant to the terms hereof, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within five (5) Business Days of the written request therefor pursuant to the preceding sentence by wire transfer of immediately available funds to an account designated in writing by the Special Servicer. Upon the Master Servicer’s reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.03, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to be reimbursed for such Servicing Advance, together with interest thereon at the Reimbursement Rate, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did. Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer out of its own funds for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall instead be reimbursed to the Special Servicer pursuant to Section 3.05 of this Agreement.

Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination, provided that the determination shall not be binding on the Master Servicer or Trustee. On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the Master Servicer if the Special Servicer determines any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination, but such determination shall not be binding upon the Master Servicer, and shall in no way limit the ability of the Master Servicer in the absence of such determination to make its own determination that any Advance is a Nonrecoverable Advance. If the Special Servicer makes a determination that only a portion of, and not all of, any previously made or proposed Servicing Advance is a Nonrecoverable Advance, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Certificate Administrator’s calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans or any related Serviced Companion Loan, if applicable, notwithstanding that the terms of such Mortgage Loans or related Serviced Companion Loan, if applicable, so permit. If the Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. In addition, the Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations. The Special Servicer shall have no obligation to make any Servicing Advances under this Agreement.

Notwithstanding anything to the contrary contained in this Section 3.03(c), the Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Loans and REO Loans) to make a payment from amounts on deposit in the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by a Companion Paying Agent, if applicable) (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that the Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or Serviced Companion Loan(s); provided that in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders (and, if applicable, the Companion Holders), all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as applicable). The Master Servicer or Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust pursuant to the terms of Section 3.19(c). The parties acknowledge that pursuant to the applicable Non-Serviced PSA, the applicable Non-Serviced Master Servicer is obligated to make servicing advances with respect to the related Non-Serviced Whole Loan. The applicable Non-Serviced Master Servicer shall be entitled to reimbursement for Nonrecoverable Servicing

Advances with respect to such Non-Serviced Whole Loan (with, in each case, any accrued and unpaid interest thereon provided for under the applicable Non-Serviced PSA) in the manner set forth in the applicable Non-Serviced PSA and the applicable Non-Serviced Intercreditor Agreement.

(d)In connection with its recovery of any Servicing Advance out of the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) pursuant to Section 3.05(a), the Trustee, the Special Servicer and then the Master Servicer, as the case may be and in that order, shall be entitled to receive, out of any amounts then on deposit in the Collection Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. Subject to Section 3.19(c), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Collection Account (or any Companion Distribution Account maintained as a subaccount thereof by the Companion Paying Agent, if applicable) subject to the Master Servicer’s or the Trustee’s options and rights to defer recovery of such amounts as provided herein; provided, however, that such Master Servicer’s or Trustee’s options and rights to defer recovery of such amounts shall not alter the Master Servicer’s obligation to reimburse the Special Servicer for any outstanding Servicing Advance as provided for in this sentence. To the extent amounts on deposit in the Companion Distribution Account with respect to the related Companion Loan are insufficient for any such reimbursement, the Master Servicer shall use efforts in accordance with the Servicing Standard to enforce the rights of the holder of the related Mortgage Loan under the related Intercreditor Agreement to obtain any reimbursement available from the holder of the related Companion Loan.

(e)To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed.

Section 3.04The Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Companion Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account. (a)  The Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account in which the Master Servicer shall deposit or cause to be deposited and in no event later than the second Business Day following receipt of properly identified funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its respective designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)all payments on account of principal, including Principal Prepayments on the Mortgage Loans or principal prepayments on Serviced Companion Loans;

(ii)all payments on account of interest on the Mortgage Loans or the Serviced Companion Loans, including Prepayment Premiums, Yield Maintenance Charges and Default Interest;

(iii)late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional expenses of the Trust (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11(d);

(iv)all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds or Non-Serviced Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, Serviced Companion Loan or REO Property (other than (A) Liquidation Proceeds that are received in connection with the purchase by the Master Servicer, the Special Servicer, or the Holders of the Class R Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier REMIC Distribution Account pursuant to Section 9.01 and (B) any proceeds that are received in connection with the purchase, if any, of a Serviced Pari Passu Companion Loan from a securitization by the mortgage loan seller, which shall be paid directly to the servicer of such securitization) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

(v)any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

(vi)any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

(vii)any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

Notwithstanding the foregoing requirements, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Collection Account and then withdrawn.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts the Master Servicer or the Special Servicer would be entitled to retain as additional servicing compensation need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

Upon receipt of any of the foregoing amounts in clauses (i) through (iv) above with respect to any Specially Serviced Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Master Servicer for deposit into the Collection Account, in accordance with this Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier. Funds in the Collection Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06. As of the Closing Date, the Collection Account for the Master Servicer shall be located at the offices of Midland Loan Services, a Division of PNC Bank, National Association. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Certificate Administrator and the Depositor of the new location of the Collection Account prior to any change thereof. With respect to the Mortgage Loans that have an initial Due Date after July 2021, funds in an amount equal to the Closing Date Deposit Amount shall be required to be delivered by the Mortgage Loan Seller to the Depositor on the Closing Date, and the Depositor shall forward such funds to the Master Servicer on the Closing Date. The Master Servicer shall deposit such funds into the Collection Account to the extent such funds have been received by the Master Servicer.

(b)The Certificate Administrator, on behalf of the Trustee, shall establish and maintain (i) the Lower-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders and the Trustee as Holder of the Lower-Tier Regular Interests, and (ii) the Upper-Tier REMIC Distribution Account for the benefit of the Certificateholders. The Master Servicer shall deliver to the Certificate Administrator each month on or before the Master Servicer Remittance Date therein, for deposit in the Lower-Tier REMIC Distribution Account, that portion of the Available Funds attributable to the Mortgage Loans (in each case, calculated without regard to clauses (a)(iii)(B), (a)(iv), (c) and (d) of the definition of Available Funds) for the related Distribution Date.

With respect to each Companion Loan (excluding any Non-Serviced Companion Loan), the Companion Paying Agent shall establish and maintain the Companion Distribution Account, which may be a subaccount of the Collection Account, for distributions to each

Companion Holder, to be held for the benefit of the related Companion Holder and shall, within two (2) Business Days following the Companion Paying Agent’s receipt of properly identified and available funds (to the extent consistent with the related Intercreditor Agreement), deposit in the Companion Distribution Account any and all amounts received by the Companion Paying Agent that are required by the terms of this Agreement or the applicable Intercreditor Agreement to be deposited therein; provided, however, that the Companion Paying Agent shall separately track for each Serviced Companion Loan all amounts deposited with respect to such Serviced Companion Loan. The Master Servicer shall deliver to the Companion Paying Agent each month, on or before the Master Servicer Remittance Date therein, for deposit in the Companion Distribution Account, an aggregate amount of immediately available funds, to the extent received with respect to the related Serviced Whole Loan, to the extent of available funds, equal to the amount to be distributed to the related Companion Holder pursuant to the terms of this Agreement and the related Intercreditor Agreement. Notwithstanding the preceding, the following provisions shall apply to remittances relating to the Serviced Companion Loans that have been deposited into an Other Securitization: (1) on each Serviced Whole Loan Remittance Date, the Master Servicer shall withdraw from the Collection Account (or applicable portion thereof) an aggregate amount equal to all payments and/or collections actually received on, and payable to, such Serviced Companion Loans prior to such dates; provided, however, that in no event shall the Master Servicer be required to transfer to the Companion Distribution Account any portion thereof that is payable or reimbursable to or at the direction of any party to this Agreement under the other provisions of this Agreement and/or the related Intercreditor Agreement; (2) on each Serviced Whole Loan Remittance Date, the Companion Paying Agent shall make the payments and remittance described in Section 4.01(j), which payments and remittance shall be made, in each case, on the Serviced Whole Loan Remittance Date. With respect to any Serviced Whole Loan, in the event the Master Servicer receives any properly identified and available late collections, the Master Servicer shall remit to the applicable Other Servicer or Other Trustee, within two (2) Business Day following receipt of such late collections in properly identified and available funds, the amount allocable to such Serviced Pari Passu Companion Loan in accordance with the terms of this Agreement and the related Intercreditor Agreement.

The Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Companion Distribution Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

In addition to the amounts required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to this Section 3.04, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account:

(i)any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) as Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan) in connection with Prepayment Interest Shortfalls;

(ii)any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03;

(iii)any Liquidation Proceeds paid by the Master Servicer, the Special Servicer or the Holders of the Class R Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account pursuant to Section 9.01);

(iv)any Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Loans actually collected; and

(v)any other amounts required to be so delivered for deposit in the Lower-Tier REMIC Distribution Account pursuant to any provision of this Agreement.

If, as of the close of business (New York City time) on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clauses (i) through (v) are required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account, the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance with respect to the Mortgage Loans, pursuant to Section 4.03(a) hereof), the Master Servicer shall pay the Certificate Administrator interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any Grace Period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Certificate Administrator.

The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier REMIC Distribution Account, any and all amounts received by the Certificate Administrator that are required by the terms of this Agreement to be deposited therein.

Promptly on each Distribution Date, the Certificate Administrator shall be deemed to withdraw from the Lower-Tier REMIC Distribution Account and deposit in the Upper-Tier REMIC Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Lower-Tier Regular Interests as specified in Section 4.01(c) and Section 4.01(e), respectively.

Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Upper-Tier REMIC Distribution Account or the Lower-Tier REMIC Distribution Account shall not be invested for so long as Wells Fargo Bank, National Association is the Certificate Administrator; provided, however, that if, at any time, Wells Fargo Bank, National Association is no longer the Certificate Administrator, such funds may be invested and, if invested, shall be invested by, and at the risk of, the Certificate Administrator, in Permitted Investments selected by the party hereunder that maintains such account which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Certificate Administrator to make withdrawals from the Distribution Account, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Permitted Investments shall be made in the name of “[name of successor certificate administrator], as Certificate Administrator, for the benefit of Wells Fargo Bank, National Association, as Trustee for the Holders of the Arbor Multifamily Mortgage Securities Trust 2021-MF2, Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2 as their interests may appear”, or in the name of any successor trustee, as Trustee for the Holders of the Arbor Multifamily Mortgage Securities Trust 2021-MF2, Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2 as their interests may appear. None of the Trust, the Depositor, the Mortgagors, the Master Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

An amount equal to all income and gain realized from any such investment shall be paid to the Certificate Administrator as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Certificate Administrator which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Accounts, as the case may be, out of its own funds immediately as realized. If the Certificate Administrator deposits in or transfers to the Distribution Accounts, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Accounts, as the case may be, any provision herein to the contrary notwithstanding.

As of the Closing Date, the Interest Reserve Account, the Upper-Tier REMIC Distribution Account and the Lower-Tier REMIC Distribution Account shall be located at the offices of the Certificate Administrator. The Certificate Administrator shall give notice to the Trustee, the Master Servicer and the Depositor of the proposed location of the Interest Reserve Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account and, if established, the Gain-on-Sale Reserve Account prior to any change thereof.

For the avoidance of doubt, the Collection Account (other than the Companion Distribution Account, if it is a sub-account of the Collection Account), the Lower-Tier REMIC Distribution Account, the Gain-on-Sale Reserve Account, any Servicing Account, the REO Account, and the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC; the Companion Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Companion Holders, as applicable; and the Upper-Tier REMIC Distribution Account (including interest, if any, earned on the investment of funds such account) will be owned by the Upper-Tier REMIC, each for federal income tax purposes.

(c)[Reserved].

(d)[Reserved].

(e)The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible

Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator.

Upon the disposition of any REO Property, in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized that are allocable to the Mortgage Loan in connection with such sale and remit such funds to the Master Servicer who shall then remit such funds to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account. Any gain on such disposition that is allocable to any related Companion Loan in accordance with the terms of the related Intercreditor Agreement shall be remitted by the Special Servicer to the Companion Paying Agent for deposit into the Companion Distribution Account.

(f)Any Non-Serviced Gain-on-Sale Proceeds received with respect to any Non-Serviced Mortgage Loan pursuant to the related Non-Serviced PSA shall be remitted to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account.

(g)[Reserved].

(h)[Reserved].

(i)If any Loss of Value Payments are received in connection with a Material Defect pursuant to or as contemplated by Section 3.05(g) of this Agreement, the Special Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Certificate Administrator shall, based upon information obtained from the CREFC® reports delivered by the Master Servicer pursuant to the terms hereof, account for the Loss of Value Reserve Fund as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Certificateholders as contributed to and distributed by the Trust REMICs and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to the Mortgage Loan Seller as distributions by the Trust to the Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

Section 3.05Permitted Withdrawals from the Collection Account, the Distribution Accounts and the Companion Distribution Account. (a)  The Master Servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account) for any of the following purposes (the following not being an order of priority and without duplication of the same payment or reimbursement):

(i)(A) no later than 4:00 p.m., New York City time, on each Master Servicer Remittance Date, to remit to the Certificate Administrator for deposit in the Lower-Tier

REMIC Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) or that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) pursuant to the second paragraph of Section 3.04(b), to remit to the Companion Paying Agent for deposit in the Companion Distribution Account the amounts required to be so deposited with respect to the Companion Loans;

(ii)(A) to pay itself (or, with respect to any Transferable Servicing Interest, to pay Midland Loan Services, a Division of PNC Bank, National Association if Midland Loan Services, a Division of PNC Bank, National Association is no longer the Master Servicer, any such interest pursuant to Section 3.11(a)) unpaid Servicing Fees in respect of each Mortgage Loan, Companion Loan, Specially Serviced Loan, and REO Loan, as applicable, the Master Servicer’s rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, related Serviced Companion Loan, Specially Serviced Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan or related Serviced Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon and (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Loan or REO Loan or Corrected Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related Specially Serviced Loan (provided that, in the case of such payment relating to a Serviced Whole Loan, such payment shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, in accordance with their respective Stated Principal Balances, or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan, as applicable, and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s)) and then out of general collections on the Mortgage Loans and REO Properties;

(iii)to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fee) on and principal of the particular Mortgage Loans and REO Loans with respect to which P&I Advances were made; provided that with respect to each Serviced Whole Loan, reimbursement of P&I Advances shall be made only from amounts collected with respect to the related Serviced Mortgage Loan and not from any amounts collected with respect to any related Serviced Companion Loan (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB

Subordinate Companion Loan) prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account; provided, further, that if such P&I Advance with respect to a Mortgage Loan becomes a Workout-Delayed Reimbursement Amount, then the maker of such P&I Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such P&I Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; and provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(iv)to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Master Servicer’s, the Special Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any related Companion Loan or any REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues (provided that, in the case of such reimbursement relating to a Serviced Whole Loan, such reimbursements shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances, or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any Serviced AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and Serviced AB Subordinate Companion Loan)), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account related to any Mortgage Loan); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then the maker of such Servicing Advance shall additionally, but without duplication, thereafter be entitled to reimbursement for such Servicing Advance from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below; provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(v)to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order) (1) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, if any, received on the related Mortgage Loan and any related Companion Loan (with respect to such Companion Loan, only for Nonrecoverable Servicing Advances made with respect thereto), then, out of the principal portion of general collections on the Mortgage Loans and REO Properties, then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(c), out of general collections on the Mortgage Loans and REO Properties, (2) for Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties net of such amounts being reimbursed pursuant to (1) above; (provided that, in case of such reimbursement of a Nonrecoverable Servicing Advance relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances, or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan, and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s). and provided, further, that, in case of such reimbursement with respect to Nonrecoverable Servicing Advances relating to a Serviced Whole Loan, such reimbursement shall be made as described above in this clause (v)(1) and (v)(2), prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account; provided, further, that with respect to a Serviced Mortgage Loan, reimbursement of Nonrecoverable P&I Advances from funds collected from the related Serviced Whole Loan shall be made only from amounts collected with respect to such Serviced Mortgage Loan (and not from any amounts collected with respect to the related Serviced Companion Loan(s)), in accordance with the terms of the related Intercreditor Agreement (provided that, with respect to any AB Whole Loan, the foregoing with respect to Nonrecoverable Servicing Advances and Nonrecoverable P&I Advances shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan, are allocated to the related Serviced Mortgage Loan and Serviced AB Subordinate Companion Loan, prior to reimbursement from other funds unrelated to such Serviced Whole Loan on deposit in the Collection Account related to any Mortgage Loan) or (3) to pay itself, with respect to any Mortgage Loan, any related Companion Loan, if applicable, or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

(vi)at such time as it reimburses the Trustee and itself, as applicable (in that order) or any Other Trustee or Other Servicer for a related securitization trust in respect of any Serviced Pari Passu Companion Loan for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) or clause (v) above, to pay itself and/or the Trustee or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(d), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) or clause (v) above, to pay itself, the

Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) and Section 3.11(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, or Other Trustee or Other Servicer as the case may be, any interest accrued and payable thereon; provided that in all events, subject to the related Intercreditor Agreement, interest on P&I Advances on any Serviced Mortgage Loan shall not be paid from funds actually distributable to any related Serviced Companion Loan, and interest on Servicing Advances on any Serviced Whole Loan shall be paid (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, out of collections on the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective outstanding principal balances, or (ii) with respect to a Serviced AB Whole Loan, first, out of collections on the related AB Subordinate Companion Loan and then, pro rata and pari passu, out of collections on the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan);

(vii)to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Material Defect giving rise to a repurchase or substitution obligation of the Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the performance of its duties under Section 2.02 and/or Section 2.03 of this Agreement or out of the enforcement of the repurchase or substitution obligation or any other obligation of the Mortgage Loan Seller, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan, being limited to that portion of the Purchase Price, the Loss of Value Payment or Substitution Shortfall Amount paid with respect to such Mortgage Loan, that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

(viii)in accordance with Section 2.03(f), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, if any, with respect to the related Mortgage Loan or REO Loan, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the performance of its duties under Section 2.02 and/or Section 2.03 of this Agreement or in connection with the enforcement of the Mortgage Loan Seller’s obligations under Section 6 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise; provided that, in case of such reimbursement out of Liquidation Proceeds, and Insurance and Condemnation Proceeds described above relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan, and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(ix)to pay for costs and expenses incurred by the Trust pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds with respect to the related Mortgage Loan, Serviced Companion Loan or REO Loan and then out of general collections on the Mortgage Loans and REO Properties; provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any) and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loan;

(x)to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account and the Companion Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account and the Companion Distribution Account for the period from and including the prior Distribution Date to and including the Master Servicer Remittance Date related to such Distribution Date), (2) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan and any related Serviced Companion Loan is a Specially Serviced Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan and any related Serviced Companion Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d) and (3) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments; and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust (other than Special Servicing Fees, Liquidation Fees and Workout Fees) in accordance with Section 3.11(d));

(xi)to recoup any amounts deposited in the Collection Account in error;

(xii)to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, members, managers, employees and agents, or CREFC®, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 3.11(g), Section 3.20(i), Section 6.04(a) or Section 6.04(b); provided that, in case of such reimbursement (other than a reimbursement of any amounts payable to CREFC®) relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any), and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xiii)to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), Section 3.20(b), Section 3.20(c), 3.20(g) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or Section 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a); provided that, in case of such reimbursement relating to a Serviced Whole Loan, such reimbursement shall be made, subject to the terms of the related Intercreditor Agreement (i) with respect to the related Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan(s) in accordance with their respective Stated Principal Balances or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan (if any), and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan(s) (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan), in each case, prior to being payable out of general collections with respect to the Mortgage Loans;

(xiv)to pay out of general collections on the Mortgage Loans and the REO Properties any and all federal, state and local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee is liable therefor pursuant to Section 10.01(g);

(xv)to reimburse the Certificate Administrator out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(c);

(xvi)to pay the Mortgage Loan Seller or any other Person, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase; or, in the case of the substitution for a Mortgage Loan by the Mortgage Loan Seller as contemplated by Section 2.03(b), to pay the Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Periodic Payments due thereon during or prior to the month of substitution, in accordance with Section 2.03(b);

(xvii)to remit to the Certificate Administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.23;

(xviii)[Reserved];

(xix)[Reserved];

(xx)to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b) without duplication of amounts remitted to the Companion Paying Agent pursuant to clause (i) above;

(xxi)to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01; and

(xxii)to pay for any expenditures to be borne by the Trust pursuant to the third paragraph of Section 3.03(c).

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer, the applicable Non-Serviced Trustee, the applicable Non-Serviced Certificate Administrator or any other applicable party to the applicable Non-Serviced PSA by the holder of a Non-Serviced Mortgage Loan pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA.

The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account.

The Master Servicer shall pay to the Special Servicer, the Trustee or the Certificate Administrator from the Collection Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator describing the item and amount to which the Special Servicer, the Trustee or the Certificate Administrator is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Loan, on a loan-by-loan basis and, when appropriate, on a property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account. Notwithstanding the above, no written certificate is required for a payment of Special Servicing Fees and/or Workout Fees arising from collections other than the initial collection on a Corrected Loan.

Notwithstanding anything to the contrary in this Section 3.05 or elsewhere in this Agreement, no amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s), as applicable.

(b)The Certificate Administrator may, from time to time, make withdrawals from the Lower-Tier REMIC Distribution Account for any of the following purposes (the following not being an order of priority):

(i)to be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(c) and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(e) in the Upper-Tier REMIC Distribution Account, and to make distributions on the Class R Certificates in respect of the Class LR Interest pursuant to Section 4.01(c);

(ii)to pay to the Trustee and the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person with respect to the Mortgage Loans pursuant to Section 8.05(b);

(iii)to pay the Certificate Administrator and the Trustee, the Certificate Administrator Fee and the Trustee Fee, as applicable, as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

(iv)to pay for the cost (without duplication) of the Opinions of Counsel sought by (A) the Trustee or the Certificate Administrator as provided in clause (vi) of the definition of “Disqualified Organization,” (B) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 3.20(c), (C) the Trustee or the Certificate Administrator as contemplated by Section 5.08(c) or Section 8.02(ii) to the extent payable out of the Trust Fund, (D) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 10.01(f) or Section 10.01(l) to the extent payable out of the Trust Fund, or (E) the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Certificate Administrator, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 11.01(g);

(v)to pay any and all federal, state and local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

(vi)to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(c) with respect to the Lower-Tier REMIC or the Upper-Tier REMIC;

(vii)to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Accounts not required to be deposited therein; and

(viii)to clear and terminate the Lower-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(c)[Reserved].

(d)The Certificate Administrator shall make, or be deemed to make, withdrawals from the Upper-Tier REMIC Distribution Account for any of the following purposes:

(i)to make distributions to the Holders of the Regular Certificates (and to the Holders of the Class R Certificates in respect of the Class UR Interest) on each Distribution Date pursuant to Section 4.01 or Section 9.01, as applicable; and

(ii)to clear and terminate the Upper-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(e)[Reserved].

(f)Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Collection Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Certificate Administrator Fee listed in Section 3.05(b)(ii) and (b)(iii), then the Certificate Administrator Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and then, after payment of Servicing Fees and in the event that amounts on deposit in the Collection Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of such Certificate Administrator Fee, the Certificate Administrator shall be paid based on the amount of such fees and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (a)(iv), (a)(v) and (a)(vi), then reimbursements shall be paid first to the Certificate Administrator and to the Trustee, pro rata, second to the Special Servicer and then to the Master Servicer.

(g)If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related Serviced REO Property, then the Special Servicer shall promptly (provided that, (1) with respect to clause (iv) below, the Special Servicer shall have provided notice to the Master Servicer of the occurrence of such liquidation event and (2) with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five (5) Business Days’ prior notice of such final Distribution Date) transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.05(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related Serviced REO Property (together with any interest on such Advances);

(ii)to pay, in accordance with Section 3.05(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense or Liquidation Fee relating to such Mortgage Loan or any related Serviced REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Trust;

(iii)to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Loan;

(iv)following the occurrence of a liquidation event with respect to such Mortgage Loan or any related Serviced REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i)-(iii) in respect of any other Mortgage Loan or Serviced REO Loan; and

(v)On the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to the Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by the Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, as the case may be, additional Trust Fund expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

(h)Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (g)(i)-(g)(iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (g)(iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the related Mortgage Loan or REO Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (g)(i)-(g)(iv) of the prior paragraph.

(i)The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account to make distributions pursuant to Section 4.01(k).

Section 3.06Investment of Funds in the Collection Account and the REO Account. (a)  The Master Servicer may direct any depository institution maintaining the Collection Account, the Companion Distribution Account, or any Servicing Account (for purposes of this Section 3.06, an “Investment Account”), the Special Servicer may direct any depository institution maintaining the REO Account or Loss of Value Reserve Fund (also for purposes of this Section 3.06, an “Investment Account”) to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any funds held in an Investment Account shall be held in the name of the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee (in its capacity as such) for the benefit of the Certificateholders. The Master Servicer (in the case of the Collection Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or Loss of Value Reserve Fund) on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Collection Account, the Companion Distribution Account, the Servicing Accounts, Loss of Value Reserve Fund or REO Account, as applicable, that is either (i) a “certificated security,” as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law. In the case of any Permitted Investment held in the form of a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC), the Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer) or the Special Servicer (in the case of the REO Account or Loss of Value Reserve Fund) shall:

(i)consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

(ii)demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)Interest and investment income realized on funds deposited in the Collection Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the Master Servicer Remittance Date related to the current Distribution Date, shall be for the sole and exclusive benefit of the Master Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03 or Section 3.05(a), as the case may be. Interest and investment income realized on funds deposited in the REO Account or Loss of Value Reserve Fund, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any Distribution Date to and including the immediately succeeding Master Servicer Remittance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the Master Servicer or Special Servicer, as applicable, would have been entitled to any Net Investment Earnings hereunder) directed to be made by the Master Servicer or Special Servicer, as applicable, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account, the Master Servicer (in the case of the Collection Account, the Companion Distribution Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or Loss of Value Reserve Fund) shall deposit therein, no later than the Master Servicer Remittance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the Master Servicer Remittance Date related to the current Distribution Date; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to the Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of the Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

(c)Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage. (a) The Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) shall use its efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (other than with respect to a Non-Serviced Mortgage Loan), to the extent required by the terms of the related Mortgage Loan documents, all insurance coverage as is required under the related Mortgage Loan documents except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default (and except as provided in the next sentence with respect to the Master Servicer or Special Servicer, as applicable). If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than a Non-Serviced Mortgaged Property) shall maintain all insurance coverage as is required under the related Mortgage (or, in the case of REO Property, in accordance with the Servicing Standard in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions), but only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer, as applicable, and, if available, can be obtained at commercially reasonable rates, as determined by the Master Servicer (with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan) or the Special Servicer (with respect to REO Properties other than any Non-Serviced Mortgaged Property) except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default as determined by the Master Servicer (with respect to any Non-Specially Serviced Loan) or by the Special Servicer (with respect to any Specially Serviced Loan); provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or, with respect to REO Property, the Special Servicer, as applicable, shall impose or maintain, as applicable, such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the closing of the Mortgage Loan; provided, further, that, with respect to the immediately preceding proviso, the Master Servicer will be obligated to use efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the Mortgagor’s failure is an Acceptable Insurance Default and only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer, as applicable, and, if available, can be obtained at commercially reasonable rates. The Master Servicer and Special Servicer shall be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the third-to-last sentence of this paragraph, the Special Servicer shall maintain for each REO Property (other than any Non-Serviced Mortgaged Property) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan documents unless the Special Servicer determines that such insurance is not available at commercially reasonable rates or that the Trustee does not have an insurable interest, in which case the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination. All Insurance Policies maintained by the Master Servicer or the Special Servicer shall (i) contain a “standard” mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans (other than any Non-Serviced Mortgage Loan), including any related Serviced Companion Loan, other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, and (y) the outstanding principal balance owing on the related Mortgage Loan (including any related Serviced Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancelable without thirty (30) days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without ten (10) days prior notice) and (vi) subject to the first proviso in the second sentence of this Section 3.07(a), be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan documents) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a). Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (including any related Serviced Companion Loan) (other than REO Properties and other than any Non-Serviced Mortgage Loan) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Collection Account) and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan and Serviced Companion Loan(s) (if any), notwithstanding that the terms of such Mortgage Loan or Serviced Companion Loan(s) so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to

Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Collection Account). The foregoing provisions of this Section 3.07 shall apply to any Serviced Whole Loan as if it were a single “Mortgage Loan”. Notwithstanding any provision to the contrary, the Master Servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan and is currently available at commercially reasonable rates.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the Mortgagor to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan (including any related Serviced Companion Loan) reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain Additional Exclusions (provided that the Master Servicer shall be entitled to conclusively rely upon the certificate of insurance in determining whether such policies contain Additional Exclusions), (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based upon the Master Servicer’s compliance with the immediately preceding clauses (A) and (B) above) that any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Master Servicer (with respect to a Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer (with respect to any Specially Serviced Loan) shall notify the Master Servicer and the Master Servicer shall use efforts consistent with the Servicing Standard to cause such insurance to be maintained. The Special Servicer (at the expense of the Trust) shall be entitled to rely on insurance consultants in making such determinations. The Master Servicer shall be entitled to rely on insurance consultants (at the expense of such Master Servicer) in determining whether Additional Exclusions exist. Furthermore, the Master Servicer (with respect to a Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) shall promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust. During the period that the Master Servicer or the Special Servicer, as applicable, is evaluating the availability of such insurance, or waiting for a response from the Risk Retention Consultation Party, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure.

(b)(i) The Special Servicer shall maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect a Non-Serviced Mortgaged Property), to the extent obtainable at commercially reasonable rates and the Trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans (including any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) or REO Properties (other than with respect to a Non-Serviced Mortgaged Property), as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Collection Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (including any related Serviced Companion Loan), or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and Master Servicer of the Mortgage Loans or any Serviced Companion Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties (other than with respect to a Non-Serviced Mortgaged Property), provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

(ii)If the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a blanket, master single interest or force-placed insurance policy with a Qualified Insurer naming the Master Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties. In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such blanket, master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance. Such blanket, master single interest or force-placed policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket, master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, including any related Serviced Companion Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c)Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an “errors and omissions” Insurance Policy with a Qualified Insurer covering the Master Servicer’s and the Special Servicer’s, as applicable, officers and employees acting on behalf of the Master Servicer and the Special Servicer in connection with its activities under this Agreement. Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standard. Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Master Servicer shall promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and shall furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

(d)At the time the Master Servicer determines in accordance with the Servicing Standard that any Mortgaged Property (other than a Non-Serviced Mortgaged Property) is in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan and related Serviced Companion Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan (and any related Serviced Companion Loan, if applicable), and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard. If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs.

(e)During all such times as any REO Property (other than with respect to a Non-Serviced Mortgaged Property) shall be located in a federally designated special flood hazard area, the Special Servicer shall cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer to the Special Servicer as a Servicing Advance unless determined to be a Nonrecoverable Advance, and if determined to be a Nonrecoverable Advance, then the Master Servicer shall pay the Special Servicer from the Collection Account.

(f)Notwithstanding the foregoing, so long as the long-term debt obligations or the deposit account or claims-paying ability of the Master Servicer (or its immediate or remote parent) or the Special Servicer (or its immediate or remote parent), as applicable, is rated at least “A(low)” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two other nationally recognized insurance rating organizations (which may include Fitch)) and “A-” by Fitch (if rated by Fitch), the Master Servicer (or its public parent) or the Special Servicer (or its public parent), as applicable, shall be allowed to provide self-insurance with respect to any of its obligation under this Section 3.07.

Section 3.08Enforcement of Due-on-Sale Clauses; Assumption Agreements. (a)  As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that contains a provision in the nature of a “due-on-sale” clause, which by its terms:

(i)provides that such Mortgage Loan and any related Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)provides that such Mortgage Loan and any related Companion Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer; then, for so long as such Mortgage Loan or related Serviced Companion Loan is being serviced under this Agreement, the Master Servicer (with respect to any Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan), on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right such mortgagee of record may have with respect to such Mortgage Loan or related Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights, provided that, with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregated Stated Principal Balance of the Mortgage Loans then outstanding or (z) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage

Loans with the same Mortgagor (or an Affiliate thereof), that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), the Master Servicer or the Special Servicer, as the case may be, prior to consenting to any action, shall obtain, a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25), provided, however, that with respect to subclauses (y) and (z) of this subclause (ii), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related rating agencies) pursuant to this Section 3.08(a), the Master Servicer or the Special Servicer that is processing the related action, as the case may be, shall (if not already provided in accordance with Section 3.25 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.25 of this Agreement.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or related Serviced Companion Loan provides that such Mortgage Loan or related Serviced Companion Loan may be assumed or transferred without the consent of the mortgagee, provided that certain conditions contained in the related Mortgage Loan documents are satisfied where no mortgagee discretion is necessary in order to determine if such conditions are satisfied, then for so long as such Mortgage Loan or related Serviced Companion Loan is being serviced under this Agreement, the Master Servicer (with respect to all Non-Specially Serviced Loans) and the Special Servicer (with respect to all Specially Serviced Loans), on behalf of the Trustee as the mortgagee of record, shall determine in accordance with the Servicing Standard whether such conditions have been satisfied.

(b)As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that contains a provision in the nature of a “due-on-encumbrance” clause that by its terms:

(i)provides that such Mortgage Loan and any related Companion Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan (or related Serviced Companion Loan is being serviced under this Agreement, the Master Servicer (with respect to any Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan), on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right such mortgagee of record may have with respect to such Mortgage Loan or related Companion Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided that the Master Servicer or the Special Servicer, as the case may be, has obtained Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) if such Mortgage Loan (A) has an outstanding principal balance that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (B) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (C) has a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional lien) or (D) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (E) has a Stated Principal Balance greater than $35,000,000; provided, however, that with respect to subclauses (A), (B), (C) and (D), such Mortgage Loan shall also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

In connection with any request for a Rating Agency Confirmation from a Rating Agency (or, with respect to any Serviced Companion Loan Securities, the related rating agencies) pursuant to this Section 3.08(b), the Master Servicer or the Special Servicer that is processing the related action, as the case may be, shall (if not already provided in accordance with Section 3.25 of this Agreement) deliver a Review Package to the 17g-5 Information Provider (or, with respect to any Serviced Companion Loan Securities, the related 17g-5 information provider) in accordance with Section 3.25 of this Agreement.

To the extent permitted by the related Mortgage Loan documents, the Rating Agency Confirmation described in the immediately preceding paragraph or in Section 3.08(a) shall be an expense of the related Mortgagor; provided that if the Mortgage Loan documents are silent as to who bears the costs of obtaining any such Rating Agency Confirmation, the Master Servicer or the Special Servicer that is processing the related action, as applicable, shall use reasonable efforts to make the related Mortgagor bear such costs and expenses. Unless determined to be a Nonrecoverable Advance such costs not collected from the related Mortgagor shall be advanced as a Servicing Advance.

If any Mortgage Loan or related Companion Loan provides that such Mortgage Loan or related Companion Loan may be further encumbered without the consent of the mortgagee, provided that certain conditions contained in the related Mortgage Loan documents are satisfied where no mortgagee discretion is necessary in order to determine if such conditions are satisfied, then for so long as such Mortgage Loan or related Companion Loan is being serviced under this Agreement, the Master Servicer (with respect to all Non-Specially Serviced Loans) and the Special Servicer (with respect to all Specially Serviced Loans), on behalf of the Trustee as the mortgagee of record, shall determine whether such conditions have been satisfied.

Nothing in this Section 3.08 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

(c)Except as otherwise permitted by Section 3.08(a) and (b) and/or Section 3.20, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan and related Serviced Companion Loan, as applicable, in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08. The Master Servicer and the Special Servicer, as applicable, shall provide copies of any final waivers (except with respect to provision of any such waivers to the 17g-5 Information Provider, exclusive of any Privileged Information) it effects pursuant to Section 3.08(a) or (b) to each other and to the 17g-5 Information Provider with respect to each Mortgage Loan, and shall notify the Trustee, the Certificate Administrator, each other and, subject to the terms of this Agreement, the 17g-5 Information Provider (for posting to the 17g-5 Information Provider’s Website in accordance with Section 3.25) and, with respect to a Whole Loan, the related Serviced Companion Noteholder, of any assumption or substitution agreement executed pursuant to Section 3.08(a) or (b) and shall forward thereto a copy of such agreement.

(d)[Reserved].

(e)[Reserved].

(f)Notwithstanding the foregoing provisions of this Section 3.08, if the Master Servicer or the Special Servicer, as applicable, makes a determination under Sections 3.08(a) or 3.08(b) hereof that the applicable conditions in the related Mortgage Loan or Companion Loan documents, as applicable, with respect to assumptions or encumbrances permitted without the consent of the mortgagee have been satisfied, the applicable assumptions and transfers may be subject to an assumption or other fee, unless such fees are otherwise prohibited pursuant to the Mortgage Loan documents; provided that any such fee not provided for in the Mortgage Loan documents does not constitute a “significant” change in yield pursuant to Treasury Regulations Section 1.1001-3(e)(2).

Section 3.09Realization Upon Defaulted Loans and Companion Loans. (a)  Upon an event of default under the Mortgage Loan documents related to a Serviced Whole Loan or a Mortgage Loan with mezzanine debt, the Master Servicer shall promptly provide written notice to the related Companion Holder or mezzanine lender, as applicable, with a copy of such notice to the Special Servicer. The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, Section 3.24, and any Companion Holder or mezzanine lender’s rights under the related Intercreditor Agreement (in the case of a Serviced Whole Loan, on behalf of the holders of the beneficial interest of the related Companion Loan) or this Agreement, exercise reasonable efforts, consistent with the Servicing Standard, to, at any time, institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property or comparably convert (which may include an REO Acquisition) the ownership of property securing any such Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, if any, as come into and continue in default as to which no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Master Servicer or the Special Servicer, as applicable, for such Servicing Advance, and the Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance. The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the Master Servicer; provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan or any related defaulted Companion Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Master Servicer as a Servicing Advance.

(b)The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

(i)such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust (to the extent not allocable to the related Companion Loan) will not cause an Adverse REMIC Event to occur.

(c)Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.24, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders and/or any related Companion Holder, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer’s Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six (6) months prior to any such acquisition of title or other action, that:

(i)such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(ii)there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

The cost of any such Environmental Assessment shall be paid by the Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust and, in the case of a Serviced Whole Loan, shall be withdrawn in accordance with the related Intercreditor Agreement by the Master Servicer from the Collection Account, including from the Companion Distribution Account (such withdrawal to be made from amounts on deposit therein that are otherwise payable on or allocable to such Serviced Whole Loan)); and if any such Environmental Assessment so warrants, the Special Servicer shall, except with respect to any Companion Loan and any Environmental Assessment ordered after such Mortgage Loan has been paid in full, perform such additional environmental testing at the expense of the Trust as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied. With respect to Non-Specially Serviced Loans, the Master Servicer and, with respect to Specially Serviced Loans, the Special Servicer (other than any Non-Serviced Mortgage Loan) shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Lower-Tier Regular Interests).

(d)If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of subsection (c) above of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and, in the case of a Serviced Mortgage Loan, any related Companion Loan, and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the Mortgage Loan Purchase Agreement for which the Mortgage Loan Seller could be required to repurchase such Defaulted Loan pursuant to Section 6 of the Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized, at such time as it deems appropriate, to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then-outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified in writing the Rating Agencies, the Trustee, the Certificate Administrator and the Master Servicer, in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Certificate Administrator shall have posted such notice of the Special Servicer’s intention to so release such Mortgaged Property to the Certificate Administrator’s Website pursuant to Section 3.15(b) and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented or have been deemed to have consented to such release within thirty (30) days of the Certificate Administrator’s posting such notice to the Certificate Administrator’s Website (failure to respond by the end of such 30-day period being deemed consent of the Holders of the Certificates). To the extent any fee charged by any Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Special Servicer shall use commercially reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

(e)The Special Servicer shall provide written reports and a copy of any Environmental Assessments in electronic format to the Risk Retention Consultation Party (other than with respect to any Excluded Loan), the Master Servicer and the 17g-5 Information Provider monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan or defaulted Companion Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property.

(f)The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or related Companion Loan that is abandoned or foreclosed and the Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099A or Form 1099C (or any successor form), all forgiveness of indebtedness and abandonment and foreclosure to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

(g)The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan (and if applicable, the related Companion Loan) permit such an action.

(h)The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan (other than with respect to a Non-Serviced Mortgage Loan) or defaulted Companion Loan or any REO Property (other than any Non-Serviced Mortgaged Property) and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer’s Certificate promptly delivered to the Risk Retention Consultation Party (other than with respect to any Excluded Loan), the Trustee, the Certificate Administrator and the Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

Section 3.10Trustee and Custodian to Cooperate; Release of Mortgage Files. (a)  Upon the payment in full of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee and the Custodian and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited. Within seven (7) Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Custodian of an exigency) of receipt of such notice and request, the Custodian shall release the related Mortgage File to the Master Servicer or Special Servicer, as the case may be; provided that in the case of the payment in full of a Serviced Companion Loan or its related Mortgage Loan, the related Mortgage File shall not be released by the Custodian unless the related Serviced Whole Loan is paid in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

(b)From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and any related Companion Loan), the Master Servicer or the Special Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Custodian, or the delivery to the Trustee and the Custodian of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan (and, in the case of a Serviced Whole Loan, the related Companion Loan), was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account (including amounts related to the related Companion Loan, if applicable) pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

(c)Within seven (7) Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note (including any note evidencing a related Companion Loan) or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. The Trustee shall not be required to review such documents for their sufficiency or enforceability.

With respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Securitization Date, if pursuant to the related Intercreditor Agreement and the related Non-Serviced PSA, and as appropriate for enforcing the terms of such Servicing Shift Whole Loan, as applicable, the related Non-Serviced Master Servicer requests in writing delivery to it of the original Note, then the Custodian shall release or cause the release of such original Note to the related Non-Serviced Master Servicer or its designee.

(d)If, from time to time, pursuant to the terms of the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA, and as appropriate for enforcing the terms of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer requests delivery to it of the original Mortgage Note for a Non-Serviced Mortgage Loan, then the Custodian shall release or cause the release of such original Mortgage Note to such Non-Serviced Master Servicer or its designee.

Section 3.11Servicing Compensation. (a)  As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan, Serviced Companion Loan and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA). As to each Mortgage Loan, Companion Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan, Companion Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or Companion Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Companion Loan or REO Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan, except that if such Mortgage Loan is part of a Serviced Whole Loan and such Serviced Whole Loan continues to be serviced and administered under this Agreement notwithstanding such Liquidation Event, then the applicable Servicing Fee shall continue to accrue and be payable as if such Liquidation Event did not occur. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Companion Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a). The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Companion Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Except as set forth in the next two sentences, the third paragraph of this Section 3.11(a), Section 6.03, Section 6.05 and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part (except in connection with a transfer of all of the Master Servicer’s duties and obligations hereunder to a successor servicer in accordance with the terms hereof). With respect to each Serviced Pari Passu Companion Loan, the Servicing Fee shall be payable to the Master Servicer from amounts payable in respect of such Serviced Pari Passu Companion Loan, subject to the terms of the related Intercreditor Agreement.

The Master Servicer shall be entitled to retain, and shall not be required to deposit in the Collection Account pursuant to Section 3.04(a), additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan) in the form of the following amounts to the extent collected from the related Mortgagor: (i) 100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any Non-Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement); (ii) 100% of all assumption application fees received on Non-Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement) to the extent the Master Servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee shall not include any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement); and (iii) 100% of assumption, waiver, consent, earnout and processing fees and similar fees pursuant to Section 3.08 and Section 3.20 or other actions performed in connection with this Agreement on the Non-Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Intercreditor Agreement). In addition, the Master Servicer shall be entitled to retain as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan) any reasonable review fees for processing Mortgagor requests, beneficiary statements or demands, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Collection Account or the Companion Distribution Account pursuant to Section 3.04(a) or Section 3.04(b), respectively, any and all amounts collected for checks returned for insufficient funds relating to the accounts held by the Master Servicer and late payment charges and default interest paid by the Mortgagors (that accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date. Subject to Section 3.11(d), the Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in the Collection Account or the Companion Distribution Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the Master Servicer Remittance Date related to the current Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (without the consent of the affected party) (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

Notwithstanding anything herein to the contrary, the Master Servicer and Special Servicer shall be entitled to charge and retain reasonable review fees in connection with any Mortgagor request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related Mortgagor. Notwithstanding anything herein to the contrary, the Master Servicer may, at its option, assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor master servicer that meets the requirements of Section 6.05 and who requires market-rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction. The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

(b)As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and REO Loan (other than a Non-Serviced Mortgage Loan, any REO Loan relating to a Non-Serviced Mortgaged Property). As to each Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs with respect to the related Mortgage Loan. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(c)Additional servicing compensation in the form of (i) 100% of all Excess Modification Fees related to consents, modifications, waivers, extensions or amendments of any Specially Serviced Loans, (ii) 100% of all assumption application fees and assumption fees and other related fees received on any Specially Serviced Loans and 100% of such assumption application fees, and (iii) 100% of waiver, consent and earnout fees, pursuant to Section 3.08 and Section 3.20 or other actions performed in connection with this Agreement on the Specially Serviced Loans or certain other similar fees paid by the related Mortgagor, shall be promptly paid to the Special Servicer by the Master Servicer (or directly from the related Mortgagor) to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). Notwithstanding the foregoing, the Special Servicer may also charge reasonable review fees in connection with any Mortgagor request to the extent actually paid by the Mortgagor. Subject to Section 3.11(d), the Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges to the extent provided in Section 3.11(d) and (ii) interest or other income earned on deposits relating to the Trust Fund in the REO Account and Loss of Value Reserve Fund in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the Master Servicer Remittance Date related to such Distribution Date). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee equal to the lesser of (i) the amount calculated with respect to each Corrected Loan at the Workout Fee Rate on such Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular workout of a Corrected Loan; provided, however, that after receipt by the Special Servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount shall be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The Workout Fee shall be reduced (but not below zero) pursuant to the preceding sentence with respect to each collection on such Corrected Loan from which fee would otherwise be payable until an amount equal to such Excess Modification Fee Amount has been deducted in full. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or any related Companion Loan that became Corrected Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Corrected Loan subsequently becomes a Specially Serviced Loan. If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated Special Servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the Mortgagor making such three consecutive timely Periodic Payments. The successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer will not be entitled to receive any Workout Fees after termination for cause. A Liquidation Fee will be payable with respect to each Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than a Non-Serviced Mortgaged Property) as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds). If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan. Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Notwithstanding the foregoing, with respect to any Companion Loan, the Liquidation Fee, Workout Fee and Special Servicing Fees, if any, will be computed as provided in the related Intercreditor Agreement or to the extent such Intercreditor Agreement is silent or refers to this Agreement or indicates such fees are paid in accordance with this Agreement, as provided herein as though such Companion Loan were a Mortgage Loan. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

With respect to any of the preceding fees as to which both the Master Servicer and the Special Servicer are entitled to receive a portion thereof, the Master Servicer and the Special Servicer shall each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (without the consent of the affected party) (A) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee shall not have any right to share in any part of the other party’s portion of such fee. If the Master Servicer decides not to charge any fee, the Special Servicer shall nevertheless be entitled to charge its portion of the related fee to which the Special Servicer would have been entitled if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer.

(d)In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan or related Companion Loan, if applicable (and, in connection with a Non-Serviced Mortgage Loan, the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer or the applicable Non-Serviced Trustee for interest on the Servicing Advances made by any such party with respect to a Non-Serviced Whole Loan pursuant to the applicable Non-Serviced PSA, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) due on such Distribution Date, (ii) the Trust for all interest on Advances previously paid to the Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof (and, in connection with a Non-Serviced Mortgage Loan, the related trust for all interest on Servicing Advances reimbursed by such trust to any party under the applicable Non-Serviced PSA, which resulted in an additional expense for the Trust, to the extent not prohibited by the applicable Non-Serviced Intercreditor Agreement) with respect to such Mortgage Loan or related Companion Loan, if applicable and (iii) the Trust for all additional expenses of the Trust (other than Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan. Penalty Charges (other than with respect to a Non-Serviced Mortgage Loan, which shall be payable as additional servicing compensation under the related Non-Serviced PSA) remaining thereafter shall be distributed to the Master Servicer, if and to the extent accrued while such Mortgage Loan and any related Companion Loan was a Non-Specially Serviced Loan, and to the Special Servicer, if and to the extent accrued on such Mortgage Loan during the period such Mortgage Loan was a

Specially Serviced Loan or REO Loan. Any Penalty Charges paid or payable as additional servicing compensation to the Master Servicer and the Special Servicer shall be distributed between the Master Servicer and the Special Servicer, on a pro rata basis, based on the Master Servicer’s and Special Servicer’s respective entitlements to such compensation described in the previous sentence. Notwithstanding the foregoing, Penalty Charges with respect to any Companion Loan will be allocated pursuant to the applicable Intercreditor Agreement after payment of all related Advances and interest thereon and additional expenses of the Trust in accordance with this Section 3.11(d).

If a Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to the applicable Servicing Shift Securitization Date, the Special Servicer shall service and administer such Servicing Shift Whole Loan and any related REO Property in the same manner as any other Specially Serviced Loan or Serviced REO Property and shall be entitled to all rights and compensation earned with respect to such Serviced Whole Loan as Special Servicer of such Serviced Whole Loan. With respect to a Servicing Shift Mortgage Loan, prior to the applicable Servicing Shift Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If a Servicing Shift Whole Loan is still a Specially Serviced Loan on the applicable Servicing Shift Securitization Date, the Non-Serviced Special Servicer and the Special Servicer shall be entitled to compensation with respect to such Servicing Shift Whole Loan as if the Special Servicer were being terminated as the Special Servicer with respect to such Servicing Shift Whole Loan and the Non-Serviced Special Servicer were replacing the Special Servicer as the successor Special Servicer with respect to such Servicing Shift Whole Loan.

If a Servicing Shift Whole Loan is being specially serviced on the applicable Servicing Shift Securitization Date, the Special Servicer shall be entitled to compensation for the period during which it acted as Special Servicer with respect to such Whole Loan, including its share of any liquidation or workout fees and any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role under this Agreement.

(e)With respect to each Distribution Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer within two (2) Business Days following the Determination Date, and the Master Servicer shall deliver, to the extent it has received, to the Certificate Administrator, without charge and on the Master Servicer Remittance Date, an electronic report (which may include HTML, Word or Excel compatible format, clean and searchable PDF format or such other format as mutually agreeable between the Certificate Administrator and the Special Servicer) that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates, if any, with respect to such Distribution Date; provided that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

(f)The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any Person (including, without limitation, the Trust, any Mortgagor, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.11; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees.

(g)Pursuant to the CREFC® License Agreement, CREFC® shall be paid (according to the payment instructions set forth on Exhibit AA hereto or such other payment instructions as CREFC® may provide to the Master Servicer in writing at least two (2) Business Days prior to the Master Servicer Remittance Date) the CREFC® Intellectual Property Royalty License Fee on a monthly basis. The Master Servicer shall withdraw from the Collection Account and, to the extent sufficient funds are on deposit therein, pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.05(a)(xii) on a monthly basis, from funds on deposit in the Collection Account.

Section 3.12Inspections; Collection of Financial Statements. (a)  The Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) with a Stated Principal Balance of (i) $2,000,000 or more at least once every twelve (12) months, commencing in the calendar year 2022, and (ii) less than $2,000,000 at least once every twenty-four (24) months commencing in the calendar year 2023; provided, however, that if a physical inspection has been performed by the Special Servicer in the previous twelve (12) months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than sixty (60) days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Loan; provided, further, that if it is not commercially reasonable for the Master Servicer to perform an inspection in the time frames stated in this subsection (a) due to circumstances related to the COVID-19 Emergency, then the Master Servicer shall not be required to perform such inspection until it is commercially reasonable to do so. The cost of such inspection by the Special Servicer pursuant to the second proviso of the immediately preceding sentence shall be an expense of the Trust, and, to the extent not paid by the related Mortgagor, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Collection Account pursuant to Section 3.05(a)(ii), provided that, with respect to a Serviced Whole Loan, such cost shall be payable, subject to the terms of the related Intercreditor Agreement (i) with respect to a Serviced Pari Passu Whole Loan, pro rata and pari passu, from the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, in accordance with their respective Stated Principal Balances, or (ii) with respect to a Serviced AB Whole Loan, first, from the related AB Subordinate Companion Loan and then, pro rata and pari passu, from the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan (if any), in accordance with the respective Stated Principal Balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan (provided that, with respect to any AB Subordinate Companion Loan, the foregoing shall not limit or otherwise modify the terms of the related Intercreditor Agreement pursuant to which any amounts collected with respect to the related Whole Loan are allocated to the related Serviced Mortgage Loan and AB Subordinate Companion Loan), in each case, prior to being payable out of general collections. The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report has knowledge of and deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, (iii) any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection and (v) photographs of each inspected Mortgaged Property. The Special Servicer and the Master Servicer shall deliver or, if applicable, make available on its website a copy (in electronic format) of each such report prepared by the Special Servicer or the Master Servicer, as applicable, to the other party and to the Trustee within seven (7) Business Days after the later of (i) the completion of such report or (ii) the Special Servicer’s or the Master Servicer’s, as applicable, receipt of such report, provided that the Special Servicer or the Master Servicer, as applicable, shall use reasonable efforts to obtain such report within 30 days after completion of the related inspection. Within five (5) Business Days after request for copies of such reports by the Rating Agencies, the Special Servicer or the Master Servicer, as applicable, shall deliver or make available a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, as applicable, to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website.

(b)The Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of any Non-Specially Serviced Loan shall make efforts consistent with the Servicing Standard to collect promptly (and in connection with the preparation of the reports described in the following paragraph, review) from each related Mortgagor quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents and any other reports or documents required to be delivered under the terms of the Mortgage Loans (and each Serviced Companion Loan), if delivery of such items is required pursuant to the terms of the related Mortgage Loan (and each Serviced Companion Loan) documents. The Master Servicer and the Special Servicer shall not be required to request such operating statements or rent rolls more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver all such items to the Master Servicer within five (5) Business Days of receipt, and the Master Servicer shall make available on its website copies of all the foregoing items so collected to the Trustee, the Certificate Administrator and the Depositor, in electronic format, in each case within thirty (30) days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2022. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of such items, the Master Servicer or the Special Servicer, as applicable, shall deliver electronic copies of such items to the Certificate Administrator to be posted on the Certificate Administrator’s Website. The Master Servicer or Special Servicer, as applicable, shall, upon the request of any NRSRO, deliver copies of all or any of the foregoing items so collected thereby to the 17g-5 Information Provider pursuant to Section 3.15(c).

Within forty-five (45) days after receipt by the Master Servicer, with respect to all Non-Specially Serviced Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Loans and REO Properties (other than any Non-Serviced Mortgaged Property), of any quarterly and annual operating statements or rent rolls beginning with the quarter ending September 30, 2021 and the calendar year ending December 31, 2021 (if the related Mortgagor provides sufficient information to report pursuant to CREFC® guidelines) and otherwise for the calendar year ending December 31, 2022 with respect to any Mortgaged Property or REO Property, such Master Servicer or Special Servicer, as applicable, shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CREFC® NOI Adjustment Worksheet and the CREFC® Operating Statement Analysis Report, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computations to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to prepare the CREFC® Comparative Financial Status Report; provided that any such CREFC® Operating Statement Analysis Report and/or CREFC® NOI Adjustment Worksheet shall not be required to be prepared or updated with respect to year-end or the first calendar quarter of each year to the extent provided by the then-current CREFC® Investor Reporting Package. Upon the occurrence and continuation of a Servicing Transfer Event, the Master Servicer shall provide the Special Servicer with all prior CREFC® Operating Statement Analysis Reports and CREFC® NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer’s obligations hereunder shall be subject to its having received all such reports. The Master Servicer and Special Servicer shall, upon request, deliver copies electronically of all operating statements and rent rolls received from any Mortgagor to the 17g-5 Information Provider pursuant to Section 3.15(c) and 3.15(d), and the Master Servicer and Special Servicer shall, upon request, make available to the other electronically monthly copies of all the foregoing items so collected thereby. All CREFC® Operating Statement Analysis Reports and CREFC® NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property (other than a Non-Serviced Mortgaged Property) and REO Property (other than any Non-Serviced Mortgaged Property), and the Master Servicer shall forward copies (in electronic format) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Certificate Administrator and, upon the request of any NRSRO, the 17g-5 Information Provider (and the 17g-5 Information Provider shall post all such items to the 17g-5 Information Provider’s Website), and upon request, shall make such items available to the Special Servicer and with respect to any Serviced Companion Loan, the related Companion Holder. The Master Servicer shall maintain a CREFC® Operating Statement Analysis Report and a CREFC® NOI Adjustment Worksheet with respect to each Mortgaged Property (other than a Non-Serviced Mortgaged Property) or REO Property (other than a Non-Serviced Mortgaged Property).

(c)At or before 2:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the

CREFC® Special Servicer Loan File and any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports with respect to the Specially Serviced Loans and any REO Properties (other than a Non-Serviced Mortgaged Property), providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Master Servicer as of the Business Day preceding such Determination Date, which CREFC® Special Servicer Loan File shall include data, to enable the Master Servicer to produce the following supplemental CREFC® reports: (i) a CREFC® Delinquent Loan Status Report, (ii) a CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iii) a CREFC® REO Status Report, (iv) a CREFC® Comparative Financial Status Report and (v) a CREFC® NOI Adjustment Worksheet and a CREFC® Operating Statement Analysis Report, in each case with the supporting financial statements, budgets, operating statements and rent rolls submitted by the Mortgagor.

(d)Not later than 5:00 p.m. (New York City time) on the Master Servicer Remittance Date beginning July 2021, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Certificate Administrator the following reports and data files: (A) to the extent the Master Servicer has received the CREFC® Special Servicer Loan File at the time required, the most recent CREFC® Delinquent Loan Status Report, CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report and the CREFC® REO Status Report, (B) CREFC® Loan Setup File (with respect to the first Distribution Date), (C) the most recent CREFC® Property File, and CREFC® Comparative Financial Status Report (in each case incorporating the data required to be included in the CREFC® Special Servicer Loan File pursuant to Section 3.12(c) by the Special Servicer and Master Servicer), (D) a CREFC® Servicer Watch List with information that is current as of such Determination Date, (E) CREFC® Financial File, (F) CREFC® Loan Level Reserve/LOC Report, (G) the CREFC® Advance Recovery Report, (H) CREFC® Total Loan Report and (I) the report on Disclosable Special Servicer Fees delivered pursuant to Section 3.11(e) to the extent received from the Special Servicer, if any. Additionally, not later than 5:00 p.m. (New York City time) on the Master Servicer Remittance Date beginning July 2021, the Master Servicer shall deliver or cause to be delivered in electronic format to the Certificate Administrator any applicable CREFC® Loan Liquidation Reports, CREFC® Loan Modification Reports and CREFC® REO Liquidation Reports received from the Special Servicer. Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date beginning in July 2021, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator via electronic format the CREFC® Loan Periodic Update File and the CREFC® Appraisal Reduction Amount Template, if provided for such Distribution Date. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due. In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due.

In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, any information and reports delivered to it by any third party, and the Certificate Administrator shall be entitled to conclusively rely upon the Master Servicer’s reports and the Special Servicer’s reports and any information provided by the Trustee, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

(e)The Special Servicer shall deliver to the Master Servicer the reports and information required of the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Certificate Administrator the reports and data files set forth in Section 3.12(d). The Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Certificate Administrator may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Certificate Administrator until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer’s failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

(f)Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(g)Unless otherwise specifically stated herein, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Certificate Administrator or any Companion Holder, making such statement, report or information available on the Master Servicer’s Internet website, unless this Agreement expressly specifies a particular method of delivery.

Notwithstanding anything to the contrary in the foregoing, the Master Servicer and the Special Servicer shall deliver any required statements, reports or other information to the Certificate Administrator in an electronic format mutually agreeable to the Certificate

Administrator and the Master Servicer or the Special Servicer, as the case may be. The Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems, however, copies in electronic format shall follow upon the correction of such system problems.

Section 3.13[Reserved].

Section 3.14[Reserved].

Section 3.15Access to Certain Information. (a)  Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Certificate Administrator, and the Certificate Administrator shall afford access to the Mortgage Loan Seller and to any Certificateholder that is a federally insured financial institution, the OCC, the FDIC, the Board of Governors of the Federal Reserve System of the United States of America and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any such Certificateholder, and to each Holder of a Certificate, access to any documentation or information regarding the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and, in the case of a Mortgage Loan that is a portion of a Serviced Whole Loan, the related Companion Loan, and the Trust within its control which may be required by applicable law. At the election of the Master Servicer, the Special Servicer or the Certificate Administrator, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer, the Special Servicer or the Certificate Administrator shall be permitted to require payment (other than from the Trustee and the Certificate Administrator on its own behalf or on behalf of the Certificateholders, as applicable) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies. Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Certificate Administrator or the Custodian.

The failure of the Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. In connection with providing information pursuant to this Section 3.15, the Master Servicer and Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on (x) the execution of a confidentiality agreement substantially in the form of Exhibit V, or (y) execution of a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s Internet website; (iii) withhold access to confidential information or any intellectual property; and/or (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan or Companion Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Companion Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust or otherwise materially harm the Trust or the Trust. Without limiting the generality of the foregoing, the Master Servicer or Special Servicer may refrain from disclosing information that it reasonably determines would prejudice the interest of the Certificateholders with respect to a workout or exercise of remedies as to any particular Mortgage Loan.

Upon the reasonable request of any Certificateholder (or with respect to any AB Subordinate Companion Loan related to a Serviced AB Whole Loan, the holder of such AB Subordinate Companion Loan) that is a Privileged Person identified to the Master Servicer’s reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder or holder of such AB Subordinate Companion Loan, as applicable) copies of any appraisals, operating statements, rent rolls and financial statements (in each case, solely relating to the related Serviced Whole Loan, if requested by the holder of the an AB Subordinate Companion Loan) obtained by the Master Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates, a beneficial holder of Book-Entry Certificates (or an investment advisor for a Certificateholder or beneficial holder of Book-Entry Certificates) or holder of such AB Subordinate Companion Loan and a Privileged Person and will keep such information confidential and shall use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or holder of such AB Subordinate Companion Loan, as applicable, may have under the Trust. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports available to any Certificateholders on its website. None of the parties to this Agreement shall provide any Asset Status Report to the Certificate Administrator.

Notwithstanding anything to the contrary herein, unless required by applicable law or court order, no Certificateholder or beneficial owner shall be given access to, or be provided copies of, the Mortgage Files.

(b)The Certificate Administrator shall make available to Privileged Persons via the Certificate Administrator’s Website, the following items, in each case, to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format:

(i)The following documents, which will initially be made available under a tab or heading designated “deal documents”:

(A)the Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Certificate Administrator by the Depositor or by any Person designated by the Depositor;

(B)this Agreement and any amendments and exhibits hereto;

(C)each Sub-Servicing Agreement delivered to the Certificate Administrator on and after the Closing date;

(D)the Mortgage Loan Purchase Agreement and any amendments and exhibits thereto; and

(E)the CREFC® Loan Setup File provided by the Master Servicer to the Certificate Administrator;

(ii)The following documents, which will initially be made available under a tab or heading designated “periodic reports”:

(A)all Distribution Date Statements prepared by the Certificate Administrator pursuant to Section 4.02;

(B)the CREFC® Loan Periodic Update File, the CREFC® Bond Level File, the CREFC® Collateral Summary File, the CREFC® Property File, each of the “surveillance reports” identified as such in the definition of “CREFC® Investor Reporting Package” (including, without limitation, the CREFC® Operating Statement Analysis Report and the CREFC® NOI Adjustment Worksheets), the CREFC® Advance Recovery Report to the extent delivered by the Master Servicer pursuant to this Agreement from time to time; and

(C)[Reserved];

(iii)The following documents, which will initially be made available under a tab or heading designated “additional documents”:

(A)summaries of each Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(d);

(B)all property inspection reports and environmental reports delivered to the Certificate Administrator pursuant to Section 3.12(a);

(C)any Appraisals delivered to the Certificate Administrator pursuant to Section 3.21; and

(D)the CREFC® Appraisal Reduction Amount Template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount and Collateral Deficiency Amount;

(iv)The following documents, which will initially be made available under a tab or heading designated “special notices”:

(A)any notice with respect to a release pursuant to Section 3.09(d);

(B)any notice regarding a waiver, modification or amendment of the terms of any Mortgage Loan pursuant to Section 3.20(e);

(C)any notice of final payment on the Certificates delivered to the Certificate Administrator pursuant to Section 4.01(h);

(D)any notice of the occurrence of any Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(E)[Reserved];

(F)[Reserved];

(G)[Reserved];

(H)any notice of resignation of the Trustee or the Certificate Administrator, and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(I)any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(J)any notice of resignation or termination of the Master Servicer or Special Servicer pursuant to Section 7.03;

(K)any notice of termination pursuant to Section 9.01;

(L)[Reserved];

(M)any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer pursuant to Section 7.01(d);

(N)[Reserved];

(O)[Reserved];

(P)[Reserved];

(Q)[Reserved];

(R)[Reserved];

(S)[Reserved];

(T)any assessments of compliance delivered to the Certificate Administrator;

(U)any attestation reports delivered to the Certificate Administrator;

(V)any “special notices” required by a Certificateholder to be posted on the Certificate Administrator’s website pursuant to Section 5.06; and

(W)any notice or document provided to the Certificate Administrator by the Depositor or the Master Servicer directing the Certificate Administrator to post same as a “special notice”;

(v)the “Investor Q&A Forum” pursuant to Section 4.07(a);

(vi)solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry” pursuant to Section 4.07(b);

(vii)the “U.S. Risk Retention Special Notices” tab; and

(viii)the “EU/UK Risk Retention” tab with respect to notices relating to the Retention Covenant and the EU/UK Hedging Covenant in the EU/UK Risk Retention Letter.

The Certificate Administrator shall, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described in clause (vii) above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

The Certificate Administrator shall post on the Certificate Administrator’s Website the items and reports identified in clauses (iii)(A) and (B) above on each Distribution Date. In addition, if the Depositor so directs the Certificate Administrator, and on terms acceptable to the Certificate Administrator, the Certificate Administrator shall make certain other information and reports related to the Mortgage Loans available through its Internet website.

Any Person that is a Borrower Party shall only be entitled to access the Distribution Date Statements.

To the extent the Risk Retention Consultation Party or a Holder of a Risk Retention Certificate receives access pursuant to this Agreement to any information solely related to a Mortgage Loan with respect to which such party is a Borrower Party (which shall include any Asset Status Reports, inspection reports related to Specially Serviced Loans conducted by a Special Servicer or any Excluded Special Servicer and any Officer’s Certificates delivered by the Trustee, a Master Servicer or a Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level), on the Certificate Administrator’s Website or otherwise receives access to such information, such Risk Retention Consultation Party or Holder of a Risk Retention Certificate shall be deemed to have agreed that it (i) will not directly or indirectly provide any such information to (A) the related Borrower Party, (B) any employees or personnel of such Risk Retention Consultation Party or Holder of a Risk Retention Certificate or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level.

The Certificate Administrator makes no representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet website and assumes no responsibility therefor, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s Website (other than with respect to access provided to the general public in accordance with Section 3.15(b)), the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Certificate Administrator’s Website can be directed to the Certificate Administrator’s CMBS customer service desk at (866) 846-4526.

(c)The 17g-5 Information Provider shall make available solely to the Depositor and the NRSROs the following items to the extent such items are delivered to it (in the form of an electronic document suitable for posting) via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “AMMST 2021-MF2” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)any notices of waivers under Section 3.08(c);

(ii)any Asset Status Report delivered by the Special Servicer under Section 3.21(d);

(iii)any notice of final payment on the Certificates;

(iv)any environmental reports delivered by the Special Servicer under Section 3.09(e);

(v)any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.21;

(vi)[Reserved];

(vii)[Reserved];

(viii)any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving Rating Agency Confirmation from any Rating Agency as set forth in Section 3.25(a);

(ix)copies of requests or questions that were submitted by the Rating Agencies relating to a request for Rating Agency Confirmation;

(x)any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.25(a);

(xi)any notice of resignation of the Trustee or the Certificate Administrator and any notice of the acceptance of appointment by the successor trustee or the successor certificate administrator pursuant to Section 8.07 or Section 8.08;

(xii)any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xiii)any notice of a Servicer Termination Event or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(xiv)any notice of the merger or consolidation of the Certificate Administrator or the Trustee pursuant to Section 8.09;

(xv)any notice of any amendment that modifies the procedures herein relating to Rule 17g-5 of the Exchange Act pursuant to Section 11.01(a)(ix);

(xvi)[Reserved];

(xvii)any summary of oral communication with the Rating Agencies or any written question or request from the Rating Agencies directed toward the Master Servicer, Special Servicer, Certificate Administrator or Trustee regarding any of the information delivered to the 17g-5 Information Provider pursuant to this Section 3.15(c) or regarding any request for a Rating Agency Confirmation or regarding any of the Mortgage Loan documents or any matter related to the Certificates, Mortgage Loans, any related Companion Loan, the related Mortgaged Properties, the related Mortgagors or any other matters related to this Agreement or any applicable Intercreditor Agreement; provided that the summary of such oral communication shall not identify the Rating Agency with whom the communication was held pursuant to Section 3.15(g);

(xviii)any other information delivered to the 17g-5 Information Provider pursuant to this Agreement including, without limitation, Section 2.03(b), Section 3.07(a), Section 3.12, Section 3.19(c), Section 3.20(e) or Section 12.08; and

(xix)any other information delivered to the Rating Agencies pursuant to this Agreement including, without limitation, Section 11.10.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website. Information will be posted on the same

Business Day of receipt provided that such information is received by 2:00 p.m., New York City time, or, if received after 2:00 p.m., New York City time, on the next Business Day by 12:00 p.m. New York City time; provided, however, any information delivered pursuant to Section 3.15(d) shall be posted in accordance with Section 3.15(d). The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, each of the Certificate Administrator and the 17g-5 Information Provider may remove such information from the 17g-5 Information Provider’s Website. The Certificate Administrator and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website to the extent such information was not produced by the Certificate Administrator or the 17g-5 Information Provider, as applicable. Access shall be provided by the 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit P-2 hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website). If a Rating Agency requests access to the 17g-5 Information Provider’s Website, access shall be granted by the 17g-5 Information Provider on the same Business Day, provided that such request is made prior to 2:00 p.m., New York City time, on such Business Day, or if received after 2:00 p.m., New York City time, on the following Business Day. Questions regarding delivery of information to the 17g-5 Information Provider may be directed to (866) 846-4526 or 17g5informationprovider@wellsfargo.com (specifically referencing “AMMST 2021-MF2” in the subject line).

Upon delivery by the Depositor to the 17g-5 Information Provider of information designated by the Depositor as pre-closing information from the Depositor’s 17g-5 Website (the “Pre-close Information”), the 17g-5 Information Provider shall make such information available only to the Depositor and to NRSROs via the 17g-5 Information Provider’s Website pursuant to this Section 3.15(c). Such information shall be provided to the 17g-5 Information Provider via electronic media and delivered to the 17g-5 Information Provider as mutually agreed. The Depositor shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-close Information or any other information on the 17g-5 Information Provider’s Website to any designee or third party.

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.15. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the Rating Agency that requested such additional information.

The Master Servicer and the Special Servicer may, but shall not be obligated to send such information, report, notice or document to the applicable Rating Agency so long as such information, report, notice or document (i) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided, by 2:00 p.m. (New York City time) on any Business Day, to the 17g-5 Information Provider.

The 17g-5 Information Provider shall notify any party that delivers information to the 17g-5 Information Provider under this Agreement that such information was received and that it has been posted. The 17g-5 Information Provider shall notify each Person that has signed-up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website and such notice shall specifically identify such document in the subject line or otherwise in the body of the email notice. The 17g-5 Information Provider shall send such notice to such Person’s email address provided by and used by such Person for the purpose of accessing the 17g-5 Information Provider’s Website, including a general email address if such general email address has been provided to the 17g-5 Information Provider in connection with a completed NRSRO Certification in the form of Exhibit P-2 hereto.

Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement shall be delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “AMMST 2021-MF2” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

(d)The Master Servicer or the Special Servicer, as applicable, may, but shall not be obligated to, provide bulk information that relates to two or more transactions to the 17g-5 Information Provider. Any such information shall be posted by the 17g-5 Information Provider and the 17g-5 Information Provider may, but shall not be obligated to, post such information in accordance with the timeframe provided in Section 3.15(c) above, provided, however, that if the 17g-5 Information Provider is not able to post such information in accordance with the timeframe in Section 3.15(c), then it shall post such information within a reasonable time.

(e)Certain information concerning the Mortgage Loans and the Certificates (including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports) shall be provided by the Certificate Administrator to third parties (including Intex Solutions, Inc., Trepp, LLC, Bloomberg, L.P., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc., Thomson Reuters Corporation and DealView Technologies Ltd.) with the consent of the Depositor, and providing such information shall not constitute a breach of this Agreement by the Certificate Administrator. Such information will be made available to such third parties upon receipt of a certificate in the form of Exhibit P-3 hereto, which certification may be submitted electronically via the Certificate Administrator’s Website.

(f)Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available, solely with respect to the Master Servicer, through the Master Servicer’s Internet website or, with respect to the Master Servicer or the Special Servicer, otherwise, any additional information relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan, the Mortgaged Properties (other than any Non-Serviced Mortgaged Property), or the related Mortgagors, for review by the Depositor, the Placement Agent and any other Persons who deliver an Investor Certification in accordance with this

Section 3.15 and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)), in each case, except to the extent doing so is prohibited by this Agreement (including without limitation, any prohibitions on dissemination of any confidential information, including, without limitation, any Privileged Information), applicable law or by the related Mortgage Loan documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor and the Rating Agencies, enter into (x) an Investor Certification, (y) a confidentiality agreement substantially in the form of Exhibit V or (z) a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s Internet website, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party. In addition, to the extent access to such information is provided via the Master Servicer’s Internet website, the Master Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information. In connection with providing access to or copies of the information described in this Section 3.15(f) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be: (i) in the case of a Certificateholder, an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein or an investment advisor related thereto, an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor related thereto and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators). In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.15 unless such information was produced by the Master Servicer or Special Servicer, as applicable.

(g)The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents and any other matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement or related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary in accordance with the procedures set forth in Section 3.15(c) the same day such communication takes place; provided, further, that the summary of such oral communications shall not identify which Rating Agency the communication was with. The 17g-5 Information Provider shall post such written summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.15(c).

(h)None of the foregoing restrictions in this Section 3.15 or otherwise in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s or NRSRO’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer, or (iii) such Rating Agency’s or NRSRO’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Mortgage Loans, to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website; or (z) the Rating Agency confirms in writing that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates; provided, however, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement or any other confidentiality agreement to which such Rating Agency is subject) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 3.15(h).

(i)The costs and expenses of compliance with this Section 3.15 by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any other party hereto shall not be additional expenses of the Trust, but shall be borne by the applicable party hereto.

Section 3.16Title to REO Property; REO Account. (a) If title to any Mortgaged Property is acquired (directly or through a single member limited liability company established for that purpose) and thus such Mortgaged Property becomes an REO Property, the deed or certificate of sale shall be issued in the name of the Trust where permitted by applicable law or regulation and consistent with customary servicing procedures, and otherwise, in the name of the Trustee or its nominee on behalf of the Certificateholders and, if applicable, on behalf of the related Companion Holders, in the case of a Serviced Companion Loan. REO Property with respect to a Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.16. The Special Servicer, on behalf of the Trust and, if applicable, the related Serviced Companion Noteholder, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for a qualifying extension of time no later than sixty (60) days prior to the close of the third calendar year in which it acquired ownership (or the period provided in the then applicable REMIC Provisions) and such extension is granted or is not denied (an “REO Extension”) by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Certificate Administrator and the Master Servicer an Opinion of Counsel, addressed to the Trustee, the Certificate Administrator and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the close of the third calendar year following the year in which acquisition occurred will not cause an Adverse REMIC Event to occur. If the Special Servicer is granted or not denied the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Collection Account pursuant to Section 3.05(a).

(b)The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, on behalf of any related Companion Holder(s), as applicable, as their interest shall appear, and the Trustee (as holder of the Lower-Tier Regular Interests), for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days after receipt of properly identified and available funds, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Trustee, the Certificate Administrator, and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

(c)The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the later of the date that is (x) on or prior to the Determination Date (or with respect to a Serviced Companion Loan, on the Business Day preceding each Serviced Whole Loan Remittance Date) or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer, which shall deposit into the Collection Account (or the Companion Distribution Account, as applicable), the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net

Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on or prior to the day the Special Servicer remits funds as provided in this Section 3.16(c), the Special Servicer shall provide the Master Servicer with a written accounting of amounts remitted to the Master Servicer for deposit in the Collection Account, as applicable, on such date. The Master Servicer shall apply all such amounts as instructed by the Special Servicer on the day the Master Servicer receives the written accounting as provided in the previous sentence.

(d)The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or Section 3.16(c).

Section 3.17Management of REO Property. (a) If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property (other than any Non-Serviced Mortgaged Property) for the benefit of the Certificateholders and the related Companion Holders, and the Trustee (as holder of the Lower-Tier Regular Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust or any Serviced Companion Noteholder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of each Serviced Whole Loan, the related Companion Holder(s)) and the Trustee (as holder of the Lower-Tier Regular Interests) all as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as applicable) (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standard). Notwithstanding anything to the contrary herein, REO Property with respect to a Non-Serviced Mortgage Loan is excluded for all purposes of this Section 3.17. Subject to this Section 3.17, the Special Servicer may allow the Trust or any commercial mortgage securitization that holds any Serviced Companion Loan to earn “net income from foreclosure property” within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders and, if applicable, any related Companion Holder(s) on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than two (2) Business Days following receipt of such properly identified and available funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

(i)all insurance premiums due and payable in respect of such REO Property;

(ii)all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii)any ground rents in respect of such REO Property, if applicable; and

(iv)all costs and expenses necessary to maintain and lease such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer’s Certificate delivered to the Trustee, the Special Servicer, the Depositor and the Certificate Administrator) such advances would, if made, constitute Nonrecoverable Servicing Advances.

(b)Without limiting the generality of the foregoing, the Special Servicer shall not:

(i)permit the Trust to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan, became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than ninety (90) days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(c)The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within ninety (90) days of the acquisition date thereof, provided that:

(i)the terms and conditions of any such contract may not be inconsistent with this Agreement and shall reflect an agreement reached at arm’s length;

(ii)the fees of such Independent Contractor (which shall be an expense of the Trust) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

(iii)any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

(iv)none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

(v)the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standard.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(d)When and as necessary, the Special Servicer shall send to the Trustee, the Certificate Administrator and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

Section 3.18Sale of Defaulted Loans and REO Properties. (a) (i) Within thirty (30) days after a Defaulted Loan has become a Specially Serviced Loan, the Special Servicer shall order (but shall not be required to have received) an Appraisal and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Loan in accordance with the Servicing Standard; provided, however, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal; provided, further, that if it is not commercially reasonable for the Master Servicer to obtain an Appraisal in the time frames stated in this subsection (a) due to circumstances related to the COVID-19 Emergency, then the Master Servicer shall not be required to obtain an Appraisal until it is commercially reasonable to do so. The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standard including, without limitation, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy; provided that the Special Servicer shall promptly notify the Master Servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

(ii)If any Mortgage Loan or Serviced Companion Loan subject to an Intercreditor Agreement is a Specially Serviced Loan or to the extent otherwise required pursuant to the terms of the related Intercreditor Agreement, then the Special Servicer (with respect to a Specially Serviced Loan) or the Master Servicer (with respect to a Non-Specially Serviced Loan) shall promptly notify in writing the other, any related Companion Holder and any related mezzanine lender, as applicable, of any events requiring notice under the Intercreditor Agreement in accordance with the terms thereof. Thereafter, any related Companion Holder and related mezzanine lender, as applicable, shall, notwithstanding anything in this Section 3.18 to the contrary, have the option to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related Intercreditor Agreement.

(iii)If any Mortgage Loan not subject to an Intercreditor Agreement becomes a Specially Serviced Loan, or if the related Companion Holder or related mezzanine lender, as applicable, for any such Mortgage Loan subject to an Intercreditor Agreement has not previously exercised the option to purchase the Mortgage Loan pursuant to the previous paragraph, the Special Servicer shall use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust and, if applicable, the related Companion Holder. In the case of the Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable Non-Serviced Special Servicer for the related Non-Serviced Whole Loan, the Special Servicer shall be entitled to sell such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the Special Servicer shall be entitled to a liquidation fee to the same extent that the Special Servicer would be entitled to such liquidation fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. The Special Servicer shall give the Trustee, the Certificate Administrator and the Master Servicer not less than ten (10) Business Days’ prior written notice of its intention to sell any Defaulted Loan. In the absence of a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the Defaulted Loan for the Purchase Price or may accept the first cash offer received from any Person that constitutes a fair price for the Defaulted Loan.

(iv)(A) In the case of a Defaulted Loan, in the absence of any offer at least equal to the Purchase Price pursuant to clause (iii) above (or purchase by the Special Servicer for such price), the Special Servicer shall solicit offers and, subject to subclause (B) below, may accept the highest offer received from any Person that is determined by the Special Servicer to constitute a fair price for such Defaulted Loan, if the offeror is a Person other than an Interested Person. In determining whether any cash offer from a Person other than an Interested Person constitutes a fair price for any Defaulted Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. If the offeror is an Interested Person (provided that the Trustee may not be an offeror), the Trustee shall determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person shall constitute a fair price unless (x) it is the highest offer received and (y) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the Trustee shall rely on the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property conducted in accordance with this Agreement within the preceding nine-month period or, in the absence of any such Appraisal, on a new Appraisal. Except as provided in the following paragraph, the cost of any Appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the Master Servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable by, the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Specially Serviced Loan.

(B)The Special Servicer will not be obligated to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that the rejection of such offer would be in the best interests of the Holders of Certificates and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder (as a collective whole, as if such Certificateholders and, if applicable, the related Companion Holder constituted a single lender (taking into account the subordinate or pari passu nature of such Companion Loan, as the case may be)). In addition, the Special Servicer may accept a lower offer from any Person other than the Special Servicer or its Affiliate if it determines, in accordance with the Servicing Standard, that the acceptance of such offer would be in the best interests of the Holders of Certificates and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder (as a collective whole, as if such Certificateholders and, if applicable, the related Companion Holder constituted a single lender (taking into account the subordinate or pari passu nature of such Companion Loan, as the case may be)) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer. The Special Servicer shall use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date. For the avoidance of doubt, the Trustee shall have no obligation to make any fair value determination, to the extent required to do so pursuant to this Section 3.18, on the basis of anything other than the related Appraisal.

(v)Unless and until any Specially Serviced Loan is sold pursuant to this Section 3.18(a), the Special Servicer shall pursue such other resolution strategies with respect to such Specially Serviced Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard and the REMIC Provisions.

(b)(i)  (A)  The Special Servicer may purchase any REO Property at the Purchase Price therefor (in the case of a Serviced Whole Loan, such purchase shall be a purchase of the entire REO Property, including the portion relating to the related Companion Loan). The Special Servicer may also offer to sell to any Person any REO Property (in the case of a Serviced Whole Loan, such sale shall be a sale of the entire REO Property, including the portion relating to the related Companion Loan), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interest of the Trust and the related Companion Holders. The Special Servicer shall give the Trustee, the Master Servicer, each Companion Holder and the Certificate Administrator not less than five (5) days’ prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm’s length.

(B)In the absence of any such offer as set forth in subclause (A) above, the Special Servicer shall, subject to subclause (C) below, accept the highest offer for such REO Property received from any Person that is determined to be a fair price (1) by the Special Servicer, if the highest offeror is a Person other than an Interested Person, or (2) by the Trustee, if the highest offeror is an Interested Person unless such offer by an Interested Person (i) is equal to or greater than the applicable Purchase Price and (ii) is the highest offer received; provided, however, that absent an offer at least equal to the Purchase Price, no offer from an Interested Person shall constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

(C)The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder, in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans). In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the related Companion Holder, in either case, as a collective whole (taking into account the subordinate or pari passu nature of any Serviced Companion Loans) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer.

(D)In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee in connection with making such determination. The reasonable cost of such Independent appraiser or other Independent expert shall be an expense of the offering Interested Person purchaser. The reasonable fees and costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and shall be reimbursable, from the offering Interested Person and the Special Servicer shall use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within thirty (30) days of demand for payment, such expense shall be reimbursable to the Trustee by the Master Servicer as a Servicing Advance but the Special Servicer shall continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust’s obligation to comply with REMIC Provisions.

(ii)Subject to the Servicing Standard, the Special Servicer shall act on behalf of the Trust and the related Companion Holders, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith. A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trust (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator nor the Trustee shall have any liability to the Trust or any Certificateholder or related Companion Holder (if applicable) with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(c)Any sale of a Defaulted Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

(d)With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Intercreditor Agreement and this Agreement, if the related Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Loan in accordance with this Section 3.18, then the Special Servicer shall sell the related Serviced Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and shall require that all offers be submitted to the Special Servicer in writing. With respect to the Serviced AB Whole Loan, the Special Servicer shall sell the Serviced AB Subordinate Companion Loan along with the related Mortgage Loan if it determines that a sale of the Serviced AB Whole Loan would maximize recoveries on the Serviced AB Whole Loan in accordance with the Servicing Standard. To the extent a determination is required to be made hereunder as to whether any cash offer constitutes a fair price for the Serviced Whole Loan, such determination shall be made by the Special Servicer unless the offeror is an Interested Person and by the Trustee if the offeror is an Interested Person. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the related Mortgage Loan together with the related Serviced Pari Passu Companion Loan(s) if it becomes a Defaulted Loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (provided that such consent is not required if the holder of the Serviced Pari Passu Companion Loan is the Mortgagor or an Affiliate of the Mortgagor) unless the Special Servicer has delivered to the Other Servicer under the applicable Other Securitization, who shall deliver to the related directing certificateholder, if applicable, for the holder of the related Serviced Pari Passu Companion Loan: (a) at least fifteen (15) Business Days prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten (10) days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related Serviced Pari Passu Companion Loan that are material to the sale price of such Serviced Pari Passu Whole Loan; and (d) until the sale is completed, and a reasonable period of time prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale. The holder of the related Serviced Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of such Serviced Whole Loan; provided, however, the related Mortgagor and its agents and Affiliates shall not be permitted to submit an offer at such sale. Notwithstanding the foregoing, with respect to each Serviced Pari Passu Whole Loan, the holder of the related Companion Loan may waive any of the delivery or timing requirements set forth in this paragraph with respect to the related Serviced Whole Loan. If the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the offering Interested Person purchaser) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the Trustee designates such a third party to make such determination, the Trustee shall be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph shall be covered by, and shall be reimbursable, from the Interested Person; provided that Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(e)(i)  Notwithstanding anything in this Section 3.18 to the contrary, pursuant to the terms of the related Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan for each applicable Serviced Whole Loan will have the right to purchase the related Mortgage Loan or related REO Property, as applicable. Such right of the holder of such AB Subordinate Companion Loan shall be given priority over any provision described in this Section 3.18 as and to the extent set forth in the related Intercreditor Agreement. If the related Mortgage Loan or related REO Property is purchased by the holder of such AB Subordinate Companion Loan, repurchased by the Mortgage Loan Seller or otherwise ceases to be subject to this Agreement, the related AB Subordinate Companion Loan will no longer be subject to this Agreement.

(ii)Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan or REO Property, as applicable, and cure defaults relating thereto, as and to the extent set forth in the related Intercreditor Agreement.

(f)Unless otherwise provided in an Intercreditor Agreement the sale of any Mortgage Loan pursuant to this Section 3.18 will be on a servicing released basis.

(g)In the event the Master Servicer or the Special Servicer has the right to purchase any Companion Loan on behalf of the Trust pursuant to the related Intercreditor Agreement, neither the Master Servicer nor the Special Servicer shall exercise such right.

Section 3.19Additional Obligations of Master Servicer and Special Servicer. (a)  The Master Servicer shall deliver all Compensating Interest Payments (other than the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan) to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor. The Master Servicer shall deliver the portion of any Compensating Interest Payment allocated to a Serviced Pari Passu Companion Loan to the Companion Paying Agent for deposit in the Companion Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor.

(b)The Master Servicer or the Special Servicer, as applicable, shall provide to each Companion Holder any reports or notices required to be delivered to such Companion Holder pursuant to the related Intercreditor Agreement.

(c)Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account and available for distribution on the next Distribution Date, the Master Servicer, the Special Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then-current Determination Date, for successive one-month periods for a total period not to exceed twelve (12) months, and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standard.  If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections).  In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof); provided, however, that if, at any time the Master Servicer or the Trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall use its reasonable efforts to give the 17g-5 Information Provider fifteen (15) days’ notice of such determination for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), unless extraordinary circumstances make such notice impractical, and thereafter shall deliver such notice to the 17g-5 Information Provider as soon as practical thereafter. Notwithstanding the foregoing, failure to give notice as required by the preceding sentence shall in no way affect the Master Servicer’s or the Trustee’s election whether to refrain from obtaining such reimbursement as described in this Section 3.19(c). Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Collection Account pursuant to Section 3.05(a)(v).

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee (solely in its capacity as Trustee), constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder. If the Master Servicer, the Special Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Collection Account for such Distribution Date (deemed first from principal and then interest). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. The Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon. In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Master Servicer, the Special Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any of the Companion Holders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

With respect to any modification or amendment of any Intercreditor Agreement related to a Serviced Whole Loan (to the extent received), the Master Servicer or the Special Servicer, as applicable, shall provide to the 17g-5 Information Provider a copy of any such modification or amendment, which the 17g-5 Information Provider shall promptly post on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

(d)With respect to any Mortgage Loan (or Serviced Whole Loan), if the related loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related Mortgage Loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account, unless not applying those amounts as a prepayment would be a violation of the Servicing Standard. Such amount may be used, if permitted under the loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the loan documents, upon a subsequent default.

(e)Within three (3) Business Days after the execution of any amendment or modification of any Intercreditor Agreement, the Master Servicer or the Special Servicer, as applicable, shall provide to the Certificate Administrator a copy of such modification or amendment of any such Intercreditor Agreement.

Section 3.20Modifications, Waivers, Amendments and Consents. (a) Neither the Master Servicer nor Special Servicer, as applicable, shall enter into an extension that extends the Maturity Date beyond the earlier of (i) five (5) years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured solely or primarily by a leasehold estate and not also the related fee interest, the date twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the Ground Lease, ten (10) years, prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of such Mortgage Loan and/or related Companion Loan for more than twelve (12) months from and after the original Maturity Date of such Mortgage Loan and/or related Companion Loan and such Mortgage Loan and/or related Companion Loan is not in default or default with respect thereto is not reasonably foreseeable, prior to any such extension, the Master Servicer or Special Servicer, as applicable, shall provide the Trustee, the Certificate Administrator, the Special Servicer or Master Servicer, as applicable, and the Risk Retention Consultation Party (in the case of the Risk Retention Consultation Party, (i) prior to the occurrence and continuance of a Risk Retention Consultation Termination Event and (ii) other than with respect to any Mortgage Loan that is an Excluded Loan) with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required or permitted to be paid by the Mortgagor, to be paid as an expense of the Trust in accordance with Section 3.11(d)) that such extension would not constitute a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

Subject to applicable law and the Mortgage Loan and/or related Serviced Companion Loan documents, neither the Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan and/or related Serviced Companion Loan is not in default pursuant to the terms of the related Mortgage Loan and/or related Serviced Companion Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the

Master Servicer or the Special Servicer, as applicable, obtains Rating Agency Confirmation from each Rating Agency (and delivers such Rating Agency Confirmation to the Risk Retention Consultation Party, if permitted by the applicable Rating Agency) and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25)) and (ii) such substitution would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event to occur (and the Master Servicer or Special Servicer, as applicable, may obtain and rely upon an Opinion of Counsel (at the expense of the related Mortgagor if not prohibited by the terms of the related Mortgage Loan documents, and if so prohibited, at the expense of the Trust) with respect thereto).

In connection with (i) the release of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than any Non-Serviced Mortgaged Property), or any portion of such Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related Mortgagor of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the Master Servicer or Special Servicer, as applicable, shall require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related Mortgagor provides an Opinion of Counsel (at the expense of the related Mortgagor if allowed by the terms of the related Mortgage Loan documents, and if not allowed, at the expense of the Trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a Qualified Mortgage.

(b)If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan (other than any Non-Serviced Mortgage Loan) and/or related Serviced Companion Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable (as evidenced by an Officer’s Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust and, if applicable, the Companion Holders, as the holders of the related Serviced Companion Loan, than liquidation of such Specially Serviced Loan, then the

Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c) and (y) with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) with mezzanine debt, the rights of the related mezzanine lender, to advise or consult with the Special Servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related mezzanine intercreditor agreement, as applicable; provided that in the case of any release or substitution of collateral (other than a defeasance), the Special Servicer shall have obtained an Opinion of Counsel that such release or substitution would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event to occur.

The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if such modification, waiver or amendment would (1) extend the maturity date of any such Specially Serviced Loan to a date occurring later than the earlier of (a) five (5) years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Loan is secured solely or primarily by a leasehold estate and not also the related fee interest, the date occurring twenty (20) years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease, ten (10) years prior to the expiration of such leasehold estate (including any options to extend such leasehold estate exercisable unilaterally by the related Mortgagor), or (2) provide for the deferral of interest unless interest accrues on the related Mortgage Loan, or Serviced Whole Loan generally at the related Mortgage Rate.

(c)Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan and/or Companion Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this Section 3.20 shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan or Companion Loan, as applicable (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a “significant modification” of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

To the extent consistent with this Agreement, the Master Servicer or the Special Servicer may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable only if the contemplated waiver, modification or amendment (i) will not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause an Adverse REMIC Event to occur. In making this determination, the Master Servicer or Special Servicer may obtain and rely upon (and shall provide to the Trustee and the Certificate Administrator if obtained) an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid out of the Collection Account pursuant to Section 3.05(a); provided that the Master Servicer or Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related

Mortgage Loan documents). Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer may waive the payment of any Prepayment Premium or Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan, Serviced Companion Loan that is not a Specially Serviced Loan.

(d)Subject to Section 3.20(c), the Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer’s or the Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Companion Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided that the charging of such fee is not a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(e)All modifications (including extensions), waivers and amendments of the Mortgage Loans and/or Companion Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor’s signature is required by the Special Servicer in accordance with the Servicing Standard).

With respect to any modification, waiver or amendment for which it is responsible for processing pursuant to Section 3.20(a), the Special Servicer shall notify the Master Servicer, the Trustee, the Certificate Administrator, the Risk Retention Consultation Party (other than with respect to any Excluded Loan), the Mortgage Loan Seller (if the Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Risk Retention Consultation Party) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) in writing of any modification, waiver or amendment (in each case, after it is finalized and executed) of any term of any Mortgage Loan or Companion Loan that is modified, waived or amended and the date thereof. With respect to any modification, waiver or amendment (in each case, after it is finalized and executed) for which it is responsible for processing pursuant to Section 3.20(a), the Master Servicer shall provide written notice of any such modification, waiver or amendment to the Trustee, the Certificate Administrator, the Special Servicer, the Risk Retention Consultation Party (other than with respect to any Excluded Loan), the applicable Companion Holder and the Mortgage Loan Seller (so long as the Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Risk Retention Consultation Party) and the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)). The party responsible for delivering notice shall deliver to the Custodian with a copy to the Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten (10) Business Days) following the execution thereof, with a copy to the applicable Companion Holder, if any. Following receipt of the Master Servicer’s or the Special

Servicer’s, as applicable, delivery of the aforesaid modification, waiver or amendment to the Certificate Administrator, the Certificate Administrator shall forward a copy thereof to each Holder of a Certificate (other than the Class R Certificates) upon request.

(f)The Master Servicer shall process all defeasances of Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans in accordance with the terms of the related Mortgage Loan documents, and shall be entitled to any defeasance fees paid relating thereto (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the Special Servicer is entitled to under this Agreement). Notwithstanding the foregoing, the Master Servicer shall not permit (or, with regard to any Non-Serviced Mortgage Loan, take any act in furtherance of) the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or a Serviced Whole Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8)(ii) and the Master Servicer has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the applicable Mortgage Loan documents, in an amount sufficient to make all scheduled payments under the related Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan or Serviced Whole Loan in compliance with the requirements of the terms of the related Mortgage Loan documents and, if applicable, Companion Loan documents, (iii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the related Mortgage Loan documents and, if applicable, Companion Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the related Mortgage Loan documents and, if applicable, Companion Loan documents, the Master Servicer shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and (vi) to the extent permissible under the Mortgage Loan documents and, if applicable, Companion Loan documents, the Master Servicer shall obtain, at the expense of the related Mortgagor, Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); provided, further, however, that no such confirmation from any Rating Agency shall be required to the extent that the Master Servicer has delivered a defeasance certificate substantially in the form of Exhibit U hereto for any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) is: (i) a Mortgage Loan with a Cut-off Date Balance less than $35,000,000, (ii) a Mortgage Loan that represents less than 5% of the aggregate Cut-off Date Balance of all Mortgage Loans, and (iii) a Mortgage Loan that is not one of the ten largest Mortgage Loans by Stated Principal Balance.

Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents, such reasonable costs shall be paid by the Mortgage Loan Seller as and to the extent set forth in the Mortgage Loan Purchase Agreement.

(g)Notwithstanding anything herein or in the related Mortgage Loan documents and, if applicable, Companion Loan documents, to the contrary, the Master Servicer may permit the substitution of “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan or a Serviced Whole Loan, as applicable (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan documents or Serviced Whole Loan documents, as applicable; provided that such substitution is consistent with the Servicing Standard and the Master Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Master Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents and, if applicable, Companion Loan documents or otherwise as a Trust Fund expense) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any Trust REMIC; and provided, further, that the requirements set forth in Section 3.20(f) (including receipt of any Rating Agency Confirmation) are satisfied; and provided, further, that such securities are backed by the full faith and credit of the United States government, or the Master Servicer shall obtain Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

Notwithstanding the foregoing, with respect to all of the Mortgage Loans, originated or acquired by the Mortgage Loan Seller that are subject to defeasance, the Mortgage Loan Seller has transferred to a third party or has retained on behalf of itself or an Affiliate the right to establish or designate the successor borrower and/or to purchase or cause to be purchased the related defeasance collateral (any such right or obligation, the “Retained Defeasance Rights and Obligations”). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan, which such Mortgage Loan provides for Retained Defeasance Rights and Obligations in the related Mortgage Loan documents, the Master Servicer shall provide, within five (5) Business Days of receipt of such notice, written notice of such defeasance request to the Mortgage Loan Seller. Until such time as the Mortgage Loan Seller provides the Master Servicer with written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations shall be delivered to Arbor Private Label, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention: Gene Kilgore, Email: GKilgore@arbor.com. With respect to any Mortgage Loan originated or acquired by the Mortgage Loan Seller that is subject to defeasance, if the successor borrower is not designated or formed by the Mortgage Loan Seller or any Affiliate or successor thereto, the successor borrower shall be reasonably acceptable to the Master Servicer in accordance with the Servicing Standard.

(h)If required under the related Mortgage Loan or Companion Loan documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts (the “Defeasance Accounts”), which shall be Eligible Accounts, into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan or Companion Loan documents. Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of ninety (90) days, unless such amounts are reinvested by the Master Servicer in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii). To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Collection Account and treat any such payments as payments made on the Mortgage Loan or Companion Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of “Available Funds” and not as a prepayment of the related Mortgage Loan or Companion Loan. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Collection Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(i)Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall, unless it has received Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of general collections) grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan that (i) is one of the ten largest Mortgage Loans by Stated Principal Balance or (ii) has an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $35,000,000.

(j)Notwithstanding anything to the contrary in this Agreement, in connection with any modification, waiver, consent or amendment in connection with any release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, the Master Servicer (with respect to a Non-Specially Serviced Loan) or the Special Servicer (with respect to a Specially Serviced Loan) shall not approve any such modification, waiver or amendment or consent thereto without first having received a copy of an Opinion of Counsel addressed to the Master Servicer or the Special Servicer, as applicable, that such modification, waiver, consent or amendment will not cause an Adverse REMIC Event.

In addition to the foregoing, subject to Section 3.20(k) below, the Master Servicer or the Special Servicer, as applicable, shall be allowed to grant a forbearance on a Mortgage Loan related to the global COVID-19 Emergency if (i) prior to September 30, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of this Agreement and the requirements under such provision are satisfied, or (iii) an Opinion of Counsel is delivered to the effect that such forbearance will not result in an Adverse REMIC Event.

(k)Upon a COVID-19 Transfer Event, the Special Servicer may enter into a COVID-19 Forbearance Agreement with a borrower for a period not to exceed ninety (90) days and which requires that such borrower repay, before the one-year anniversary of the conclusion of the forbearance period, any amounts not paid during the forbearance period in accordance with the terms of the COVID-19 Forbearance Agreement; provided that if the borrower resumes full performance under the terms of the related mortgage loan documents following the forbearance period and no additional Servicing Transfer Event has occurred, the Special Servicer shall be entitled to Special Servicing Fees but shall not be entitled to a Workout Fee; provided, further that the Special Servicer shall also be entitled to a reasonable processing fee to the extent such fee is actually paid by or on behalf of the related Mortgagor.

If the Special Servicer has not entered into a COVID-19 Forbearance Agreement with the related borrower within sixty (60) days of a COVID-19 Transfer Event, all monetary obligations are current under the Mortgage Loan and no additional Servicing Transfer Event has occurred, then such Specially Serviced Loan shall be deemed to be a Corrected Loan and the Special Servicer shall immediately give notice thereof to the Master Servicer, the related Serviced Companion Noteholder and shall return the related Mortgage File and Servicing File to the Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer’s obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan shall recommence; provided that the Special Servicer shall not be entitled to any fees with respect to such Specially Serviced Loan during such sixty (60) day period other than the Special Servicing Fee.

Section 3.21Transfer of Servicing Between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan, the Master Servicer or the Special Servicer, as applicable, shall promptly give notice to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer; provided that the Master Servicer shall not determine that a Servicing Transfer Event has occurred under clauses (iv), (viii), (x) or (xi) of the definition of such term without receiving the consent of the Risk Retention Consultation Party. The Master Servicer shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Mortgage Loan and, if applicable, the related Serviced Companion Loan, either in the Master Servicer’s possession or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or, in the case of clauses (viii), (ix) or (x) of the definition of Servicing Transfer Event, within five (5) Business Days of receiving notice from the Special Servicer of such Servicing Transfer Event when the Special Servicer makes the determination) and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan and, if applicable, the related Serviced Companion Loan until the Special Servicer has commenced the servicing of such Mortgage Loan and, if applicable, the related Serviced Companion Loan. The Master Servicer shall deliver to the Trustee and the Certificate Administrator a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer, or by the Special Servicer to the Master Servicer, pursuant to this Section 3.21.

Upon determining that a Specially Serviced Loan (other than an REO Loan) has become current and has remained current for three consecutive Periodic Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan and, if applicable, the related Companion Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Master Servicer, the related Serviced Companion Noteholder and shall return the related Mortgage File and Servicing File to the Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer’s obligation to service such Corrected Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan and, if applicable, the related Companion Loan shall recommence.

(b)In servicing any Specially Serviced Loans and Serviced Companion Loans, the Special Servicer will provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan or Serviced Companion Loan information including correspondence with the related Mortgagor.

(c)Notwithstanding the provisions of Section 3.12(c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans, Serviced Companion Loans and REO Properties (other than with respect to a Non-Serviced Mortgage Loan) and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement; provided that this statement shall not be construed to require the Master Servicer to produce any additional reports.

(d)No later than sixty (60) days after a Servicing Transfer Event for a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, the related Companion Loan, the Special Servicer shall prepare a report (the “Asset Status Report”) for such Mortgage Loan and the Mortgaged Property and deliver in electronic format the Asset Status Report to the Master Servicer, the Risk Retention Consultation Party (other than with respect to any Excluded Loan), the 17g-5 Information Provider (who shall post such Asset Status Report to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c)), and promptly, but not earlier than two Business Days (nor later than ten Business Days) following the delivery to the 17g-5 Information Provider, to the Rating Agencies. The Special Servicer shall deliver a summary of each Asset Status Report to the Certificate Administrator and the Trustee. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

(i)summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

(ii)a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan (and any related Serviced Companion Loan) and whether outside legal counsel has been retained;

(iii)the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)(A) the Special Servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the Master Servicer for regular servicing or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

(vi)a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable);

(vii)the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(viii)an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action,

setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation and all related assumptions;

(ix)the appraised value of the related Mortgaged Property (and a copy of the last obtained Appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the Special Servicer together with an explanation of those adjustments; and

(x)such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Subsequent to the issuance of an Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the strategy reflected in the initial Asset Status Report (or subsequent Asset Status Reports) are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard, the Special Servicer shall prepare and deliver in electronic format a subsequent Asset Status Report.

(e)Upon receiving notice of the occurrence of the events described in clause (iv) and (x) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan or Serviced Companion Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event.

(f)During the continuance of a Servicing Transfer Event, the Special Servicer shall have the authority to meet with the related Mortgagor and take any actions consistent with Section 3.20, Servicing Standard and the most recent Asset Status Report.

(g)Upon request of any Certificateholder (or any beneficial owner of a Certificate, if applicable), which shall have provided the Certificate Administrator with an Investor Certification, the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the most current Asset Status Report.

Section 3.22Sub-Servicing Agreements. (a) The Master Servicer and Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such party under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee (for the benefit of the Certificateholders and the related Companion Holder (if applicable) and the Trustee (as holder of the Lower-Tier Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust, the Trustee, the Certificate Administrator, the Master Servicer or Special Servicer, as applicable, any successor master servicer or successor special servicer or any Certificateholder (or the related Companion Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner and by such other Persons as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust; (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the Master Servicer or Special Servicer, as applicable, is permitted hereunder to modify such Mortgage Loan; (vii) does not permit the Sub-Servicer to foreclose on a Mortgaged Property or grant any modification, waiver or amendment to the Mortgage Loan documents without the consent of the Master Servicer or Special Servicer, as applicable (other than such modifications, waivers or amendments that relate to items included in the definition of “Major Decision” that are expressly stated not to apply to Non-Specially Serviced Loans); and (viii) provides that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated (following the expiration of any applicable Grace Period) if, among other things, the Sub-Servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer under Section 12.08 or Section 12.09 or under the Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Section 12.08 or Section 12.09 or under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to.

Any successor master servicer or special servicer, as applicable, hereunder shall, upon becoming successor master servicer or special servicer, as applicable, be assigned and may assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable (subject to Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder may terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement. The Master Servicer or Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it, in each case promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer or Special Servicer, as applicable, shall notify the Master Servicer or the Special Servicer, as applicable, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, except that the Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

(b)Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Master Servicer’s obligations under this Agreement.

(c)As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, except that the Master Servicer shall be required only to use reasonable efforts to cause any Initial Sub-Servicer to comply with the requirements of Section 12.08 and Section 12.09 hereof. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it (i) with respect to a Sub-Servicer other than an Initial Sub-Servicer only, at any time it considers removal to be in accordance with the best interests of the Trust and/or the Certificateholders and (ii) in accordance with the terms of the related Sub-Servicing Agreement.

(d)In the event the Trustee or its designee becomes successor master servicer and assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans and, if applicable, the Companion Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

(e)Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, except to the extent provided in Section 12.08 and Section 12.09 with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer, the Master Servicer and the Special Servicer shall remain obligated and responsible to the Trustee, the Special Servicer, holders of the Companion Loans serviced hereunder and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder as and when due from its own funds. In no event shall the Trust bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer’s termination under any Sub-Servicing Agreement.

(f)The Trustee, upon the request of the Master Servicer, shall furnish to any Sub-Servicer any documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement.

(g)Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor master servicer, the Trustee or such successor master servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee. Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor master servicer shall assume, concurrently with its assumption of the other rights and obligations of the Master Servicer under this Agreement, each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer’s rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under this Agreement; provided that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor master servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed, concurrently with its assumption of the other rights and obligations of the Master Servicer under this Agreement, to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor master servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

(h)With respect to Mortgage Loans subject to a Sub-Servicing Agreement with the Master Servicer, the Special Servicer shall, upon request (such request to be made reasonably in advance as appropriate to the circumstances surrounding such request) of the related Sub-Servicer, reasonably cooperate in delivering reports and information, including remittance information, and affording access to information to the related Sub-Servicer that would be required to be delivered or afforded, as the case may be, to the Master Servicer pursuant to the terms hereof.

(i)Notwithstanding anything to the contrary herein, no Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or Special Servicer, as applicable, it being understood, however, that items included in the definition of Major Decision that are expressly stated not to apply to Non-Specially Serviced Loans shall not constitute material servicing decisions for purposes of this Section 3.22(i).

Section 3.23Interest Reserve Account.

(a)On the Master Servicer Remittance Date occurring in each February and in any January that occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Certificate Administrator, in respect of the Actual/360 Loans, shall deposit into the Interest Reserve Account, an amount equal to one (1) day’s interest on the Stated Principal Balance of the Actual/360 Loans as of the Due Date occurring in the month preceding the month in which Master Servicer Remittance Date occurs at the related Net Mortgage Rate, to the extent a full Periodic Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, “Withheld Amounts”).

(b)On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Certificate Administrator shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier REMIC Distribution Account.

Section 3.24Intercreditor Agreements. (a) Each of the Master Servicer and Special Servicer acknowledges and agrees that each Serviced Whole Loan being serviced under this Agreement and each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and each agrees to service each such Serviced Whole Loan and each Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall govern. Notwithstanding anything contrary in this Agreement, each of the Master Servicer and Special Servicer agrees not to take any action with respect to a Serviced Whole Loan or a Mortgage Loan with mezzanine debt or the related Mortgaged Property without the prior consent of the related Companion Holder or mezzanine lender, as applicable, to the extent that the related Intercreditor Agreement provides that such Companion Holder or mezzanine lender, as applicable, is required or permitted to consent to such action. Each of the Master Servicer and Special Servicer acknowledges and agrees that each Companion Holder and each mezzanine lender or its respective designee has the right to purchase the related Mortgage Loan pursuant to the terms and conditions of this Agreement and the related Intercreditor Agreement to the extent provided for therein.

(b)Neither the Master Servicer nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a Companion Holder or a mezzanine lender under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement. Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicer or the Special Servicer to abide by any instruction or direction of a Companion Holder or a mezzanine lender, neither the Master Servicer nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance. In no event shall any expense arising from compliance with an Intercreditor Agreement constitute an expense to be borne by the Master Servicer or Special Servicer for its own account without reimbursement. In no event shall the Master Servicer or the Special Servicer be required to consult with or obtain the consent of any Companion Holder or a mezzanine lender unless such Companion Holder or mezzanine lender has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely). As of the Closing Date, the contact information for the Companion Holders and mezzanine lenders is as set forth in the related Intercreditor Agreement.

(c)No direction or disapproval of the Companion Holders or any mezzanine lender shall (a) require or cause the Master Servicer or Special Servicer to violate the terms of a Mortgage Loan or Serviced Companion Loan, applicable law or any provision of this Agreement, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC, (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or (c) materially expand the scope of the Special Servicer’s, Trustee’s, the Certificate Administrator’s or the Master Servicer’s responsibilities under this Agreement.

(d)Notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult, seek the approval or obtain the consent of the holder of any Serviced Companion Loan with respect to any matters with respect to the servicing of such Companion Loan to the extent required under related Intercreditor Agreement and shall not take such actions requiring consent of the related Companion Holder without such consent. In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the related Companion Holder as required under the Intercreditor Agreement.

(e)Notwithstanding anything in this Agreement to the contrary, to the extent required under related Intercreditor Agreement, the Special Servicer or Master Servicer, as applicable, shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Risk Retention Consultation Party pursuant to this Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, to the related Holder of a Serviced Pari Passu Companion Loan, within the same time frame it is required to provide to the Risk Retention Consultation Party (for this purpose, without regard to whether such items are actually required to be provided to the Risk Retention Consultation Party under this Agreement due to the occurrence of a Risk Retention Consultation Termination Event) and (ii) to consult with any related Holder of a Serviced Pari Passu Companion Loan on a strictly non-binding basis, to the extent having received such notices, information and reports, such related Companion Holder requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to a Serviced Whole Loan, and consider alternative actions recommended by such related Companion Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to such related Companion Holder by the Special Servicer or Master Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Risk Retention Consultation Party, the Special Servicer or Master Servicer, as applicable, shall no longer be obligated to consult with such related Companion Holder, whether or not such related Companion Holder has responded within such ten (10) Business Day period (unless, the Special Servicer or Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the related Holder of a Serviced Pari Passu Companion Loan set forth in the immediately preceding sentence, the Special Servicer or Master Servicer, as applicable, may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Special Servicer or Master Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Certificateholders and the related Companion Holder. In no event shall the Special Servicer or Master Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by the related Companion Holder.

(f)In addition to the consultation rights of the holder of a Serviced Pari Passu Companion Loan provided in the immediately preceding paragraph, such Companion Holder shall have the right to attend (in person or telephonically, in the discretion of the Master Servicer or Special Servicer, as applicable) annual meetings with the Master Servicer or the Special Servicer at the offices of the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Whole Loan are discussed.

(g)With respect to any Serviced Whole Loan, the Special Servicer shall not modify, waive or amend the terms of the related Intercreditor Agreement such that the monthly remittance to the holder of the related Companion Loan is required earlier than two (2) Business Days after receipt by the Master Servicer of the related Periodic Payment without the consent of the Master Servicer.

Section 3.25Rating Agency Confirmation. (a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “RAC Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within ten (10) Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such RAC Requesting Party shall be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s Website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this Agreement as a “RAC No-Response Scenario.” Once the RAC Requesting Party has sent a request for a Rating Agency Confirmation to the 17g-5 Information Provider, such RAC Requesting Party, may, but shall not be obligated to send such request directly to the Rating Agencies in accordance with the procedures set forth in Section 11.10(d).

If there is no response to such Rating Agency Confirmation request within five (5) Business Days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency and the Master Servicer or the Special Servicer, as the case may be, may then take such action if the Master Servicer or the Special Servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (ii) DBRS Morningstar has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.25(a) following any requirement to obtain a Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist), the Master Servicer or Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5

Information Provider shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

(b)Notwithstanding anything to the contrary in this Section 3.25, for purposes of the provisions of any Mortgage Loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral) or release or substitution of any collateral, any Rating Agency Confirmation requirement in the Mortgage Loan documents for which the Master Servicer or Special Servicer would have been permitted to waive obtaining or to make a determination with respect to such Rating Agency Confirmation pursuant to Section 3.25(a) shall be deemed not to apply (as if such requirement did not exist).

(c)For all other matters or actions not specifically discussed in Section 3.25(a) above, the applicable RAC Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

Section 3.26Companion Paying Agent. (a)  With respect to each of the Serviced Companion Loans, the Master Servicer shall be the Companion Paying Agent hereunder. The Companion Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b)No provision of this Agreement shall be construed to relieve the Companion Paying Agent from liability for its negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Companion Paying Agent shall be determined solely by the express provisions of this Agreement. The Companion Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Companion Paying Agent. In the absence of bad faith on the part of the Companion Paying Agent, the Companion Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instrument furnished to the Companion Paying Agent by any Person and which on their face do not contradict the requirements of this Agreement.

(c)In the case of each of the Serviced Companion Loans, upon the resignation or removal of the Master Servicer pursuant to Article VII of this Agreement, the Master Servicer, as the Companion Paying Agent, shall be deemed simultaneously to resign or be removed.

(d)This Section 3.26 shall survive the termination of this Agreement or the resignation or removal of the Companion Paying Agent, as regards to rights accrued prior to such resignation or removal.

Section 3.27Companion Register. The Companion Paying Agent shall maintain a register (the “Companion Register”) with respect to each Serviced Companion Loan on which it will record the names and address of, and wire transfer instructions for, the Companion Holders from time to time, to the extent such information is provided in writing to it by each Companion Holder. The initial Companion Holders, along with their respective name and address, and, with respect to the Serviced AB Subordinate Companion Loan, the wire transfer instructions, are listed on Exhibit S hereto. In the event a Companion Holder transfers a Companion Loan without notice to the Companion Paying Agent, the Companion Paying Agent shall have no liability for any misdirected payment in such Companion Loan and shall have no obligation to recover and redirect such payment.

The Companion Paying Agent shall promptly provide the name and address of the Companion Holder to any party hereto or any successor Companion Holder upon written request and any such Person may, without further investigation, conclusively rely upon such information. The Companion Paying Agent shall have no liability to any Person for the provision of any such name and address.

For the avoidance of doubt, unless specifically provided to the contrary in the related Intercreditor Agreement or this Agreement: (x) any notices, reports or other information required to be delivered pursuant to this Agreement by any party hereto to a Serviced Companion Holder with respect to a Companion Loan that has been included in an Other Securitization shall be provided to the Other Servicer under the Other Pooling and Servicing Agreement; and (y) any notices, reports or other information required to be delivered pursuant to this Agreement by any party hereto to a holder of a Non-Serviced Companion Loan shall be provided to the applicable Non-Serviced Master Servicer under the related Non-Serviced PSA.

Section 3.28Certain Matters Relating to the Non-Serviced Mortgage Loans. (a)  In the event that any of the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer shall be replaced in accordance with the terms of the applicable Non-Serviced PSA, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the applicable Non-Serviced Trustee, the applicable Non-Serviced Master Servicer or the applicable Non-Serviced Special Servicer, as the case may be.

(b)If any of the Trustee, the Certificate Administrator or the Master Servicer receives notice from a Rating Agency that the Master Servicer is no longer an “approved” master servicer by any of the Rating Agencies rating the Certificates, then the Trustee, the Certificate Administrator or the Master Servicer, as applicable, shall promptly notify each Non-Serviced Master Servicer of the same.

(c)In connection with the securitization of each Serviced Pari Passu Companion Loan, (in each case, only while it is a Serviced Companion Loan), upon the request of (and at the expense of) the related Serviced Companion Noteholder (or its designee), each of the Master Servicer, the Special Servicer and the Trustee, as applicable, shall use reasonable efforts to cooperate with such Serviced Companion Noteholder in attempting to cause the related Mortgagor to provide information relating to such Whole Loan and the related notes, and that such holder reasonably determines to be necessary or appropriate, for inclusion in any disclosure document(s) relating to such Other Securitization.

(d)[Reserved].

(e)[Reserved].

(f)With respect to the servicing of each Non-Serviced Mortgage Loan, this Agreement is subject to the related Intercreditor Agreement and incorporates by reference all provisions required to be included herein pursuant to such Intercreditor Agreement.

(g)With respect to each Whole Loan, if any Serviced Companion Loan becomes the subject of an “asset review” (or such analogous term defined in the related Other Pooling and Servicing Agreement) pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the Other Asset Representations Reviewer or any other party to the Other Pooling and Servicing Agreement in connection with such Asset Review by providing the Other Asset Representations Reviewer or such other requesting party with any documents reasonably requested by the Other Asset Representations Reviewer or such other requesting party, but only to the extent such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be.

(h)On each Servicing Shift Securitization Date, (i) the Custodian shall, upon receipt of a Request for Release transfer the related Mortgage File (other than the note(s) designating the related Servicing Shift Mortgage Loan), the original of which shall be retained by the Custodian) for the related Servicing Shift Whole Loan to the related Non-Serviced Trustee under the related Non-Serviced PSA and retain a copy of such Mortgage File and (ii) the Master Servicer shall, upon receipt of notice from the Mortgage Loan Seller that the applicable Servicing Shift Lead Note has been or is being securitized on the related Servicing Shift Securitization Date, transfer (and cooperate with reasonable requests in connection with such transfer of) the Servicing File for the related Servicing Shift Whole Loan, and any Escrow Payments, reserve funds and originals of items specified in clauses (x) and (xii) of the definition of Mortgage File for the related Servicing Shift Whole Loan, to the related Non-Serviced Master Servicer on the related Servicing Shift Securitization Date.

Upon receipt of notice from the Mortgage Loan Seller that the applicable Servicing Shift Lead Note has been or is being securitized on the related Servicing Shift Securitization Date, the Master Servicer shall provide the Custodian with a Request for Release of the Mortgage File on the related Servicing Shift Securitization Date and transfer (and cooperate with reasonable requests in connection with such transfer of) the Servicing File to the related Non-Serviced Master Servicer identified to it pursuant to the related notice from the Mortgage Loan Seller on the related Servicing Shift Securitization Date.

Promptly upon any change in the identity of the Master Servicer, the successor master servicer shall deliver notice of such change (together with the contact information of such successor Master Servicer) to each Non-Serviced Trustee, Non-Serviced Certificate Administrator, Non-Serviced Special Servicer and Non-Serviced Master Servicer.

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01Distributions. (a)  On each Distribution Date, to the extent of the Available Funds for such Distribution Date, the Certificate Administrator shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account in the amounts and priorities set forth in Section 4.01(c) with respect to each Class of Lower-Tier Regular Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier REMIC Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(i)first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class X-A Certificates, the Class X-B Certificates and the Class X-D Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

(ii)second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-SB Certificates in reduction of their Certificate Balances: (I) prior to the Cross-Over Date (1) first, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclause (1) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-1 Certificates is reduced to zero; (3) third, to the Holders of the Class A-2 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1) and (2) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 Certificates is reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1), (2) and (3) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 Certificates is reduced to zero; (5) fifth, to the Holders of the Class A-4 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1), (2), (3) and (4) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-4 Certificates is reduced to zero; (6) sixth, to the Holders of the Class A-5 Certificates in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1), (2), (3), (4) and (5) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-5 Certificates is reduced to zero; (7) seventh, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount (or the portion thereof remaining after any distributions specified in subclauses (1), (2), (3), (4), (5) and (6) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-SB Certificates is reduced to zero; and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates,

pro rata (based on their respective Certificate Balances) in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is reduced to zero;

(iii)third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-SB Certificates pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class), first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(iv)fourth, to the Holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(v)fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the Holders of the Class A-S Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-S Certificates is reduced to zero;

(vi)sixth, to the Holders of the Class A-S Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(vii)seventh, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(viii)eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates is reduced to zero;

(ix)ninth, to the Holders of the Class B Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then,

(ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(x)tenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xi)eleventh, after the Certificate Balances of the Class A Certificates and the Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates is reduced to zero;

(xii)twelfth, to the Holders of the Class C Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xiii)thirteenth, to the Holders of the Class D Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xiv)fourteenth, after the Certificate Balances of the Class A Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates and Class C Certificates on such Distribution Date), until the outstanding Certificate Balances of the Class D Certificates is reduced to zero;

(xv)fifteenth, to the Holders of the Class D Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xvi)sixteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xvii)seventeenth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balances thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates is reduced to zero;

(xviii)eighteenth, to the Holders of the Class E Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed;

(xix)nineteenth, to the Holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xx)twentieth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to the Holders of the Class F-RR Certificates, in reduction of the Certificate Balance thereof, up to an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F-RR Certificates is reduced to zero;

(xxi)twenty-first, to the Holders of the Class F-RR Certificates, first, (i) up to an amount equal to the unreimbursed Realized Losses previously allocated to such Class, and then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class until the date such Realized Loss is reimbursed; and

(xxii)twenty-eighth, to the Holders of the Class R Certificates in respect of the Class UR Interest, the amount, if any, of the Available Funds remaining in the Upper-Tier REMIC Distribution Account with respect to such Distribution Date.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Periodic Payments, balloon payments or unscheduled principal payments are subsequently received by the Master Servicer and required to be part of the Available Funds for such Distribution Date, the Master Servicer shall promptly notify the Certificate Administrator and the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date. None of the Master Servicer, the Special Servicer or the Certificate Administrator shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

(b)[Reserved].

(c)On each Distribution Date, each Lower-Tier Regular Interest shall be deemed to receive distributions in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss actually distributable to the Holders of the respective Related Certificates as provided in Sections 4.01(a), 4.01(d), 4.01(f) and 4.01(i) such that at all times the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests is equal to the Certificate Balance of the Class of Related Certificates. On each Distribution Date, each Lower-Tier Regular Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates plus a pro rata portion of the Interest Distribution Amount in respect of (i) in the case of the Class LA1, Class LA2, Class LA3, Class LA4, Class LA5, Class LASB and Class LAS Uncertificated Interests, the Class X-A Certificates computed based on an interest rate equal to the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates and a notional amount equal to its related Lower-Tier Principal Amount to the extent actually distributable thereon as provided in Section 4.01(a), (ii) in the case of the Class LB and Class LC Uncertificated Interests, the Class X-B Certificates computed based on an interest rate equal to the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates and a notional amount equal to its related Lower-Tier Principal Amount to the extent actually distributable thereon as provided in Section 4.01(a), (iii) in the case of the Class LD and Class LE Uncertificated Interests, the Class X-D Certificates, computed based on an interest rate equal to 67% of the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates and a notional amount equal to its related Lower-Tier Principal Amount to the extent actually distributable thereon as provided in Section 4.01(a) and (iv) in the case of the Class LF-RR Uncertificated Interests, the Class F-RR Certificates, computed based on an interest rate equal to 33% of the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Class D and Class E Certificates and a notional amount equal to the Lower-Tier Principal Amount of the Class LD and Class LE Uncertificated Interests to the extent actually distributable thereon as provided in Section 4.01(a). Amounts distributable pursuant to this paragraph are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Certificate Administrator by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier REMIC Distribution Account to be deposited in the Upper-Tier REMIC Distribution Account.

As of any date, the principal balance of each Lower-Tier Regular Interest shall equal the Certificate Balance of the Related Certificates with respect thereto, as adjusted for the allocation of Realized Losses, as provided in Sections 4.04(b) and 4.04(c). The initial principal balance of each Lower-Tier Regular Interest shall equal the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Lower-Tier Regular Interest shall be the rate per annum set forth in the Preliminary Statement hereto.

Any amount that remains in the Lower-Tier REMIC Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Prepayment Premiums and Yield Maintenance Charges pursuant to Section 4.01(e)(iii) shall be distributed to the Holders of the Class R Certificates in respect of the Class LR Interest (but only to the extent of the Available Funds for such Distribution Date remaining in the Lower-Tier REMIC Distribution Account, if any).

(d)While the Certificate Balance of any Class of Certificates is reduced to zero, such Class shall not be entitled to any further distributions in respect of interest or principal other than reimbursement of Realized Losses with interest and other amounts provided for in this Section 4.01.

(e) On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period shall initially be allocated among the YM Groups, pro rata, based upon the aggregate of principal distributed to the Classes of Principal Balance Certificates in each YM Group on such Distribution Date. The amount of prepayment premiums and Yield Maintenance Charges so allocated to a YM Group shall then be allocated among the Classes of Certificates in such YM Group and distributed by the Certificate Administrator to the holders of such Classes of Certificates in the following manner:

(i)with respect to the YM Group A and YM Group B,

(A)the holders of each Class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (z) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and

(B)any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group and

(ii)with respect to YM Group D,

(A)the holders of each Class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (y) with respect to each of the Class D and the Class E Certificates, the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates and, with respect to the Class F-RR Certificates, the number “1”, and (z) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group, and

(B)any prepayment premiums or Yield Maintenance Charges allocated to the YM Group D collected during the related Collection Period remaining after such distributions (the “YM Group D Remaining Distributions”) will be distributed as follows between the Class X-D and Class F-RR Certificates: (x) the Class X-D Certificates will be entitled to 67% of such YM Group D Remaining Distributions, and (y) the Class F-RR Certificates will be entitled to the remainder of such YM Group D Remaining Distributions after distributions described in clause (x) above.

If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which Prepayment Premiums or Yield Maintenance Charges relating to the Mortgage Loans are distributable, the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the foregoing.

For purposes of the first paragraph of this Section 4.01(e), the relevant “Base Interest Fraction” with respect to any Principal Prepayment on any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, shall be a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, and (ii) the applicable Discount Rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on such Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan), and (ii) the applicable Discount Rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment. However, (1) under no circumstances shall the Base Interest Fraction be greater than one or less than zero, (2) if the applicable Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or Serviced Whole Loan, as applicable, and is greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will equal zero and (3) if the applicable Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or Serviced Whole Loan, as applicable, and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one (1).

For purposes of the preceding paragraph, the relevant “Discount Rate” in connection with any Prepayment Premium or Yield Maintenance Charge collected on any prepaid Mortgage Loan or REO Loan and distributable on any Distribution Date shall be a rate per annum equal to (i) if a discount rate was used in the calculation of the applicable Prepayment

Premium or Yield Maintenance Charge pursuant to the terms of the relevant Mortgage Loan or REO Loan, as the case may be, such discount rate (as reported by the applicable Master Servicer), converted (if necessary) to a monthly equivalent yield, or (ii) if a discount rate was not used in the calculation of the applicable Prepayment Premium or Yield Maintenance Charge pursuant to the terms of the relevant Mortgage Loan or REO Loan, as the case may be, the yield calculated by the linear interpolation of the yields (as reported under the heading “U.S. Government Securities/Treasury Constant Maturities” in Federal Reserve Statistical Release H.15 (519) published by the Federal Reserve Board for the week most recently ended before the date of the relevant prepayment (or deemed prepayment) of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the related Stated Maturity Date, such interpolated yield converted to a monthly equivalent yield. If Federal Reserve Statistical Release H.15 (519) is no longer published, the Certificate Administrator shall select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities.

(ii)No Yield Maintenance Charges or Prepayment Premium shall be distributed to the Holders of the Class R Certificates.

(iii)All distributions of Yield Maintenance Charges and Prepayment Premiums made pursuant to this Section 4.01(e) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests, pro rata, based upon the amount of principal distributed in respect of each such Class of Lower-Tier Regular Interests for such Distribution Date pursuant to Section 4.01(c) above.

(f)On each Distribution Date, the Certificate Administrator shall apply amounts from the Gain-on-Sale Reserve Account or the Gain-on-Sale Entitlement Amount, as applicable, (other than amounts with respect to a Non-Serviced Mortgage Loan) and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of distribution priority) (first deeming such amounts to be distributed with respect to the Related Lower-Tier Regular Interests) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Funds for such Distribution Date pursuant to Section 4.01(a). Amounts paid from the Gain-on-Sale Reserve Account or the Gain-on-Sale Entitlement Amount, as applicable, will not reduce the Certificate Balances of the Classes of Certificates receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account or the Gain-on-Sale Entitlement Amount, as applicable, after such distributions shall be applied to offset future Realized Losses with respect to the Principal Balance Certificates and related Realized Losses in each case allocable to the Regular Certificates. Upon termination of the Trust, any amounts remaining in the Gain-on-Sale Reserve Account or the Gain-on-Sale Entitlement Amount, as applicable, shall be distributed on the final Distribution Date to the Holders of the Class R Certificates from the Lower-Tier REMIC in respect of the Class LR Interest.

(g)All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each

Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Losses previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a ”brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the Placement Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(h)Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Losses previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than the related P&I Advance Determination Date, post on the Certificate Administrator’s Website pursuant to Section 3.15(b) a notice in electronic format to the effect that:

(i)the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

(ii)no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate and subject to escheatment and other applicable laws. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

(i)Distributions in reimbursement of Realized Losses previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) or Section 4.01(d), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Realized Losses previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Certificate Administrator shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

(j)[Reserved].

(k)On the Serviced Whole Loan Remittance Date, with respect to any Serviced Companion Loan, the Companion Paying Agent shall make withdrawals and payments from the Companion Distribution Account for each Companion Loan in the following order of priority:

(i)to pay to the Master Servicer any amounts deposited by the Master Servicer in the Companion Distribution Account not required to be deposited therein;

(ii)to the extent permitted under the related Intercreditor Agreement and not otherwise previously reimbursed, to pay the Trustee or the Certificate Administrator or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, to the extent any such amounts relate solely to a Serviced Whole Loan related to such Companion Loan, and such amounts are to be paid by the related Companion Holder pursuant to the related Intercreditor Agreement;

(iii)to pay all amounts remaining in the Companion Distribution Account related to such Serviced Companion Loan to the related Companion Holder, in accordance with the related Intercreditor Agreement; and

(iv)to clear and terminate the Companion Distribution Account at the termination of this Agreement pursuant to Section 9.01.

All distributions from the Companion Distribution Account required hereunder shall be made by the Companion Paying Agent to the related Companion Holder by wire transfer in immediately available funds on the Serviced Whole Loan Remittance Date to the account of such Companion Holder or an agent therefor appearing on the Companion Register on the related Record Date (or, if no such account so appears or information relating thereto is not provided at least five Business Days prior to the related Record Date, by check sent by first class mail to the address of such Companion Holder or its agent appearing on the Companion Register). Any such account shall be located at a commercial bank in the United States.

On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Collection Account and deliver to the Certificate Administrator who shall distribute to the Mortgage Loan Seller, any Loss of Value Payments relating to the Mortgage Loans that it is servicing and that were transferred from the Loss of Value Reserve Fund to the Collection Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.05(g)(v).

Section 4.02Distribution Date Statements; CREFC® Investor Reporting Packages; Grant of Power of Attorney. (a)  On each Distribution Date, the Certificate Administrator shall make available pursuant to Section 3.15(b) on the Certificate Administrator’s Website to any Privileged Person a statement (substantially in the form set forth as Exhibit G hereto and based in part upon information supplied to the Certificate Administrator in the related CREFC® Investor Reporting Package in accordance with CREFC® guidelines) as to the distributions made on such Distribution Date (each, a “Distribution Date Statement”) which shall include:

(i)the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

(ii)the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the Master Servicer Remittance Date;

(iii)the aggregate amount of compensation paid to the Trustee and the Certificate Administrator, servicing compensation paid to the Master Servicer and the Special Servicer and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case, with respect to the Collection Period for such Determination Date together with detailed calculations of servicing compensation paid to the Master Servicer and the Special Servicer;

(iv)the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans, outstanding immediately before and immediately after such Distribution Date;

(v)the aggregate amount of unscheduled payments received;

(vi)the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans, as of the end of the related Collection Period for such Distribution Date;

(vii)the number and aggregate principal balance of the Mortgage Loans (A) delinquent 30 days to 59 days, (B) delinquent 60 days to 89 days, (C) delinquent 90 days to 120 days, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

(viii)the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest therein) included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, on a loan-by-loan basis, based on the most recent Appraisal or valuation;

(ix)the Available Funds for such Distribution Date;

(x)the Interest Accrual Amount in respect of such Class of Certificates for such Distribution Date, separately identifying any Interest Accrual Amount for such Distribution Date allocated to such Class of Certificates;

(xi)the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(xii)the Pass-Through Rate for such Class of Certificates for such Distribution Date;

(xiii)the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans;

(xiv)the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Realized Loss on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Realized Losses in respect of the Principal Balance Certificates to date;

(xv)the Certificate Factor for each Class of Certificates (other than the Class R Certificates) immediately following such Distribution Date;

(xvi)the amount of any Appraisal Reduction Amounts effected (including, with respect to any Serviced Whole Loan, the amount allocable to the related Mortgage Loan and Serviced Companion Loan) in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction Amount effected in connection with such Distribution Date;

(xvii)[Reserved];

(xviii)the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(xix)a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

(xx)a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxi)all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(xxii)in the case of the Class R Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), 4.01(b), 4.01(c) and 4.01(f);

(xxiii)the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Realized Loss;

(xxiv)the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans;

(xxv)with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss allocated to the Principal Balance Certificates in connection with such Liquidation Event;

(xxvi)with respect to any REO Property (including, with respect to any Non-Serviced Whole Loan, the Trust’s interest therein) included in the Trust as to which the Special Servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related

Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination;

(xxvii)the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans;

(xxviii)[Reserved];

(xxix)the then-current credit support levels for each Class of Certificates;

(xxx)the aggregate amount of Prepayment Premiums and Yield Maintenance Charges on the Mortgage Loans (each separately identified) collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxxi)a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan;

(xxxii)a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan by the Mortgage Loan Seller;

(xxxiii)an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates with respect to the related Distribution Date, which information will be provided to the Certificate Administrator by the Master Servicer; and

(xxxiv)a statement that there is available on the Certificate Administrator’s Website information regarding ongoing compliance by the Retaining Party with the Retention Covenant and the EU/UK Hedging Covenant, which will be posted on the “EU/UK Risk Retention” tab (or any related sub-tab) of the Certificate Administrator’s website, and will include the following statements provided to it by the Retaining Party: (i) a statement that the Retaining Party is a registered holder of the Risk Retention Certificates; (ii) unless the Retaining Party has provided notice to the contrary, a statement (without verification) that the signatory entities to the EU/UK Risk Retention Letter are complying with the EU/UK Hedging Covenant (together with any affirmative notices of compliance provided by the Retaining Party); and (iii) in the case that the Certificate Administrator has received a notification that a signatory entity to the EU/UK Risk Retention Letter has failed to comply with such EU/UK Hedging Covenant, a statement of such noncompliance and all details in relation to the same contained in such notification provided by such entity.

In the case of information furnished pursuant to clauses (i), (ix), (x), (xi), (xiv) and (xxiii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

The Certificate Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information only by virtue of its receipt and posting of such information to the Certificate Administrator’s Website.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i) and (x) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which person was a Certificateholder, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

(b) [Reserved].

(c)Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or, if applicable, Internet website (in addition to making information available as provided herein) any reports or other information the Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with Section 3.15 hereof (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement (including without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. Notwithstanding this paragraph, the availability of such information or reports on the Internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein. In connection with providing access to the Master Servicer’s Internet website, the Master Servicer shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer. The Master Servicer or the Special Servicer, as applicable, shall not be liable for dissemination of this information in accordance with this Agreement, and neither the Master Servicer nor the Special Servicer shall be responsible for any information delivered, produced, or made available pursuant to Sections 3.15 and 4.02(b), other than information produced by the Master Servicer or Special Servicer, as applicable; provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports. The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be

necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator. Neither the Certificate Administrator nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer. Unless the Certificate Administrator has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Certificate Administrator is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the Distribution Date Statement required by Section 4.02(a) and allocating Realized Losses to the Certificates in accordance with Section 4.04.

Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(d) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(d) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(d)Upon the written request of a Certificateholder, any beneficial owner of a Certificate, or any prospective purchaser of a Certificate that is a Qualified Institutional Buyer and is designated by a Certificateholder or a beneficial owner of a Certificate as such and, in any case, has delivered an Investor Certification to the Depositor and the Certificate Administrator, as soon as reasonably practicable, at the expense of the requesting party, the Certificate Administrator shall make available to the requesting party such information that is in the Certificate Administrator’s possession or can reasonably be obtained by the Certificate Administrator as is requested by such person, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act. Neither the Certificate Registrar, nor the Certificate Administrator shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(e)The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

Section 4.03P&I Advances. (a)  On or before 4:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall (i) remit to the Certificate Administrator for deposit from its own funds into the Lower-Tier REMIC Distribution Account, an amount equal to the aggregate amount of P&I Advances, if any, with respect to the Mortgage Loans to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances with respect to the Mortgage Loans or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances with respect to the Mortgage Loans shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which P&I Advances were made). The Master Servicer shall notify the Certificate Administrator of (i) the aggregate amount of P&I Advances with respect to the Mortgage Loans for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances with respect to the Mortgage Loans for such Distribution Date, on or before two (2) Business Days prior to such Distribution Date. If the Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Certificate Administrator) by 11:00 a.m., New York City time, on such Distribution Date. In the event that the Master Servicer fails to make a required P&I Advance hereunder, the Certificate Administrator shall notify the Trustee of such circumstances by 4:30 p.m., New York City time, on the related Master Servicer Remittance Date. Notwithstanding the foregoing, the portion of any P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for the related Mortgage Loans shall not be remitted to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account but shall be deposited into the Collection Account for payment to CREFC® on such Distribution Date.

To the extent required under the related Intercreditor Agreement, if a P&I Advance is made with respect to any Mortgage Loan with a related Serviced Companion Loan, the Master Servicer or Trustee, as applicable, shall notify the Other Servicer and the Other Trustee of the amount of the P&I Advance it made with respect to such Mortgage Loan within two (2) Business Days of making such P&I Advance.

(b)Subject to Section 4.03(c) and Section 4.03(e) below, the amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date and each Mortgage Loan, shall be equal to: (i) the Periodic Payments (net of related Servicing Fees and, in the case of any Non-Serviced Mortgage Loan, a fee accruing at the related Non-Serviced Primary Servicing Fee Rate) other than Balloon Payments, that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and delinquent as of the close of business on the Business Day preceding the related Master Servicer Remittance Date (or not advanced by any Sub-Servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan delinquent in respect of its Balloon Payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the related Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan), shall continue until the

Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed. No P&I Advances shall be made with respect to any Companion Loan.

(c)Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. With respect to each Serviced Mortgage Loan, if the Master Servicer, Special Servicer or Trustee has determined that a P&I Advance or Servicing Advance with respect to such Mortgage Loan, would be or has become a Nonrecoverable Advance, the Master Servicer shall provide each Other Servicer and Other Trustee written notice of such determination within the time period required by the related Intercreditor Agreement. With respect to each Non-Serviced Mortgage Loan, the Master Servicer will be required to make its determination (based on information provided by the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer) that it has made a P&I Advance on such Non-Serviced Mortgage Loan that is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Non-Serviced Mortgage Loan independently of any determination made by the applicable Non-Serviced Master Servicer, the applicable Non-Serviced Special Servicer or the Non-Serviced Trustee, as the case may be, under the applicable Non-Serviced PSA in respect of the related Non-Serviced Companion Loan (and if the Special Servicer or the Trustee elects to make and makes such a determination, then it shall make such determination independently of any such determination by such other Person). If the Master Servicer, the Special Servicer or the Trustee determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to a Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, Special Servicer or Trustee, as applicable, shall provide the applicable Non-Serviced Master Servicer and Non-Serviced Special Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, that either has determined in accordance with the applicable Non-Serviced PSA with respect to a Non-Serviced Companion Loan, that any proposed advance under the applicable Non-Serviced PSA that is similar to a P&I Advance would be, or any outstanding advance under such Non-Serviced PSA that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer or the Trustee may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Non-Serviced Mortgage Loan, will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer and the Trustee shall not be required to make any additional P&I Advances with respect to the related Non-Serviced Mortgage Loan unless and until the Master Servicer or the Trustee, as the case may be, determines that any such additional P&I Advances with respect to the related Non-Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

(d)In connection with the recovery of any P&I Advance out of the Collection Account, pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be, out of any amounts then on deposit in the Collection Account (but in no event from any funds allocable to a Serviced Companion Noteholder (unless related thereto), except to the extent permitted pursuant to the terms of the related Intercreditor Agreement), interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed or (ii) if the related Periodic Payment is received after the Determination Date but on or prior to the related Master Servicer Remittance Date. The Master Servicer shall reimburse itself and/or the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in the Collection Account.

(e)Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall make an advance for Yield Maintenance Charges, Default Interest, late payment charges, Prepayment Premiums, Balloon Payments or any P&I Advance with respect to any Companion Loan and (ii) if an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an Appraisal Reduction Amount has been made in accordance with the related Non-Serviced PSA and the Master Servicer has notice of such Appraisal Reduction Amount) then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this clause (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of a Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

(f)In no event shall either the Master Servicer or the Trustee be required to make a P&I Advance with respect to any Companion Loan.

(g)For the avoidance of doubt, the Master Servicer shall make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce, change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable.

Section 4.04Allocation of Realized Losses. (a)  On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall calculate the amount, if any, by which (i) the aggregate Stated

Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to any related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, the “Realized Loss”). Any allocation of Realized Losses to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Realized Losses so allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Realized Losses shall constitute an allocation of losses and other shortfalls experienced by the Trust. Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made. With respect to any Class of Principal Balance Certificates, to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in sequential order, in each case up to the amount of the unreimbursed Realized Losses allocated to such Class of Certificates.

(b)On each Distribution Date, the Certificate Balances of the Principal Balance Certificates will be reduced without distribution, as a write-off to the extent of any Realized Losses, if any, allocable to such Certificates with respect to such Distribution Date. Any such write off shall be allocated first, to the Class F-RR Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates and then, pro rata (based on their respective Certificate Balances), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

(c)With respect to any Distribution Date, any Realized Losses allocated to a Class of Principal Balance Certificates pursuant to Section 4.04(a) or Section 4.04(b), respectively, with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Lower-Tier Regular Interest with respect thereto as a write-off.

(d)[Reserved].

Section 4.05Appraisal Reduction Amounts; Collateral Deficiency Amounts. (a)  For purposes of determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts (with respect to a Serviced Whole Loan, to the extent allocated to the related Mortgage Loan) will be allocated to each Class of Principal Balance Certificates (other than the Senior Certificates and the Class R Certificates) in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class is reduced to zero (i.e., first, to the Class F-RR Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, and finally, to the Class A-S Certificates.

As of the first Determination Date after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes an AB Modified Loan, the Master Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained by the Special Servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the Master Servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the Master Servicer shall (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Master Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Master Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Master Servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to this Agreement that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party shall promptly notify the Master Servicer thereof. The Special Servicer shall provide (via electronic delivery) the Master Servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five (5) Business Days of the Master Servicer’s reasonable request. None of the Special Servicer, the Trustee or the Certificate Administrator shall calculate or verify any Collateral Deficiency Amount. Upon reasonable prior written request, the Special Servicer shall use reasonable efforts to assist the Master Servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan in the event that the Master Servicer is unsuccessful in obtaining such information from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee.

The Master Servicer shall promptly notify the Special Servicer and the Certificate Administrator of the amount of any Appraisal Reduction Amount (which notification shall be made by delivery of the CREFC® Loan Periodic Update File in accordance with Section 3.12(d)), any Collateral Deficiency Amount, AB Modified Loan or Serviced Whole Loan, if any (which notification shall be satisfied through delivery of such information included in the CREFC® Loan Periodic Update File and the CREFC® Appraisal Reduction Amount Template included in the CREFC® Investor Reporting Package, or such report mutually agreed upon between Master Servicer and Certificate Administrator, which shall be delivered simultaneously with the CREFC® Loan Periodic Update File in accordance with Section 3.12(d)). With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, calculated for purposes of determining the Voting Rights of the related Classes for purposes of removing the Special Servicer, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

(b)[Reserved].

(c)With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan or Serviced Whole Loan has become a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the Special Servicer shall (1) within thirty (30) days of each anniversary of the related Appraisal Reduction Event, and (2) upon its determination that the value of the related Mortgaged Property has materially changed, notify the Master Servicer of the occurrence of such anniversary or determination and order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance or to the extent it would be a Nonrecoverable Advance, an expense of the Trust, or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or performance of such valuation, shall deliver a copy thereof to the Master Servicer, the Certificate Administrator and the Trustee. Based upon such Appraisal or internal valuation and receipt of information reasonably requested by the Master Servicer from the Special Servicer necessary to calculate the Appraisal Reduction Amount or Collateral Deficiency Amount, the Master Servicer shall determine or redetermine, as applicable, and report to the Special Servicer, the Certificate Administrator and the Trustee, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable, and such report shall be delivered in the CREFC® Appraisal Reduction Amount Template format; provided, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. Such report shall also be forwarded by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in an Other Securitization, to the Other Servicer of such Other Securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the Master Servicer (or the Special Servicer if the related Mortgage Loan is a Specially Serviced Loan). If the Master Servicer is required to redetermine the Appraisal Reduction Amount or Collateral Deficiency Amount, such redetermined Appraisal Reduction Amount or Collateral Deficiency Amount shall replace the prior Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to such Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan or related Companion Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of the Appraisal Reduction Event. Instead, the Master Servicer may use the prior Appraisal or valuation, as applicable, in calculating any Appraisal

Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan or related Companion Loan or Serviced Whole Loan; provided that the Special Servicer has not notified the Master Servicer of any material change to the related Mortgaged Property having occurred and affecting the validity of such Appraisal or valuation. The Special Servicer, upon reasonable prior written request, shall provide the Master Servicer with information in its possession that is reasonably required to determine, calculate, redetermine or recalculate any Appraisal Reduction Amount, using reasonable efforts to deliver such information, within five (5) Business Days following the Master Servicer’s reasonable request therefor.

(d)Any Mortgage Loan (other than a Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any Serviced Whole Loan, previously subject to an Appraisal Reduction Amount, which has become a Corrected Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan and any Serviced Whole Loan, as applicable), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. Any Appraisal Reduction Amount in respect of a Non-Serviced Whole Loan shall be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA.

(e)Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s) that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan in respect of an AB Modified Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, first, to the related AB Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such Appraisal Reduction Amounts) and second, pro rata, between the related AB Mortgage Loan and the related Serviced Pari Passu Companion Loan (if any), based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan, based upon their respective Stated Principal Balances.

Section 4.06[Reserved].

Section 4.07Investor Q&A Forum; Investor Registry; and Rating Agency Q&A Forum and Document Request Tool. (a)  The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where (i) Certificateholders and beneficial owners of Certificates that are Privileged Persons may submit questions to (A) the Certificate Administrator relating to the Distribution Date Statement or (B) the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 3.15(b), the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties (each an “Inquiry” and collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Master Servicer, the

Special Servicer or the Certificate Administrator, as applicable, and in the case of any Inquiry relating to a Non-Serviced Mortgage Loan, to the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer, as applicable, the Certificate Administrator shall forward the Inquiry to the appropriate person (in the case of the Master Servicer to the following: AskMidland@midlandls.com, in each case within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer or the Special Servicer, as applicable, shall be delivered to the Certificate Administrator by electronic mail. In the case of an Inquiry relating to a Non-Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer. The Certificate Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Mortgage Loan documents or this Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), or (vi) answering any Inquiry is otherwise, for any reason, not advisable, it shall not be required to answer such Inquiry and, in the case of the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator of such determination. In addition, no party shall post or otherwise disclose any direct communications with the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its response to any Inquiries. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. Any notice by the Certificate Administrator to the Person who submitted an Inquiry that will not be answered shall include the following statement: “Because the Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer and the Certificate Administrator shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Pooling and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional costs or expenses to the Trustee, the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable, no inference should or may be drawn from the fact that the Master Servicer, the Special Servicer or the Certificate Administrator has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Placement Agent or any of their respective

Affiliates. None of the Placement Agent, Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Certificate Administrator’s Website.

(b)The Certificate Administrator shall make available to any Certificateholder and any Certificate Owner that is a Privileged Person, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners that are Privileged Persons can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and a Privileged Person and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to persons entitled to access to the Investor Registry. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Document Request Tool. The “Rating Agency Q&A Forum and Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit questions to the Certificate Administrator relating to any Distribution Date Statements, or submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties (each such submission, a “Rating Agency Inquiry”), and (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto. In addition, NRSROs may use the forum to submit requests (each such submission also, a “Rating Agency Inquiry”) to the Master Servicer for loan-level reports and other related information. Upon receipt of a Rating Agency Inquiry for the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person (in the case of the Master Servicer to the following: AskMidland@midlandls.com), in each case within a commercially reasonable period of time following receipt thereof. Following receipt of a Rating Agency Inquiry from the 17g-5 Information Provider, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the Certificate Administrator. The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry with the related response thereto (or such reports, as applicable) to the Rating Agency Q&A Forum and Document Request Tool. Any reports posted by the 17g-5 Information Provider in response to an inquiry may be posted on a separate website or web page accessible by a link on the 17g-5 Information Provider’s Website. If the Certificate Administrator, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or any Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product, or (iii) (A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and (B) the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Certificate Administrator) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Certificate Administrator, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination. The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Document Request Tool. The 17g-5 Information Provider will not be liable for the failure by any other such Person to so answer. Questions posted on the Rating Agency Q&A Forum and Document Request Tool shall not be attributed to the submitting NRSRO. Answers posted on the Rating Agency Q&A Forum and Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any other person. None of the Placement Agent, the Depositor, or any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Document Request Tool and no such party shall have any responsibility or liability for the content of any such information. The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature. The Rating Agency Q&A Forum and Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

ARTICLE V

THE CERTIFICATES

Section 5.01The Certificates. (a)  The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-16, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. The Class X Certificates will be issuable only in minimum Denominations of authorized initial

Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof. The Principal Balance Certificates will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $100,000, and in integral multiples of $1.00 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof.

(b)One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02Form and Registration. No transfer of any Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

(a)Each Class of the Certificates sold to institutions that are non-United States Securities Persons in Offshore Transactions in reliance on Regulation S under the Act shall initially be represented by a temporary book-entry certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Book-Entry Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Book-Entry Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Book-Entry Certificate may be exchanged for an interest in the related Regulation S Book-Entry Certificate in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f). During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Book-Entry Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Book-Entry Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Book-Entry Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Book-Entry Certificate or a Regulation S Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Book-Entry Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph. Wells Fargo Bank, National Association is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If Wells Fargo Bank, National Association is removed as Certificate Administrator, then Wells Fargo Bank, National Association shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Trustee shall appoint a successor authenticating agent, which may be the Trustee or an Affiliate thereof.

(b)Certificates of each Class of Certificates (other than any Risk Retention Certificate during the Transfer Restriction Period or EU/UK Transfer Restriction Period) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Act (“Rule 144A”) shall be represented by Rule 144A Book-Entry Certificates, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(c)Certificates of each Class of Certificates that are initially offered and sold to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners. For the avoidance of doubt, the Class R Certificates shall only be in the form of Definitive Certificates, and the Risk Retention Certificates shall be issued in the form of Definitive Certificates at all times during the Transfer Restriction Period and the EU/UK Transfer Restriction Period.

(d)Owners of beneficial interests in Book-Entry Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depository are unable to locate a qualified successor within ninety (90) days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will certificated Certificates be issued to beneficial owners of a Temporary Regulation S Book-Entry Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Book-Entry Certificates and upon surrender by the Depository of any Book-Entry Certificate of such Class and receipt from the Depository of instructions for re-registration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Book-Entry Certificate, the same legends regarding transfer restrictions borne by such Book-Entry Certificate), and thereafter the Certificate Registrar shall recognize the Holders of such Definitive Certificates as Certificateholders under this Agreement. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

(e)During the Transfer Restriction Period and the EU/UK Transfer Restriction Period, the Risk Retention Certificates shall only be held as Definitive Certificates in the Retained Interest Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be registered on the Certificate Register), for the benefit of the Holder of the related Certificate. The Certificate Administrator shall hold such Risk Retention Certificates in safekeeping and shall release the same only upon receipt of written instructions from the holder of the Risk Retention Certificates and the Retaining Sponsor, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the "Retained Interest Safekeeping Account" and into which the Risk Retention Certificates shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Interest Safekeeping Account for each Retaining Party. The Risk Retention Certificates to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. No amounts distributable to the Risk Retention Certificates shall be remitted to the Retained Interest Safekeeping Account, but shall be remitted directly to each Retaining Party in accordance with written instructions (which shall be in the form of Exhibit C) to this Agreement) provided separately by the Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping the Risk Retention Certificates shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any person on behalf of the Retaining Party. The Certificate Administrator shall be entitled to conclusively rely with no obligation to verify, confirm or otherwise monitor the accuracy of any information included in any written instructions provided in connection with this Retained Interest Safekeeping Account and shall have no liability in connection therewith, other than with respect to the Certificate Administrator’s obligation to obtain the Retaining Sponsor’s consent prior to any release of the Risk Retention Certificates. During the Transfer Restriction Period and the EU/UK Transfer Restriction Period and for such longer time as the Retaining Party may request, the Certificate Administrator shall hold the Risk Retention Certificates in definitive, fully registered form without interest coupons at the below location, or any other location; provided the Certificate Administrator has given notice to each of the Retaining Party of such new location:

Wells Fargo Bank, National Association

Attention: Security Control and Transfer (SCAT)

MAC: N9345-010

425 E. Hennepin Avenue

Minneapolis, Minnesota 55414

On the Closing Date, the Certificate Administrator shall deliver written confirmation to the Depositor and the Retaining Sponsor substantially in the form of Exhibit BB to this Agreement evidencing its receipt of the Risk Retention Certificates.

The Certificate Administrator shall make available to each Retaining Party its respective account information as mutually agreed upon by the Certificate Administrator and each respective Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of Risk Retention Certificate shall be subject to Section 5.03(g) and Section 5.03(i), and, if applicable, Section 5.03(n).

In the event that such Risk Retention Certificates are released from the Retained Interest Safekeeping Account, the Certificate Administrator’s obligations with respect thereto shall cease and terminate and the Certificate Administrator shall be released therefrom, for so long as such Risk Retention Certificates are not held in the Retained Interest Safekeeping Account.

For the sake of clarity, after the Transfer Restriction period and the EU/UK Transfer Restriction Period, the Risk Retention Certificates may be transferred at the direction of the Holder thereof in the same manner prescribe herein for other Certificates, subject to Section 5.03(i).

Section 5.03Registration of Transfer and Exchange of Certificates. (a)  The Certificate Administrator shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Certificates represented by a Temporary Regulation S Book-Entry Certificate, a Regulation S Book-Entry Certificate and a Rule 144A Book-Entry Certificate and accepting Certificates for exchange and registration of transfer, holding the Risk Retention Certificates as Definitive Certificates on behalf of each Holder of such Class and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders. No fee or service charge shall be imposed by the

Certificate Registrar for its services in respect of any registration of Transfer or exchange of any Certificate (other than Definitive Certificates) referred to in this Section 5.03.

(b)Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit I hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(d)Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate. If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Book-Entry Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, or (B) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Book-Entry Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(e)Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate. If a holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Book-Entry Certificate equal to the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Book-Entry Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of

Exhibit K hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Book-Entry Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Book-Entry Certificate is a Qualified Institutional Buyer or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an “Investment Representation Letter”) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Book-Entry Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate that is being transferred.

(f)Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate. Interests in a Temporary Regulation S Book-Entry Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit L hereto from the holder of a beneficial interest in such Temporary Regulation S Book-Entry Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Book-Entry Certificate of the same Class. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Book-Entry Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Book-Entry Certificate initially exchanged for interests in the Regulation S Book-Entry Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Book-Entry Certificate. Upon any exchange of interests in the Temporary Regulation S Book-Entry Certificate for interests in the Regulation S Book-Entry Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Book-Entry Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Book-Entry Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Book-Entry Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Book-Entry Certificate and Rule 144A Book-Entry Certificate authenticated and delivered hereunder.

(g)Non-Book Entry Certificate to Book-Entry Certificate. If a holder of a Non-Book Entry Certificate (other than (a) a Class R Certificate or (b) a Risk Retention Certificate during the Transfer Restriction Period or the EU/UK Transfer Restriction Period) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Book-Entry Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Book-Entry Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Book-Entry Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit M hereto (in the event that the applicable Book-Entry Certificate is the Temporary Regulation S Book-Entry Certificate), in the form of Exhibit N hereto (in the event that the applicable Book-Entry Certificate is the Regulation S Book-Entry Certificate) or in the form of Exhibit O hereto (in the event that the applicable Book-Entry Certificate is the Rule 144A Book-Entry Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Book-Entry Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Book-Entry Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled. Upon the written direction of the Depositor (which may be by email to cts.cmbs.bond.admin@wellsfargo.com) or its Affiliate, the Certificate Registrar shall execute any instrument as may be reasonably required by the Depository to effect such exchange.

(h)Non-Book Entry Certificates on Initial Issuance Only. Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.02(d), and subject to the issuance and transfer of the Risk Retention Certificates during the Transfer Restriction Period and the EU/UK Transfer Restriction Period in accordance with Section 5.03(i), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Book-Entry Certificate, Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)Transfers of Risk Retention Certificates. At all times during the Transfer Restriction Period and the EU/UK Transfer Restriction Period, if a Transfer of any Risk Retention Certificate after the Closing Date is to be made, then, upon receipt of: (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit D-3, which such certification must be countersigned by the Retaining Sponsor, (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit D-4, which such certification must be countersigned by the Retaining

Sponsor, (iii) a W-9 completed by the Transferee and (iv) wire instructions and contact information of the Transferee, the Certificate Administrator (which may conclusively rely upon such certifications) shall instruct the Certificate Registrar to register such Transfer. Upon receipt of the Certificate Administrator’s instruction, the Certificate Registrar shall, subject to Section 5.03(a) and Section 5.03(a), register the Transfer of the Risk Retention Certificate and reflect such Risk Retention Certificate in the name of the prospective Transferee and shall deliver written confirmation substantially in the form of Exhibit BB to this Agreement. The Certificate Registrar shall not register a Transfer of any Risk Retention Certificate after the Closing Date during the Transfer Restriction Period or the EU/UK Transfer Restriction Period unless it is so instructed by the Certificate Administrator. After the termination of the Transfer Restriction Period and the EU/UK Transfer Restriction Period, if a transfer of the Risk Retention Certificates is to be made and the Risk Retention Certificates are in the Retained Interest Safekeeping Account, then upon receipt of: (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit D-3, which such certification must be countersigned by the Retaining Sponsor and (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit D-4, which such certification must be countersigned by the Retaining Sponsor, the Certificate Administrator (which may conclusively rely upon such certifications) shall instruct the Certificate Registrar to register such Transfer, and upon receipt of the Certificate Administrator’s instruction, the Certificate Registrar shall register the Transfer of the Risk Retention Certificate and reflect such Risk Retention Certificate in the name of the prospective Transferee. After the termination of the Transfer Restriction Period and the EU/UK Transfer Restriction Period, if a transfer of the Risk Retention Certificates is to be made and the Risk Retention Certificates are in the Retained Interest Safekeeping Account, the Certificate Registrar shall not register a Transfer of any Risk Retention Certificate unless it is so instructed by the Certificate Administrator. For the avoidance of doubt, in no event shall a Risk Retention Certificate be held as a Book-Entry Certificate during the Transfer Restriction Period or the EU/UK Transfer Restriction Period. After the Transfer Restriction Period and the EU/UK Transfer Restriction Period, the Risk Retention Certificates may be transferred subject to the restrictions on transfer set forth in this Article V. Any transfer of an interest in the Risk Retention Certificates that is not in compliance with this Section 5.03 shall be null and void ab initio to the extent permitted under applicable law.

(j)Other Exchanges. In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of subsections (c) through (f) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(k)Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Book-Entry Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of subsection (e) above.

(l)If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(m)All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition (other than any initial transfer to the Placement Agent or with respect to the Risk Retention Certificates, the Retaining Party) of any such Certificate shall be made unless the Trustee and Certificate Administrator shall have received a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F-1 attached hereto, to the effect that such proposed purchaser or transferee is not (A) an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (B) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101, as modified by Section 3(42) of ERISA), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company will be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 (or, in the case of a Plan subject to Similar Law, where the purchase, holding and disposition of the Certificate by such Plan will not constitute or result in a non-exempt violation of Similar Law). The Trustee and Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Trustee and Certificate Administrator have received the representation letter described in clause (i) above. The costs of the foregoing representation letters shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Trustee, the Certificate Administrator, the Placement Agent or the Trust. Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (i)(A) or (i)(B) above. Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.03(n) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

(o)No Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan, or any person acting on behalf of a Plan or using the assets of a Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor

Regulation § 2510.3-101, as modified by Section 3(42) of ERISA) to purchase such Class R Certificate. Each prospective transferee of a Class R Certificate shall deliver to the transferor and the Certificate Administrator a representation letter, substantially in the form of Exhibit F-2, stating that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan. Each Holder of a Class R Certificate shall be deemed to represent that it is not and will not become a Person specified in the second preceding sentence. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(o) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit D-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.03(o) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit D-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements therein are false.

(iii)Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than sixty (60) days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar agrees to furnish to the Internal Revenue Service and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

(p)The Class R Certificates may only be transferred to and owned by Qualified Institutional Buyers.

(q)Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders and other payees of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The consent of Certificateholders or payees shall not be required for such withholding, and the Certificateholders shall be required to provide the Certificate Administrator with such forms and such other information reasonably required by the Certificate Administrator. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder or payee pursuant to federal withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Person. Such amounts shall be deemed to have been distributed to such Persons for all purposes of this Agreement.

(r)Each purchaser of Certificates that is a Plan subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) or is acting on behalf of or using the assets of an ERISA Plan will be deemed to have represented and warranted by its acquisition of the Certificates that (i) none of the Depositor, the Placement Agent, the Trustee, the Certificate Administrator, the Trust Fund, the Master Servicer, the Special Servicer (including, for the avoidance of doubt, any Excluded Special Servicer), or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the ERISA Plan or the fiduciary making the investment decision for the ERISA Plan has relied in connection with the decision to acquire any Certificates, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the acquisition of any Certificates (unless an applicable prohibited transaction exemption is available (all of the applicable conditions of which are satisfied) to cover the purchase or holding of the Certificates or the transaction is not otherwise prohibited) and (ii) the ERISA Plan fiduciary making the decision to acquire the Certificates; is exercising its own independent judgment in evaluating the investment in such Certificates.

Section 5.04Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05Persons Deemed Owners. The Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such beneficial owner (or prospective transferee).

Section 5.06Access to List of Certificateholders’ Names and Addresses; Special Notices. (a) The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder that has provided an Investor Certification

(i) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (ii) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (iii) provides a copy of the communication which Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to a current list of the Certificateholders related to the Class of Certificates held by such Certificateholder. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders, regardless of the source from which information was derived. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

Upon the written request of any Certificateholder that (a) has provided an Investor Certification, (b) states that such Certificateholder desires the Certificate Administrator to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Certificate Administrator shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register. The costs and expenses of the Certificate Administrator associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Administrator nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.07Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415 as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders and the Mortgagors of any change in the location of the Certificate Register or any such office or agency.

Section 5.08Appointment of Certificate Administrator. (a)  Wells Fargo Bank, National Association is hereby initially appointed Certificate Administrator in accordance with the terms of this Agreement (including, as applicable, any agents or affiliates utilized thereby). If the Certificate Administrator resigns or is terminated, the Trustee shall appoint a successor certificate administrator which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Certificate Administrator hereunder which must satisfy the eligibility requirements set forth in Section 8.06.

(b)The Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)The Certificate Administrator, at the expense of the Trust (but only if such amount constitutes “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

(d)The Certificate Administrator shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(e)The Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys; provided, however, that the appointment of such agents, affiliates or attorneys shall not relieve the Certificate Administrator of its duties or obligations hereunder.

(f)The Certificate Administrator shall not be responsible for any act or omission of the Trustee, the Master Servicer, the Special Servicer or the Depositor.

Section 5.09[Reserved].

Section 5.10Voting Procedures. With respect to any matters submitted to Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Book-Entry Certificates and directly with registered Holders by mail with respect to Definitive Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Book-Entry Certificates through the Depository and by mail to the registered Holders of Definitive Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Certificate.

(c)The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.10(a) above. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, re-tabulate the votes or conduct a new vote for the same proposition.

(d)Any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)If any party to this Agreement believes a vote of Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Certificateholders to carry a proposition.

[End of Article V]

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

Section 6.01Representations, Warranties and Covenants of the Master Servicer and the Special Servicer. (a)  The Master Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Serviced Companion Noteholder, the Depositor, the Certificate Administrator and the Special Servicer, as of the Closing Date, that:

(i)The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(vii)The Master Servicer has errors and omissions insurance coverage that is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07(a) hereof; and

(viii)No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal or state law for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the Master Servicer’s consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Master Servicer of its obligations under this Agreement or (B) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

(b)The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, each Serviced Companion Noteholder, the Depositor, the Certificate Administrator and the Master Servicer, as of the Closing Date, that:

(i)The Special Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and

(B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi)No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer, which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(vii)The Special Servicer has errors and omissions coverage which is in full force and effect or is self-insuring with respect to such risks, which in either case complies with the requirements of Section 3.07 hereof; and

(viii)No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Special Servicer of, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

(c)The representations and warranties set forth in paragraphs (a)-(b) above shall survive the execution and delivery of this Agreement. Upon receipt of written notice or actual knowledge by any party to this Agreement (or upon written notice thereof from any Certificateholder or any Companion Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto and each certifying Certificateholder.

Section 6.02Liability of the Depositor, the Master Servicer and the Special Servicer. The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by, and no implied duties or obligations may be asserted against, the Depositor, the Master Servicer and the Special Servicer herein.

Section 6.03Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer. (a)  Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans or Companion Loans and to perform its respective duties under this Agreement.

(b)The Depositor, the Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing or commercial mortgage surveillance, as the case may be) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer (such Person, in the case of the Master Servicer or the Special Servicer, in each of the foregoing cases, the “Surviving Entity”), as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that with respect to such merger, consolidation or succession, Rating Agency Confirmation is received from each Rating Agency with respect to the Classes of Certificates and, with respect to any class of Serviced Companion Loan Securities, a confirmation is received from each applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates as described in Section 3.25); provided, further, that if the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity under applicable law, the Master Servicer or the Special Servicer, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation with respect to ratings of the Classes of Certificates or, with respect to any class of Serviced Companion Loan Securities, a confirmation of the rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings; provided, further, that for so long as the Trust, and, with respect to any Companion Loan included as part of the trust in a related Other Securitization, is subject to the reporting requirements of the Exchange Act, if the Master Servicer or the Special Servicer notifies the Depositor in writing (a “Merger Notice”) of any such merger, consolidation, conversion or other change in form, and the Depositor or the depositor in such Other Securitization, as the case may be, notifies the Master Servicer or the Special Servicer, as applicable, in writing that the Depositor or the depositor in such Other Securitization, as the case may be, has discovered that such successor entity has not complied with its Exchange Act reporting obligations under any other commercial mortgage loan securitization (and specifically identifying the instance of noncompliance), then it shall be an additional condition to such succession that the Depositor or the depositor in such Other Securitization, as the case may be, shall have consented (which consent shall not be unreasonably withheld or delayed) to such successor entity. If, within sixty (60) days following the date of delivery of the Merger Notice to the Depositor or the depositor in such Other Securitization, as the case may be, the Depositor or depositor in such Other Securitization, as the case may be, shall have failed to notify the Master Servicer or the Special Servicer, as applicable, in writing of the Depositor’s determination, or depositor’s determination, in the case of an Other Securitization, to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent. If the conditions to the provisions in the second preceding sentence are not met, the Trustee may terminate, and if the conditions set forth in the third proviso of the second preceding sentence are not met the Trustee shall terminate, the applicable Surviving Entity’s servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 11.01.

Section 6.04Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer and Others. (a)  None of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer or any of the partners, directors, officers, shareholders, members, managers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Certificateholders or the Companion Holders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that (i) this provision shall not protect the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer or any such Person against any breach of warranties or representations made by it herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties or by reason of negligent disregard of such party’s obligations and duties hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and any partner, director, officer, shareholder, member, manager, employee or agent of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer and any partner, director, officer, shareholder, member, manager, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees, including any costs of enforcement, and expenses incurred in connection with any legal or administrative action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans, the Companion Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its partners, directors, officers, shareholders, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the Trustee nor the Certificate Administrator shall be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. Each of the Master Servicer (including in its capacity as Companion Paying Agent) and the Special Servicer conclusively may rely on, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the Master Servicer (including in its capacity as Companion Paying Agent) or the Special Servicer to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(b)None of the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent) and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust; provided, however, that each of the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders (and, in the case of any Serviced Whole Loan, the rights of the Certificateholders and the holders of a Serviced Companion Loan (as a collective whole) taking into account the subordinate or pari passu nature of such Serviced Companion Loan); provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the applicable Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the Trust for any amounts advanced for the payment of such expenses, costs or liabilities. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent) and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans or the Companion Loan on deposit in the Collection Account (including, without duplication, any subaccount thereof), as provided by Section 3.05(a)(xii).

(c)Each of the Master Servicer and the Special Servicer, as applicable, agrees to indemnify the Depositor, the Trustee, the related Serviced Companion Noteholder, the Certificate Administrator, the Master Servicer (including in its capacity as Companion Paying Agent) (in the case of the Special Servicer), the Special Servicer (in the case of the Master Servicer) and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees, including any costs of enforcement, and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein by the Master Servicer or the Special Servicer, as applicable. The Depositor, the Trustee or the Certificate Administrator, as the case may be, shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Certificate Administrator or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Master Servicer’s or the Special Servicer’s, as the case may be, defense of such claim is materially prejudiced thereby.

(d)Each of the Trustee and the Certificate Administrator (including in its role as Custodian), respectively agrees to indemnify the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Certificate Administrator (in the case of the Trustee), the Trustee (in the case of the Certificate Administrator) and the Trust and any partner, director, officer, shareholder, member, manager employee or agent thereof, and hold them harmless, from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees, including any costs of enforcement, and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Trustee or the Certificate Administrator, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Certificate Administrator, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Depositor, the Master Servicer or the Special Servicer, as the case may be, shall immediately notify the Trustee and the Certificate Administrator, respectively, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Trustee or the Certificate Administrator shall assume the defense of such claim (with counsel reasonably satisfactory to the Depositor, the Master Servicer (including in its capacity as Companion Paying Agent) or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee or the Certificate Administrator shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee’s or the Certificate Administrator’s defense of such claim is materially prejudiced thereby.

(e)The Depositor agrees to indemnify the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee, the Certificate Administrator and the Trust and any partner, director, officer, shareholder, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees, including any costs of enforcement, and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages. The Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer (including in its capacity as Companion Paying Agent) or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor’s defense of such claim is materially prejudiced thereby.

(f)The applicable Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator, Non-Serviced Asset Representations Reviewer, Non-Serviced Depositor and Non-Serviced Trustee, and any of their respective partners, directors, officers, shareholders, members, managers, employees or agents and the applicable Non-Serviced Trust, shall be indemnified by the Trust and held harmless against the Trust’s pro rata share (subject to the applicable Non-Serviced Intercreditor Agreement) of any and all claims, disputes, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of a Non-Serviced Mortgage Loan and the related Non-Serviced Mortgaged Property under the applicable Non-Serviced PSA (as and to the same extent the applicable Non-Serviced Trust is required to indemnify such parties in respect of other mortgage loans in the applicable Non-Serviced Trust pursuant to the terms of the related Non-Serviced PSA and, in the case of the applicable Non-Serviced Trust, to the extent of any additional trust fund expenses with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA).

The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer (including in its capacity as Companion Paying Agent), the Special Servicer, the Trustee or the Certificate Administrator.

(g)In no event shall the Master Servicer or the Special Servicer be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct.

Section 6.05Depositor, Master Servicer and Special Servicer Not to Resign. Subject to the provisions of Section 6.03, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except (a) upon determination that such party’s duties hereunder are no longer permissible under applicable law, or (b) in the case of the Master Servicer or the Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor master servicer or special servicer, as applicable, and receipt by the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of Serviced Companion Loan Securities (if any) (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25). Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor master servicer or successor special servicer, as applicable, shall have assumed the Master Servicer’s or Special Servicer’s, as applicable, responsibilities and obligations in accordance with Section 7.02. Upon any termination (as described in Section 7.01(c)) or resignation of the Master Servicer or the Special Servicer, pursuant to this Section 6.05, the Master Servicer or the Special Servicer, as applicable, shall have the right and opportunity to appoint any successor master servicer or special servicer with respect to this Section 6.05, any such appointment to meet all requirements set forth in this Agreement, including without limitation as regards a Rating Agency Confirmation in accordance with Section 7.02 and the requirement to assume each Initial Sub-Servicing Agreement in accordance with Section 3.22(g). The resigning party shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Certificate Administrator) associated with a transfer of its duties pursuant to this Section 6.05. Except as provided in Section 7.01(c), in no event shall the Master Servicer or the Special Servicer have the right to appoint any successor master servicer or special servicer if such Master Servicer or Special Servicer, as applicable, is terminated or removed pursuant to Section 7.01.

Section 6.06Rights of the Depositor in Respect of the Master Servicer and the Special Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Trustee, the Master Servicer or the Special Servicer under this Agreement or otherwise.

Section 6.07The Master Servicer and the Special Servicer as Certificate Owner. The Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of “Certificateholder”) the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate thereof.

Section 6.08The Risk Retention Consultation Party.

(a)Prior to the occurrence and continuance of a Risk Retention Consultation Termination Event, the Master Servicer (with respect to a Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) shall consult, solely on a non-binding basis (and consider alternative actions recommended by such party), with the Risk Retention Consultation Party with respect to any Major Decision, subject to Section 6.08(b) and (c) and the Master Servicer shall not determine that a Servicing Transfer Event has occurred under clauses (iv), (viii), (x) or (xi) of the definition of such term without the consent of the Risk Retention Consultation Party; provided that in the event the Master Servicer or the Special Servicer, as applicable, receives no response from the Risk Retention Consultation Party within ten (10) days following the later of (i) the Master Servicer’s or the Special Servicer’s, as applicable, written request for input on any requested consultation or consent and (ii) delivery of all such additional information reasonably requested by the Risk Retention Consultation Party related to the subject matter of such consultation or consent, the Master Servicer or the Special Servicer, as applicable, shall not be obligated to consult with or receive the consent of the Risk Retention Consultation Party solely with respect to the specific matter.

(b)In the event that the Master Servicer or the Special Servicer, as applicable, determines that immediate action, with respect to a Major Decision or Servicing Transfer Event, or any other matter requiring consultation or consent with the Risk Retention Consultation Party is necessary to protect the interests of the Certificateholders, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for such consultation or consent with the Risk Retention Consultation Party so long as the Master Servicer or the Special Servicer, as applicable, has made a reasonable effort to contact the Risk Retention Consultation Party to inform it of such need. In the event that no Risk Retention Consultation Party has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified to the Master Servicer or the Special Servicer, as applicable, then until such time as the new Risk Retention Consultation Party is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with or receive the consent of, or provide notice to, any such Risk Retention Consultation Party as the case may be.

(c)The Master Servicer (with respect to a Non-Specially Serviced Loan) or the Special Servicer (with respect to any Specially Serviced Loan) shall consult with the Risk Retention Consultation Party, solely on a non-binding basis, in connection with any Major Decision and to consider alternative actions recommended by the Risk Retention Consultation Party in respect of such matters. Additionally, the Master Servicer shall not determine that a Servicing Transfer Event has occurred under clauses (iv), (viii), (x) or (xi) of the definition of such term without the consent of the Risk Retention Consultation Party. Notwithstanding anything to the contrary contained herein, if the Master Servicer or the Special Servicer, as applicable, determines that any consent, consultation or advice from the Risk Retention Consultation Party or any other Person would (A) otherwise require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Mortgage Loan documents, applicable law, provisions of the Code resulting in an Adverse REMIC Event, or this Agreement (including, without limitation, the Servicing Standard), (B) expose any Certificateholder, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust or their respective Affiliates, officers, directors or agent to any claim, suit or liability, (C) result in the imposition of a tax upon the Trust (other than a tax on “net income from foreclosure property”) or loss of REMIC status or (D) materially expand the scope of the Special Servicer’s, the Master Servicer’s, the Trustee’s or the Certificate Administrator’s responsibilities hereunder, then the Master Servicer or the Special Servicer, as applicable, shall disregard such refusal and notify the Risk Retention Consultation Party, the Trustee, the Certificate Administrator and the 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the consent and consultation rights of the Risk Retention Consultation Party that does not violate the Mortgage Loan documents, this Agreement, any applicable law, provisions of the Code resulting in an Adverse REMIC Event or the Servicing Standard or any other provisions of this Agreement, shall not result in any liability on the part of the Master Servicer or the Special Servicer.

(d)[Reserved].

(e)If the Risk Retention Consultation Party is a Borrower Party, then the Master Servicer and the Special Servicer shall have no obligation to consult with or receive the consent of the Risk Retention Consultation Party and the Risk Retention Consultation Party shall have none of the consultation rights set forth above in clause (a). Additionally, the Risk Retention Consultation Party shall not have any consultation or consent rights with respect to any Mortgage Loan determined to be an Excluded Loan.

(f)On the Closing Date, the initial Risk Retention Consultation Party shall execute a certification and, upon request, deliver to the parties to this Agreement substantially in the form of Exhibit CC to this Agreement. Upon the resignation or removal of the existing Risk Retention Consultation Party, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit CC to this Agreement prior to being recognized as the new Risk Retention Consultation Party. The parties to this Agreement shall be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such time as a successor Risk Retention Consultation Party delivers a certification substantially in the form of Exhibit CC to this Agreement.

(g)The Risk Retention Consultation Party will have no liability to the Trust or the Certificateholders for having acted in accordance with or as permitted by this Agreement; provided, however, that the Risk Retention Consultation Party shall not be protected against any liability to a Holder of a Risk Retention Certificate that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties owed to the Holders of the Risk Retention Certificates or by reason of reckless disregard of obligations or duties owed to the Holders of the Risk Retention Certificates.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Risk Retention Consultation Party may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Risk Retention Consultation Party may act solely in the interests of the Holders of the Risk Retention Certificates; (iii) the Risk Retention Consultation Party does not have any liability or duties to the Holders of any Class of Certificates; (iv) the Risk Retention Consultation Party may take actions that favor interests of the Holders of one or more Classes or the Risk Retention

Certificates over the interests of the Holders of one or more other Classes of Certificates; and (v) the Risk Retention Consultation Party shall have no liability whatsoever (other than to a Holder of a Risk Retention Certificate) for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder (other than to a Holder of a Risk Retention Certificate) may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

[End of Article VI]

ARTICLE VII

SERVICER TERMINATION EVENTS

Section 7.01Servicer Termination Events; Master Servicer and Special Servicer Termination. (a) “Servicer Termination Event,” wherever used herein, means, with respect to the Master Servicer or the Special Servicer, as the case may be, any one of the following events:

(i)(A) any failure by the Master Servicer to make any deposit required to be made by the Master Servicer to the Collection Account, or remit to the Companion Paying Agent for deposit into the related Companion Distribution Account, on the day and by the time such deposit or remittance is first required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)any failure by the Special Servicer to deposit into the REO Account, within one (1) Business Day after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account or any other required account hereunder, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

(iii)any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of thirty (30) days (or (A) fifteen (15) days in the case of the Master Servicer’s failure to make a Servicing Advance or (B) fifteen (15) days in the case of a failure to pay the premium for any property insurance policy required to be maintained) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of all Voting Rights or, solely as it relates to the servicing of a Serviced Whole Loan, if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, if such failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such period will be extended an additional thirty (30) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(iv)any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in Section 6.01(a) and Section 6.01(b), as applicable, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of any Non-Serviced Companion Loan) and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of Voting Rights or, as it relates to the servicing of a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if such breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional thirty (30) days; or

(v)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of sixty (60) days; or

(vi)the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)DBRS Morningstar has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn within sixty (60) days of such event) and, in the case of either of clauses

(A) or (B), publicly citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or

(ix)the Master Servicer or Special Servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such Master Servicer or Special Servicer is not reinstated to at least that rating within sixty (60) days of the delisting.

(b)If any Servicer Termination Event with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Affected Party”) shall occur and be continuing, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the Holders of Certificates entitled to 25% of the Voting Rights, the Trustee shall, terminate (and the Depositor may direct the Trustee to terminate each of the Master Servicer or the Special Servicer, as applicable, upon five Business Days’ written notice if there is a Servicer Termination Event under clause (iii)(A) above), by notice in writing to the Affected Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.04) and obligations of the Affected Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder or Companion Holder, if applicable); provided, however, that the Affected Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Affected Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Affected Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Master Servicer or the Special Servicer pursuant to and under this Section 7.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Affected Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than twenty (20) Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s or the Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or the Special Servicer’s, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.04) hereunder, including, without limitation, the transfer within five (5) Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account or any Servicing Account (if it is the Affected Party), by the Special Servicer to the REO Account (if it is the Affected Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or pursuant to Section 7.01(d) (with respect to the Special Servicer), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.04 notwithstanding any such termination).

(c)If the Master Servicer receives notice of termination under Section 7.01(b) solely due to a Servicer Termination Event under Section 7.01(a)(viii) or (ix), the Master Servicer shall have a forty-five (45) day period after such notice in which to find a successor master servicer qualified to act as Master Servicer hereunder in accordance with Section 6.03 and Section 7.02 and to which the Master Servicer can sell its rights to service the Mortgage Loans under this Agreement. During such forty-five (45) day period the Master Servicer may continue to serve as Master Servicer hereunder, any such appointment to meet all requirements set forth in this Agreement, including without limitation as regards a Rating Agency Confirmation in accordance with Section 7.02 and the requirement to assume each Initial Sub-Servicing Agreement in accordance with Section 3.22(g). In the event that the Master Servicer is unable, within such forty-five (45) day period, to cause a qualified successor master servicer to assume such rights and obligations and otherwise the duties of the Master Servicer hereunder, then and in such event, the Trustee shall assume the obligations of the Master Servicer hereunder.

In the event of the termination or resignation of the Master Servicer, in all cases other than those contemplated by Section 6.05 and the preceding paragraph of this Section 7.01(c) (each of which permits the outgoing Master Servicer under certain circumstances to appoint the successor master servicer), the Depositor shall have the right to appoint any successor master servicer so long as such successor master servicer meets the requirements of Section 6.05 and otherwise as set forth in this Agreement and subject to compliance with the other requirements of this Agreement, including without limitation the Depositor obtaining a Rating Agency Confirmation with respect to such appointment in accordance with Section 7.02. For the avoidance of doubt, the Depositor, subject to the requirements of the preceding sentence, may appoint one of its affiliates to be the Master Servicer or, subject to the requirements of Section 3.22, may arrange in connection with its appointment of a Master Servicer for such Master Servicer to appoint or continue the appointment of the Arbor Sub-Servicer or another affiliate of the Depositor as a Sub-Servicer of some or all of the Mortgage Loans. In the event that the Depositor is unable to appoint a successor to the Master Servicer within sixty (60) days of the notice of resignation or termination or, in the case contemplated by Section 7.01(c), within forty-five (45) days of the Trustee assuming the obligations of the Master Servicer due to the failure of the outgoing Master Servicer to find a replacement, then the Trustee, unless it is unwilling or unable to so act, shall assume the obligations of the Master Servicer hereunder until the earliest to occur of such time as (i) the Depositor appoints a successor to the Master Servicer, (ii) the Depositor provides written notice to the Trustee that it waives its right to appoint a successor to the Master Servicer and (iii) a successor to the Master Servicer is appointed by a court as contemplated by Section 7.02.

Notwithstanding Section 7.01(b), if any Servicer Termination Event on the part of the Special Servicer shall occur and be continuing that affects the Holder of a Serviced Pari Passu Companion Loan, then, so long as the Special Servicer is not otherwise terminated, the Holder of such Serviced Pari Passu Companion Loan or the Other Trustee appointed under the related Other Pooling and Servicing Agreement, as applicable, shall be entitled to direct the

Trustee to terminate the Special Servicer with respect to the related Serviced Whole Loan. Any Special Servicer appointed to replace the Special Servicer with respect to a Serviced Mortgage Loan cannot at any time be (without the prior written consent of the holder of such Serviced Pari Passu Companion Loan) the person (or Affiliate thereof) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan. Any such Special Servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Other Pooling and Servicing Agreement, and the appointment thereof shall comply with the provisions of Section 7.02. Any appointment of a replacement Special Servicer in accordance with this paragraph shall be subject to the receipt of Rating Agency Confirmation and confirmation from the rating agencies that such appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

(d)Upon (a) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances pursuant to Section 4.05 hereof) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction, (b) payment by such Holders to the Certificate Administrator of the reasonable fees and out-of-pocket expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote and which will not be additional expenses of the Trust and (c) delivery by such Holders to the Certificate Administrator and Trustee of Rating Agency Confirmation from each Rating Agency (which Rating Agency Confirmation shall be obtained at the expense of such Holders), the Certificate Administrator shall promptly post notice to all Certificateholders of such request on the Certificate Administrator’s Website in accordance with Section 3.15(b) and concurrently by mail conduct the solicitation of votes of all Certificates in such regard, which requisite affirmative votes must be received within one hundred-eighty (180) days of the posting of such notice, and if not so received, such votes shall be null and void ab initio. Upon the written direction of Holders of Certificates evidencing at least 50% of a Certificateholder Quorum of Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder may (i) access such notices via the Certificate Administrator’s Website and (ii) register to receive electronic mail notifications when such notices are posted thereon.

The parties hereto acknowledge that, notwithstanding anything to the contrary contained in this section, in accordance with the related Intercreditor Agreement, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the holder of the related Non-Serviced Mortgage Loan shall be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s). The appointment (or replacement) of a special servicer with respect to a Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the related Non-Serviced Trustee.

(e)The Master Servicer and Special Servicer shall, as the case may be, from time to time, take all such reasonable actions as are required by it in accordance with the related Servicing Standard in order to prevent the Certificates from being placed on “watch” status or downgraded due to servicing or special servicing, as applicable, concerns by any Rating Agency. In no event shall the remedy for a breach of the foregoing covenant extend beyond termination pursuant to Section 7.01(a)(viii) and (ix) and the resulting operation of Section 7.01(b) and (c). The operation of this subsection (e) shall not be construed to limit the effect of Section 7.01(a)(viii) or (ix).

(f)Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the Master Servicer shall be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

(g)(i) Notwithstanding anything to the contrary contained in this Section 7.01, with respect to any Excluded Special Servicer Loan, if any, the Special Servicer shall resign as Special Servicer of that Excluded Special Servicer Loan. The resigning Special Servicer shall use reasonable efforts to select the related Excluded Special Servicer. The Special Servicer shall not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It shall be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates and the equivalent from each NRSRO hired to provide ratings with respect to any Serviced Companion Loan Securities and (ii) the related Excluded Special Servicer, as certified by such Excluded Special Servicer, is a Qualified Replacement Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer shall resign, (2) the related Mortgage Loan or Serviced Whole Loan shall no longer be an Excluded Special Servicer Loan, (3) the Special Servicer shall become the Special Servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the Special Servicer shall be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced

Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Loan and shall be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the Special Servicer shall remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

If a Servicing Officer of the Master Servicer, a related Excluded Special Servicer, or the Special Servicer, as applicable, has actual knowledge that a Mortgage Loan is no longer Excluded Special Servicer Loan, the Master Servicer, the related Excluded Special Servicer or Special Servicer, as applicable, shall provide prompt written notice thereof to each of the other parties to this Agreement.

Section 7.02Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of Section 6.05 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed by the outgoing Master Servicer or by the Depositor, as the case may be, within the applicable time period specified in Section 7.01(c), the Trustee shall be the successor to such party, until such successor to the Master Servicer or the Special Servicer, as applicable, is appointed as provided in this Section 7.02, as applicable, in all respects in its capacity as Master Servicer or Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.04) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer, as applicable, by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party’s failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor master servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor special servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the predecessor Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor master servicer or special servicer, as the case may be. Subject to Section 3.11, as compensation therefor, the Trustee as successor master servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans or the Companion Loans which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any

Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, and the Trustee as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Master Servicer or the Special Servicer, as the case may be, the Trustee shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor master servicer or successor special servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer or the Special Servicer, as applicable, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if the Holders of Certificates entitled to 25% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.05 and otherwise herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. Any trustee or other successor to the Master Servicer shall assume each Initial Sub-Servicing Agreement in accordance with Section 3.22(g). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until (i) the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and (ii) upon receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25). Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer, as applicable. If such predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the party requesting such termination or the successor master servicer or special servicer for such expenses within ninety (90) days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses. If and to the extent that the terminated Master Servicer or Special Servicer has not reimbursed such costs and expenses, the party requesting such termination shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of the Trust. In the event of a termination without cause, such costs and expenses shall be borne by the party requesting such termination, or as otherwise set forth herein; provided that the Certificate Administrator and the Trustee shall not bear any such costs and expenses. For the avoidance of doubt, if the Trustee is terminating the Master Servicer or Special Servicer in accordance with this Agreement at the direction of any party or parties permitted to direct the Trustee to so terminate the Master Servicer or Special Servicer pursuant to this Agreement, the Trustee shall not have any liability for such expenses pursuant to this paragraph.

Section 7.03Notification to Certificateholders. (a)  Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.05, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)Not later than the later of (i) sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute a Servicer Termination Event and (ii) five (5) days after the Certificate Administrator would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Certificate Administrator shall transmit by mail to the Depositor and all Certificateholders (and, if a Serviced Whole Loan is affected, the related Serviced Companion Noteholder) notice of such occurrence, unless such default shall have been cured.

Section 7.04Waiver of Servicer Termination Events. The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Servicer Termination Event hereunder may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the Certificate Administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (i), (ii), (viii) or (ix) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes and a Servicer Termination Event under clause (iii) of Section 7.01(a) relating to Exchange Act reporting may be waived only with the consent of the Depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. Upon any such waiver of a Servicer Termination Event by Certificateholders, the Trustee and the Certificate Administrator shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the Trust. No such waiver shall extend to any subsequent or other Servicer Termination Event or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Servicer Termination Event pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

Section 7.05Trustee as Maker of Advances. In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five (5) Business Days following such failure by the Master Servicer with respect to Servicing Advances resulting in a Servicer Termination Event under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Certificate Administrator’s notice of failure pursuant to Section 4.03(a) unless such failure has been cured. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the Master Servicer’s rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer’s default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

[End of Article VII]

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

Section 8.01Duties of the Trustee and the Certificate Administrator. (a)  The Trustee and the Certificate Administrator, prior to the occurrence of a Servicer Termination Event and after the curing or waiving of all Servicer Termination Events which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Termination Event occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Certificate Administrator contained in this Agreement shall not be construed as a duty.

(b)The Trustee or the Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator which are specifically required to be furnished to the Trustee or the Certificate Administrator pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II, any CREFC® reports and any information delivered for posting to the Certificate Administrator’s Website or the 17g-5 Information Provider’s Website), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator shall notify the party providing such instrument and requesting the correction thereof. The Trustee or the Certificate Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Certificate Administrator in good faith, pursuant to this Agreement.

(c)No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

(i)Prior to the occurrence of a Servicer Termination Event, and after the curing of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee and the Certificate Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Certificate Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Certificate Administrator and, in the absence of bad faith on the part of the Trustee and the Certificate Administrator, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Certificate Administrator and conforming to the requirements of this Agreement;

(ii)Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Certificate Administrator, respectively, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)Neither the Trustee nor the Certificate Administrator, as applicable, shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the percentage interest of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

(d)The Certificate Administrator shall make available via its internet website initially located at www.ctslink.com to the Serviced Companion Noteholders all reports that the Certificate Administrator has made available to Certificateholders under this Agreement to the extent such reports relate to the related Serviced Companion Loan and upon the submission of an Investor Certification pursuant to this Agreement.

Section 8.02Certain Matters Affecting the Trustee and the Certificate Administrator. Except as otherwise provided in Section 8.01:

(i)The Trustee and the Certificate Administrator may rely upon and shall be protected in acting or refraining from acting upon any resolution, direction of the Depositor, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)The Trustee and the Certificate Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)Neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or the Certificates or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to it, against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Certificate Administrator shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Termination Event which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(iv)Neither the Trustee nor the Certificate Administrator shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)Prior to the occurrence of a Servicer Termination Event hereunder and after the curing of all Servicer Termination Events which may have occurred, neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to more than 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the

Certificate Administrator, respectively, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, respectively, may require indemnity reasonably satisfactory to it from such requesting Holders against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

(vi)The Trustee or the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys; provided, however, that the appointment of such agents, affiliates or attorneys shall not relieve the Trustee or the Certificate Administrator of its duties or obligations hereunder;

(vii)For all purposes under this Agreement, neither the Trustee nor the Certificate Administrator shall be deemed to have notice of any Servicer Termination Event or any act, failure or breach of any Person upon the occurrence of which the Trustee or the Certificate Administrator may be required to act unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge thereof or unless written notice of any event, act, failure or breach which is in fact such a default is received by the Trustee or the Certificate Administrator at the respective Corporate Trust Office, and such notice references the Certificates or this Agreement;

(viii)Neither the Trustee nor the Certificate Administrator shall be responsible for any act or omission of the Master Servicer, the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be, in which case the Trustee shall only be responsible for its own actions as Master Servicer or Special Servicer) or the Depositor;

(ix)Neither the Trustee nor the Certificate Administrator shall in any way be liable by reason of any insufficiency in the Trust Fund unless it is determined by a court of competent jurisdiction that the Trustee’s or Certificate Administrator’s, as applicable, negligence or willful misconduct was the primary cause of such insufficiency;

(x)In no event shall the Trustee or the Certificate Administrator be liable for any failure or delay in the performance of its obligations hereunder due to force majeure or acts of God; provided that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct;

(xi)Except as otherwise expressly set forth in this Agreement, Wells Fargo Bank, National Association acting in any particular capacity hereunder will not be deemed to be imputed with knowledge of (a) Wells Fargo Bank, National Association acting in a capacity that is unrelated to the transactions contemplated by this Agreement, or (b) Wells Fargo Bank, National Association acting in any other capacity hereunder, except, in the case of either clause (a) or clause (b), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Wells Fargo Bank, National Association or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Responsible Officers provided, however, the knowledge of the employees performing special servicing functions shall not be imputed to employees performing master servicing functions and the knowledge of employees performing master servicing functions shall not be imputed to employees performing special servicing functions;

(xii)Nothing herein shall require the Trustee or the Certificate Administrator to act in any manner that is contrary to applicable law; and

(xiii)Nothing herein shall be construed as an obligation for any party to this Agreement to advise a Certificateholder with respect to its rights and protections relative to the Trust.

The Certificate Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Certificate Administrator, as the case may be, in each capacity for which it serves hereunder (including, without limitation, as Custodian, Certificate Registrar, 17g-5 Information Provider and Authenticating Agent).

Section 8.03Trustee and Certificate Administrator Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans. The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Certificate Administrator in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee or the Certificate Administrator assume no responsibility for their correctness. Neither the Trustee nor the Certificate Administrator makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Certificate Administrator set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or in the case of the Trustee, the Certificate Administrator. The Trustee and the Certificate Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee or the Certificate Administrator, in good faith, pursuant to this Agreement.

Section 8.04Trustee or Certificate Administrator May Own Certificates. The Trustee or the Certificate Administrator, each in its individual capacity, not as Trustee or Certificate Administrator, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer or the Placement Agent in banking transactions, with the same rights it would have if it were not Trustee or the Certificate Administrator.

Section 8.05Fees and Expenses of Trustee and Certificate Administrator; Indemnification of Trustee and Certificate Administrator. (a)  As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee, and the Certificate Administrator will be paid the Certificate Administrator Fee equal to the Certificate Administrator’s portion of one month’s interest at the Certificate Administrator Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Trustee Fee and Certificate Administrator Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis. As to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan), the Certificate Administrator shall pay to the Trustee monthly the Trustee Fee from the Certificate Administrator Fee, which Certificate Administrator Fee shall accrue from time to time at the Certificate Administrator Fee Rate and the Certificate Administrator Fee shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers, rights and duties of the Trustee hereunder, except for the reimbursement of expenses specifically provided for herein. The Certificate Administrator Fee shall constitute the Certificate Administrator’s sole form of compensation for the exercise and performance of its powers and duties hereunder, except for the reimbursement of expenses specifically provided for herein. No Trustee Fee or Certificate Administrator Fee shall be payable with respect to any Companion Loan.

(b)The Trustee, the Certificate Administrator (in each case, including in its capacity as Custodian and in its individual capacity) and any director, officer, employee, representative or agent of the Trustee and the Certificate Administrator, respectively, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Collection Account or the Lower-Tier REMIC Distribution Account, as applicable, from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor master servicer or successor special servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Certificate Administrator, respectively, relating to its enforcement of its indemnification under this Agreement or relating to the exercise and performance of any of the powers, rights and duties of the Trustee or the Certificate Administrator, respectively, hereunder; provided, however, that none of the Trustee or the Certificate Administrator, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Certificate Administrator, respectively, in the normal course of the Trustee or the Certificate Administrator, respectively, performing its duties in accordance with any of the provisions hereof, which are not “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s or the Certificate Administrator’s, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee specified in Section 8.12 or the Certificate Administrator specified in Section 8.14, respectively, made herein. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Certificate Administrator, respectively, and appointment of a successor thereto. The foregoing indemnity shall also apply to the Certificate Administrator in all of its capacities hereunder, including Custodian, Certificate Registrar and Authenticating Agent.

(c)Each of the Certificate Administrator, Master Servicer and Special Servicer shall indemnify and hold harmless the Depositor (and, with respect to Certificate Administrator, the Mortgage Loan Seller) from and against any claims, disputes, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor (and, with respect to the Certificate Administrator, the Mortgage Loan Seller or its Affiliates) pursuant to a third party claim under the Securities Act, the Exchange Act or otherwise that arise out of or are based upon (A)(i) with respect to the Certificate Administrator, a breach by the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to make information available to a Privileged Person that is an NRSRO, of its obligations under this Agreement or (ii) negligence, bad faith or willful misconduct on the part of the Certificate Administrator, in its capacity as 17g-5 Information Provider or in any other capacity in which the Certificate Administrator is required to make information available to a Privileged Person that is an NRSRO, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement or (B) with respect to the Master Servicer and Special Servicer, severally and not jointly (i) a breach by the Master Servicer or Special Servicer, as applicable, of any of its obligations to deliver information to the 17g-5 Information Provider as set forth in this Agreement, including Section 3.07(a), Section 3.08, Section 3.09(e), Section 3.12, Section 3.17(c), Section 3.18(g), Section 11.09, Section 11.10 and Section 11.11 or (ii) a breach by the Master Servicer or Special Servicer, as applicable, of any of its obligations set forth in Sections 3.15(d), (g) and (i).

Section 8.06Eligibility Requirements for Trustee and Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the Trustee, shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least “A” by DBRS Morningstar and “A” by Fitch; provided that the Trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by Fitch and “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “F1” by Fitch and “R-1(low)” by DBRS Morningstar and (c) the Master Servicer maintains a rating of at least “A+” by Fitch and “A” by DBRS Morningstar; provided, further, that if any such institution is not rated by DBRS Morningstar, such institution maintains an equivalent (or higher) rating by any two other NRSROs, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Certificate Administrator administers the Trust REMICs in which the Trustee’s office is located is in a state or local jurisdiction that imposes a tax on the Trust on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Certificate Administrator or the Trustee, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Trust REMICs from a state and local jurisdiction that does not impose such a tax.

Section 8.07Resignation and Removal of the Trustee and Certificate Administrator. (a)  The Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving not less than sixty (60) days’ prior written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, 17g-5 Information Provider and all Certificateholders. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.15(b) and provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall promptly post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.15(c). Upon receiving such notice of resignation, the Depositor shall use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Certificate Administrator and to the successor trustee or certificate administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Certificate Administrator or the Trustee, as applicable, by the Depositor. In the event of a resignation pursuant to this Section 8.07(a), the resigning Trustee or Certificate Administrator, as the case may be, must pay all costs and expenses associated with the transfer of its responsibilities. If no successor trustee or certificate administrator shall have been so appointed and have accepted appointment within ninety (90) days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or certificate administrator, as applicable, and any expenses associated with such petition shall be an expense of the Trust.

(b)If at any time the Trustee or Certificate Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 (and in the case of the Certificate Administrator, Section 5.08) and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Certificate Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Certificate Administrator (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s or Certificate Administrator’s, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five (5) days, or if the Certificate Administrator fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Certificate Administrator so removed and to the successor trustee or certificate administrator in the case of the removal of the Trustee or Certificate Administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee or certificate administrator has accepted an appointment within ninety (90) days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition shall be an expense of the Trust. In the event of any such termination with cause pursuant to this Section 8.07(b), the successor trustee or certificate administrator, as applicable, shall be responsible for all costs and expenses necessary to effect the transfer of responsibilities from its predecessor.

(c)The Holders of Certificates entitled to at least 50% of the Voting Rights may at any time upon thirty (30) days’ prior written notice, with or without cause, remove the Trustee or Certificate Administrator and appoint a successor trustee or certificate administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Certificate Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer. In the event of any such termination without cause pursuant to this Section 8.07(c), the successor trustee or certificate administrator, as applicable, shall be responsible for all costs and expenses necessary to effect the transfer of responsibilities from its predecessor.

(d)Any resignation or removal of the Trustee or Certificate Administrator and appointment of a successor trustee or certificate administrator pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or certificate administrator as provided in Section 8.08.

If the same party is acting as Trustee and Certificate Administrator pursuant to this Agreement, any removal of either such party in its capacity as Trustee or Certificate Administrator, as applicable, shall also result in such party’s removal in its capacity as Trustee or Certificate Administrator, as applicable, and the Depositor shall appoint a successor certificate administrator and a successor trustee, in each instance meeting the eligibility requirements set forth hereunder.

Upon any succession of the Trustee or Certificate Administrator under this Agreement, the predecessor Trustee or Certificate Administrator shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances). No Trustee or Certificate Administrator shall be personally liable for any action or omission of any successor trustee or certificate administrator.

(e)Upon the resignation, assignment, merger, consolidation, or transfer of the Trustee or its business to a successor, or upon the termination of the Trustee, (a) the outgoing Trustee shall (i) endorse the original executed Mortgage Note for each Mortgage Loan (to the extent that the original executed Mortgage Note for each Mortgage Loan was endorsed to the outgoing trustee), without recourse, representation or warranty, express or implied, to the order of the successor, as trustee for the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2 or in blank, and (ii) in the case of the other assignable Mortgage Loan documents (to the extent such other Mortgage Loan documents were assigned to the outgoing trustee), assign such Mortgage Loan documents to such successor, and such successor shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsement and assignment has been made; (b) if any original executed Mortgage Note for a Mortgage Loan was not endorsed to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Note to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor trustee to ensure that such Mortgage Note is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the beneficial owners of Arbor Multifamily Mortgage Securities Trust 2021-MF2 or in blank; provided, however, that, notwithstanding anything to the contrary herein, to the extent any such endorsement of such Mortgage Note requires the signature of the Mortgage Loan Seller in order to comply with the foregoing, then the Master Servicer shall use reasonable efforts to cause the Mortgage Loan Seller to execute such endorsement; (c) if any other assignable Mortgage Loan document was not assigned to the outgoing trustee, the Custodian shall, upon its receipt of a Request for Release, deliver such Mortgage Loan document to the Depositor or the successor trustee, as requested, and the Master Servicer and the Depositor shall cooperate with any successor trustee to ensure that such Mortgage Loan document is assigned to such successor trustee; and (d) in any case, such successor trustee shall review the documents delivered to it or to the Custodian with respect to each Mortgage Loan, and certify in writing that, as to each Mortgage Loan then subject to this Agreement, such endorsements and assignments have been made or, in the event such endorsement or assignment cannot be made for any reason, to note the same in such certification.

Section 8.08Successor Trustee or Certificate Administrator. (a)  Any successor trustee or certificate administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or Certificate Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator shall become effective and such successor trustee or certificate administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian’s option shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

(b)No successor trustee or successor certificate administrator shall, as applicable, accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor certificate administrator, as applicable, shall be eligible under the provisions of Section 8.06.

(c)Upon acceptance of appointment by a successor trustee or successor certificate administrator as provided in this Section 8.08, the Master Servicer shall deliver notice of the succession of such Trustee or Certificate Administrator, as applicable, to the Depositor and the Certificateholders. If the Master Servicer fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee or successor certificate administrator, as applicable, such successor trustee or successor certificate administrator shall cause such notice to be delivered at the expense of the Master Servicer.

Section 8.09Merger or Consolidation of Trustee or Certificate Administrator. Any Person into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Certificate Administrator shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder; provided that, in the case of the Trustee, such successor person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Certificate Administrator shall post such notice to the Certificate Administrator’s Website in accordance with Section 3.15(b) and shall provide notice of such event to the Master Servicer, the Special Servicer, the Depositor and the 17g-5 Information Provider, which shall post such notice to the 17g-5 Information Provider’s Website in accordance with Section 3.15(c).

Section 8.10Appointment of Co-Trustee or Separate Trustee. (a)  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located or for enforcement actions or where a conflict of interest exists, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. All co-trustee fees shall be payable out of the Trust Fund.

(b)In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

Section 8.11Appointment of Custodians. The Certificate Administrator is hereby appointed as the Custodian to hold all or a portion of the Mortgage Files. The Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Mortgage Files directly by the Certificate Administrator. Upon termination or resignation of the Custodian, the Certificate Administrator may appoint another Custodian meeting the foregoing requirements. The appointment of one or more

Custodians by the Certificate Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of any Custodian other than the initial Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions, or may self-insure.

Section 8.12Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, each Serviced Companion Noteholder and the Certificate Administrator for the benefit of the Certificateholders, as of the Closing Date, that:

(i)The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America;

(ii)The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

(vi)No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

(vii)No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

Section 8.13Provision of Information to Certificate Administrator, Master Servicer and Special Servicer. The Master Servicer shall promptly, upon request, provide the Special Servicer and the Certificate Administrator with notice of any change in the identity and/or contact information of any Serviced Companion Noteholder (to the extent it receives written notice of such change). The Certificate Administrator, Master Servicer and Special Servicer may each conclusively rely on the information provided to them regarding identity and/or contact information regarding any Serviced Companion Noteholder, and the Certificate Administrator, Master Servicer and Special Servicer, as applicable, shall have no liability for notices not sent to the correct Serviced Companion Noteholders or any obligation to determine the identity and/or contact information of the Serviced Companion Noteholders to the extent updated or correct information regarding the holders of any of the Serviced Companion Noteholders or the most recent identity and/or contact information regarding any of the Serviced Companion Noteholders has not been provided to the Certificate Administrator, Master Servicer or Special Servicer, as applicable.

Section 8.14Representations and Warranties of the Certificate Administrator. The Certificate Administrator hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, each Serviced Companion Noteholder, and the Trustee, for the benefit of the Certificateholders, as of the Closing Date, that:

(i)The Certificate Administrator is a national banking association duly organized under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

(ii)The execution and delivery of this Agreement by the Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)The Certificate Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator;

(vi)No litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator; and

(vii)No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Certificate Administrator, or compliance by the Certificate Administrator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Certificate Administrator of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Certificate Administrator to perform its obligations hereunder.

Section 8.15Compliance with the PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Laws”), each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as applicable. Accordingly, each of the parties to this Agreement agrees to provide to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, upon its respective reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer to comply with Applicable Laws.

[End of Article VIII]

ARTICLE IX

TERMINATION

Section 9.01Termination upon Repurchase or Liquidation of All Mortgage Loans. Subject to this Section 9.01 and Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Certificate Administrator (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth and the indemnification rights and obligations of the parties hereto), the Depositor, the Master Servicer, the Special Servicer and the Trustee, shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Certificate Administrator and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject hereto, (ii) the purchase or other liquidation by the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, of all the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of the Trust’s portion of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding) (which approval shall be deemed given unless more than 50% of such Certificateholders object within twenty (20) days of receipt of notice thereof), (3) the reasonable out-of-pocket expenses of the Master Servicer with respect to such termination, unless the Master Servicer is the purchaser of such Mortgage Loans and (4) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, minus (b) solely in the case where the Master Servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding and payable solely to the Master Servicer (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) or (iii) so long as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates are no longer outstanding, the voluntary exchange by the Sole Certificateholder of all the outstanding Certificates (other than the Class R Certificates) for the remaining Mortgage Loans and REO Properties in the Trust Fund pursuant to the terms of the immediately succeeding paragraph; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof. Upon termination of the Trust pursuant to clause (i) of the immediately preceding sentence, the Custodian shall release or cause to be released to the Master

Servicer, at the address provided in Section 11.05 of this Agreement or to such other address designated by the Master Servicer in writing, any Mortgage Files remaining in its possession.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates are retired (and provided that there is only one Holder (or multiple Holders acting in unanimity) of the then outstanding Certificates (other than the Class R Certificates)), the Sole Certificateholder shall have the right, with the consent of the Master Servicer, to exchange all of its Certificates (other than the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than sixty (60) days prior to the anticipated date of exchange. In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class R Certificates) for all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator hereunder through the date of the liquidation of the Trust that may be withdrawn from the Collection Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier REMIC Distribution Account on the Master Servicer Remittance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Collection Account pursuant to the first paragraph of Section 3.04(b) (provided, however, that if a Serviced Whole Loan is secured by REO Property, the portion of the above-described purchase price allocable to such Trust’s portion of REO Property shall initially be deposited into the related REO Account). Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class R Certificates) on the applicable Distribution Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust shall be liquidated in accordance with Section 9.02. Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of the Principal Balance Certificates, plus accrued, unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributable in respect of such Certificates and Related Lower-Tier Regular Interests.

The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related Serviced Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

The Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust’s portion of each REO Property remaining in the Trust Fund as contemplated by clause (ii) of the first paragraph of this Section 9.01 by giving written notice to the Trustee, the Certificate Administrator, and the other parties hereto no later than sixty (60) days prior to the anticipated date of purchase; provided, however, that the Special Servicer, the Master Servicer, or the Holders of the Class R Certificates may so elect to purchase all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the portion of any REO Loans held by the Trust is less than 1.0% of the aggregate Cut-off Date Balance of the Mortgage Loans as set forth in the Preliminary Statement. This purchase shall terminate the Trust and retire the then-outstanding Certificates. In the event that the Master Servicer or the Special Servicer purchases or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Master Servicer, the Special Servicer or the Holders of the Class R Certificates, as applicable, shall deposit in the Lower-Tier REMIC Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Lower-Tier REMIC Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits and payments have been made, the Custodian shall release or cause to be released to the Master Servicer, the Special Servicer or the Holders of the Class R Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Holders of the Class R Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

For purposes of this Section 9.01, the Special Servicer shall have the first option to terminate the Upper-Tier REMIC and Lower-Tier REMIC, then the Master Servicer, and then the Holders of the Class R Certificates.

Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Certificate Administrator by letter to the Certificateholders, each Serviced Companion Noteholder and the 17g-5 Information Provider in accordance with the provisions of Section 3.15(c) (who shall promptly post a copy of such additional notice on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)) and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable to the Regular Certificates pursuant to Section 4.01(e) to the Upper-Tier REMIC Distribution Account, in each case pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) such Certificateholder’s Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier REMIC Distribution Account that are allocable to payments on the Class of Certificates so presented, (ii) any remaining amounts of Prepayment Premiums and Yield Maintenance Charges distributable to the Holders of the Class X-A, Class X-B and Class X-D Certificates pursuant to Section 4.01(e), and (iii) any remaining amount shall be distributed to the Class R Certificates in respect of the Class LR Interest or the Class UR Interest, as applicable. Amounts transferred from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account as of the final Distribution Date, shall be distributed in termination and liquidation of the Lower-Tier Regular Interests and the Class LR Interest in accordance with Sections 4.01(a), 4.01(c), 4.01(d) and Section 4.01(e). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(h).

Section 9.02Additional Termination Requirements. In the event the Master Servicer or the Special Servicer purchases or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust’s portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Upper-Tier REMIC and Lower-Tier REMIC shall be terminated in accordance with the following additional requirements, which meet the definition of a “qualified liquidation” in Section 860F(a)(4) of the Code:

(i)the Certificate Administrator shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the related Trust REMICs’ final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

(ii)during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Certificate Administrator on behalf of the Trustee shall sell all of the assets of the related Trust REMICs to the Master Servicer, the Special Servicer or the Holders of the Class R Certificates, as applicable, for cash; and

(iii)within such 90-day liquidation period and immediately following the making of the final payment on the Lower-Tier Regular Interests and the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates in respect of the Class LR Interest (in the case of the Lower-Tier REMIC) and in respect of the Class UR Interest (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust (if applicable) or the related Trust REMIC(s) shall terminate at that time.

[End of Article IX]

ARTICLE X

ADDITIONAL REMIC PROVISIONS

Section 10.01REMIC Administration. (a)  The Certificate Administrator shall make elections or cause elections to be made to treat each Trust REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law. Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Lower-Tier Regular Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as a class of “regular interests” (and, in the case of the Class F-RR Certificates, two classes of “regular interests”) and the Class UR Interest shall be designated as the sole class of “residual interests” in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Lower-Tier Regular Interests shall be designated as a class of “regular interests” and the Class LR Interest shall be designated as the sole class of “residual interests” in the Lower-Tier REMIC. None of the Special Servicer, the Master Servicer or the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any Trust REMIC other than the foregoing interests.

(b)The Closing Date is hereby designated as the “startup day” (“Startup Day”) of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)The Certificate Administrator shall act on behalf of each Trust REMIC in relation to any tax matter or controversy involving either such REMIC and shall represent each such REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys’ or accountants’ fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust and the Certificate Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Collection Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Certificate Administrator’s willful misconduct, bad faith or negligence. The Holders of the Class R Certificates agree that the Certificate Administrator shall be designated as the “partnership representative” (within the meaning of section 6223 of the Code) of each Trust REMIC. By their acceptance thereof, the Holders of the Class R Certificates hereby agree to such appointment and designation.

(d)The Certificate Administrator shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each Trust REMIC created hereunder, and shall cause the Trustee to sign (and the Trustee shall timely sign) such Tax Returns in a timely manner. The ordinary expenses of preparing such returns shall be borne by the Certificate Administrator without any right of reimbursement therefor.

(e)The Certificate Administrator shall provide or cause to be provided (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an agent thereof, to such agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service a Form 8811, within thirty (30) days after the Closing Date. The Certificate Administrator shall prepare, and the Trustee shall sign, the Form 8811.

(f)The Certificate Administrator shall take such actions and shall cause the Trust to take such actions as are reasonably within the Certificate Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions and the Trustee shall assist the Certificate Administrator to the extent reasonably requested by the Certificate Administrator to do so. Neither the Master Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”) (either such event, an “Adverse REMIC Event”) unless the Certificate Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Certificate Administrator determines that taking such action is in the best interest of the Trust and the Certificateholders, at the expense of the Trust, but in no event at the expense of the Certificate Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the Trust or any Trust REMIC created hereunder, cause the loss of such status or, unless the Certificate Administrator determines in its sole discretion to indemnify the Trust against such tax, result in the imposition of such a tax (not including a tax on “net income from foreclosure property”). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Certificate Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Certificate Administrator or the Trustee. At all times as may be required by the Code, the Certificate Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each Trust REMIC as

“qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on any Trust REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any “net income from foreclosure property” pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Certificate Administrator in writing), and shall remit to the Master Servicer such reserved amounts as the Master Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Master Servicer shall withdraw from the Collection Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by any Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any “prohibited transaction” under Section 860F(a) of the Code or the amount of any taxable contribution to any Trust REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of “net income from foreclosure property”) is paid to the Internal Revenue Service or applicable state or local tax authorities, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of Class R Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier Regular Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Realized Losses arising therefrom and then to the Holders of the Class R Certificates in respect of the Class LR Interest in the manner specified in Section 4.01(c) and (y) in the case of the Upper-Tier REMIC, to the Holders of the Principal Balance Certificates in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Realized Losses arising therefrom and then to the Holders of the Class R Certificates in respect of the Class UR Interest. None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer shall be responsible for any taxes imposed on any Trust REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misconduct, bad faith, or negligence by such party.

(h)The Certificate Administrator shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each Trust REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)Following the Startup Day, neither the Certificate Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC unless the Certificate Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such Trust REMIC will not cause an Adverse REMIC Event to occur.

(j)Neither the Certificate Administrator nor the Trustee shall enter into any arrangement by which the Trust or any Trust REMIC will receive a fee or other compensation for services nor permit the Trust or any Trust REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” by which the Certificate Balance or Notional Amount of each Class of Regular Certificates and by which the Lower-Tier Principal Amount of each Class of Lower-Tier Regular Interests would be reduced to zero is the date that is the Rated Final Distribution Date.

(l)None of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust, (iii) the termination of the Trust pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or Article III of this Agreement) or acquire any assets for the Trust or any Trust REMIC or sell or dispose of any investments in the Collection Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) unless the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust against such tax, cause the Trust or any Trust REMIC to be subject to a tax on “prohibited transactions” pursuant to the REMIC Provisions.

(m)The Certificate Administrator’s authority under this Agreement includes the authority to make, and the Certificate Administrator is hereby directed to make, any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provisions) to any Trust REMIC and (ii) to avoid payment by any Trust REMIC under Section 6225 of the Code (or successor provisions) of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any Holder of Class R Certificates, past or present. Each Holder of Class R Certificates agrees, by acquiring such Certificate, to any such elections.

Section 10.02Use of Agents. (a)  The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office (including, as applicable, any agents or affiliates utilized thereby). The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents, affiliates or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents, affiliates or attorneys.

(b)The Certificate Administrator may execute any of its obligations and duties under this Article X either directly or by or through agents, affiliates or attorneys. The Certificate Administrator shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents, affiliates or attorneys.

Section 10.03Depositor, Master Servicer and Special Servicer to Cooperate with Certificate Administrator. (a)  The Depositor shall provide or cause to be provided to the Certificate Administrator within ten (10) days after the Depositor receives a request from the Certificate Administrator, all information or data that the Certificate Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

(b)The Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust and as shall be reasonably requested by the Certificate Administrator in order to enable it to perform its duties hereunder.

Section 10.04Appointment of REMIC Administrators. (a)  The Certificate Administrator may appoint at the Certificate Administrator’s expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Certificate Administrator in performing the functions set forth in Section 10.01 herein. The Certificate Administrator shall cause any such REMIC Administrator to execute and deliver to the Certificate Administrator an instrument in which REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Certificate Administrator and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. If Wells Fargo Bank, National Association is removed as Certificate Administrator, then Wells Fargo Bank, National Association shall be terminated as REMIC Administrator.

(b)Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the REMIC Administrator.

(c)Any REMIC Administrator may at any time resign by giving at least thirty (30) days’ advance written notice of resignation to the Trustee, the Certificate Registrar, the Certificate Administrator, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Certificate Administrator may appoint a successor REMIC Administrator, in which case the Certificate Administrator shall give written notice of such appointment to the Master Servicer, the Trustee and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

[End of Article X]

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01Amendment. (a)  This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Companion Holders:

(i)to correct any defect or ambiguity in this Agreement in order to address any manifest error in any provision of this Agreement;

(ii)to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular (or in an offering document for any related certificates) with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust or any Trust REMIC; provided that the Trustee and the Certificate Administrator have received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder or Companion Holder;

(v)to modify, eliminate or add to the provisions of Section 5.03(o) or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust, any Trust REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Disqualified Non-U.S. Tax Person;

(vi)to revise or add any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25);

(vii)to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25); provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an Opinion of Counsel;

(viii)to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer and the Trustee determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered a Rating Agency Confirmation and, with regard to any class of Serviced Companion Loan Securities, the applicable rating agencies have delivered a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating

Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25);

(ix)to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Certificate Administrator shall give notice of any such amendment to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website pursuant to Section 3.15(c) and the Certificate Administrator shall post such notice to the Certificate Administrator’s Website;

(x)to modify, eliminate or add to any provisions of this Agreement (i) to such extent as would be necessary to comply with the requirements of the Risk Retention Rule as evidenced by an Opinion of Counsel or (ii) in the event the Risk Retention Rule or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an Opinion of Counsel; or

(xi)to modify, eliminate or add to any provisions of this Agreement to such extent as would be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

Notwithstanding the foregoing, no such amendment (A) may change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under any Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of the Mortgage Loan Seller or (B) may materially and adversely affect the holders of a Companion Loan without such Companion Holder’s consent.

(b)This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than a majority of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a Certificate of any class without the consent of the Holder of the Certificate or which are required to be distributed to a Companion Holder without the consent of such Companion Holder; or

(ii)reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment or remove the requirement to obtain consent of any Companion Holder, in any such case without the consent of the

Holders of all Certificates of such Class then-outstanding or such Companion Holders, as applicable; or

(iii)adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)change in any manner any defined term used in any Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under such Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of the Mortgage Loan Seller; or

(v)amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25) and, if required under the related Intercreditor Agreement, the consent of the holder of any AB Subordinate Companion Loan for each Serviced AB Whole Loan.

(c)Notwithstanding the foregoing, none of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust’s expense) to the effect that such amendment is permitted hereunder, that all conditions precedent have been satisfied and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund or any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code. Furthermore, no amendment to this Agreement may be made that changes any provisions specifically required to be included in this Agreement by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan(s).

(d)Promptly after the execution of any amendment to this Agreement, the Certificate Administrator shall post a copy of the same to the Certificate Administrator’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.15(b) and Section 3.15(c), as applicable, and thereafter, the Certificate Administrator shall furnish a written notification of the substance of such amendment to each Certificateholder and each Serviced Companion Noteholder, the Depositor, the Master Servicer, the Special Servicer, the Placement Agent and the Rating Agencies.

(e)It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

(f)The Trustee and the Certificate Administrator shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

(g)The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) and the cost of any amendment entered into hereunder shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Certificate Administrator or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Collection Account.

(h)The Servicing Standard shall not be amended unless each Rating Agency provides Rating Agency Confirmation and, with respect to any class of Serviced Companion Loan Securities, the applicable rating agencies provide a confirmation that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the Certificates pursuant to Section 3.25).

(i)To the extent the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Depositor obtains an Opinion of Counsel as provided for in Section 11.01(c) in connection with executing any amendment to this Agreement, such party shall be deemed not to have acted negligently in connection with entering into such amendment for purposes of availing itself of any indemnity provided to such party under this Agreement.

(j)Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

Section 11.02Recordation of Agreement; Counterparts. (a)  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Certificate Administrator at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

(c)The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee’s place of business, the costs of which, if any, to be at the Trustee’s expense.

Section 11.03Limitation on Rights of Certificateholders. (a)  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Intercreditor Agreement, any Mortgage Loan, or with respect to the Certificates, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Certificate Administrator a written notice of default, and of the continuance thereof, as herein before provided, or of the need to institute such suit, action or proceeding on behalf of the Trust and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 50% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of such indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement or the Certificates to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement or the Certificates, except in the manner herein or therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR

OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.05Notices. (a)  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission (other than with respect to the Depositor or Mortgage Loan Seller) or mailed by registered mail, postage prepaid (except for notices to the Mortgage Loan Seller, the Master Servicer the Certificate Administrator and the Trustee which shall be deemed to have been duly given only when received), to:

In the case of the Depositor:

Arbor Private Label Depositor, LLC
333 Earle Ovington Boulevard, 9th Floor
Uniondale, New York 11553
Attention: Gene Kilgore
Email: GKilgore@arbor.com

In the case of the Risk Retention Consultation Party:

Arbor Private Label, LLC
333 Earle Ovington Boulevard, 9th Floor
Uniondale, New York 11553
Attention: Gene Kilgore
Email: GKilgore@arbor.com

In the case of the Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street
Building 82, Suite 300
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Telecopy number: 1-888-706-3565
Email: NoticeAdmin@midlandls.com (and solely with respect to notices under Section 4.07, with a copy to AskMidland@midlandls.com)

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
E-mail: kenda.tomes@stinson.com;

In the case of the Certificate Administrator and Trustee:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS)
Arbor Multifamily Mortgage Securities Trust 2021-MF2

with a copy to:

Telecopy Number: (410) 715-2380
E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to
trustadministrationgroup@wellsfargo.com, except as otherwise set forth herein

In the case of the surrender, transfer or exchange for Certificates to the Certificate
Registrar other than the Risk Retention Certificates:

Wells Fargo Center
600 South 4th Street, 7th Floor
MAC: N9300-070
Minneapolis, Minnesota 55415
Attention: Certificate Transfer Services (CMBS): AMMST 2021-MF2

In the case of a release, transfer or surrender of the Risk Retention Certificates to the Certificate Administrator:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody – AMMST 2021-MF2

with a copy to:

riskretentioncustody@wellsfargo.com

In the case of the Custodian:

Wells Fargo Bank, National Association
1055 10th Ave SE
Minneapolis, Minnesota 55414
Attn: Document Custody Group: AMMST 2021-MF2

with a copy to:

Email: cmbscustody@wellsfargo.com

In the case of the Mortgage Loan Seller:

Arbor Private Label, LLC
333 Earle Ovington Boulevard, 9th Floor
Uniondale, New York 11553
Attention: Gene Kilgore
Email: GKilgore@arbor.com

In the case of any mezzanine lender:

The address set forth in the related Intercreditor Agreement.

To each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(b)Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.15(c) to the Rating Agencies at the address listed below, promptly following the occurrence thereof. The Master Servicer or Special Servicer, as applicable, the Certificate Administrator, and Trustee also shall furnish such other information regarding the Trust as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.15(c); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute a Servicer Termination Event, as the case may be, under this Agreement. Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following addresses:

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Backed Securities Surveillance
Facsimile No.: (212) 635-0295
E-mail: info.cmbs@fitchratings.com

DBRS Morningstar
22 West Washington, CMBS 9th FL
Chicago, IL 60602
Email: cmbs.surveillance@morningstar.com

Section 11.06Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07Grant of a Security Interest. The Depositor intends that the conveyance of the Depositor’s right, title and interest in, to and under the Conveyed Property pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Conveyed Property and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a UCC Financing Statements in all appropriate locations promptly following the initial issuance of the Certificates to reflect the assignments made by the Mortgage Loan Seller to the Depositor (and the Trustee) and by the Depositor to the Trustee (copies of which shall be delivered no later than ten (10) days following the Closing Date), and the Certificate Administrator shall, at the expense of the Depositor (to the extent reasonable) but in no event at the expense of the Trust, prepare and file continuation statements with respect thereto, in each case in the six-month period prior to every fifth anniversary of the date of the initial UCC Financing Statement. The Depositor shall cooperate in a reasonable manner with the Certificate Administrator in the preparation and filing of such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 11.08Successors and Assigns; Third Party Beneficiaries. (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders, subject to Section 11.03. The Mortgage Loan Seller (and its respective agents), each Companion Holder (and its respective agents) and each Placement Agent is an intended third-party beneficiary to this Agreement in respect of the respective rights afforded it hereunder. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

(b)Each Serviced Companion Noteholder shall be a third-party beneficiary to this Agreement in respect to the rights afforded it hereunder. Each of the Other Servicers and the Other Trustees shall be a third-party beneficiary to this Agreement in respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Servicer and Other Trustee, and any provisions regarding reimbursement or advances or interest thereon to such Other Servicer or Other Trustee.

(c)Each of the applicable Non-Serviced Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer and any Non-Serviced Trust holding a related

Non-Serviced Companion Loan, shall be a third-party beneficiary to this Agreement in respect to its rights as specifically provided for herein and under the applicable Non-Serviced Intercreditor Agreement.

Section 11.09Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.10Notices to the Rating Agencies. (a)  The Certificate Administrator shall use reasonable efforts promptly to provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), (and the related 17g-5 information provider for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each of the following of which it has actual knowledge:

(i)any material change or amendment to this Agreement;

(ii)the occurrence of a Servicer Termination Event that has not been cured;

(iii)the resignation or termination of the Certificate Administrator, the Master Servicer or the Special Servicer; and

(iv)the repurchase or substitution of Mortgage Loans by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement.

(b)The Master Servicer shall use reasonable efforts to promptly provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), with respect to each of the following of which it has actual knowledge:

(i)the resignation or removal of the Trustee or the Certificate Administrator;

(ii)any change in the location of the Collection Account;

(iii)any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

(iv)any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

(v)any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans and (2) $35,000,000;

(vi)any material damage to any Mortgaged Property;

(vii)any assumption with respect to a Mortgage Loan; and

(viii)any release or substitution of any Mortgaged Property.

(c)The Certificate Administrator shall promptly furnish notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

(d)The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, as applicable, shall furnish to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to each Rating Agency (and any rating agency for any class of Serviced Companion Loan Securities to the extent applicable to any Serviced Whole Loan) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) such information as any Rating Agency shall reasonably request and which the Trustee, the Certificate Administrator, the Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents. The Trustee, the Certificate Administrator, the Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information. Notwithstanding anything to the contrary herein, nothing in this Section 11.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items. In connection with the delivery by the Master Servicer or Special Servicer to the 17g-5 Information Provider of any information, report, notice or document for posting to the 17g-5 Information Provider’s Website, the 17g-5 Information Provider shall notify the Master Servicer or Special Servicer when such information, report, notice or document has been posted. The Master Servicer or Special Servicer, as applicable, may, but shall not be obligated to send such information, report, notice or document to the applicable Rating Agency so long as such information, report, notice or document (i) was previously provided to the 17g-5 Information Provider or (ii) is simultaneously provided to the 17g-5 Information Provider.

[End of Article XI]

ARTICLE XII

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 12.01Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XII of this Agreement is, among other things, to facilitate compliance by any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except as expressly required by Sections 12.07, 12.08 and 12.09, the Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the Arbor Multifamily Securities Trust 2021-MF2, Multifamily Mortgage Pass-Through Certificates, Series 2021-MF2, and any Other Securitization subject to Regulation AB that includes a Serviced Companion Loan, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of a Mortgage Loan, reasonably believed by the Depositor or any Other Depositor, as applicable, in good faith to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 12.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements. For purposes of this Article XII, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 12.02Succession; Sub-Servicers; Subcontractors. (a) For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 12.07 of this Agreement), in connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” meeting the criteria contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any such Sub-Servicer, the Master Servicer or Special Servicer, as applicable (depending on whether such succession involves it or one of its Sub-Servicers), shall provide (other than in the case of a succession pursuant to an appointment under Section 7.01 or 7.02, in which case the successor Servicer or successor Special Servicer, as applicable, shall provide) to any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement (and as long as such notice is not given by a successor Servicer or successor Special Servicer appointed under Section 7.01 or 7.02), and otherwise no later than one (1) Business Day after such effective date of succession, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to each such Other Depositor, all information relating to such successor Servicer reasonably requested by any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(b)For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, any Sub-Servicer, the Trustee and the Certificate Administrator (each of the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 12.02(b) and Section 12.02(c), a “Servicing Party”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicing Party shall promptly upon request provide to any Other Depositor as to which the applicable Companion Loan is affected, a written description (in form and substance satisfactory to each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicing Party during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicing Party shall cause any Subcontractor utilized by such Servicing Party that is determined to be a Servicing Function Participant to comply with the provisions of Section 12.08 and Section 12.09 of this Agreement to the same extent as if such Subcontractor were such Servicing Party. Such Servicing Party shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to obtain from such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 12.08 and Section 12.09 of this Agreement, in each case, as and when required to be delivered.

(c)For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicing Party engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicing Party shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicing Party determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, and the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Sub-Servicer and Subservicing Agreement. No Subservicing Agreement (other than such agreements set forth on Exhibit EE hereto) shall be effective until five (5) Business Days after such written notice is received by the Depositor, the Certificate Administrator and each such Other Depositor. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable each Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 12.06 of this Agreement) and shall furnish pursuant to Section 12.06 of this Agreement to each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the related Other Pooling and Servicing Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 12.03Other Securitization’s Filing Obligations. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of each Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with each Other Depositor in connection with the satisfaction of each Other Securitization’s reporting requirements under the Exchange Act.

Section 12.04Form 10-D Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, within one Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) the parties as set forth on Exhibit DD to this Agreement, shall be required to provide to each Other Exchange Act Reporting Party and each Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), in EDGAR-compatible format (to the extent available to such party in such format), or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, and (ii) the parties listed on Exhibit DD to this Agreement shall include with such Additional Form 10-D Disclosure application to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit GG to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit DD to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.

Section 12.05Form 10-K Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2022, (i) the parties listed on Exhibit EE to this Agreement shall be required to provide (and with respect to any Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Exchange

Act Reporting Party and each Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act Reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in house legal department of such party), in EDGAR compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit EE to this Agreement applicable to such party, and (ii) the parties listed on Exhibit EE to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit GG to this Agreement. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit EE to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

Section 12.06Form 8-K Disclosure. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party), within one Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) (using commercially reasonable efforts), but in no event later than the close of business (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit FF to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to each Other Depositor and each Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-compatible format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties, any Form 8-K Disclosure Information described on Exhibit FF to this Agreement as applicable to such party, if applicable, and (ii) the parties listed on Exhibit FF to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit GG. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit FF of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.

Section 12.07Annual Compliance Statements. On or before March 1 of each year, commencing in 2022, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of a Mortgage Loan) and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit X with which it has entered into a servicing relationship with respect to a Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each such Servicing Function Participant and each of the Master Servicer, Special Servicer and the Certificate Administrator, a “Certifying Servicer”) to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 3.15(b)), the Trustee, the Depositor and the Companion Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party), an Officer’s Certificate substantially in the form of Exhibit HH stating, as to the signer thereof, that (A) a review of such Person’s activities during the preceding calendar year or portion thereof and of such Person’s performance under this Agreement or the applicable sub-servicing agreement, as applicable, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Person has fulfilled all its obligations under this Agreement or the applicable sub-servicing agreement, as applicable, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Depositor, the Certificate Administrator and such providing parties. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Servicing Function Participant with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to a Mortgage Loan or a Companion Loan in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each such Certifying Servicer that serviced a Mortgage Loan or a Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered. Copies of all Officer’s Certificates delivered pursuant to this Section 12.07 shall be made available to any Privileged Person by the Certificate Administrator by posting such compliance report to the Certificate Administrator’s Website pursuant to Section 3.15(b).

Section 12.08Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 1 of each year, commencing in 2022, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of a Mortgage Loan) and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall furnish (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit X with which it has entered into a servicing relationship with respect to a Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any Servicing Function Participant, as the case may be, a “Reporting Servicer”) to the Certificate Administrator and the 17g-5 Information Provider (who shall post it to the Certificate Administrator’s Website and the 17g-5 Information Provider’s Website, as applicable, pursuant to Section 3.15(b)), the Trustee, the Depositor and the Companion Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party), a report on an assessment of compliance with the Applicable Servicing Criteria substantially in the form of Exhibit X or such other form provided by such Reporting Servicer that complies in all material respects with the requirements of Item 1122 of Regulation AB that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Applicable Servicing Criteria, (B) a statement that, to the best of such Reporting Servicer’s knowledge, such Reporting Servicer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 12.08 shall be provided to any Certificateholder, upon the written request therefor and submission of an Investor Certification in the form of Exhibit P-1A, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Applicable Servicing Criteria. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of each such report, the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Applicable Servicing Criteria.

(b)On the Closing Date, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator each acknowledge and agree that Exhibit NN to this Agreement sets forth the Applicable Servicing Criteria for such party.

(c)No later than 30 days after the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator shall notify the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, in each case, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator submit its assessments pursuant to Section 12.08(a) of this Agreement, such party will also at such time include the assessment (and related attestation pursuant to Section 12.09) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)In the event the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and such party shall cause (or, if the Servicing Function Participant is a Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause) any Servicing Function Participant engaged by it to provide (and the Master Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant to provide) an annual assessment of compliance pursuant to this Section 12.08, coupled with an attestation as required in Section 12.09 in respect of the period of time that the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator was subject to this Agreement or the period of time that the Servicing Function Participant was subject to such other servicing agreement.

Section 12.09Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in 2022, the Master Servicer, the Special Servicer and, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator and the Trustee (provided, however, that the Trustee shall not be required to deliver an assessment of compliance with respect to any period during which there was no Applicable Servicing Criteria applicable to it), each at its own expense, shall cause (and each such party, (i) with respect to each Servicing Function Participant that is a Sub-Servicer set forth on Exhibit X with which it has entered into a servicing relationship with respect to a Mortgage Loan, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Certificate Administrator (who shall post it to the Certificate Administrator’s Website pursuant to Section 3.15(b)), the Depositor, the Companion Holders (or, in the case of a Companion Loan that is part of an Other Securitization, the applicable Other Depositor and Other Exchange Act Reporting Party) and the 17g-5 Information Provider (who shall post it to the 17g-5 Information Provider’s Website pursuant to Section 3.15(b)), to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Applicable Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Applicable Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each accountant’s attestation report required hereunder shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of all statements delivered pursuant to this Section 12.09 shall be made available to any Privileged Person by the Certificate Administrator posting such statement on the Certificate Administrator’s Website pursuant to Section 3.15(b).

For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant, the Depositor and each Other Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer or, for so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to a Mortgage Loan or any Companion Loan, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Trustee’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing agreement.

Section 12.10Significant Obligor. With respect to any Mortgaged Property that secures a Companion Loan that the applicable Other Depositor has notified the Master Servicer and Special Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (together with notification of the Relevant Distribution Date) with respect to an Other Securitization that includes such Companion Loan, to the extent that the Master Servicer is in receipt of the updated financial statements of such “significant obligor” for any calendar quarter (other than the fourth calendar quarter of any calendar year) from the related borrower or Special Servicer, beginning with the first calendar quarter following receipt of such notice from the Other Depositor, or the updated financial statements of such “significant obligor” for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Master Servicer shall deliver to the Other Depositor, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seven (7) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or seventeen (17) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as calculated by the

Master Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Day prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than seventeen (17) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of the “significant obligor”, together with the net operating income of such “significant obligor” for the applicable period as reported by the related Mortgagor in such financial statements.

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of such “significant obligor” within ten (10) Business Days after the date such financial information is required to be delivered under the Mortgage Loan documents, the Master Servicer shall notify the Other Depositor with respect to such Other Securitization that includes the related Companion Loan (and shall cause each applicable sub-servicing agreement to require any related Sub-Servicer to notify such Other Depositor) that it has not received such financial information. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of such Other Depositor under the Exchange Act) to obtain the periodic financial statements of the related Mortgagor under the related Mortgage Loan documents.

The Master Servicer shall (and shall cause each applicable sub-servicing agreement entered into after receipt of written notice from the Other Depositor that such Companion Loan is a significant obligor to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the borrower related to any such “significant obligor” (identified to it as such by the Other Depositor in accordance with the second preceding paragraph) to obtain the required financial information and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Other Securitization, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization. This Officer’s Certificate should be addressed to the certificate administrator at its corporate trust office, as specified in the related Other Pooling and Servicing Agreement.

Section 12.11Sarbanes-Oxley Backup Certification. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee shall provide (and with respect to any other Servicing Function Participant of such party, shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification with respect to such Other Securitization (the “Certifying Person”) no later than March 1 of the year following the year to which the Form 10-K of such Other Securitization relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit JJ, Exhibit KK, Exhibit LL and Exhibit MM, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 12.11 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 12.12Indemnification. For so long as the other Trust is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such indemnified party arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, of its obligations under this Article XII, (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in the performance of such obligations or (iii) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit X (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless the Depositor, each Other Depositor and any employee, director or officer of the Depositor or any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing agreement, (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations, (iii) any failure by a Servicing Party (as defined in Section 12.02(b)) to identify a Servicing Function Participant pursuant to Section 12.02(b) or (iv) delivery of any Deficient Exchange Act Deliverable regarding such party and delivered by or on behalf of such party.

If the indemnification provided for in, or contemplated by, either of the prior two paragraphs is unavailable or insufficient to hold harmless the Depositor, any Other Depositor or any employee, director or officer of the Depositor or any Other Depositor, then the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article XII (or breach of its obligations under the applicable sub-servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall cause each Servicing Function Participant of such party that is not a Sub-Servicer set forth on Exhibit X (and with respect to any Servicing Function Participant of such party that is a Sub-Servicer set forth on Exhibit X, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 12.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer or the Certificate Administrator.

Section 12.13Amendments. This Article XII may be amended by the parties hereto pursuant to Section 11.1 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 12.14Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor or any Other Depositor may terminate the Certificate Administrator upon five Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article XII; provided that such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment.

Section 12.15Termination of Sub-Servicing Agreements. For so long as any Other Securitization is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement to which it is a party to entitle the Depositor or any Other Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer to any deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article XII and (ii) promptly notify the Depositor and any Other Depositor following any failure of the applicable Sub-Servicer to deliver any Exchange Act reporting items that such Sub-Servicer is required to deliver under Regulation AB or as otherwise contemplated by this Article XII. The Depositor and any Other Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor and any Other Depositor to terminate a Sub-Servicing Agreement as aforesaid shall not limit any right the Master Servicer, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement.

Section 12.16Notification Requirements and Deliveries in Connection with Securitization of a Companion Loan. (a) Any other provision of this Article XII to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article XII, in connection with the requirements contained in this Article XII that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization that includes a Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party (i) until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once and each party shall be entitled to rely on such notice), setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 12.07, Section 12.08 and Section 12.09 of this Agreement, stating that such Other Securitization is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization as to whether applicable law requires the delivery of the items identified in this Article XII to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization prior to providing any of the reports or other information required to be delivered under this Article XII in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article XII with respect to such Other Securitization or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation shall be required in connection with any delivery of the items contemplated by Section 12.07, Section 12.08 and Section 12.09 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization provides a written statement to the effect that the Other Securitization is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization.

(b)Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 12.16(a) above, and subject to a right of the Master Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit the Companion Holders to use such party’s description contained in the Offering Circular (updated as appropriate by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, at the reasonable cost of the Other Depositor) for inclusion in the disclosure materials relating to any securitization of a Companion Loan.

(c)The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 12.16(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 12.16(b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Trustee or the Certificate

Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Offering Circular and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be, and sufficient to comply with Regulation AB). None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Companion Loan if it did not deliver a corresponding item with respect to this Trust.

[End of Article XII]

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

ARBOR PRIVATE LABEL DEPOSITOR,
LLC, Depositor

By:
Name:
Title:

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer

By:
Name:
Title:

MIDLAND LOAN SERVICES, A DIVISION
OF PNC BANK, NATIONAL ASSOCIATION,
Special Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
not in its individual capacity, but solely as
Certificate Administrator

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
not in its individual capacity, but solely as
Trustee

By:
Name:
Title: